Exhibit 10.1

EXECUTION VERSION

$350,000,000

SECOND TERM LOAN AGREEMENT

Dated as of March 28, 2013,

among

OFFSHORE GROUP INVESTMENT LIMITED

and

VANTAGE DELAWARE HOLDINGS, LLC,

as Borrowers,

VANTAGE DRILLING COMPANY AND

CERTAIN SUBSIDIARIES THEREOF PARTY HERETO,

as Guarantors

THE LENDERS PARTY HERETO

CITIBANK, N.A.,

as Administrative Agent,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Collateral Agent,

CITIGROUP GLOBAL MARKETS INC.,

DEUTSCHE BANK SECURITIES INC.,

JEFFERIES FINANCE LLC,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and

RBC CAPITAL MARKETS

as Joint Lead Arrangers and Joint Bookrunning Managers,

JEFFERIES FINANCE LLC and

RBC CAPITAL MARKETS,

as Co-Syndication Agents,

and

DEUTSCHE BANK SECURITIES INC. and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

as Co-Documentation Agents

-i-

(continued)

-ii-

(continued)

		Page

Section 6.13.	Maintenance of Insurance	82

Section 6.14.	Payment of Taxes, etc	82

Section 6.15.	Compliance with Laws	83

Section 6.16.	Operation of Vessels	83

Section 6.17.	After-Acquired Property	83

Section 6.18.	Further Instruments and Acts	84

Section 6.19.	Plan	86

Section 6.20.	Payments for Consent	86

ARTICLE VII	EVENTS OF DEFAULT	86

Section 7.01.	Events of Default	86

Section 7.02.	Acceleration	88

Section 7.03.	Other Remedies	88

Section 7.04.	Waiver of Past Defaults	88

Section 7.05.	Control by Majority	89

ARTICLE VIII	THE AGENTS	89

Section 8.01.	Appointment	89

Section 8.02.	Delegation of Duties	89

Section 8.03.	Exculpatory Provisions	89

Section 8.04.	Reliance by Agents	90

Section 8.05.	Notice of Default	90

Section 8.06.	Non-Reliance on Administrative Agent, Collateral Agent and Other Lenders	90

Section 8.07.	Indemnification	91

Section 8.08.	Agents in Their Individual Capacity	91

Section 8.09.	Successor Agents	91

Section 8.10.	Payments Set Aside	92

Section 8.11.	Administrative Agent May File Proofs of Claim	92

Section 8.12.	Collateral Matters	93

Section 8.13.	Intercreditor Agreements and Collateral Matters	93

Section 8.14.	Withholding Tax	93

Section 8.15.	Authorization of Actions to be Taken by the Pari Passu Collateral Agent Under the Collateral Agreements and the Agents Under the Intercreditor Agreement	93

ARTICLE IX	GUARANTEE	94

Section 9.01.	Guarantee by the Guarantors, etc	94

Section 9.02.	Guarantors’ Obligations Absolute	95

Section 9.03.	Waivers	96

-iii-

(continued)

-iv-

(continued)

-v-

Exhibits and Schedules

Exhibit A	Form of Assignment and Acceptance
Exhibit B	Form of Note
Exhibit C	Form of Interest Period Election Request
Exhibit D-1 – D-4	Form of U.S. Tax Compliance Certificate
Exhibit E	Form of Permitted Loan Purchase Assignment and Acceptance
Exhibit F	Form of Notice of Borrowing
Exhibit G	Form of Annual Compliance Certificate
Exhibit H	Form of Joinder Agreement
Exhibit I-1	Form of Assignment of Insurance – Owner
Exhibit I-2	Form of Assignment of Insurance by Internal Charterers
Exhibit J-1	Form of Assignment of Earnings – Owner
Exhibit J-2	Form of Assignment of Earnings by Internal Charterers
Exhibit K-1	Form of Ship Mortgage - Panama
Exhibit K-2	Form of Ship Mortgage and Deed of Covenants – Bahamas
Exhibit L	Form of Opinion of Bahamian Legal Counsel

Schedule 2.01	Commitments and Lenders
Schedule 3.01	Corporate Status
Schedule 3.03	No Violation - No Conditions
Schedule 3.04	Litigation
Schedule 3.12(A)	Subsidiaries
Schedule 3.12(B)	Capitalization - Liens on Equity Interests
Schedule 3.12(C)	Capitalization - Authorized or Outstanding Interests
Schedule 3.15	Environmental Laws
Schedule 3.19	Permits
Schedule 3.26	Restrictions on Payments of Dividends
Schedule 6.06(h)	Additional Partial Vessel Sale Provisions
Schedule 6.18(d)	Post-Closing Actions

SECOND TERM LOAN AGREEMENT (this “Agreement”), dated as of March 28, 2013, among VANTAGE DRILLING COMPANY, a Cayman Islands exempted company (the “Parent”), OFFSHORE GROUP INVESTMENT LIMITED, a Cayman Islands exempted company (the “Company”), VANTAGE DELAWARE HOLDINGS, LLC, a Delaware limited liability company (“US Borrower” and, together with the Company, the “Borrowers”), the Guarantors (as hereinafter defined), the Lenders (as hereinafter defined) from time to time party hereto and CITIBANK, N.A., as administrative agent for the Lenders, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent for the Lenders.

WHEREAS, it is intended that the Company will issue up to $775,000,000 in aggregate principal amount of New Notes on the Closing Date (as hereinafter defined);

WHEREAS, the Administrative Borrower has requested that on the Closing Date (as hereinafter defined), the Lenders provide Loans to the Borrowers in an aggregate principal amount of $350,000,000;

WHEREAS, the net proceeds of the Loans, together with the net proceeds of the New Notes, will be used on the Closing Date and thereafter (a) to finance the consummation of the Tender Offer and Consent Solicitation and retire all of the 2019 Notes, (b) to pay Transaction Fees and (c) for general corporate purposes;

NOW, THEREFORE, the Lenders are willing to make such Loans to the Borrowers on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“2015 Indenture” means the indenture, dated as of July 30, 2010, of the Company and the Parent (as the same has been and may be further amended, restated, supplemented or otherwise modified from time to time), with the Guarantors (as defined therein), and the noteholder collateral agent named therein pursuant to which the 2015 Notes were issued.

“2015 Notes” means the Company’s 11 1/2% Senior Secured First Lien Notes due 2015 issued under the 2015 Indenture.

“2019 Holders” means the Holders (as defined in the 2019 Indenture) of the 2019 Notes.

“2019 Indenture” means the indenture, dated as of October 25, 2012, of the Company and the Parent (as the same has been and may be further amended, restated, supplemented or otherwise modified from time to time), with the Guarantors (as defined therein), and the 2019 Noteholder Agent pursuant to which the 2019 Notes were issued.

“2019 Indenture Documents” means the 2019 Indenture and any agreement, instrument or other document evidencing or governing any 2019 Note Obligations.

“2019 Noteholder Agent” means Wells Fargo Bank, National Association, and any and all successors thereto, as trustee and collateral agent (together with its successors and permitted assigns) under the 2019 Indenture.

“2019 Note Obligations” means the “Obligations” (as defined in the 2019 Indenture) of the Grantors under the 2019 Indenture, the 2019 Notes, the Collateral Agreements and any other related document or instrument executed and delivered pursuant to any of the foregoing.

“2019 Notes” means the Company’s 7.5% Senior Secured First Lien Notes due 2019 issued under the 2019 Indenture.

“2019 Notes Secured Parties” means, collectively, the 2019 Holders (including the holders of any additional notes subsequently issued under and in compliance with the terms of the 2019 Indenture) and the 2019 Noteholder Agent.

“2019 Trustee” means Wells Fargo Bank, National Association, as trustee (together with its successors and permitted assigns) under the 2019 Indenture.

“ABR” means, for any day, a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of (a) the rate of interest per annum determined by Citibank, N.A. as its prime rate in effect at its principal office in New York, New York, and notified to the Administrative Borrower, (b) 1/2 of 1% per annum above the Federal Funds Rate and (c) 1% per annum above the one-month Adjusted LIBOR.

“ABR Borrowing” means a Borrowing comprised of ABR Loans.

“ABR Loan” means a Loan bearing interest at a rate equal to the ABR plus the Applicable Margin.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person (regardless of the form of the applicable transaction by which such Person became a Subsidiary) or expressly assumed in connection with the acquisition of assets from any such Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person or of such Indebtedness being incurred in connection with the acquisition of assets; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

Acquired Debt will be deemed to be incurred on the date the acquired Person becomes a Subsidiary or the later of the date such Indebtedness is incurred or the date of the related acquisition of assets from such Person.

“Additional Vessel” means a drilling rig or drillship or other vessel that is used or useful in the Permitted Business; provided that upon the consummation of a Vessel Asset Sale where all of the interests in any such Additional Vessel are sold, leased, conveyed or otherwise disposed of in a transaction that complies with the terms of this Agreement, including the provisions of Section 6.05 and Section 6.06, such Additional Vessel shall not thereafter constitute an Additional Vessel hereunder.

“Adjusted LIBOR” means, with respect to any Interest Period, an interest rate per annum equal to the product of (a) the LIBOR in effect for such Interest Period and (b) Statutory Reserves.

“Administrative Agent” means Citibank, N.A., as the administrative agent for the Lenders under this Agreement and the other Loan Documents, or any successor administrative agent appointed in accordance with the provisions of Section 8.09.

“Administrative Borrower” means the Company.

“Administrative Questionnaire” shall have the meaning set forth in Section 10.06(b)(ii)(4).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition,

“control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that Beneficial Ownership of 10% or more of the Voting Stock of a Person will be deemed to constitute control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Affiliate Transaction” shall have the meaning set forth in Section 6.07(a).

“Agent” means each of the Administrative Agent and the Collateral Agent.

“Agreement” shall have the meaning set forth in the preamble hereto, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Agreement Currency” shall have the meaning set forth in Section 10.17(b).

“Amendment to the Deed of Covenants” shall have the meaning set forth in Section 3.24(b).

“Amendments” shall have the meaning set forth in Section 3.24(b).

“Applicable Creditor” shall have the meaning set forth in Section 10.17(b).

“Applicable Margin” means 4.50% in the case of a LIBOR Loan (or 3.50% in the case of an ABR Loan).

“Approved Fund” shall have the meaning set forth in Section 10.06(b).

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Parent, the Company, and the Restricted Subsidiaries, taken as a whole, or of the Company and the Restricted Subsidiaries taken as a whole will be governed by the provisions of Section 2.06(a) and/or Section 6.06 and not by the provisions of Section 2.06(b) or (c).

(2) the issuance of Equity Interests in any of the Restricted Subsidiaries or the sale of Equity Interests in any of the Company’s Subsidiaries other than statutory or directors qualifying shares; and

(3) an Involuntary Transfer.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets having a Fair Market Value or that results in generating Net Proceeds, in either case, of less than $10,000,000;

(2) a transfer of Equity Interests or other assets between or among the Company and any of the Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(4) the sale or lease or other disposition of products, services or accounts receivable in the ordinary course of business and any sale or conveyance or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

(5) the sale or other disposition of cash or Cash Equivalents;

(6) a Restricted Payment that does not violate Section 6.04 or a Permitted Investment;

(7) the pledge, asset sale or other disposition by the Parent or any Excluded Parent Subsidiary of the Equity Interests of any Excluded Parent Subsidiary; and

(8) any transfer of property in connection with a sale and leaseback transaction other than the sale and leaseback of a Vessel.

“Asset Sale Offer” shall have the meaning set forth in Section 2.06(b)(ii).

“Asset Sale Offer Payment Date” shall have the meaning set forth in Section 2.06(b)(v)(2).

“Assignee” shall have the meaning set forth in Section 10.06(b).

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Assignee, and accepted by the Administrative Agent (if required by Section 10.06, substantially in the form of Exhibit A or such other form as shall be approved by the Administrative Agent).

“Authorized Officer” means as to any Person, the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, the Assistant or Vice Treasurer, the Vice President-Finance, the General Counsel, the Secretary, the Assistant Secretary and any director, manager, managing member or general partner, in each case, of such Person, and any other senior officer designated as such in writing to the Administrative Agent by such Person. Any document delivered hereunder that is signed by an Authorized Officer shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of the applicable Credit Party and such Authorized Officer shall be conclusively presumed to have acted on behalf of such Person.

“Authorized Representative” means (i) in the case of any Loan Obligations or the Secured Parties, the Administrative Agent, (ii) in the case of the 2019 Note Obligations, the 2019 Trustee, (iii) in the case of any Series of Other Pari Passu Obligations or Other Pari Passu Secured Parties that become subject to the Intercreditor Agreement, including under the New Indenture and this Agreement, the Authorized Representative named for such Series, and (iv) in the case of the Credit Agreement Obligations, the Credit Agreement Agent.

“Bank Secrecy Act” means the federal Bank Secrecy Act (31 U.S.C. §§ 5311 et seq.), as amended by the USA Patriot Act or otherwise from time to time, and all regulations thereunder and any successor regulations.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code, or any similar Federal, state or foreign bankruptcy, insolvency, receivership or similar law, including laws for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns,” “Beneficial Ownership” and “Beneficially Owned” have a corresponding meaning.

“Bill of Sale” means that certain bill of sale from DSME to the Company or a Restricted Subsidiary transferring title of the Tungsten Explorer to the Company or a Restricted Subsidiary free and clear of all Liens.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the board of directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof or the manager or any committee of managers; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrowers” shall have the meaning set forth in the preamble to this Agreement.

“Borrower Materials” shall have the meaning set forth in Section 10.18.

“Borrowing” means a group of Loans of a single Type and made on a single date and, in the case of LIBOR Loans, as to which a single Interest Period is in effect.

“Builder’s Certificate” means the builder’s certificate delivered by DSME in accordance with the terms of the Tungsten Explorer Construction Contract.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that (a) when used in connection with any Loan (other than an ABR Loan), the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in the applicable currency in the London interbank market.

“Calculation Date” means the date on which the event occurred for which the calculation of Parent Consolidated Cash Flow or Company Consolidated Cash Flow is made.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

(3) certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500,000,000 and a Thomson Bank Watch Rating of “B” or better;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within six months after the date of acquisition;

(6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition; and

(7) investments in (a) Foreign Deposit Accounts and cash management facilities maintained at one of the three largest banks in which any Restricted Subsidiary or any Other Guarantor maintains its registered or local office and (b) such investments as are comparable to the cash equivalents described in clauses (1) through (6) above that are customary investments for entities in such jurisdictions and that are consistent with the goal of preservation of capital and that are prudent under the circumstances.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change in Law” means (a) the adoption of any law, treaty, order, policy, rule or regulation after the Closing Date, (b) any change in any law, treaty, order, policy, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender with any guideline, request, directive or order enacted or promulgated after the Closing Date by any central bank or other Governmental Authority or quasigovernmental authority (whether or not having the force of law); provided that notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) and all guidelines, requests, directives, orders, rules and regulations adopted, enacted or promulgated in connection therewith shall be deemed to have gone into effect after the Closing Date regardless of the date adopted, enacted or promulgated and shall be included as a Change in Law only to the extent a Lender is imposing applicable increased costs or costs in connection with capital adequacy requirements similar to those described in clauses (a)(ii) and (c) of Section 2.10 generally on other borrowers of loans under United States credit facilities.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Parent, the Company and the Restricted Subsidiaries taken as a whole (other than assets of Excluded Parent Subsidiaries) or the Company and the Restricted Subsidiaries taken as a whole, in either case, to any “person” (as that term is used in Section 13(d) of the Exchange Act);

(2) any “person” (as defined above) acquires, directly or indirectly, in one or a series of transactions Beneficial Ownership of more than 50% of the Voting Stock of the Parent (or any other direct or indirect parent of the Company) or the Company and maintains such Beneficial Ownership of more than 50% of the Voting Stock of the Parent (or any other direct or indirect parent of the Company) or the Company, measured by voting power rather than number of shares, for more than 15 consecutive Business Days;

(3) the adoption of a plan relating to the liquidation or dissolution of the Parent, the Company or US Borrower;

(4) the consummation of any transaction or any series of transactions (including, without limitation, any merger, consolidation or other business combination), the result of which is that any “person” (as defined above), becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Parent (or any other direct or indirect parent of the Company), measured by voting power rather than number of shares;

(5) the Parent or the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Parent or the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Parent or the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Parent or the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance);

(6) the first day on which the Parent ceases to own at least 90% of the outstanding Equity Interests of the Company or the Company ceases to own 100% of the outstanding Equity Interests of US Borrower; or

(7) the first day on which a majority of the members of the Board of Directors of the Parent are not Continuing Directors.

“Change of Control Offer” shall have the meaning set forth in Section 2.06(a)(ii).

“Change of Control Payment Date” shall have the meaning set forth in Section 2.06(a)(ii)(3).

“Closing Date” means the date on which all the conditions set forth in Section 4.01 shall have been satisfied (or waived in accordance with Section 10.01).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all assets and property, whether now owned, or hereafter acquired, upon which a Lien or Mortgage securing the Loan Obligations is granted or purported to be granted under any Collateral Agreements.

“Collateral Agent” means Wells Fargo Bank, National Association, as collateral agent for the benefit of the Secured Parties (and, as applicable, as Pari Passu Collateral Agent for the Secured Parties and the other holders of Pari Passu Obligations), or any successor collateral agent appointed in accordance with the provisions of Section 8.09 and the provisions of the Intercreditor Agreement.

“Collateral Agreements” means, collectively, the Security Agreement, each Mortgage, each assignment, the Intercreditor Agreement, Intercreditor Joinder Agreements, the Insurance and Earnings Supplement, the Intercreditor Designation Notice and each other instrument, including any security document or pledge agreement, creating Liens in favor of the Pari Passu Collateral Agent as required by this Agreement or the Intercreditor Agreement, in each case, as the same may be in effect from time to time.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make a Loan on the Closing Date pursuant to Section 2.01(a), expressed as the principal amount of the Loan to be made by such Lender pursuant to such Section. The amount of each Lender’s Commitment is set forth on Schedule 2.01. The aggregate principal amount of the Commitments is $350,000,000.

“Common Collateral” means, at any time, Collateral in which the Pari Passu Collateral Agent and/or holders of one or more Series of Pari Passu Obligations (or their respective Authorized Representatives) hold a valid and perfected security interest at such time. Notwithstanding the foregoing, neither Credit Agreement Excluded Collateral nor Pari Passu Excluded Collateral will constitute Common Collateral.

“Company” shall have the meaning set forth in the preamble to this Agreement.

“Company Consolidated Cash Flow” means, with respect to any period, the Consolidated Net Income of the Company for such period plus, without duplication:

(1) an amount equal to (a) any extraordinary loss plus (b) any net loss realized by the Company or any of the Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2) provision for taxes based on income or profits of the Company and the Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3) the Consolidated Interest Expense of the Company and the Restricted Subsidiaries to the extent that such Consolidated Interest Expenses were deducted in computing such Consolidated Net Income; plus

(4) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of the Company and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

(5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

Company Consolidated Cash Flow shall be calculated to give effect to the following:

(A) Pro forma effect shall be given to any acquisition of a company, business, asset or Vessel that has been made by the Company or any of the Restricted Subsidiaries during the four-quarter reference period, or approved and expected to be consummated within 30 days of the Calculation Date, including, in each case, through a merger or consolidation or an acquisition, and including any related financing transactions, in each case during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, in each case, as if such transaction had occurred on the first day of the applicable four-quarter reference period.

(B) Company Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded.

(C) The provision for taxes based on the income or profits of, and the depreciation, amortization and other non-cash expenses of, a Restricted Subsidiary will be added to Consolidated Net Income to compute Company Consolidated Cash Flow only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

For the avoidance of doubt, the calculation of the ratio test set forth in Section 6.03(a)(ii), shall give effect to any incurrence, assumption or guarantee of any Indebtedness relating to the construction, delivery and/or acquisition of any Vessel in accordance with the foregoing clause (A).

“Confidential Information” shall have the meaning set forth in Section 10.14.

“Consent Solicitation” means the solicitation of consents from the holders of the 2015 Notes by the Company, upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated March 18, 2013, and in the accompanying Consent and Letter of Transmittal, as the same may be amended or supplemented from time to time.

“Consolidated Cash Flow” means Parent Consolidated Cash Flow or Company Consolidated Cash Flow, as applicable, on the applicable Calculation Date.

“Consolidated Interest Coverage Ratio” means, with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Consolidated Interest Expense of such Person for such period; provided, however, that the Consolidated Interest Coverage Ratio shall be calculated giving pro forma effect to any transaction that may be given pro forma effect in accordance with Article 11 of Regulation S-X under the Securities Act as in effect from time to time; provided, further, however, that (a) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded and (b) the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the referent Person or any of the Restricted Subsidiaries (in the case of the Company) or the referent Person and its Subsidiaries (in the case of the Parent) following the Calculation Date.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries (in the case of the Company), or such Person and its Subsidiaries (in the case of the Parent) for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments (if any) pursuant to Hedging Obligations but excluding:

(a) amortization of debt issuance costs; and

(b) any nonrecurring charges relating to any premium or penalty paid, write off of deferred finance costs or original issue discount or other charges in connection with redeeming or otherwise retiring any Indebtedness prior to its Stated Maturity, to the extent that any of such nonrecurring charges constitute interest expense); and

(2) the consolidated interest expense of such Person and any Restricted Subsidiaries (in the case of the Company) or such Person and its Subsidiaries (in the case of the Parent) that was capitalized during such period.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries (in the case of the Company) or such Person and its Subsidiaries (in the case of the Parent) for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary;

(2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(3) the cumulative effect of a change in accounting principles will be excluded; and

(4) non-cash gains and losses due solely to fluctuations in currency values will be excluded.

“Consolidated Tangible Assets” means, with respect to any Person as of any date, the amount which, in accordance with GAAP, would be set forth under the caption “Total Assets” (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries, less all goodwill, patents, tradenames, trademarks, copyrights, franchises, experimental expenses, organization expenses and any other amounts classified as intangible assets in accordance with GAAP.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Parent who:

(1) was a member of such Board of Directors on the Closing Date; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election; provided, however, that if a majority of the members of the Board of Directors of the Parent are at any time nominated for election by any single “person” or any group of persons having any agreement, arrangement or understanding with respect to nomination of directors (as the term “person” is used in Section 13(d) of the Exchange Act) and elected to the Board of Directors of the Parent, each member so nominated and elected shall not be a Continuing Director, regardless of whether such member is currently serving, or has previously served, as a member of the Board of Directors of the Parent.

“Contract Unwind Trigger” means the termination of the underlying Drilling Contract and the collection of all revenue and accounts receivable owing under such Drilling Contract to the applicable Subsidiary.

“Contract Winning Trigger” means the entering into a Drilling Contract by any direct or indirect Subsidiary of the Parent or the Company that is not already a Guarantor or the US Borrower, under which the drilling services are to be performed by a Vessel or any Additional Vessel of the Company or any Restricted Subsidiary.

“Covenant Suspension Event” shall have the meaning set forth in Section 6.11(a).

“Credit Agreement” means that certain Amended and Restated Credit Agreement dated on or about March 28, 2013, as amended, restated, modified, renewed, refunded, replaced or refinanced, among the Parent, the Company, the guarantors from time to time party thereto, the lenders from time to time party thereto, the Credit Agreement Collateral Agent and the Credit Agreement Agent.

“Credit Agreement Agent” means Royal Bank of Canada, together with its successors and permitted assigns in such capacity.

“Credit Agreement Collateral Agent” means the collateral agent under the Credit Agreement, which shall initially be Wells Fargo Bank, National Association.

“Credit Agreement Collateral Agreements” means the Collateral Agreements and any agreement, document or instrument pursuant to which a Lien is granted by any Grantor to secure any Credit Agreement Obligations or under which rights or remedies with respect to any such Lien are governed, as the same may be amended, restated, modified, renewed, refunded, replaced or Refinanced from time to time as permitted by the Pari Passu Documents.

“Credit Agreement Documents” means the Credit Agreement, the Credit Agreement Collateral Agreements and any other agreement, instrument or other document evidencing or governing any Credit Agreement Obligations.

“Credit Agreement Excluded Collateral” shall have the meaning set forth in the Intercreditor Agreement.

“Credit Agreement Obligations” means Indebtedness incurred pursuant to the Credit Agreement and which is permitted pursuant to this Agreement, the Existing Term Loan Facility, the 2019 Indenture and Section 4.08 of the New Indenture to be secured by a first Lien that is pari passu on the Common Collateral, in an aggregate principal amount for all such Indebtedness not to exceed $200,000,000 plus interest (including interest which but for the filing of a petition in bankruptcy with respect to either Borrower, the Parent or any other Guarantor (in each case, including in its capacity as a co-borrower thereunder), would have accrued on such obligations, whether or not a claim for such interest or fees is allowed in such proceeding), fees, costs and expenses including legal fees and expenses to the extent authorized under the Credit Agreement Documents.

“Credit Agreement Secured Parties” means, collectively, the lenders from time to time party to the Credit Agreement, the Credit Agreement Collateral Agent and the Credit Agreement Agent.

“Credit Facility” means a credit agreement, including the Credit Agreement, term loan (other than the Loans and the loans under the Existing Term Loan Facility), promissory note or notes with, or other evidence of Indebtedness to, banks or other institutional lenders, investors or credit providers, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Credit Party” means each Borrower and each Guarantor.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of Indebtedness (or any Person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such Indebtedness by the Parent, either Borrower or any of the Subsidiaries.

“Deepwater Vessel” means each of (i) the Bahamian flag vessels the Platinum Explorer, the Titanium Explorer and, upon delivery to the applicable Guarantor, the Tungsten Explorer, and (ii) any other deepwater vessel hereafter acquired by the Company or any Restricted Subsidiary. For the avoidance of doubt, as of the Closing Date, the Panamanian flag vessels the Emerald Driller, the Sapphire Driller, the Topaz Driller and the Aquamarine Driller are not Deepwater Vessels.

“Default” means any event which is, or with passage of time or the giving of notice both would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Parent, the Company or a Restricted Subsidiary in connection with an Asset Sale, less the amount of cash or Cash Equivalents received in connection with a subsequent sale or other disposition of such Designated Non-cash Consideration. For the avoidance of doubt, the assets described in clauses (i), (ii) and (iii) of Section 6.06(e) shall not constitute Designated Non-cash Consideration.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the Maturity Date. Notwithstanding the preceding sentence, the following will not constitute Disqualified Stock:

(1) any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Parent or the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale if the terms of such Capital Stock provide that the Parent or the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 6.04; and (2) Capital Stock that is convertible or exchangeable into other Capital Stock. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the Parent or the Company and the Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Drilling Contract” means any drilling contract in respect of any Vessel or other contract for use of any Vessel (except Internal Charters and Permitted Third Party Charters).

“DSME” means Daewoo Shipbuilding & Marine Engineering Co., Ltd., a corporation organized and existing under the laws of the Republic of South Korea.

“Earnings Account” means, collectively, the interest bearing accounts maintained from time to time with JPMorgan Chase Bank, N.A., the Pari Passu Collateral Agent or another financial institution reasonably acceptable and located in the United States subject to an account control agreement, except to the extent prohibited by applicable law.

“Earnings Assignment” means, collectively, the first priority assignments of earnings in favor of the Pari Passu Collateral Agent given by the Company, each applicable Guarantor, and each applicable Internal Charterer respecting all earnings derived from the Vessels and their respective operations, substantially in the form attached hereto as Exhibits J-1 or J-2, as the same may be amended, supplemented or modified from time to time.

“Environmental Claims” means any and all actions, suits, orders, decrees, demands, demand letters, claims, liens, notices of noncompliance, violation or potential responsibility or investigation (other than internal reports prepared by or on behalf of the Parent or any of its Subsidiaries (a) in the ordinary course of such Person’s business or (b) as required in connection with a financing transaction or an acquisition or disposition of real estate) or proceedings arising under or based upon any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereinafter, “Claims”), including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief relating to the presence, release or threatened release of Hazardous Materials or arising from alleged injury or threat of injury to health or safety (to the extent relating to human exposure to Hazardous Materials), or the environment including, without limitation, ambient air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands.

“Environmental Law” means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, relating to the protection of the environment, including, without limitation, ambient air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands, or human health or safety, or Hazardous Materials.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA as in effect on the Closing Date and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” means each person (as defined in Section 3(9) of ERISA) that together with the Parent or any other Group Party would be deemed to be a “single employer” within the meaning of Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“Event of Default” shall have the meaning set forth in Section 7.01.

“Event of Loss” means any of the following events:

(1) the actual or constructive total loss of a Vessel or the agreed or compromised total loss of a Vessel;

(2) the destruction of a Vessel;

(3) damage to a Vessel to an extent, determined in good faith by the Parent within 90 days after the occurrence of such damage as shall make repair thereof uneconomical or shall render such Vessel permanently unfit for normal use (other than obsolescence); or

(4) the condemnation, confiscation, requisition for title, seizure, forfeiture or other taking of title to or use of a Vessel that shall not be revoked within six months.

An Event of Loss shall be deemed to have occurred:

(A) in the event of the destruction or other actual total loss of a Vessel, on the date of such loss, or if such date is unknown, on the date such Vessel was last reported;

(B) in the event of a constructive, agreed or compromised total loss of a Vessel, on the date of determination of such total loss;

(C) in the case of any event referred to in clause (3) above, upon such date of determination; or

(D) in the case of any event referred to in clause (4) above, on the date that is six months after the occurrence of such event.

“Event of Loss Proceeds” means all compensation, damages and other payments (including insurance proceeds) received by the Parent, the Company, or a Subsidiary of either of them, or either Agent, jointly or severally, from any Person, including any Governmental Authority, with respect to or in connection with an Event of Loss.

“Excluded Collateral” shall have the meaning set forth in the Security Agreement.

“Excess Proceeds” shall have the meaning set forth in Section 2.06(b)(ii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Parent Subsidiaries” means the current and future Subsidiaries of the Parent that are not the Company, the Guarantors or the Restricted Subsidiaries. As of the Closing Date, the Excluded Parent Subsidiaries consisted of Vantage Luxembourg I SARL, Vantage Energy Services Inc., Vantage International Management Co. Pte. Ltd., Vantage International Payroll Company, Vantage Driller V Co., Vantage Driller VI Co.,

Vantage Holdings Caymans, Platinum Explorer Company, Titanium Explorer Company, Cobalt Explorer Company, Vantage Holdings Malaysia II Co, Vantage Deepwater Holdings Company, Cobalt Explorer Holdings Company, Vantage Drilling de Mexico SRL CV, Vantage Luxembourg II SARL, Advantage ODC Limited, Vantage Drilling Netherlands II BV and Vantage Drilling do Brasil Servicios de Petroleo Ltda.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by its overall net income or profits (however denominated), and franchise (and similar) Taxes and branch profits Taxes, in each case (i) imposed by a jurisdiction (including any political subdivision thereof) as a result of such Recipient being organized under the laws of, or having its principal office in, or in the case of any Lender, having its applicable Lending Office in, such jurisdiction, or (ii) that are Other Connection Taxes, (b) in the case of a Lender, any withholding Tax imposed on any payments to or for the account of such Lender with respect to an interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to a request by the Administrative Borrower under Section 10.07), or (ii) such Lender designates a new Lending Office, except in each case to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new Lending Office (or assignment), to receive additional amounts or indemnification payments from any Credit Party with respect to such withholding Tax pursuant to Section 2.17, (c) any Taxes attributable to such Recipient’s failure to comply with Section 2.17(d) or Section 2.17(f) or (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Indebtedness” means Indebtedness of the Parent, the Company, any Restricted Subsidiary or any Other Guarantor (other than Indebtedness under the New Notes and the guarantees thereof, the Loans, Indebtedness under the Credit Facility and the Existing Term Loan Facility) in existence on the Closing Date, until such amounts are repaid.

“Existing Term Loan Agent” means the administrative agent under the Existing Term Loan Facility, which shall initially be Citibank, N.A.

“Existing Term Loan Collateral Agent” means the collateral agent under the Existing Term Loan Facility, which shall initially be Wells Fargo Bank, National Association.

“Existing Term Loan Documents” means the Existing Term Loan Facility, the Collateral Agreements and any agreement, instrument or other document evidencing or governing any Existing Term Loan Obligations.

“Existing Term Loan Facility” means that certain Term Loan Agreement dated as of October 25, 2012, among the Borrowers, the Parent as a guarantor and other guarantors party thereto, the lenders from time to time party thereto, the Existing Term Loan Agent, and the Existing Term Loan Collateral Agent, as collateral agent for such lenders.

“Existing Term Loan Obligations” means the “Obligations” (as defined in the Existing Term Loan Facility) of the Credit Parties under the Existing Term Loan Facility, the Collateral Agreements and any other related document or instrument executed and delivered pursuant to any of the foregoing.

“Existing Term Loan Secured Parties” means, collectively, the lenders from time to time party to the Existing Term Loan Facility, the Existing Term Loan Collateral Agent and the Existing Term Loan Agent.

“Extended Loans” shall have the meaning set forth in Section 2.22(a).

“Extending Lender” shall have the meaning set forth in Section 2.22(a).

“Extension” shall have the meaning set forth in Section 2.22(a).

“Extension Amendment Agreement” means an Extension Amendment Agreement, in form and substance reasonably satisfactory to the Administrative Agent and the Administrative Borrower, among the

Administrative Borrower, the Administrative Agent and one or more Extending Lenders, effecting one or more Extensions and such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.22.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Parent (unless otherwise provided in this Agreement).

“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future Treasury regulations promulgated thereunder or official administrative interpretations thereof, and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letters” means (a) the fee letter dated as of March 28, 2013, between the Company and the Administrative Agent with respect to the payment of administrative agent fees and (b) the engagement letter dated as of March 18, 2013, among the Company and the Joint Lead Arrangers and the other parties from time to time party thereto.

“Foreign Deposit Account” has the meaning set forth in the Security Agreement.

“Foreign Plan” means any employee benefit plan, program, policy, arrangement or agreement that is not subject to U.S. law, and that is maintained or contributed to by the Parent or any of its Subsidiaries with respect to employees, directors, consultants or independent contractors employed or otherwise providing services outside the United States.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as are in effect from time to time; provided that GAAP as in effect on the Closing Date shall be applied in respect of determining whether leases should be recorded as operating leases under GAAP.

“Governmental Authority” means any federal, state, local or foreign court or governmental agency, authority, instrumentality, regulator or regulatory, administrative or legislative body.

“Group Party” means each Credit Party and each Restricted Subsidiary.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the Guarantee, made by each Guarantor in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to Article IX.

“Guarantors” means the Parent, each Subsidiary of the Company (other than US Borrower) and each Other Guarantor that executes a Guarantee in accordance with the provisions of this Agreement, in each case, together with their respective successors and assigns until the Guarantee of such Person has been released in accordance with the provisions of this Agreement and the other Loan Documents.

“Hazardous Materials” means (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls, and radon gas, (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous waste”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, or “pollutants”, or words of similar import, under any applicable Environmental Law and (c) any other chemical, material or substance, which is prohibited, limited or regulated by any Environmental Law.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Historical Financial Statements” means the audited consolidated balance sheets of the Parent and its consolidated Subsidiaries as of December 31, 2010, 2011 and 2012, and the related audited statements of income and comprehensive income, statements of changes in shareholders’ equity and statements of cash flows for each of the fiscal years in the three-year period ended December 31, 2012.

“incur” shall have the meaning set forth in Section 6.03(a).

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of bankers’ acceptances;

(4) representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person.

“Indemnified Liabilities” shall have the meaning set forth in Section 10.05(d).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to or measured by any payment by or on account of any obligation of any Credit Party hereunder or under any other Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indentures” means the Existing Indenture and the New Indenture.

“Ineligible Institution” means the Persons identified in writing to the Administrative Agent by the Administrative Borrower on or prior to the Closing Date, and as may be identified in writing to the Administrative Agent by the Administrative Borrower from time to time thereafter, with the written consent of the Administrative Agent, by delivery of a notice thereof to the Administrative Agent setting forth such Person or Persons (or the Person or Persons previously identified to Agent that are to be no longer considered “Ineligible Institutions”).

“Information” shall have the meaning set forth in Section 3.08(a).

“Insurance Advisor” means Willis Group or another independent insurance advisor to the Pari Passu Collateral Agent who is reasonably satisfactory to the Company and who is not the Company’s independent marine insurance broker.

“Insurance and Earnings Supplement” means the Insurance and Earnings Supplement to be entered into on the Closing Date by the Pari Passu Collateral Agent, the Borrowers and the Guarantors.

“Insurance Assignment” means, collectively, the first priority assignments of insurance in favor of the Pari Passu Collateral Agent given by the Company and the applicable Guarantor and applicable Internal Charterer, if any, respecting all insurance covering the Vessels or their respective operations, substantially in the form attached hereto as Exhibits I-1 and I-2, as the same may be amended, supplemented or modified from time to time.

“Intercreditor Agreement” means (i) the Amended and Restated Intercreditor Agreement dated as of October 25, 2012, among the Pari Passu Collateral Agent, the 2019 Trustee, the 2019 Noteholder Agent, the Credit Agreement Agent, the Credit Agreement Collateral Agent, the Existing Term Loan Agent, the Existing Term Loan Collateral Agent, the trustee and collateral agent under the 2015 Indenture, the Grantors and the other parties from time to time party thereto, including the New Trustee, the New Noteholder Collateral Agent, the Collateral Agent and the Administrative Agent, which have been joined as parties pursuant to the Intercreditor Joinder Agreements, as such Amended and Restated Intercreditor Agreement may be further amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement or (ii) any replacement thereof that contains terms not materially less favorable to the Secured Parties than the Amended and Restated Intercreditor Agreement referred to in clause (i).

“Intercreditor Designation Notice” means the notice letter to be delivered by the Company on the Closing Date whereby the Company designates the Note Obligations and the Loan Obligations as “Other Pari Passu Obligations” for purposes of the Intercreditor Agreement.

“Intercreditor Joinder Agreements” means (i) the Joinder Agreement to Intercreditor Agreement to be entered into on the Closing Date, by the New Noteholder Collateral Agent and New Noteholder Trustee and acknowledged by the Pari Passu Collateral Agent and the Company and (ii) the Joinder Agreement to Intercreditor Agreement to be entered into on the Closing Date, by the Administrative Agent and the Collateral Agent, and acknowledged by the Pari Passu Collateral Agent and the Company.

“Interest Payment Date” means, (a) with respect to any ABR Loan, the last Business Day of each calendar quarter (being the last day of March, June, September and December of each year), and (b) otherwise, the last day of the Interest Period applicable to the Loan and, in the case of a Loan with an Interest Period of more than three months’ duration each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Loan and, in addition, the date of any conversion of such Loan to an ABR Loan.

“Interest Period” means as to any Loan (other than an ABR Loan), the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Loan, as applicable, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 (or, if agreed to by all relevant Lenders, 9 or 12) months thereafter, as the Administrative Borrower may elect, or the date any Loan (other than an ABR Loan) is effectively converted to an ABR Loan in accordance with Section 2.10 or repaid or prepaid in accordance with Section 2.05 or Section 2.14 or on the Maturity Date; provided that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing of a Loan initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interest Period Election Request” means a request by the Administrative Borrowers to elect an Interest Period in accordance with Section 2.21.

“Internal Charter” means any charter or other contract respecting the use or operations of any Vessel between any Guarantor that is a Vessel owner and any Internal Charterer.

“Internal Charter Unwind Trigger” means the termination of the underlying Internal Charter and the collection of all revenue and accounts receivable owing under such Internal Charter to the applicable Subsidiary.

“Internal Charterer” means any Subsidiary of the Company or any Subsidiary of the Parent, in each case, that is not the owner of the relevant Vessel and that is a party to any Drilling Contract or any bareboat charter or other such charter in respect of a Vessel.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency, in each case, with a stable or better outlook.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 6.04(d). The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Subsidiary in such third Person that is not a Subsidiary of such Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 6.04(d). Except as otherwise provided in this Agreement, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Involuntary Transfer” means, with respect to any property or asset (other than a Vessel, which shall be governed by Section 2.06(c)) of the Company or any Restricted Subsidiary, (a) any damage to such asset that results in an insurance settlement with respect thereto on the basis of a total or a constructive or compromised total loss, (b) the confiscation, condemnation, requisition, appropriation or similar taking regarding such asset by any government or instrumentality or agency thereof, including by deed in lieu of condemnation, or (c) foreclosure or other enforcement of a Lien or the exercise by a holder of a Lien of any rights with respect to it.

“IRS” means the U.S. Internal Revenue Service.

“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit H or such other form as shall be approved by the Administrative Agent.

“Joint Lead Arrangers” means Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Jefferies Finance LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Royal Bank of Canada (using its RBC Capital Markets brand name).

“Judgment Currency” shall have the meaning set forth in Section 10.17(b).

“Lender” means each financial institution listed on Schedule 2.01, and any Person that becomes a “Lender” hereunder pursuant to Section 10.06, other than any such Person that has ceased to be a party hereto pursuant to an Assignment and Acceptance in accordance with Section 10.06.

“Lending Office” means, as to any Lender, the applicable branch, office, Affiliate or account (if appropriate) of such Lender designated by such Lender to make Loans to the Administrative Borrower.

“LIBOR” means for any Interest Period, the higher of (a) the rate per annum determined by the Administrative Agent at approximately 11:00 a.m., London time, on the date that is two Business Days prior to the commencement of such Interest Period by reference to the British Bankers’ Association Interest Settlement Rates for deposits in United States dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates) with a maturity comparable to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBOR” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in United States dollars are offered for a maturity comparable to such relevant Interest Period to major banks in the London interbank market in London, England, as selected by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period and (b) 1.25% per annum.

“LIBOR Borrowing” means a Borrowing comprised of LIBOR Loans.

“LIBOR Loan” means a Loan bearing interest at a rate equal to the Adjusted LIBOR plus the Applicable Margin.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

“Loan Documents” means this Agreement, the Guarantees, the Collateral Agreements, the Fee Letters, any Note, and any intercreditor agreement with respect to this Agreement and the Loans entered into on or after the Closing Date to which the Administrative Agent or Collateral Agent is a party on behalf of the Lenders (including the Intercreditor Agreement).

“Loan Obligations” means Obligations, including prepayment premiums, in respect of the Loans, this Agreement and the Collateral Agreements, including, for the avoidance of doubt, the Guarantees.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to Section 2.01 on the Closing Date.

“Material Adverse Change” means a change, event, circumstance, development, state of facts, or condition that has or would reasonably be expected to have a material adverse effect on the Company and its Subsidiaries and other Credit Parties, taken as a whole; provided, however, that Material Adverse Change shall not include material adverse effects resulting from: (a) general changes in the industry in which the Company and its

Subsidiaries and the other Credit Parties are engaged; (b) general changes in economic or political conditions, or financial markets; (c) failure alone to meet internal or analyst projections or forecasts or estimates of revenues, earnings or other financial metrics for any period (provided, that the underlying reasons for such failure shall be taken into account in determining whether there has been a Material Adverse Change); (d) acts of God, including hurricanes and storms, acts or failures to act of Governmental Authorities (where not caused by the willful or negligent acts of the Borrowers, any Subsidiary of the Borrowers or any of their respective Affiliates); (e) civil unrest or similar disorder; terrorist acts; (f) changes in applicable laws or interpretations thereof by any Governmental Authority, including any changes in the deductibility of drilling completion or operating costs or other taxes; or (g) effects or changes that are cured or no longer exist by Closing Date.

“Material Adverse Effect” means the occurrence of any circumstance, event or condition that has had or would, individually or in the aggregate, have a material adverse effect on (a) the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Group Parties, taken as a whole, (b) the ability of the Credit Parties to perform their respective obligations in all material respects under this Agreement or any of the other Loan Documents, (c) the enforceability of the Collateral Agreements or the attachment, perfection or priority of any Liens intended to be created thereby, (d) the validity or enforceability of any of the Loan Documents, (e) the consummation of any of the transactions contemplated under any of the Loan Documents, or (f) the rights and remedies of the Agents and the Lenders under this Agreement or under any of the other Loan Documents.

“Material Information” means the occurrence of any material effect, or any event or condition that, individually or in the aggregate, has resulted in, or would reasonably be expected to result in, the occurrence of a Material Adverse Effect.

“Maturity Date” means March 28, 2019, or, if such date is not a Business Day, the first Business Day thereafter; provided that with respect to Extended Loans established pursuant to Section 2.22, “Maturity Date” means the final maturity date specified therefor in the Extension Amendment Agreement with respect thereto.

“MD&A” has the meaning found in Section 6.02(e).

“MNPI” means any Material Information that is Non-Public Information.

“Money Laundering Laws” has the meaning found in Section 3.23(e).

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Mortgage” means each Ship Mortgage, each other mortgage, deed of trust, deed to secure debt and any other document or instrument under which any Lien on property owned or leased by either Borrower or any Guarantor is granted to secure Loan Obligations or under which rights or remedies with respect to such Liens are governed, as the same may be amended, supplemented or modified from time to time.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however:

(1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale or (b) the disposition of any securities by such Person or any of the Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of the Restricted Subsidiaries; and

(2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

“Net Proceeds” means the aggregate cash proceeds received by the Company or any Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, sales commissions, relocation expenses incurred as a result of the Asset Sale, and taxes paid or payable as a result of the Asset Sale after taking into account any available tax credits or deductions and any tax sharing arrangements; and (2) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“New Indenture” means the indenture, dated as of March 28, 2013, of the Company and the Parent (as the same has been and may be further amended, restated, supplemented or otherwise modified from time to time), with the Guarantors (as defined therein), the New Noteholder Trustee and the New Noteholder Collateral Agent.

“New Indenture Documents” means any of the New Notes, the New Indenture, the guarantees of the foregoing and the Collateral Agreements.

“New Noteholder Collateral Agent” means Wells Fargo Bank, National Association, in its capacity as collateral agent for the benefit of the holders of the New Notes, together with its successors in such capacity.

“New Noteholder Trustee” means Wells Fargo Bank, National Association in its capacity as trustee under the New Indenture.

“New Notes” means the Company’s 7.125% Senior Secured First Lien Notes due 2023 issued under the New Indenture.

“New Notes Secured Parties” means, collectively, the holders of New Notes (including the holders of any additional notes subsequently issued under and in compliance with the terms of the New Indenture), the New Noteholder Collateral Agent and the New Noteholder Trustee.

“Non-Consenting Lender” shall have the meaning set forth in Section 10.07(c).

“Non-Public Information” means information concerning the Parent or any of its Subsidiaries or any Affiliate of any of the foregoing, or any security of any of the foregoing, that is not Public Information.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither the Company nor any of the Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of the Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of the Restricted Subsidiaries.

“Non-U.S. Lender” means any Lender that is not a “United States person” as defined by Section 7701(a)(30) of the Code.

“Note” means any promissory note issued to a Lender that evidences the Loans extended by such Lender to the Borrowers.

“Note Obligations” has the meaning given to that term in the New Indenture.

“Notice of Borrowing” shall have the meaning set forth in Section 2.03(a).

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“OFAC” shall have the meaning set forth in Section 3.23(c).

“Offering Memorandum” means the offering memorandum, dated March 21, 2013, in respect of the New Notes.

“Officers’ Certificate” means a certificate signed on behalf of the Administrative Borrower by two Authorized Officers of the Administrative Borrower, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Administrative Borrower, which meets the requirements set forth in this Agreement.

“Original Ship Mortgages” shall have the meaning set forth in Section 3.24(b).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than any such connection arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement or any other Loan Documents, or sold or assigned an interest in any Loan or Loan Document).

“Other Guarantor” means a Guarantor that is a direct or indirect Subsidiary of the Parent but not a direct or indirect Subsidiary of the Company, and whose sole purpose is to be (a) a party to a Drilling Contract or an Internal Charter or (b) the Parent company of an Internal Charterer, in each case, to the extent (i) such Subsidiary is not permitted to become a direct or indirect Subsidiary of the Company due to restrictions imposed by the terms of the applicable Drilling Contract, (ii) causing such Subsidiary to become a direct or indirect Subsidiary of the Company would result in adverse tax treatment or a violation of applicable laws, in each case, as determined by the Administrative Agent, or (iii) the sole business and activity of such Subsidiary is to act as a bidding entity for Drilling Contracts. As of the Closing Date, the Other Guarantors are Vantage Driller I Co., a Cayman Islands exempted company, Vantage Driller II Co., a Cayman Islands exempted company, Vantage Driller IV Co., a Cayman Islands exempted company, Vantage Holding Hungary Kft, a Hungarian limited liability company, Vantage Drilling Netherlands BV, a private company with limited liability under the laws of the Netherlands, and PT Vantage Drilling Company Indonesia, a company organized under the laws of Indonesia.

“Other Pari Passu Facility” means each indenture, credit agreement, Credit Facility (other than the Credit Agreement) or other governing agreement with respect to any Other Pari Passu Obligations, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Other Pari Passu Obligations” means other Indebtedness of the Company or the Restricted Subsidiaries that is equally and ratably secured with the Pari Passu Obligations as permitted by this Agreement and is designated by the Administrative Borrower as an Other Pari Passu Obligation.

“Other Pari Passu Secured Parties” means the holders of any Other Pari Passu Obligations and any Authorized Representative with respect thereto.

“Other Taxes” means any and all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes arising from any payment made hereunder or made under any other Loan Document or from the execution or delivery of, registration or enforcement of, or performance of, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 10.07).

“Overnight Rate” means, for any day, with respect to any amount denominated in U.S. Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

“Panamanian Mortgage Amendment” shall have the meaning set forth in Section 3.24(b).

“Panamanian Flagged Vessels” shall have the meaning set forth in Section 3.24(b).

“Parent” shall have the meaning set forth in the preamble to this Agreement.

“Parent Consolidated Cash Flow” means, with respect to any period, the Consolidated Net Income of the Parent for such period plus, without duplication:

(1) an amount equal to (a) any extraordinary loss plus (b) any net loss realized by the Parent and its Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2) provision for taxes based on income or profits of the Parent and its Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3) the Consolidated Interest Expense of the Parent and its Subsidiaries to the extent that such Consolidated Interest Expenses were deducted in computing such Consolidated Net Income; plus

(4) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of the Parent and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

(5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

Parent Consolidated Cash Flow shall be calculated to give effect to the following:

(A) Pro forma effect shall be given to any acquisition of a company, business, asset or Additional Vessel that has been made by the Parent or any of its Subsidiaries or to the commencement of operations of an Additional Vessel first delivered to the Parent or any of its Subsidiaries, in each case, during the four-quarter reference period, or approved and expected to be consummated within 30 days of the Calculation Date, including, in each case, through a merger or consolidation or an acquisition, and including any related financing transactions, in each case during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, in each case, as if such transaction had occurred on the first day of the applicable four-quarter reference period.

(B) With respect to the calculation of the Consolidated Interest Coverage Ratio for purposes of Section 6.03(a)(i), pro forma effect shall be given to any delivery to, or acquisition by, the Parent or any of its consolidated Subsidiaries of any Additional Vessel or construction contract for such Additional Vessel usable in the normal course of business of the Parent that is (or are) subject to a Qualified Services Contract; provided that:

(1) the amount of Parent Consolidated Cash Flow attributable to such Additional Vessel shall be calculated in good faith by a responsible financial or accounting officer of such Person;

(2) in the case of earned revenues under a Qualified Services Contract, the Parent Consolidated Cash Flow shall be based on revenues actually earned pursuant to the Qualified Services Contract relating to such Additional Vessel or Additional Vessels, taking into account, where applicable, only actual expenses incurred without duplication in any measurement period;

(3) the amount of Parent Consolidated Cash Flow shall be the lesser of the Parent Consolidated Cash Flow derived on a pro forma basis from revenues for (a) the first full year of the Qualified Services Contract and (b) the average of the Parent Consolidated Cash Flow of each year of such Qualified Services Contract for the term of the Qualified Services Contract;

(4) in determining the estimated expenses attributable to such Additional Vessel, the calculation shall give effect to the interest expense attributable to the incurrence, assumption or guarantee of any Indebtedness relating to the construction, delivery and/or acquisition of such Additional Vessel (including Indebtedness that is to be incurred following the time of calculation in order to consummate the construction, acquisition and/or delivery of the Additional Vessel);

(5) with respect to any expenses attributable to an Additional Vessel, if the actual expenses differ from the estimate, the actual amount shall be used in such calculation;

(6) if a Qualified Services Contract is terminated, or is amended, supplemented or modified, following the Calculation Date, and after giving effect to the termination or the terms of such Qualified Services Contract as so amended, supplemented or modified, the Company would not have been able to but did incur additional Indebtedness pursuant to the ratio set forth in Section 6.03(a)(i), the Parent will, at the time of any such event, be required to either: (a) repay all or any part of any such Indebtedness that would not have been permitted to be incurred had the Qualified Services Contract or such amendments, supplements or modifications thereto not been in effect at the time such Indebtedness was originally incurred, or (b) enter into a replacement Qualified Services Contract, the terms of which would have permitted the incurrence of such Indebtedness had such replacement contract been in effect at the time such Indebtedness was incurred; and

(7) notwithstanding the foregoing, the pro forma inclusion of Parent Consolidated Cash Flow attributable to any such Qualified Services Contract for the four-quarter reference period shall be reduced by the actual Parent Consolidated Cash Flow from such Additional Vessel previously earned and accounted for in the actual results for the four-quarter reference period, which actual Parent Consolidated Cash Flow may be included in the foregoing clause (A).

(C) The Parent Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded.

(D) The provision for taxes based on the income or profits of, and the depreciation, amortization and other non-cash expenses of, a Subsidiary (other than an Unrestricted Subsidiary) will be added to Consolidated Net Income to compute Parent Consolidated Cash Flow only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Parent by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to the Subsidiary or its stockholders.

For the avoidance of doubt, (1) the calculation of the ratio test set forth in Section 6.03(a)(i), shall give effect to any incurrence, assumption or guarantee of any Indebtedness relating to the construction, delivery and/or acquisition of any Additional Vessel in accordance with the foregoing clauses (A) and (B); and (2) the acquisition of an Additional Vessel with actual earned Parent Consolidated Cash Flow and future Parent Consolidated Cash Flow expected by virtue of the existence of a Qualified Services Contract, may be given pro forma effect due to the combined effect of the foregoing clauses (A) and (B).

“Pari Passu Collateral Agent” means Wells Fargo Bank, National Association, in its capacity as the pari passu collateral agent under the Intercreditor Agreement for all holders of Pari Passu Obligations.

“Pari Passu Documents” means the 2019 Indenture Documents, the Existing Term Loan Documents, the Credit Agreement Documents and any other document or instrument evidencing or governing any Other Pari Passu Obligations, including the New Indenture Documents and the Loan Documents.

“Pari Passu Excluded Collateral” means any cash, certificate of deposit, deposit account, money market account or other such liquid assets to the extent that such cash, certificate of deposit, deposit account, money market account or other such liquid assets are on deposit or maintained with the Credit Agreement Agent or any other Credit Agreement Secured Party (other than the Pari Passu Collateral Agent) to secure the Credit Agreement Obligations.

“Pari Passu Indebtedness” means (a) with respect to the Borrowers, the Loans and any other Pari Passu Obligations which are equally and ratably secured with the Loans, and (b) with respect to any Guarantor, its Guarantee and any other Pari Passu Obligations which are equally and ratably secured with such Guarantor’s Guarantee.

“Pari Passu Obligations” means (a) the Existing Term Loan Obligations, (b) the Credit Agreement Obligations, (c) the 2019 Note Obligations, (d) all Other Pari Passu Obligations, including the Note Obligations and the Loan Obligations and (e) all other Obligations in respect of, or arising under, the Pari Passu Documents, including all fees and expenses of the collateral agent payable with respect thereto and shall include all interest and fees, which but for the filing of a petition in bankruptcy with respect to the Borrowers, the Parent or any other Guarantor (in each case, including in its capacity as a co-borrower thereunder), would have accrued on such obligations, whether or not a claim for such interest or fees is allowed in such proceeding.

“Pari Passu Secured Party” means (a) the Pari Passu Collateral Agent, (b) Existing Term Loan Secured Parties, (c) the 2019 Notes Secured Parties, (d) the Credit Agreement Secured Parties and (e) the holders of Other Pari Passu Obligations, including the New Noteholder Trustee, the New Noteholder Collateral Agent and the holders of the New Notes and the Secured Parties.

“Participant” shall have the meaning set forth in Section 10.06(c)(i).

“Participant Register” shall have the meaning set forth in Section 10.06(c)(ii).

“Perfection Certificate” shall have the meaning set forth Section 3.24(j).

“Permits” shall have the meaning set forth in Section 3.19.

“Permitted Business” means:

(1) with respect to the Company and the Restricted Subsidiaries, a business in which the Company and the Restricted Subsidiaries were engaged on the Closing Date, as described in the Offering Memorandum, and any business reasonably related or complimentary thereto; and

(2) with respect to the Parent, the ownership of the Equity Interests in the Company and the Parent’s other Subsidiaries and the business in which the Parent is engaged on the Closing Date and, as described in the Offering Memorandum and any business reasonably related or complimentary thereto.

“Permitted Debt” shall have the meaning set forth in Section 6.03(b).

“Permitted Investments” means:

(1) any Investment in the Company, in US Borrower or in a wholly owned Restricted Subsidiary that is a Guarantor;

(2) any Investment in Cash Equivalents; and

(3) any Investment by the Company or any wholly owned Restricted Subsidiary in a Person, if as a result of such Investment:

(a) such Person becomes a wholly owned Restricted Subsidiary and a Guarantor; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company, US Borrower or a wholly owned Restricted Subsidiary that is a Guarantor;

(4) Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (4) that are at the time outstanding not to exceed the greater of (a) $100,000,000 and (b) 5% of the Company’s Consolidated Tangible Assets;

(5) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Sections 2.06(b) and 6.06;

(6) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(7) any Investments received in compromise or resolution of obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of the Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer and any Investments obtained in exchange for any such Investments;

(8) Investments represented by Hedging Obligations; and

(9) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (9) that are at the time outstanding not to exceed $25,000,000.

“Permitted Liens” means:

(1) Liens on assets of the Borrowers and the Guarantors securing Indebtedness and other Obligations under any Credit Facility that is permitted by Sections 6.03(b)(i);

(2) Liens existing on the Closing Date, including Liens securing (a) the New Notes and related guarantees, (b) the exchange notes and related note guarantees to be issued pursuant to the Registration Rights Agreement, (c) the Existing Term Loan Facility and the related guarantees, (d) the 2019 Notes and related note guarantees and the exchange notes and related note guarantees to be issued pursuant to the registration rights agreement with respect thereto, (e) the Loan Obligations, in each case, that are permitted to be incurred pursuant to Section 6.03(b)(ii), (iii) or (iv);

(3) Liens in respect of Indebtedness of the Parent permitted to be incurred by Section 6.03(a)(i) covering only the assets constructed or acquired with or financed by such Indebtedness; provided that none of the assets of either Borrower or any Guarantor (other than the Parent) will be permitted to be subject to any Lien pursuant to this clause (3);

(4) Liens in favor of the Company, US Borrower or the Guarantors;

(5) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Parent, the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary;

(6) Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Parent, the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

(7) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(8) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 6.03(b)(v) covering only the assets constructed or acquired with or financed by such Indebtedness;

(9) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(10) Liens imposed by law, such as necessaries suppliers, carriers’, warehousemen’s, landlord’s, mechanics’, crew’s wages, salvage and general average Liens, in each case, incurred in the ordinary course of business not more than 30 days past due or which are being contested in good faith;

(11) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(12) the pledge or encumbrance by the Parent or any Excluded Parent Subsidiary of the Equity Interests, property or assets of any Excluded Parent Subsidiary;

(13) Liens created for the benefit of (or to secure) Loan Obligations;

(14) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Agreement; provided, however, that:

(A) the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Indebtedness (plus improvements and accessions to such property, or proceeds or distributions thereof); and

(B) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (i) the outstanding principal amount, or, if greater, committed amount, of the original Indebtedness and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(15) Liens for obligations owed to vendors or other third parties that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that, any reserve or other appropriate provision as is required in conformity with GAAP has been made thereof;

(16) Liens to secure Hedging Obligations of the Company or any Restricted Subsidiary; and

(17) Liens incurred in the ordinary course of business of the Borrowers or any Guarantor with respect to obligations that do not exceed $25,000,000 at any one time outstanding.

“Permitted Loan Purchase” shall have the meaning set forth in Section 10.06(c).

“Permitted Operating Expense and Tax Reimbursements” means, without duplication as to amounts, actual amounts paid by the Parent for the benefit of the Company and the Restricted Subsidiaries in respect of bona fide goods, taxes, services and other operating expenses incurred from and after the Closing Date and relating to the Permitted Business of the Company and the Restricted Subsidiaries; provided that any amounts so paid to the Parent are on terms no less favorable than those available in arm’s length transactions with unaffiliated third parties; provided, further, that in no event shall any amounts that may be classified as Permitted Parent Payments be treated as Permitted Operating Expense and Tax Reimbursements.

“Permitted Parent Payments” means, without duplication as to amounts, payments to the Parent by the Company or any Restricted Subsidiary to permit the Parent to pay reasonable and bona fide franchise taxes and accounting, legal and administrative expenses of the Credit Parties when due, in an aggregate amount not to exceed $25,000,000 per annum, which amount shall increase by 1.0% per annum on January 1 of each year, beginning on January 1, 2013.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Parent, the Company or any of the Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Parent, the Company or any of the Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is (a) subordinated in right of payment to the Loan Obligations, then such Permitted Refinancing Indebtedness is subordinated in right of payment to the Loan Obligations or (b) pari passu in right of payment to the Loan Obligations, then such Permitted Refinancing Indebtedness is subordinated or pari passu in right of payment to the Loan Obligations, in the case of each of clauses (a) and (b), on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(4) in the case of Indebtedness of the Company or any Restricted Subsidiary, such Indebtedness is incurred either by the Company or by the Restricted Subsidiary or both the Company and the Restricted Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(5) in the case of Indebtedness of the Parent, such Indebtedness is incurred either by the Parent or by an Excluded Parent Subsidiary or both the Parent and an Excluded Parent Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(6) in the case of guarantees by Other Guarantors of any Indebtedness being refinanced that is permitted by this Agreement to be refinanced, such new guarantee of the Other Guarantor is incurred by the same Other Guarantor who is the obligor on the guarantee being renewed, refunded, refinanced, replaced, defeased or discharged.

“Permitted Third Party Charter” means the charter of a Vessel to a third party in conjunction with the conduct of drilling operations, where a Guarantor (other than the Parent) or US Borrower effectively retains operational control of the Vessel and local law requires a resident person of the nation in whose waters the Vessel is located to charter the Vessel as a condition to the lawful conduct of drilling operations in such waters and where either Borrower or a Guarantor is the ultimate beneficiary of indemnities under the Drilling Contract.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Plan” means, excluding any Foreign Plan, any (i) “defined benefit plan” as defined in Section 3(35) of ERISA that is subject to Title IV of ERISA, (ii) pension plan subject to the funding standards of Section 302 of ERISA or Section 412 of the Code, (iii) “multiemployer plan” as defined in Section 3(37) of ERISA or Section 414(f) of the Code or (iv) “multiple employer plan” within the meaning of Section 210(a) of ERISA or Section 413(c) of the Code that is subject to Title IV of ERISA.

“Platform” shall have the meaning set forth in Section 10.18.

“Pledge Agreement” means the Pledge Agreement, dated as of October 25, 2012, by the Parent in favor of the Pari Passu Collateral Agent, as amended, amended and restated, or supplemented from time to time in accordance with its terms.

“Polish Guarantor” shall have the meaning set forth in Section 9.13.

“Polish Limitation Amount” shall have the meaning set forth in Section 9.13.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

“Pro Rata Extension Offers” shall have the meaning set forth in Section 2.22(a).

“Protocol of Delivery and Acceptance” means the protocol of delivery and acceptance evidencing the delivery of the Tungsten Explorer by DSME to and acceptance of the Tungsten Explorer by the Company or a Restricted Subsidiary.

“Property” of any Person means any interest of such Person in any property or asset (whether real, personal, mixed, tangible or intangible).

“Public Information” means any information that (a) has been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Securities Act and the Exchange Act and, where applicable, any comparable doctrines under state and foreign securities laws, (b) does not constitute MNPI concerning the Parent or any Subsidiary or other Affiliate of any of the foregoing, or any security of any of the foregoing, for purposes of the United States federal and state securities laws and, where applicable, foreign securities laws or (c) solely in the case of information concerning the Parent or any Subsidiary of the foregoing (but only if such information does not constitute MNPI for the foregoing purposes of any other Affiliate thereof), so long as none of the Parent or any of its Subsidiaries shall have any securities registered under the Exchange Act or issued pursuant to Rule 144A under the Securities Act, or shall otherwise be subject to the reporting obligations under the Exchange Act, is information of the type that would be publicly disclosed in connection with an issuance of securities by the Parent or such Subsidiary pursuant to an offering of securities registered under the Securities Act or made in reliance on Rule 144A under the Securities Act.

“Public Lender” shall have the meaning set forth in Section 10.18.

“Qualified Services Contract” means, with respect to any Additional Vessel acquired by or committed to be delivered to, the Parent or any of its Subsidiaries, a bona fide contract or series of contracts, together with any amendments, supplements or modifications thereto, that the Board of Directors of the Parent, acting in good faith, designates as a “Qualified Services Contract” pursuant to a resolution of the Board of Directors of the Parent, which contract or contracts:

(1) are between the Parent or one of its Subsidiaries, on the one hand, and (a) a Person with a rating (or a Person whose parent has such a rating) of either BBB- or higher from S&P or Baa3 or higher from Moody’s, or if such ratings are not available, then a similar investment grade rating from another nationally recognized statistical rating agency or (b) any other Person provided such contract is supported by letters of credit, performance bonds or guarantees from a Person or its parent that has an investment grade rating as described in the preceding subclause (a) of this clause (1), or such contract provides for a lockbox or similar arrangements or direct payment to the Parent or its Subsidiary, as the case may be, by a Person with (or a Person whose parent has) such an investment grade rating, for the full amount of the contracted payments due over the four-quarter reference period considered in calculating Consolidated Cash Flow;

(2) provide for services to be performed by the Parent or one or more of its Subsidiaries involving the use of such Additional Vessel by the Parent or one or more of its Subsidiaries, in either case for a minimum aggregate period of at least one year;

(3) provide for a fixed or minimum dayrate or fixed rate for such Additional Vessel covering all the period in (2) above; and

(4) for purposes of Section 6.03, provide that revenues from such Qualified Services Contract are to be received by the Parent or its Subsidiary within one year of (a) delivery of the related Additional Vessel and (b) the incurrence of any Indebtedness pursuant to Section 6.03.

“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Loans for reasons outside of the Parent’s control, a “nationally recognized statistical rating organization within the meaning of Rule 15cs-1(c)(2)(vi)(F) under the Exchange Act selected by the Parent or any direct or indirect parent of the Parent (as certified by a resolution of the Board of Directors of the Parent or such direct or indirect parent of the Parent, as applicable) as a replacement agency for Moody’s or S&P, as the case may be.

“Recipient” means (a) the Administrative Agent, (b) the Collateral Agent, or (c) any Lender, as applicable.

“Register” shall have the meaning set forth in Section 10.06(b)(iv).

“Registration Rights Agreement” means the Registration Rights Agreement entered into as of the Closing Date among the Representatives (as defined therein), the Borrowers and the Guarantors and any other Registration Rights Agreement entered into from time to time in connection with the issuance of additional New Notes under the New Indenture.

“Regulation T” means Regulation T of the Board as from time to time in effect and any successor to all or any portion thereof establishing margin requirements.

“Regulation U” means Regulation U of the Board as from time to time in effect and any successor to all or any portion thereof establishing margin requirements.

“Regulation X” means Regulation X of the Board as from time to time in effect and any successor to all or any portion thereof establishing margin requirements.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees, agents and members of such Person or such Person’s Affiliates and any Person that possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.

“Repayment Date” has the meaning set forth in Section 2.05(b).

“Required Lenders” means, at any time, Lenders having outstanding Loans and unused Commitments that, taken together, represent more than 50% of the sum of all outstanding Loans at such time.

“Requirement of Law” means, as to any Person, any law, treaty, rule, regulation, statute, order, ordinance, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payments” shall have the meaning set forth in Section 6.04(b).

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary of such Person.

“Reversion Date” shall have the meaning set forth in Section 6.11(b).

“S&P” means Standard & Poor’s Financial Services LLC or any successor to the rating agency business thereof.

“Scheduled Repayment” shall have the meaning set forth in Section 2.05(b).

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Parties” means, collectively, the Agents and the Lenders.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means the Pledge and Security Agreement, dated as of October 25, 2012, among the Borrowers and the Grantors (as defined therein) from time to time party thereto in favor of the Pari Passu Collateral Agent, as amended, amended and restated, or supplemented from time to time in accordance with its terms.

“Series” means (a) with respect to the Pari Passu Secured Parties, each of (i) the Existing Term Loan Secured Parties (in their capacities as such), (ii) the 2019 Notes Secured Parties (in their capacity as such), (iii) the Other Pari Passu Secured Parties that become subject to the Intercreditor Agreement after the date thereof that are represented by a common Authorized Representative (in its capacity as such for such Other Pari Passu Secured Parties) and (iv) the Credit Agreement Secured Parties and (b) with respect to any Pari Passu Obligations, each of (i) the Existing Term Loan Obligations, (ii) the 2019 Note Obligations, (iii) the Other Pari Passu Obligations incurred pursuant to any Other Pari Passu Agreement, which pursuant to any joinder agreement, are to be represented under the Intercreditor Agreement by a common Authorized Representative (in its capacity as such for such Other Pari Passu Obligations) and (iv) the Credit Agreement Obligations.

“Ship Mortgage” means collectively the first naval mortgages and other instruments such as statutory mortgages and deeds over the Vessels (including, with respect to the Tungsten Explorer, executed, delivered, and recorded as of the date, subject to adjustment across time zones, the Tungsten Explorer is delivered by DSME to the applicable Subsidiary), each duly registered in the Bahamian or Panamanian ship registry, as applicable, in favor of the Pari Passu Collateral Agent, substantially in the form attached hereto as Exhibits K-1 and K-2, as the same may be amended, supplemented or modified from time to time.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Closing Date.

“Specified Ship Mortgages” shall have the meaning set forth in Section 3.24(b).

“Specified Vessels” shall have the meaning set forth in Section 3.24(b).

“Stated Maturity” means, with respect to any installment of interest or principal on any item or series of Indebtedness, the date on which the payment of interest or principal is scheduled to be paid in the documentation governing such Indebtedness as of the Closing Date or, if such item or series is incurred after the Closing Date, the date such item or series is incurred will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Statutory Reserves” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate, or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. A Loan that is not an ABR Loan shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subagent” shall have the meaning set forth in Section 8.02.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantor” means any Guarantor other than the Parent.

“Suspended Covenants” shall have the meaning set forth in Section 6.11(a).

“Suspension Period” shall have the meaning set forth in Section 6.11(b).

“Taxes” means any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges imposed by any Governmental Authority whether computed on a separate, consolidated, unitary, combined or other basis and any interest, fines, penalties or additions to tax with respect to the foregoing.

“Tender Offer” means the offer to purchase for cash any and all of the outstanding 2015 Notes by the Company, upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated March 18, 2013, and in the accompanying Consent and Letter of Transmittal, as the same may be amended or supplemented from time to time.

“Transaction Fees” means the fees and expenses in connection with (a) the issuance and sale of the New Notes, (b) the entry into the Loan Documents, (c) the entry into the Credit Agreement, (d) the consummation of the Tender Offer and Consent Solicitation, including (i) the tender offer consideration paid to holders of the 2015 Notes who tender their 2015 Notes in connection with and subject to the terms of the Tender Offer and (ii) the consent fee paid to holders of the 2015 Notes in connection with and subject to the terms of the Consent Solicitation and (e) all other transactions relating to the foregoing.

“Transactions” means, collectively, (a) the issuance and sale of the New Notes and the entry into the Registration Rights Agreement and related Collateral Agreements, including the Intercreditor Joinder Agreements, (b) the entry into the Loan Documents, (c) the entry into the Credit Agreement, (d) the consummation of the Tender Offer and Consent Solicitation, (e) the payment of the Transaction Fees and (f) all other transactions relating to the foregoing.

“Treasury Rate” means, as of any prepayment date, the yield to maturity as of such prepayment date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the prepayment date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the prepayment date to March 28, 2015; provided, however, that if the period from the prepayment date to March 28, 2015, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Tungsten Explorer” means the Ultra Deepwater Drillship Hull No. 3615 currently under construction at DSME, with delivery expected in the second quarter of 2013, to be owned by, and registered in the name of, the Company or a Restricted Subsidiary under Bahamian flag (subject to any Vessel Asset Sale following the Tungsten Explorer Delivery Date).

“Tungsten Explorer Construction Assignment” means the first priority assignment of the Tungsten Explorer Construction Contract and Tungsten Explorer Refund Guarantee in favor of the Pari Passu Collateral Agent given by Tungsten Explorer Company together with the consent thereto, if any, of each of DSME and Korea Eximbank, as issuer of the Tungsten Explorer Refund Guarantee.

“Tungsten Explorer Construction Contract” means the Construction Contract between DSME and Tungsten Explorer Company dated May 9, 2011, respecting the construction and delivery of the Tungsten Explorer, as amended, modified, or supplemented from time to time.

“Tungsten Explorer Delivery Date” means the date on which the Tungsten Explorer is delivered by DSME to the applicable Subsidiary, and accepted by, the Parent, the Company or a Subsidiary of the Parent or the Company.

“Tungsten Explorer Delivery Date” shall have the meaning set forth in Section 6.18(e).

“Tungsten Explorer Refund Guarantee” means the Letter of Credit issued by the Korea Eximbank, or similar instrument respecting the obligations of DSME under the Tungsten Explorer Construction Contract, as amended, modified or supplemented from time to time.

“Type” means, when used in respect of any Loan, the Rate by reference to which interest on such Loan is determined. For purposes hereof, “Rate” shall include the LIBOR and the ABR.

“US Borrower” shall have the meaning set forth in the preamble hereto.

“U.S. Dollars” or “$” means lawful money of the United States of America.

“U.S. Lender” means any Lender other than a Non-U.S. Lender.

“U.S. Tax Compliance Certificate” shall have the meaning set forth in Section 2.17(d)(ii).

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction from time to time.

“Unrestricted Subsidiary” means any Subsidiary of the Company (other than the US Borrower) that is designated by the Board of Directors of the Parent as an Unrestricted Subsidiary pursuant to a resolution of such Board of Directors, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) except as permitted by Section 6.07, is not party to any agreement, contract, arrangement or understanding with the Parent, the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Parent, the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3) is a Person with respect to which none of the Parent, the Company nor any of the Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of the Restricted Subsidiaries; and

(5) is not the owner or Internal Charterer of a Vessel.

(I) The Board of Directors of the Parent may designate any Restricted Subsidiary (other than US Borrower) to be an Unrestricted Subsidiary if:

(1) the Company could make the Restricted Payment which is deemed to occur upon such designation by Section 6.04 equal to the appropriate Fair Market Value of all outstanding Investments owned by the Parent, the Company and the Restricted Subsidiaries in such Subsidiary at the time of such designation;

(2) such Restricted Subsidiary meets the definition of an “Unrestricted Subsidiary”;

(3) the designation would not constitute or cause (with or without the passage of time) a Default or Event of Default or no Default or Event of Default would be in existence following such designation; and

(4) the Company delivers to the Administrative Agent a certified copy of a resolution of the Board of Directors of the Parent giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by Section 6.04.

If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Parent, the Company and the Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 6.04 or under one or more clauses of the definition of Permitted Investments, as determined by the Company.

If, at any time, any Unrestricted Subsidiary designated as such would fail to meet the preceding requirements as an Unrestricted Subsidiary or any other Unrestricted Subsidiary would fail to meet the definition of an “Unrestricted Subsidiary,” then such Subsidiary will thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 6.03, the Company or the applicable Restricted Subsidiary will be in default of such covenant.

In connection with the occurrence of a Contract Unwind Trigger, the Parent or the Company may cause an applicable Restricted Subsidiary (other than US Borrower) to be designated an Unrestricted Subsidiary if it meets the conditions set forth in this clause (I).

(II) The Board of Directors of the Parent may at any time designate any Unrestricted Subsidiary or Subsidiary of the Parent to be a Restricted Subsidiary if:

(1) the Company and the Restricted Subsidiaries could incur the Indebtedness which is deemed to be incurred upon such designation under Section 6.03, equal to the total Indebtedness of such Subsidiary calculated on a pro forma basis as if such designation had occurred on the first day of the four-quarter reference period;

(2) the designation would not constitute or cause a Default or Event of Default; and

(3) the Company delivers to the Administrative Agent a certified copy of a resolution of the Board of Directors of the Parent giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions, including the incurrence of Indebtedness under Section 6.03.

“USA Patriot Act” means the U.S.A. Patriot Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001).

“Vessel” means each of (i) the Panamanian flag vessels, the Emerald Driller, the Sapphire Driller, the Topaz Driller and the Aquamarine Driller, (ii) the Deepwater Vessels and (iii) any other Additional Vessel hereafter acquired by the Company or any Restricted Subsidiary in each case together with all related spares, equipment and any additions or improvements; provided that for the purposes of any provision related to the acquisition or disposition of a Vessel, such acquisition or disposition may be conducted through the transfer of all of the Capital Stock of any special purpose entity that owns such Vessel; provided, further, that upon the consummation of a Vessel Asset Sale where all of the interests in such Vessel are sold, leased, conveyed or otherwise disposed of in a transaction that complies with the terms of this Agreement, including Sections 6.04 and 6.06, such Vessel shall not thereafter constitute a Vessel hereunder.

“Vessel Asset Sale” means a sale, lease (except under an Internal Charter, a Drilling Contract or a Permitted Third Party Charter), conveyance or other disposition of a Vessel, or any minority interest in a Vessel, right to a Vessel or construction contract respecting the construction of any Vessel; provided that any Vessel Asset Sale with respect to a minority interest in a Vessel will be subject to the Mortgage relating to such Vessel.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

“Withholding Agent” means any Credit Party and the Administrative Agent.

SECTION 1.02. Terms Generally. The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document means such document as amended, restated, supplemented or otherwise modified from time to time. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP.

ARTICLE II

The Credits

SECTION 2.01. Term Loans.

(a) Subject to and upon the terms and conditions herein set forth, each Lender having a Commitment severally agrees to make a Loan or Loans on the Closing Date to the Borrowers in U.S. Dollars in an aggregate principal amount equal to such Lender’s Commitment resulting in aggregate proceeds to the Borrowers equal to 98.50% of the Commitment of such Lender. The aggregate principal amount of the Loans shall be $350,000,000. The Commitments shall automatically terminate on the Closing Date.

(b) Loans made on the Closing Date, (i) may be repaid or prepaid in accordance with the provisions hereof, but once repaid or prepaid, may not be reborrowed, (ii) shall not exceed for any such Lender the Commitment of such Lender and (iii) shall not exceed in the aggregate the total of all Commitments.

(c) Each Lender may at its option make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that (i) any exercise of such option shall not affect the joint and several obligation of the Borrowers to repay such Loan and (ii) in exercising such option, such Lender shall use its reasonable efforts to minimize any increased costs to the Borrowers resulting therefrom (which obligation of the Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it determines would be otherwise disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.10 shall apply).

SECTION 2.02. [Reserved].

SECTION 2.03. Notice of Borrowing.

(a) The Administrative Borrower shall give the Administrative Agent at the Administrative Agent’s Lending Office written notice (or telephonic notice promptly confirmed in writing) prior to (a) in the case of a LIBOR Loan, 11:00 a.m. (New York City time) at least three Business Days prior to the Closing Date, and (b) in the case of an ABR Loan, 12:00 Noon (New York City time) at least one Business Day prior to the Closing Date. Such notice (a “Notice of Borrowing”) shall be irrevocable. Such Notice of Borrowing shall specify (i) the aggregate principal amount of the Loans to be made, (ii) the proposed date of the Loans (which shall be a Business Day), (iii) whether such Loans are to be ABR Loans or LIBOR Loans and, if LIBOR Loans, the initial Interest Period applicable thereto, and (iv) remittance instructions for disbursement of the proceeds of the Loans. The Notice of Borrowing shall be in substantially the form of Exhibit F. The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of the proposed Borrowing, of such Lender’s proportionate share thereof and of the other matters covered by the related Notice of Borrowing.

(b) Without in any way limiting the obligation of the Administrative Borrower to confirm in writing any notice it may give hereunder by telephone, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Administrative Borrower.

SECTION 2.04. Disbursement of Funds.

(a) Subject to Article IV, no later than 11:00 a.m. (New York City time) on the Closing Date, each Lender will make available its pro rata portion based on its Commitment of the Loans to be made on such date in the manner provided below.

(b) Each Lender shall make available all amounts it is to fund to the Borrowers in immediately available funds to the Administrative Agent at the Administrative Agent’s Lending Office, and the Administrative Agent will make available to the Borrowers, by depositing to the Borrowers’ account identified in the Notice of Borrowing, the aggregate of the amounts so made available in U.S. Dollars. The Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrowers a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available same to the Borrowers, then the applicable Lender and the Borrowers severally (and, in the case of the Borrowers, jointly among themselves) agree to pay immediately to the Administrative Agent forthwith on demand (without duplication) such corresponding amount. The Administrative Agent shall also be entitled to recover from such Lender or the Borrowers interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrowers to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if paid by such Lender, the greater of (A) the Federal Funds Rate and (B) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) if paid by the Borrowers, the then-applicable rate of interest, calculated in accordance with Section 2.08, for the respective Loans.

(c) Nothing in this Section 2.04 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that either Borrower may have against any Lender as a result of any default by such Lender hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to fulfill its commitments hereunder).

SECTION 2.05. Repayment of Loans; Evidence of Debt.

(a) The Borrowers hereby jointly and severally unconditionally promise to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender to the Borrowers on the Maturity Date applicable thereto, in U.S. Dollars.

(b) The Borrowers shall repay to the Administrative Agent, in U.S. Dollars, for the benefit of the Lenders, on each date set forth below (each, a “Repayment Date”), the principal amount of the Loans set forth opposite such Repayment Date (each, a “Scheduled Repayment”):

Repayment Date	Scheduled Repayment

Last Business Day of June 2013	$875,000

Last Business Day of September 2013	$875,000

Last Business Day of December 2013	$875,000

Last Business Day of March 2014	$875,000

Last Business Day of June 2014	$875,000

Last Business Day of September 2014	$875,000

Last Business Day of December 2014	$875,000

Last Business Day of March 2015	$875,000

Last Business Day of June 2015	$875,000

Last Business Day of September 2015	$875,000

Last Business Day of December 2015	$875,000

Last Business Day of March 2016	$875,000

Last Business Day of June 2016	$875,000

Last Business Day of September 2016	$875,000

Last Business Day of December 2016	$875,000

Last Business Day of March 2017	$875,000

Last Business Day of June 2017	$875,000

Last Business Day of September 2017	$875,000

Last Business Day of December 2017	$875,000

Last Business Day of March 2018	$875,000

Last Business Day of June 2018	$875,000

Last Business Day of September 2018	$875,000

Last Business Day of December 2018	$875,000

Maturity Date	$329,875,000

(c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to the appropriate Lending Office of such Lender resulting from the Loan made by such Lending Office of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lending Office of such Lender from time to time under this Agreement.

(d) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrowers, shall maintain the Register pursuant to Section 10.06(b)(iv) and (v), and a subaccount for each Lender, in which the Register and subaccounts (taken together) shall be recorded (i) the amount of the Loans made hereunder and the Interest Period(s) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrowers and each Lender’s share thereof.

(e) The entries made in the Register and accounts and subaccounts maintained pursuant to paragraphs (c) and (d) of this Section 2.05 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the joint and several obligation of the Borrowers to repay (with applicable interest) the Loan made to the Borrowers by such Lender in accordance with the terms of this Agreement.

(f) Any Lender may request that Loans made by it be evidenced by a Note. In such event, the Administrative Borrower (on behalf of the Borrowers) shall prepare, execute and deliver to such Lender a Note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in the form attached hereto as Exhibit B.

SECTION 2.06. Change of Control; Asset Sale; Mandatory Prepayments.

(a) Change of Control.

(i) Upon the occurrence of a Change of Control, each Lender will have the right to require the Borrowers to repay all or any part of such Lender’s Loan in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest (if any) to the repayment date, except to the extent the Borrowers have previously or concurrently elected to prepay the Loans in accordance with Section 2.14.

(ii) Within ten Business Days following any Change of Control, except to the extent that the Borrowers have exercised their right to prepay the Loans in accordance with Section 2.14, the Administrative Borrower shall notify the Administrative Agent in writing, and the Administrative Agent shall promptly deliver notice to each Lender to the address of such Lender appearing in the Register or otherwise in accordance with Section 10.02 of the following (such notification, a “Change of Control Offer”):

(1) that a Change of Control has occurred and that such Lender has the right to require the Borrowers to repay such Lender’s Loans in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the repayment date;

(2) the circumstances and relevant facts and financial information regarding such Change of Control;

(3) the repayment date (which shall be no earlier than 30 days nor later than 60 days from the date on which the Administrative Agent is notified) (the “Change of Control Payment Date”);

(4) that unless the Borrowers default in making the payment, all Loans accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Lenders electing to have any Loans repaid pursuant to a Change of Control Offer will be required to notify the Administrative Agent prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Lenders will be entitled to withdraw their election to require the Borrowers to repay such Loans; provided that the Administrative Agent receives, not later than the close of business on the expiration date of the Change of Control Offer, a facsimile transmission, electronic mail or letter setting forth the name of such Lender, the principal amount of Loans to be repaid, and a statement that such Lender is withdrawing its election to have such Loans repaid; and

(7) the other instructions determined by the Administrative Borrower or as reasonably requested by the Administrative Agent, consistent with this Section 2.06, that a Lender must follow in order to have its Loans repaid.

The notice, if delivered in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Lender receives such notice. If (x) the notice is delivered in a manner herein provided and (y) any Lender fails to receive such notice or a Lender receives such notice but it is defective, such Lender’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the repayment of the Loans as to all other Lenders that properly received such notice without defect.

(iii) On the repayment date, the Borrowers shall repay the Loans in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest (if any) to the repayment date to the Lenders electing such repayment.

(iv) A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(v) The Borrowers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Agreement and repays all Loans properly elected to be repaid and not withdrawn under such Change of Control Offer and the Administrative Borrower shall instruct the Administrative Agent to accept repayments made by such third party.

(b) Asset Sale.

(i) Within 360 days after the receipt of any Net Proceeds from an Asset Sale (including, without limitation, an Involuntary Transfer), the Parent, the Company or the applicable Restricted Subsidiary, as the case may be, may apply such Net Proceeds:

(1) to repay Indebtedness of the Company or the Restricted Subsidiaries, including Loans and permanent reductions of Obligations under any other Credit Facility (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto);

(2) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business of the Borrowers, if, after giving effect to any such acquisition of Capital Stock, such Permitted Business is or becomes a Restricted Subsidiary;

(3) to make a capital expenditure for the Company or any of the Restricted Subsidiaries; or

(4) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in the Borrowers’ Permitted Business;

provided that clauses (2) through (4) above shall be deemed to be satisfied if a bona fide binding contract committing to make the investment, acquisition or expenditure referred to herein is entered into by the Parent, the Company or any Restricted Subsidiary, as the case may be, with a Person within the time period specified in the preceding paragraph and such Net Proceeds are subsequently applied in accordance with such contract within one year and six months following the date of such Asset Sale. In the event any such contract is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, then such Net Proceeds must be applied as set forth herein and, if such termination or cancellation occurs later than the 360-day period, shall constitute Excess Proceeds as set forth below.

(ii) Any Net Proceeds from any Asset Sale that are not applied as provided and within the time period set forth in clause (i) of this Section 2.06(b) will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $20,000,000, the Borrowers shall, within ten (10) Business Days thereof, make an offer (the “Asset Sale Offer”) to all Lenders (and all holders of other Pari Passu Obligations containing provisions similar to this Section 2.06(b)) to repay the maximum principal amount of Loans (and such other Pari Passu Obligations) that may be repaid out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest (or, in respect of such Pari Passu Obligations, such lesser price, if any, as may be provided for by the terms of such Pari Passu Obligations), to the date fixed for the closing of such offer.

(iii) To the extent that the aggregate amount of Loans (and such Pari Passu Obligations) accepted for repayment or tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Borrowers may use any remaining Excess Proceeds for any purpose that is not prohibited by the Loan Documents; provided that pending any such application, the proceeds of the Asset Sale, whether assets, property or cash, are subject to a Lien under the Collateral Agreements. If the aggregate principal amount of Loans (and other Pari Passu Obligations) accepted for repayment or surrendered by holders thereof pursuant to such Asset Sale Offer exceeds the amount of Excess Proceeds, the Administrative Agent shall apply the Excess Proceeds ratably to the repayment of the Loans and any other tendered Pari Passu Obligations based on the accreted value or principal amount of the Loans or such Pari Passu Obligations accepted for repayment or tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

(iv) Pending the final application of any Net Proceeds under clause (i) or (iii), the Company may temporarily reduce outstanding revolving credit Indebtedness of the Parent, the Borrowers, any Restricted Subsidiary or any Other Guarantor, or otherwise invest the Net Proceeds in cash and Cash Equivalents.

(v) The Administrative Borrower shall deliver any Asset Sale Offer required under clause (ii) by written notice of such occurrence to the Administrative Agent, and the Administrative Agent shall promptly deliver notice to each Lender to the address of such Lender appearing in the Register or otherwise in accordance with Section 10.02 with the following information:

(1) that the Borrowers are making an Asset Sale Offer pursuant to this Section 2.06(b) and that all Loans and other applicable Pari Passu Obligations properly accepted for repayment or tendered and not withdrawn pursuant to such Asset Sale Offer will be repaid by the Borrowers;

(2) the repayment date, which will be no earlier than thirty days nor later than sixty days from the date on which such notice is delivered (the “Asset Sale Offer Payment Date”);

(3) that any Loan not properly accepted for repayment will remain outstanding and continue to accrue interest;

(4) that unless the Borrowers default in making the payment, all Loans accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest on the Asset Sale Offer Payment Date;

(5) that Lenders electing to have any Loans repaid pursuant to an Asset Sale Offer will be required to notify the Administrative Agent prior to the close of business on the third Business Day preceding the Asset Sale Offer Payment Date;

(6) that Lenders will be entitled to withdraw their election to require the Borrowers to repay such Loans; provided that the Administrative Agent receives, not later than the close of business on the expiration date of the Asset Sale Offer, a facsimile transmission, electronic mail or letter setting forth the name of such Lender, the principal amount of Loans to be repaid, and a statement that such Lender is withdrawing its election to have such Loans repaid;

(7) that, to the extent that the aggregate principal amount of Loans or the other Pari Passu Obligations accepted for repayment or surrendered by holders thereof exceeds the amount of Excess Proceeds, the Administrative Agent will apply the Excess Proceeds as set forth under the second-to-last sentence of Section 2.06(b)(iii); and

(8) the other instructions, as determined by the Administrative Borrower or as reasonably requested by the Administrative Agent, consistent with this Section 2.06(b), that a Lender must follow in order to have its Loans repaid.

The notice, if delivered in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Lender receives such notice. If (x) the notice is delivered in a manner herein provided and (y) any Lender fails to receive such notice or a Lender receives such notice but it is defective, such Lender’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the repayment of the Loans as to all other Lenders that properly received such notice without defect.

(c) Mandatory Repayment Upon Total Loss of a Vessel.

(i) Upon the occurrence or happening of any Event of Loss, the Borrowers shall be required to prepay Loans and other Pari Passu Obligations containing provisions similar to those set forth in this clause (c) with respect to a redemption or prepayment upon an Event of Loss, the maximum principal amount of Loans and such other Pari Passu Obligations that may be prepaid out of the Event of Loss Proceeds received in respect of such loss (rounded to the nearest $1,000) upon not less than 30 nor more than 60 days’ notice to the Lenders, at a repayment price equal to 100% of the principal amount thereof, plus accrued and unpaid interest on the Loans prepaid to the applicable date of repayment

(ii) If the aggregate principal amount of Loans and other Pari Passu Obligations exceeds the amount of Event of Loss Proceeds, the Collateral Agent shall select Loans and such other Pari Passu Obligations to be repaid or redeemed on a pro rata basis.

(iii) Promptly upon receipt thereof, the Borrowers shall deposit all Event of Loss Proceeds received in respect of an Event of Loss in a deposit account controlled by the Collateral Agent and held as Collateral subject to a Lien under the Collateral Agreements pending the application thereof to repayment or redemption of Loans and such other Pari Passu Obligations and, from such deposit account, the Collateral Agent may withdraw funds to deploy the Event of Loss Proceeds in compliance with the foregoing.

(iv) Within 30 days of any date on which any Credit Party receives Event of Loss Proceeds, the Administrative Borrower shall deliver written notice of such occurrence to the Administrative Agent, and the Administrative Agent shall promptly deliver notice to each Lender to the address of such Lender appearing in the Register or otherwise in accordance with Section 10.02 with the following information:

(1) that an Event of Loss has occurred and the circumstances and relevant facts and financial information regarding such Event of Loss;

(2) that the Borrowers are required to pursuant to this Section 2.06(c) to prepay or redeem Loans and other applicable Pari Passu Obligations in an aggregate principal amount equal to the Event of Loss Proceeds received in respect of such loss (rounded to the nearest $1,000) and at a repayment price equal to 100% of the principal amount thereof, plus accrued and unpaid interest on the Loans prepaid to the applicable date of repayment; and

(3) the repayment date, which shall be no earlier than thirty days nor later than sixty days from the date on which such notice is delivered.

(d) Notices of repayment pursuant to Section 2.06(a) and (b)(v) or Section 2.14 may, at the Borrowers’ option and discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a sale of Equity Interests (other than Disqualified Stock) of the Company or a Change of Control, as the case may be. If any such repayment or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Borrowers’ discretion, the repayment date may be delayed until such time as any or all such conditions shall be satisfied, or such repayment may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the repayment date, or by the repayment date so delayed.

(e) All repayments of Loans pursuant to Section 2.06(b) or (c) shall be applied to reduce the then remaining Scheduled Repayments on a pro rata basis (based on the remaining principal amounts of the Scheduled Repayments after giving effect to all prior reductions thereto).

SECTION 2.07. [Reserved].

SECTION 2.08. Interest.

(a) (i) Interest on each Loan that is a LIBOR Loan will accrue and be payable at a rate per annum equal to the Adjusted LIBOR plus the Applicable Margin and shall be payable in cash, and (ii) interest on each Loan that is an ABR Loan will accrue and be payable at a rate per annum equal to the ABR plus the Applicable Margin and shall be payable in cash, each rate as determined by the Administrative Agent. Each determination shall, absent clearly demonstrable error, be final and conclusive and binding on all parties hereto.

(b) Upon the occurrence and during the continuance of any Event of Default under Section 7.01(h) or (i), any amount that shall not have been paid when due (whether at the stated maturity, by acceleration or otherwise) shall bear interest at a rate per annum that is (i) in the case of overdue principal, the rate that would otherwise be applicable thereto plus 2.00% or (ii) in the case of any overdue interest (and premium, if any), to the extent permitted by applicable law, the then-effective rate plus 2.00% from and including the date of such non-payment to but excluding the date on which such amount is paid in full (after as well as before judgment).

(c) Interest on each Loan shall accrue from and including the date on which such Loan is made to but excluding the date of any repayment thereof and shall be payable (i) on each Interest Payment Date, and (ii) on any prepayment (on the amount prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

(d) All computations of interest hereunder shall be calculated on the basis of a 360-day year for the actual days elapsed, except that interest computed by reference to the ABR at times when the ABR is based on the prime rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(e) The Administrative Agent, upon determining the Adjusted LIBOR or ABR for any Interest Period, shall promptly notify the Administrative Borrower and the relevant Lenders thereof. Each such determination shall, absent clearly demonstrable error, be final and conclusive and binding on all parties hereto. The Administrative Agent shall, upon the request of any Lender, provide the interest rate then in effect with respect to the applicable Loans.

(f) On each Interest Payment Date, the Borrowers shall pay to the Lenders on or prior to 12:00 noon (New York City time) on such Interest Payment Date an amount equal to the amount of interest due and payable on such Interest Payment Date.

SECTION 2.09. Interest Periods. Notwithstanding anything to the contrary contained above, if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period would otherwise expire (i) on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day and (ii) on a day that is after the Maturity Date, such Interest Period shall expire on the Maturity Date.

SECTION 2.10. Increased Costs, Illegality, etc.

(a) In the event that (x) in the case of clause (i) below, the Required Lenders or (y) in the case of clauses (ii) and (iii) below, any Lender, shall have reasonably determined (which determination shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto):

(i) on any date for determining the LIBOR for any Interest Period that (A) deposits in the principal amounts of the Loans comprising such LIBOR Loan are not generally available in the relevant market or (B) by reason of any changes arising on or after the Closing Date affecting the interbank LIBOR market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBOR; or

(ii) that, due to a Change in Law occurring at any time after the Closing Date, which Change in Law shall (A) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender, (B) subject any Lender to any Tax with respect to any Loan Document or any LIBOR Loan made by it (other than (i) Indemnified Taxes or Other Taxes, or (ii) Excluded Taxes), or (C) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or LIBOR Loans made by such Lender, which results in the cost to such Lender of making, converting into, continuing or maintaining LIBOR Loans increasing by an amount or the amounts received or receivable by such Lender hereunder with respect to the foregoing shall be reduced; or

(iii) at any time, that the making or continuance of any LIBOR Loan has become unlawful as a result of compliance by such Lender in good faith with any Requirement of Law (or would conflict with any such Requirement of Law not having the force of law even though the failure to comply therewith would not be unlawful);

then, and in any such event, such Lenders (or the Administrative Agent, in the case of clause (i) above) shall within a reasonable time thereafter give notice (if by telephone, confirmed in writing) to the Administrative Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, LIBOR Loans shall no longer be available until such time as the Administrative Agent notifies the Administrative Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist (which notice the Administrative Agent agrees to give at such time when such circumstances no longer exist), and any Notice of Borrowing given by the Administrative Borrower with respect to LIBOR Loans that have not yet been incurred shall be deemed rescinded by the Administrative Borrower, (y) in the case of clause (ii) above, the Administrative Borrower shall pay to such Lender, promptly (but no later than ten days) after receipt of written demand therefor such additional amounts as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (it being agreed that a written notice as to the additional amounts owed to such Lender submitted to the Administrative Borrower by such Lender shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Administrative Borrower shall take one of the actions specified in Section 2.10(b) as promptly as possible and, in any event, within the time period required by applicable Requirements of Law.

(b) At any time that any LIBOR Loan is affected by the circumstances described in Section 2.10(a)(ii) or (iii), the Administrative Borrower may (and in the case of a LIBOR Loan affected pursuant to Section 2.10(a)(iii) shall) either (1) if the affected LIBOR Loan is then being made pursuant to a Borrowing, cancel such Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Administrative Borrower was notified by a Lender pursuant to Section 2.10(a)(ii) or (iii) or (2) if the affected LIBOR Loan is then outstanding, upon at least three Business Days’ notice to the Administrative Agent, require the affected Lender to convert each such LIBOR Loan into an ABR Loan; provided that if more than one Lender is affected at any time, then all affected Lenders must be treated in the same manner pursuant to this Section 2.10(b).

(c) If, after the Closing Date, any Change in Law relating to capital adequacy of any Lender or compliance by any Lender or its parent with any Change in Law relating to capital adequacy occurring after the

Closing Date, has or would have the effect of reducing the rate of return on such Lender’s or its parent’s capital or assets as a consequence of such Lender’s commitments or obligations hereunder to a level below that which such Lender or its parent could have achieved but for such Change in Law (taking into consideration such Lender’s or its parent’s policies with respect to capital adequacy), then from time to time, promptly (but in any event no later than ten days) after written demand by such Lender (with a copy to the Administrative Agent), the Administrative Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent for such reduction, it being understood and agreed, however, that a Lender shall not be entitled to such compensation as a result of such Lender’s compliance with, or pursuant to any request or directive to comply with, any applicable Requirement of Law as in effect on the Closing Date. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to the Administrative Borrower, although the failure to give any such notice shall not, subject to Section 2.13, release or diminish the Borrowers’ joint and several obligations to pay additional amounts pursuant to this Section 2.10(c) upon receipt of such notice.

SECTION 2.11. Compensation. If (a) any payment of principal of any Loan is made by the Borrowers to or for the account of a Lender other than on the last day of the Interest Period for such Loan as a result of a payment pursuant to Section 2.14, as a result of acceleration of the maturity of the Loans pursuant to Article VII or for any other reason, (b) there occurs any failure to borrow, convert, continue or prepay any LIBOR Loan on the date specified in any notice delivered pursuant hereto or (c) there occurs any assignment of any LIBOR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Administrative Borrower pursuant to Section 10.07, the Borrowers shall, after receipt of a written request by such Lender, pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that such Lender may reasonably incur as a result of such payment, or failure to prepay, including any loss, cost or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Loan. A certificate of any Lender setting forth any amount that such Lender is entitled to receive pursuant to this Section 2.11 shall be delivered to the Administrative Borrower and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on such certificate within ten days after receipt thereof.

SECTION 2.12. Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.10(a)(ii), 2.10(a)(iii), 2.10(c) or 2.17 with respect to such Lender, it will, if requested by the Administrative Borrower use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event; provided that such designation does not cause such Lender or its lending office to suffer any economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 2.12 shall affect or postpone any of the obligations of the Borrowers or the right of any Lender provided in Section 2.10 or 2.17.

SECTION 2.13. Notice of Certain Costs. Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Section 2.10 or 2.11 is given by any Lender more than 180 days after such Lender has knowledge (or should have had knowledge) of the occurrence of the event giving rise to the additional cost, reduction in amounts or loss described in such Sections, such Lender shall not be entitled to compensation under Section 2.10 or 2.11, as the case may be, for any such amounts incurred or accruing prior to the 181st day prior to the giving of such notice to the Administrative Borrower; provided that if a Change in Law that gives rise to such additional costs is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.14. Voluntary Prepayments.

(a) Subject to Section 2.14(c), the Borrowers shall have the right at any time and from time to time to prepay any Loan in whole or in part, without premium or penalty, in an aggregate principal amount that is an integral multiple of $500,000 and not less than $1,000,000 or, if less, the amount outstanding, upon prior notice to the Administrative Agent by telephone (confirmed by telecopy), not less than three Business Days prior to the date of prepayment, which notice shall be irrevocable except to the extent conditioned on a refinancing of all or any portion of the Loans. Each such notice shall be signed by an Authorized Officer of the Administrative Borrower and shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if LIBOR Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each applicable Lender of its receipt of each such notice, and of the amount of such Lender’s pro rata share of such prepayment. Each prepayment of Loans pursuant to this Section 2.14 shall be applied to reduce Scheduled Repayments in such order as the Administrative Borrower may specify in the applicable prepayment notice (and in the absence of any such specification, in direct order of maturity).

(b) Notwithstanding anything to the contrary contained in this Agreement, the Borrowers may rescind any notice of prepayment under Section 2.14(a) by the Administrative Borrower providing notice to the Administrative Agent a reasonable time prior to the specified effective time of such prepayment if such prepayment would have resulted from a refinancing of all or any portion of the Loans, which refinancing shall not be consummated or shall otherwise be delayed.

(c) In the event that, prior to March 28, 2015, there shall occur any prepayment of the Loans, in whole or in part, under Section 2.14, each such prepayment shall be accompanied by a fee or prepayment premium, as applicable, equal to the present value at such prepayment date of all interest that would accrue on the prepaid Loans through March 28, 2015, computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points, computed using Adjusted LIBOR for an Interest Period of three months plus the Applicable Margin for LIBOR Loans in effect on such date.

(d) All prepayments under this Section 2.14 shall be accompanied by all accrued interest thereon, together with, in the case of any such prepayment of a LIBOR Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such LIBOR Loan pursuant to Section 2.11.

SECTION 2.15. Fees. The Borrowers shall pay to the Agents such other fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Administrative Borrower and the applicable Agent).

SECTION 2.16. Method and Place of Payment.

(a) Except as otherwise specifically provided herein, all payments under this Agreement shall be made by the Borrowers or the applicable Credit Party, as the case may be, without set-off, counterclaim or deduction of any kind, to the Administrative Agent for the ratable account of the Lenders entitled thereto not later than 12:00 Noon (New York City time) on the date when due and shall be made in immediately available funds at the Administrative Agent’s Lending Office or at such other office as the Administrative Agent shall specify for such purpose by notice to the Administrative Borrower, it being understood that written or facsimile notice by the Administrative Borrower to the Administrative Agent to make a payment from the funds attributed to the Borrowers in an account of the Administrative Agent shall constitute the making of such payment to the extent of such funds held in such account. All payments under each Loan Document (whether of principal, interest or otherwise) shall be made in U.S. Dollars. The Administrative Agent will thereafter cause to be promptly distributed like funds relating to the payment of principal or interest or fees ratably to the Lenders entitled thereto.

(b) Any payments under this Agreement that are made later than 2.00 p.m. (New York City time) shall be deemed to have been made on the next succeeding Business Day.

Except as otherwise provided herein, whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

SECTION 2.17. Net Payments.

(a) Any and all payments made by or on behalf of any Credit Party under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes; except as otherwise required by applicable Requirements of Law. If an applicable Withholding

Agent shall be required by applicable Requirements of Law to deduct or withhold any Taxes from such payments, then (i) the applicable Withholding Agent shall make such deductions or withholdings as are determined in good faith by the applicable Withholding Agent to be required by any applicable Requirement of Law, (ii) the applicable Withholding Agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority within the time allowed and in accordance with applicable Requirements of Law, and (iii) to the extent withholding or deduction is required to be made on account of Indemnified Taxes or Other Taxes, the sum payable by the applicable Credit Party shall be increased as necessary so that after all required deductions and withholdings have been made (including deductions or withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deductions or withholdings been made. As soon as practicable after any payment of Taxes by any Credit Party or the Administrative Agent to a Governmental Authority as provided in this Section 2.17, the Administrative Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Administrative Borrower, as the case may be, a copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by laws to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Borrower or the Administrative Agent, as the case may be.

(b) The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Requirements of Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) The Borrowers and the Guarantors shall, jointly and severally, indemnify and hold harmless each Recipient within 15 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes imposed on such Recipient, as the case may be (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17), and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis and calculation of the amount of such payment or liability delivered to the Administrative Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent or the Collateral Agent (as applicable) on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. Notwithstanding anything contained in this Section 2.17(c), no Recipient shall be entitled to receive any payment with respect to Indemnified Taxes or Other Taxes hereunder unless such Recipient makes written demand on the Credit Parties no later than 180 days after the earlier of (i) the date on which the relevant Governmental Authority makes written demand upon such Recipient for such Indemnified Taxes or Other Taxes, and (ii) the date on which such Recipient has made payment of such Indemnified Taxes or Other Taxes (except that, if such Indemnified Taxes or Other Taxes are retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).

(d) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under this Agreement or any other Loan Document shall deliver to the Administrative Borrower and the Administrative Agent, at the time or times prescribed by applicable Requirements of Law or reasonably requested by the Administrative Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Requirements of Law or reasonably requested by the Administrative Borrower or the Administrative Agent, as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Administrative Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Requirements of Law or reasonably requested by the Administrative Borrower or the Administrative Agent as will enable the Administrative Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(d)(i) and (d)(ii)(1)-(4), and Section 2.17(f) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

Without limiting the generality of Section 2.17(d), in the event a Borrower is a “United States person” within the meaning of Section 7701(a)(30) of the Code:

(i) any U.S. Lender shall deliver to the Administrative Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter at the time or times prescribed by applicable Requirements of Law or upon the reasonable request of the Administrative Borrower or the Administrative Agent), executed originals of IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax; and

(ii) any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Administrative Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter at the time or times prescribed by applicable Requirements of Law or upon the reasonable request of the Administrative Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, IRS Form W-8BEN (or any successor form), together with a certificate substantially in the form of Exhibit D-1, D-2, D-3 or D-4, as applicable (a “U.S. Tax Compliance Certificate”), representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a “10 percent shareholder” (within the meaning of Section 871(h)(3)(B) of the Code) of either Borrower, is not a CFC related to either Borrower (within the meaning of Section 864(d)(4) of the Code) and the interest payments in question are not effectively connected with the conduct by such Lender of a trade or business within the United States),

(2) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding tax, pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “business profits” or “other income” article of such tax treaty,

(3) IRS Form W-8ECI (or any successor form),

(4) to the extent a Non-U.S. Lender is not the beneficial owner, executed originals of IRS Form W-8IMY (or any successor form) accompanied by IRS Form W-8ECI (or any successor form), IRS Form W-8BEN (or any successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9 (or any successor form) and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner, or

(5) executed originals of any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Administrative Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

Each Lender further agrees that it shall (i) promptly upon becoming aware thereof notify the Administrative Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction in withholding, or (ii) in the event it becomes aware that any previous form delivered by such Lender pursuant to this Section 2.17(d) expires or becomes obsolete or inaccurate, update any such form or certification or promptly deliver to the Administrative Borrower and the Administrative

Agent any such other properly completed and executed form, certification or documentation as may be required in order to confirm or establish the entitlement of such Lender to an exemption from or a reduction in withholding Taxes with respect to payments hereunder or under any other Loan Document if such Lender continues to be so entitled or promptly notify the Administrative Borrower and the Administrative Agent in writing of its legal inability to do so.

Each Person that shall become a Participant pursuant to Section 10.06 or a Lender pursuant to Section 10.06 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this Section 2.17(d) and pursuant to Section 2.17(f) below; provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Person from which the related participation shall have been purchased.

(e) If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes for which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), such Recipient shall pay the applicable Credit Party an amount equal to such refund (net of all reasonable out-of-pocket expenses (including Taxes) of such Recipient and without interest other than any interest received thereon from the relevant Governmental Authority with respect to such refund); provided that the Credit Parties, upon the request of such Recipient, agree to repay the amount paid over pursuant to this Section 2.17(e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Recipient in the event such Recipient is required to repay such refund to such Governmental Authority. In such event, such Recipient shall, at the Administrative Borrower’s request, provide the Administrative Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant Governmental Authority (provided that such Lender, the Administrative Agent or the Collateral Agent may delete any information therein that it deems confidential). Notwithstanding anything to the contrary in this Section 2.17(e), in no event will the Recipient be required to pay any amount to the Credit Parties pursuant to this Section 2.17(e) the payment of which would place such Recipient in a less favorable net after-Tax position than such Recipient would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. Except as otherwise specifically provided in this Section 2.17(e), no Recipient shall be obliged to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Credit Party in connection with this Section 2.17(e).

(f) If a payment made to any Lender or any Agent under this Agreement or any other Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender or such Agent were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender or such Agent shall deliver to the Administrative Borrower and the Administrative Agent at the time or times prescribed by Requirements of Law and at such time or times reasonably requested by the Administrative Borrower or the Administrative Agent such documentation prescribed by applicable Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Administrative Borrower or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 2.17(f), “FATCA” shall include any amendments made to FATCA after the Closing Date.

(g) The agreements in this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

SECTION 2.18. Limit on Rate of Interest.

(a) No Payment Shall Exceed Lawful Rate. Notwithstanding any other term of this Agreement, no Borrower shall be obligated to pay any interest or other amounts under or in connection with this Agreement in excess of the amount or rate permitted under or consistent with any applicable law, rule or regulation.

(b) Payment at Highest Lawful Rate. If either Borrower is not obliged to make a payment which it would otherwise be required to make, as a result of Section 2.18(a), such Borrower shall make such payment to the maximum extent permitted by or consistent with applicable laws, rules and regulations.

(c) Adjustment if Any Payment Exceeds Lawful Rate. If any provision of this Agreement or any of the other Loan Documents would obligate either Borrower to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by any applicable law, rule or regulation, then notwithstanding such provision, such amount or rate (as it applies to such Borrower) shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law, such adjustment to be effected, to the extent necessary, by reducing the amount or rate of interest required to be paid by such Borrower to the affected Lender under Section 2.08.

(d) Nothing in this Section 2.18 shall relieve any other Borrower or any Guarantor from its obligations with respect to any amount that either Borrower would be required to pay but for the operation of this Section, and no adjustment under this Section would be effective with respect to the Loan Obligations of such other Borrower and each Guarantor, except, in the case of such other Borrower, to the extent that this Section would also apply to such other Borrower.

Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if any Lender shall have received from either Borrower an amount in excess of the maximum permitted by any applicable law, rule or regulation, then such Borrower shall be entitled, by notice in writing to the Administrative Agent to obtain reimbursement from that Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by that Lender to such Borrower.

SECTION 2.19. Pro Rata Sharing. Except as set forth in Section 2.06(b)(i), whenever any payment received by the Administrative Agent under this Agreement is insufficient to pay in full all amounts then due and payable to the Administrative Agent and the Lenders under this Agreement, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the following order: first, to the payment of fees and expenses due and payable to the Administrative Agent and the Collateral Agent and its Affiliates under and in connection with this Agreement, except any amounts payable to any such Person in its role as Lender, as provided in clause “second” of this Section 2.19; second, to the payment of all expenses due and payable under Section 10.05, ratably among the Lenders in accordance with the aggregate amount of such payments owed to each Lender; third, to the payment of interest and amounts under Sections 2.10 and 2.17, if any, then due and payable on the Loans ratably among the Lenders in accordance with the aggregate amount of interest owed to each Lender; and fourth, to the payment of the principal amount of the Loans that is then due and payable, ratably among the Lenders in accordance with the aggregate principal amount owed to each such Lender.

SECTION 2.20. Adjustments; Set-off.

(a) If any Lender or any of its Affiliates shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender or such Affiliate receiving payment of a greater proportion of the aggregate amount of such Lender’s Loans and accrued interest thereon than the proportion received by any other Lender entitled to such payment, then the Lender receiving (or whose Affiliate received) such greater proportion shall purchase for cash at face value participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders entitled thereto ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph (a) shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the terms of this Agreement, or any payment obtained by a Lender or its Affiliate as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant. Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against either Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(b) After the occurrence and during the continuance of an Event of Default, in addition to any rights and remedies of the Lenders and their Affiliates provided by law, each Lender and its Affiliates shall have the right, without prior notice to the Administrative Borrower, any such notice being expressly waived by the Administrative Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrowers hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any Affiliate, branch or agency thereof to or for the credit or the account of the Parent, either Borrower or any Subsidiary. Each Lender agrees promptly to notify the Administrative Borrower and the Administrative Agent after any such set-off and application made by such Lender or such Affiliate, provided that the failure to give such notice shall not affect the validity of such set-off and application.

SECTION 2.21. Interest Elections. The Loans shall have an initial Interest Period as specified in the applicable Notice of Borrowing. Thereafter, the Administrative Borrower may elect Interest Periods therefor, all as provided in this Section 2.21. The Administrative Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(a) To make an election pursuant to this Section 2.21, the Administrative Borrower shall notify the Administrative Agent of such election (as provided in Section 10.02) by telephone not later than 11:00 a.m., New York City time, three Business Days prior to the end of the then applicable Interest Period. Each such telephonic Interest Period Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Period Election Request in the form set forth in Exhibit C and signed by the Administrative Borrower.

(b) Each telephonic and written Interest Period Election Request shall specify the following information:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Period Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a LIBOR Borrowing; and

(iv) if the resulting Borrowing is a LIBOR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Period Election Request requests a LIBOR Borrowing but does not specify an Interest Period, then the Administrative Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(c) Promptly following receipt of an Interest Period Election Request, the Administrative Agent shall advise each Lender to which such Interest Period Election Request relates of the details thereof and of such Lender’s portion of each resulting Loan.

(d) If the Administrative Borrower fails to deliver a timely Interest Period Election Request with respect to a LIBOR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such

Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a LIBOR Borrowing with a one (1) month Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the written request (including a request through electronic means) of the Required Lenders, so notifies the Administrative Borrower, then, so long as an Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a LIBOR Borrowing and (ii) unless repaid, each LIBOR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

(e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other and all continuations of Loans as the same type, there shall be not more than five Interest Periods in effect with respect to the Loans.

SECTION 2.22. Extension Offers.

(a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers made from time to time by the Administrative Borrower to all Lenders on a pro rata basis (based on the aggregate outstanding Loans at such time) (“Pro Rata Extension Offers”), the Borrowers are hereby permitted, subject to the terms of this Section, to consummate transactions with individual Lenders from time to time to extend the maturity date of such Lender’s Loans and, in connection therewith, to otherwise modify the terms of such Lender’s Loans pursuant to the terms of the relevant Pro Rata Extension Offer (including, without limitation, increasing the interest rate or fees payable in respect of such Lender’s Loans and/or modifying the amortization schedule in respect of such Lender’s Loans). Any such extension (an “Extension”) agreed to between the Administrative Borrower and any such Lender (an “Extending Lender”) shall become effective only with respect to such Lender’s Loans to which such Lender’s acceptance has been made (such extended Loans, the “Extended Loans”).

(b) Each Extension shall be effected pursuant to an Extension Amendment Agreement executed and delivered by the Administrative Borrower, each applicable Extending Lender and the Administrative Agent; provided that (i) no Extension shall become effective unless no Default or Event of Default shall have occurred and be continuing on the applicable effective date therefor and (ii) the Administrative Borrower shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other customary documents as shall reasonably be requested by the Administrative Agent in connection therewith. Each Pro Rata Extension Offer and the applicable Extension Amendment Agreement shall specify the terms of the applicable Extended Loans; provided that (A) except as to interest rates, fees, other pricing terms, amortization, final maturity date and participation in prepayments (which shall, subject to clauses (B) through (D) of this proviso, be determined by the Administrative Borrower and set forth in the Pro Rata Extension Offer), the Extended Loans shall have the same terms as the Loans to which the applicable Pro Rata Extension Offer relates, (B) the final maturity date of any Extended Loans shall be no earlier than the final maturity date applicable to the Loans to which the applicable Pro Rata Extension Offer relates, (C) the Weighted Average Life to Maturity of any Extended Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Loans to which the applicable Pro Rata Extension Offer relates, and (D) any Extended Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder. Each Extension Amendment Agreement may, without the consent of any Lender other than the applicable Extending Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section 2.22.

(c) Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document, (i) no Extended Loan is required to be in any minimum amount or any minimum increment, (ii) any Extending Lender may extend all or any portion of its Loans pursuant to one or more Pro Rata Extension Offers (subject to applicable proration in the case of over participation) (including the extension of any Extended Loan), and (iii) all Extended Loans and all obligations in respect thereof shall be Loan Obligations that are secured by the Collateral on a pari passu basis with all other Loan Obligations.

(d) Each Extension shall be consummated pursuant to procedures reasonably acceptable to the Administrative Agent and the Administrative Borrower and set forth in the associated Pro Rata Extension Offer;

provided that the Borrowers shall cooperate with the Administrative Agent in connection with making any Pro Rata Extension Offer to establish reasonable procedures with respect to mechanical provisions relating to such Extension, including, without limitation, timing, rounding and other adjustments.

ARTICLE III

Representations and Warranties

In order to induce the Lenders to enter into this Agreement and to make the Loans, each of the Parent, each Borrower and each other Credit Party, jointly and severally, makes, on the Closing Date, the following representations and warranties to the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Loans.

SECTION 3.01. Corporate Status. Each Group Party (a) is a duly incorporated or organized, as the case may be, and validly existing corporation or other entity in good standing (or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of such jurisdiction of organization outside the United States) under the laws of the jurisdiction of its organization and has the requisite corporate or other organizational power and authority to own, lease and operate its property and assets and to transact its business as now conducted and (b) has duly qualified and is authorized to do business and is in good standing (if applicable) in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and all such jurisdictions as of the Closing Date are set forth on Schedule 3.01.

SECTION 3.02. Corporate Power and Authority; Enforceability; Security Interests. Each Credit Party has the requisite corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Loan Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party. Each Credit Party and each Internal Charterer, if any, has duly executed and delivered each Loan Document to which it is a party and each such Loan Document constitutes the legal, valid and binding obligation of such Credit Party and such Internal Charterer, if any, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, receivership, moratorium and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law) and public policy and the discretion of the court before which any proceeding therefor may be brought.

SECTION 3.03. No Violation.

(a) None of the execution, delivery or performance by any Credit Party of the Loan Documents to which it is a party or the compliance with the terms and provisions thereof will (i) contravene any Requirement of Law except to the extent such contravention would not reasonably be expected to result in a Material Adverse Effect, (ii) result in any breach or violation of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Group Party (other than Liens created under the Loan Documents and Liens permitted hereunder), or result in an acceleration of Indebtedness, or result in a Debt Repayment Triggering Event under or pursuant to the terms of any indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other instrument to which any Group Party is a party or by which it or any of its property or assets is bound, except to the extent such breach, default, Lien, acceleration of Indebtedness or Debt Repayment Triggering Event would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or (iii) violate any provision of the certificate of incorporation, by-laws or other organizational documents of any Group Party. Immediately after consummation of the Transactions, no Default, Event of Default or Debt Repayment Triggering Event will exist.

(b) None of the Group Parties is in violation of its certificate of incorporation, by-laws or other organizational documents. None of the Group Parties is (i) in violation of any Requirement of Law, or (ii) in breach of or default under any indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other instrument, except for such violations, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There exists no condition that, with the passage of time or otherwise, would constitute (A) a violation of such certificate of incorporation, by-laws or other organizational documents, (B) a violation of any Requirement of Law, (C) a breach of or default under any agreement referred to in the foregoing clause (ii) or (D) result in the imposition of any penalty or the acceleration of any Indebtedness, except in the cases of subclauses (B), (C) and (D) above as is (1) set forth on Schedule 3.03 and (2) as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

SECTION 3.04. Litigation. Except as set forth on Schedule 3.04, there are no actions, suits or proceedings (including Environmental Claims) pending or, to the knowledge of the Credit Parties, threatened (i) against or affecting any Group Party or any of its properties (including any Vessel (including the Tungsten Explorer)), (ii) which has as the subject thereof any officer or director (in such Person’s capacity as an officer or director) of, or property or assets owned or leased by, the any Group Party, (iii) relating to environmental or discrimination matters, where in any such case any such action, suit or proceeding would reasonably be expected to result in a Material Adverse Effect, (iv) that seeks to restrain, enjoin, prevent the consummation of, or otherwise challenge any of the Loan Documents or any of the transactions contemplated therein, or (v) would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Credit Party is subject to any judgment, order, decree, rule or regulation of any Governmental Authority that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 3.05. Margin Regulations. Neither the making of any Loan hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, Regulation U or Regulation X of the Board.

SECTION 3.06. Governmental Approvals. The execution, delivery and performance of each Loan Document and the consummation of the other Transactions do not require any consent or approval of, registration or filing with, or other action by, any Governmental Authority, except for (a) such as have been obtained or made prior to the Closing Date and are in full force and effect, (b) filings and recordings in respect of the Liens created pursuant to the Collateral Agreements, and (c) such consents, approvals, registrations, filings or actions the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.07. Investment Company Act. No Group Party is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 3.08. True and Complete Disclosure.

(a) All written information (other than estimates and information of a general economic nature or general industry nature) (the “Information”) concerning the Group Parties, the Transactions and any other transactions contemplated hereby, included in the Offering Memorandum or otherwise prepared by or on behalf of the foregoing or their representatives and made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby, when taken as a whole, was true and correct in all material respects as of the date such Information was furnished to the Lenders and as of the Closing Date and did not, taken as a whole, contain any untrue statement of a material fact as of any such date or omit to state a material fact necessary in order to make the statements contained therein, taken as a whole, not materially misleading in light of the circumstances under which such statements were made.

(b) The pro forma financial information and the related notes thereto included in the Offering Memorandum present fairly in all material respects the information contained therein as of the Closing Date and have been properly presented on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The pro forma adjustments comply as to form with the applicable accounting requirements of Rule 11-02 of Regulation S-X under the Securities Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. The projections and other forward-looking information prepared by or on behalf of the Parent, the Company or any of their representatives and that have been made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby (i) have been prepared in good faith based upon assumptions believed by the Parent and the Company to be reasonable as of the date thereof, as of the date such projections or other forward-looking information was furnished to the Lenders and as of the Closing Date, and (ii) as of the Closing Date, have not been modified in any material respect by the Parent or the Company.

SECTION 3.09. Financial Condition; Financial Statements. The Historical Financial Statements present fairly in all material respects the consolidated financial position, results of operations and cash flows of the entities to which they relate at the dates of such information and for the periods covered thereby and have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes thereto, if any.

SECTION 3.10. Tax Matters.

(a) Each Group Party has filed all U.S. federal income Tax returns and all other material Tax returns, U.S. and foreign, required to be filed by it (including in its capacity as a withholding agent) and all such returns are true, correct and complete in all material respects, and has paid all Taxes payable by it that have become due, other than those (i) not yet delinquent or (ii) being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided to the extent required by and in accordance with GAAP. The Group Parties have provided adequate reserves in accordance with GAAP for all Taxes of the Group Parties not yet delinquent.

(b) To the knowledge of the Parent and each Borrower, after reasonable inquiry, there are no actual or proposed assessments for unpaid Taxes against any Group Party that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The accruals on the books and records of the Group Parties in respect of any material Tax liability for any period not finally determined are adequate to meet any assessments for any material unpaid Taxes for any such period.

SECTION 3.11. Compliance with ERISA.

(a) In the past six years, none of the Group Parties, or ERISA Affiliates has ever maintained, participated in, sponsored or contributed to (or has or has ever had any obligation to contribute to), or has ever had any liability with respect to, any Plan. In the past six years, none of the Group Parties, or ERISA Affiliates has ever incurred, nor could any of them incur, any liability with respect to any Plan (including, without limitation, under Title IV of ERISA or under Section 4069 of ERISA).

(b) Except in each case as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, (i) all employee benefit plans, programs, agreements and arrangements (except for any Foreign Plans) with respect to which the Borrowers could have any liability are in compliance with, have been established, administered and operated in accordance with, the terms of such plans, programs, agreements or arrangements and applicable law, including all applicable provisions of ERISA and the Code and the regulations thereunder and (ii) all material contributions or other payments which are due with respect to each employee benefit plan, program, agreement and arrangement (except for any Foreign Plans) with respect to which the Borrowers could have any liability have been made in full and there are no funding deficiencies thereunder.

(c) All Foreign Plans are in material compliance with, and have been established, administered and operated in accordance with, the terms of such Foreign Plans and applicable law. All material contributions or other material payments which are due with respect to each Foreign Plan have been made in full and there are no material funding deficiencies thereunder.

SECTION 3.12. Subsidiaries; Capitalization.

(a) Schedule 3.12(A) lists each Subsidiary of the Parent (and the direct and indirect ownership interest of the Parent therein) on the Closing Date. Each Guarantor and Unrestricted Subsidiary as of the Closing Date has been so designated on Schedule 3.12(A).

(b) The authorized, issued and outstanding share capital of the Parent as of December 31, 2012, are as set forth in the December 31, 2012, balance sheet of the Parent incorporated by reference in the Offering Memorandum (including the footnotes thereto). All of the issued and outstanding shares of the Company, the US Borrower and each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, and were not issued in violation of, and are not subject to, any preemptive or similar rights. Except as set forth on Schedule 3.12(B), as of the Closing Date all of the outstanding shares or other Equity Interests of each of the Subsidiaries are owned, directly or indirectly, by the Parent, free and clear of all Liens, other than those (i) pursuant to the Credit Agreement Documents, (ii) pursuant to the 2019 Indenture Documents, (iii) pursuant to the Loan Documents, (iv) pursuant to the Existing Term Loan Documents, (v) pursuant to the New Indenture Documents, (vi) pursuant to the 2015 Indenture, which Liens are to be released on the Closing Date, (vii) pursuant to the Collateral Agreements and (viii) those imposed by the Securities Act and the securities or “Blue Sky” laws of certain domestic or foreign jurisdictions. Except as set forth on Schedule 3.12(C), there are no authorized or outstanding (A) options, warrants or other rights to purchase from the Company or any of the Subsidiaries, (B) agreements, contracts, arrangements or other obligations of the Company or any of the Subsidiaries to issue or (C) other rights to convert any obligation into or exchange any securities for, in the case of each of clauses (A) through (C), shares of or other ownership or Equity Interests in the Company or any of the Subsidiaries.

SECTION 3.13. Accounting System. Each Group Party makes and keeps accurate books and records and maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) material transactions are executed in accordance with management’s general or specific authorization, (ii) material transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Offering Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto. There has not been and is no material weakness in the Parent’s internal control over financial reporting (whether or not remediated) and since December 31, 2012, there has been no change in the Parent’s internal control over financial reporting that has materially affected, or could reasonably be expected to materially affect, the Parent’s internal control over financial reporting.

SECTION 3.14. Intellectual Property. Each Group Party owns, possesses, is licensed under or can acquire on reasonable terms, and has the right to use, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property that are necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that would reasonably be expected to individually or in the aggregate have a Material Adverse Effect. As of the Closing Date, all intellectual property of the Group Parties will be free and clear of all Liens, other than Permitted Liens. To the knowledge of the Credit Parties, the use of intellectual property by the Group Parties will not infringe on the intellectual property rights of any other Person.

SECTION 3.15. Environmental Laws.

(a) The Group Parties are in compliance in all material respects with all Environmental Laws.

(b) Except for any matters that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (i) no Group Party has received written notice of any Environmental Claim or any other liability under any Environmental Law; (ii) no Credit Party has any actual knowledge of any facts or conditions that would form the basis of any Environmental Claim; and (iii) the Credit Parties have not received written notice of any material violation or alleged violation of any Environmental Law which would affect the ability of any Group Party to operate any Vessel.

(c) There are no facts, circumstances, conditions or occurrences on any Vessel owned or operated by the Group Parties that is reasonably likely (i) to form the basis of an Environmental Claim against the Group Parties, or any Vessel owned by any Group Party, or (ii) to cause such Vessel to be subject to any restrictions on its ownership, registration, use or transferability under any Environmental Law, in each case that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(d) The Group Parties have not at any time (i) generated, used, treated or stored Hazardous Materials on, or transported Hazardous Materials to or from, any Vessel or other property or operating equipment at any time owned or operated by the Group Parties, except in material compliance with any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or otherwise, or (ii) released Hazardous Materials on or from any such Vessel or other property or operating equipment where such occurrence or event, either individually or in the aggregate, is reasonably likely to have a Material Adverse Effect.

(e) None of the Group Parties is conducting, or is subject to any order, decree or agreement requiring, or otherwise obligated or required to perform, any response or corrective action under any Environmental Law.

(f) Except as set forth on Schedule 3.15, (i) no Group Party has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or the Oil Pollution Act, 1990, as amended, and (ii) there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto or from any property now or previously owned, leased or operated by any Group Party or into the environment surrounding such property of any Hazardous Materials by the any Group Party (or, to the knowledge of the Company, any of its predecessors in interest or respecting any Vessel), except for any such spill, discharge, leak, emission, injection, escape, dumping or release that would not, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, have a Material Adverse Effect.

SECTION 3.16. Labor Matters. (i) No Credit Party is party to or bound by any collective bargaining agreement with any labor organization; (ii) there is no union representation question existing with respect to the employees of the Credit Parties, and, to the knowledge of the Credit Parties, after due inquiry, no union organizing activities are taking place that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iii) to the knowledge of the Credit Parties, no union organizing or decertification efforts are underway or threatened against the Borrowers or the Guarantors; (iv) no labor strike, work stoppage, slowdown, or other material labor dispute is pending against the Credit Parties, or, to the knowledge of the Credit Parties, after reasonable inquiry, threatened against the Credit Parties; (v) there is no worker’s compensation liability, experience or matter that could be reasonably expected to have a Material Adverse Effect; (vi) to the knowledge of the Credit Parties, after reasonable inquiry, there is no threatened or pending liability against the Credit Parties pursuant to the Worker Adjustment Retraining and Notification Act of 1988, as amended (“WARN”); (vii) there is no employment-related charge, complaint, grievance, investigation, unfair labor practice claim, or inquiry of any kind, pending against the Credit Parties that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (viii) to the knowledge of the Credit Parties, after reasonable inquiry, no employee or agent of the Credit Parties has committed any act or omission giving rise to liability for any violation identified in subsection (vi) and (vii) above, other than such acts or omissions that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (ix) no term or condition of employment exists through arbitration awards, settlement agreements, or side agreement that is contrary to the express terms of any applicable collective bargaining agreement.

SECTION 3.17. Properties; Vessel Registration.

(a) Each Group Party has good and indefeasible title in all its Property necessary or used in the ordinary conduct of its business (including all Vessels), except for such minor defects in title that do not interfere with its ability to conduct its business as conducted on the Closing Date or to use such property and assets for their intended purposes, and such Property (including all Vessels) are in good working condition and are maintained in accordance with prudent business standards, and all of the foregoing Property will be free and clear of all Liens (other than Permitted Liens).

(b) Each of the Vessels is duly permanently registered under the law and flag of such Vessel (other than the Tungsten Explorer), in each case in the name of the Guarantor that owns it free and clear of all Liens and encumbrances of record, and except, in each case, Permitted Liens and a Ship Mortgage in favor of the Pari Passu Collateral Agent.

SECTION 3.18. Insurance. Each Group Party and the Vessels (other than the Tungsten Explorer) is, and simultaneously with the delivery of the Tungsten Explorer to the applicable Guarantor, the Tungsten Explorer will be, insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged. All policies of insurance insuring Group Parties or their respective businesses, assets, employees, officers and directors are, or, with respect to the Tungsten Explorer will be on its delivery date to the applicable Guarantor, in full force and effect. The Group Parties and the Vessels (other than the Tungsten Explorer) are, or, with respect to the Tungsten Explorer will be on its delivery date to the applicable Guarantor, in compliance with the terms of such policies and instruments in all material respects, and there are no claims by any Group Party under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. No Group Party has been refused any insurance coverage sought or applied for, and no Group Party has any reason to believe that it will not be able to renew its existing insurance (or obtain appropriate insurance) coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 3.19. Permits. Each Group Party possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all Governmental Authorities, presently required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as now or proposed to be conducted (“Permits”), except where the failure to obtain such Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; each Group Party has fulfilled and performed all of its obligations with respect to such Permits except where the failure to fulfill or perform such obligations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results, or after notice or lapse of time would result in any other material impairment of the rights of the holder of any such Permit; and no Group Party has received or has any reason to believe that it has received or will receive any notice of any proceeding relating to revocation or modification of any such Permit, except as set forth on Schedule 3.19 or except where such revocation or modification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 3.20. Solvency.

(a) On the Closing Date, immediately after giving effect to the Transactions that occur on the Closing Date, (i) the fair value of the assets of the Credit Parties on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Credit Parties on a consolidated basis; (ii) the present fair saleable value (or fair market value) of the property of the Credit Parties on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Credit Parties on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Credit Parties on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; (iv) the Credit Parties on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date; (v) assuming incurrence of the Loans and consummation of the transactions contemplated by this Agreement, the Credit Parties, taken as a whole, are not incurring debts and liabilities beyond their ability to pay as such debts and liabilities mature; and (vii) the Credit Parties, taken as a whole, are not otherwise insolvent under the standards set forth in applicable Cayman Islands law.

(b) On the Closing Date, the Parent does not intend to, and the Parent does not believe that it or any of its Subsidiaries will, incur debts beyond their ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by them or any such Subsidiary and the timing and amounts of cash to be payable on or in respect of their Indebtedness or the Indebtedness of any such Subsidiary.

SECTION 3.21. No Receiver. No receiver (including an administrative receiver), liquidator, trustee, administrator, custodian or similar official has been appointed, to either the Parent’s or the Borrowers’ knowledge (having made due and careful inquiries), in any jurisdiction in respect of the whole or any part of the business or assets of either the Parent or the Borrowers, and, so far as each of the Parent and the Borrowers is aware (having made due and careful inquiries), no step has been taken with a view to the appointment of such a Person.

SECTION 3.22. No Material Adverse Effect. There has been no event or circumstance that has had or would reasonably be expected to have a Material Adverse Change since December 31, 2012.

SECTION 3.23. USA Patriot Act; Bank Secrecy Act; OFAC; FCPA; Money Laundering Laws.

(a) Each Group Party in compliance in all material respects with the material provisions of the USA Patriot Act, and the Borrowers have provided to the Administrative Agent all information related to the Credit Parties (including but not limited to names, addresses and tax identification numbers (if applicable)) reasonably requested in writing by the Administrative Agent that is required by the USA Patriot Act to be obtained by the Administrative Agent or any Lender.

(b) Each Group Party is in material compliance with the material provisions of the Bank Secrecy Act.

(c) No Group Party nor, to the knowledge of either Borrower, any of their directors, officers, agents, employees or Affiliates (i) is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or equivalent European Union measure or (ii) located, organized or resident in a country or territory that is the subject of U.S. sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria); and the Borrowers will not directly or indirectly use the proceeds of the Loans or lend, contribute or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC or equivalent European Union measure; and the Group Parties have not knowingly engaged in, and are not now engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory that at the time of the dealing or transaction is or was the subject of any U.S. sanctions administered by OFAC.

(d) No Group Party nor, to the knowledge of either Borrower, any of their directors, officers, agents, employees, Affiliates or other Person acting on their behalf has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 or the Bribery Act 2010 of the United Kingdom or similar law of the European Union or any European Union Member State or similar law of a jurisdiction in which the Group Parties conduct their business and to which they are lawfully subject or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Group Parties and, to the best knowledge of the Borrowers and the Parent, after due inquiry, the Group Parties’ directors, officers, agents, employees, Affiliates or other Persons acting on behalf of the Borrowers and the Parent have conducted their respective businesses in compliance with the U.S. Foreign Corrupt Practices Act of 1977 and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(e) The operations of the Group Parties and their Subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or Governmental Authority or any arbitrator involving the Group Parties or any of their Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Borrowers and the Parent, threatened. None of the Group Parties or any of their Subsidiaries or, to the knowledge of the Borrowers, any of their officers or directors has violated the Money Laundering Laws or any successor laws.

SECTION 3.24. Security Interests; Collateral.

(a) The Collateral Agreements are effective to create in favor of the Pari Passu Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral and, in each case subject to the terms of the Intercreditor Agreement, (i) when financing statements in appropriate form are filed in the appropriate filing office (as required by law to perfect the Liens contemplated herein), the Pari Passu Collateral Agent will obtain a valid and perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such portion of the Collateral in which a security interest may be perfected by the filing of a financing statement under the applicable Uniform Commercial Code, in each case prior and superior in right to any other Person (except that it shall rank as Pari Passu Indebtedness with respect to each other holder of other Pari Passu Obligations), other than Permitted Liens having priority under Legal Requirements, and (ii) when such Collateral (to the extent it constitutes a certificated security or an instrument under the applicable Uniform Commercial Code) is delivered to such Collateral Agent, such Security Agreement shall create a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral, in each case prior and superior in right to any other Person (except that it shall rank as Pari Passu Indebtedness with respect to each other holder of other Pari Passu Obligations), other than Permitted Liens having priority under Legal Requirements.

(b) The original Ship Mortgages dated as of October 25, 2012 (the “Original Ship Mortgages”), as amended in connection with the Transactions pursuant to, in the case of each Panamanian Flagged Vessel, an amendment No. 1 to First Naval Mortgage (each, a “Panamanian Mortgage Amendment”) and, in the case of each Bahamian Flagged Vessel (other than the Tungsten Explorer), an amendment No. 1 to the Deed of Covenants associated with the Original Ship Mortgage (each, an “Amendment to Deed of Covenants”, and together with the Panamanian Mortgage Amendments, collectively, the “Amendments”; the Original Ship Mortgages, as amended by the Amendments, and the ship mortgage to be executed when the Tungsten Explorer is delivered, are collectively called the “Specified Ship Mortgages”), are effective to grant a legal and valid mortgage Lien in favor of the Pari Passu Collateral Agent on all of the Company’s and/or the applicable Guarantor’s right, title and interest in (A) the Topaz Driller, the Emerald Driller, the Sapphire Driller and the Aquamarine Driller (collectively, the “Panamanian Flagged Vessels”) and (B) the Platinum Explorer, the Titanium Explorer and, upon its recording on its delivery date, the Tungsten Explorer (collectively, the “Bahamian Flagged Vessels” and the Bahamian Flagged Vessels together with the Panamanian Flagged Vessels, the “Specified Vessels”) under and pursuant to the laws of the Republic of Panama and the Commonwealth of the Bahamas, as applicable, and a foreign preferred mortgage thereon under 46 USC Chapter 313. When the Panamanian Mortgage Amendments are duly provisionally recorded in the proper public registry in the case of the Panamanian Flagged Vessels and the Amendments to Deed of Covenants are executed and delivered in the case of the Bahamian Flagged Vessels (and in the case of the Tungsten Explorer when the Ship Mortgage covering it is duly recorded), the recording fees and taxes in respect thereof are paid, and compliance is otherwise had with the formal requirements of local law applicable thereto, each Ship Mortgage shall constitute a valid, perfected and enforceable first preferred mortgage on the Specified Vessels in favor of the Pari Passu Collateral Agent for the ratable benefit of the Secured Parties (as defined in the Specified Ship Mortgages), securing the “Secured Obligations” as defined in the Specified Ship Mortgages, except that enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability from time to time in effect relating to or affecting creditors’ rights and general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity).

(c) Each of the Tungsten Explorer Construction Contract and the Tungsten Explorer Construction Assignment delivered to the Administrative Agent by the Company is a true, correct and complete copy thereof with all amendments, modifications and supplements and attachments, schedules and exhibits through the Closing Date. The Tungsten Explorer Construction Contract is in full force and effect, and to the knowledge of the Company and the Parent, there are no currently existing and unwaived and/or uncured defaults or events which with time or notice would become events of default under the Tungsten Explorer Construction Contract. The Company reasonably expects the Tungsten Explorer to be delivered to the Company or a Guarantor in accordance with the Tungsten Explorer Construction Contract on or prior to June 30, 2013. The Tungsten Explorer Construction Assignment is in full force and effect and creates in favor of the Pari Passu Collateral Agent for the benefit of the holders of all Pari Passu Obligations, including, as of the Closing Date, the Collateral Agent and the other Secured Parties, a perfected security interest in the Tungsten Explorer Construction Contract. The assignment by Tungsten Explorer Company of the Assigned Rights (as defined in the Tungsten Explorer Construction Assignment) to the Pari Passu Collateral Agent pursuant to the Tungsten Explorer Construction Assignment is duly perfected and enforceable against DSME, except that enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability from time to time in effect relating to or affecting creditors’ rights and general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity). The assignment of proceeds under the Tungsten Explorer Refund Guarantee is duly perfected and enforceable against the refund guarantor, Korea Finance Corporation, except that enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability from time to time in effect relating to or affecting creditors’ rights and general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) and a true, correct and complete copy thereof with all amendments, modifications and supplements through the Closing Date has been delivered to the Administrative Agent.

(d) Each of the Drilling Contracts described in the Perfection Certificate dated as of the Closing Date is in full force and effect, and there are currently no existing and unwaived and/or uncured defaults or events which with time or notice would become events of default under any Drilling Contract.

(e) The Collateral Agent has control over, and a duly perfected security interest in, the Earnings Account.

(f) Upon delivery to the Pari Passu Collateral Agent of the Intercreditor Designation Notice, the Intercreditor Joinder Agreement and the Insurance and Earnings Supplement in the case of all Vessels other than the Tungsten Explorer and, in the case of the Tungsten Explorer, upon delivery of an Earnings Assignment of each relevant Guarantor and an Insurance Assignment of each relevant Guarantor, assignments of Internal Charter and other internal contracts respecting the use or operation of the Tungsten Explorer, together with the consent of the relevant Internal Charterer under each such Internal Charter or other internal contract described in the Perfection Certificate dated as of the Closing Date, the security interest granted under each such assignment is or will be duly perfected, and each such assignment is or will be enforceable against the relevant Internal Charterer. Each of the Internal Charters and other internal contracts described in the Perfection Certificate dated as of the Closing Date is in full force and effect, and there are currently no existing and unwaived and/or uncured defaults or events which with time or notice would become events of default under any such Internal Charter or other such internal contract.

(g) All of the obligations and liabilities of the Borrowers and the Guarantors under the Collateral Agreements are in full force and effect as of the date hereof.

(h) After giving effect to the Intercreditor Designation Notice, the Intercreditor Joinder Agreement and the Insurance and Earnings Supplement, the obligations secured pursuant to the Collateral Agreements shall include the obligations of the Borrowers and the Guarantors under the Notes and Indenture.

(i) Neither the execution nor delivery of any Loan Document nor the advancing of the Loans will, in any way, abrogate, release, or terminate any of the Collateral Agreements or the liabilities and obligations of the Company or the Guarantors thereunder.

(j) All information certified by the Chief Financial Officer of the Parent in the perfection certificate dated as of the Closing Date and delivered by such officer on behalf of the Borrowers and the Guarantors (the “Perfection Certificate”) is true and correct as of the Closing Date.

SECTION 3.25. No Liens or Financing Statements. Except with respect to the Liens permitted under (i) the Credit Agreement, (ii) the 2015 Indenture and 2015 Notes, which Liens are to be released on the Closing Date, (iii) the 2019 Indenture and the 2019 Notes, (iv) the Existing Term Loan Facility, (v) this Agreement and the Collateral Agreements and (vi) the New Indenture and the New Notes, as of the Closing Date, there will be no Liens or currently effective financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future Lien on any assets or property of the Group Parties, or any rights thereunder.

SECTION 3.26. No Restrictions on Payments of Dividends. Except as provided in this Agreement or the other Loan Documents, the Credit Agreement Documents, the Existing Indenture Documents or the New Indenture Documents or as otherwise set forth on Schedule 3.26, as of the Closing Date, there are no encumbrances or restrictions on the ability of any Group Party (other than the Parent) (i) to pay dividends or make other distributions on such Group Party’s share capital or Capital Stock or to pay any Indebtedness to any other Group Party, (ii) to make loans or advances or pay any Indebtedness to, or Investments in, any Group Party or (iii) to transfer any of its property or assets to any Group Party.

SECTION 3.27. Brokers. The Borrowers and the Parent have not engaged any broker, finder, commission agent or other Person in connection with the transactions contemplated in the Loan Documents, and neither the Borrowers nor the Parent is under any obligation to pay any broker’s fee or commission in connection with such transactions.

ARTICLE IV

Conditions Precedent

SECTION 4.01. Conditions Precedent to Loans. The obligation of each Lender to make a Loan hereunder on the Closing Date is subject to the satisfaction of the following conditions, except as otherwise agreed or waived pursuant to Section 10.01:

(a) Payment of Fees. On the Closing Date, the Borrowers shall have paid the fees required to be paid to the Agents and the Lenders on the Closing Date, including, without limitation, all other costs and expenses payable pursuant to Section 10.05.

(b) Loan Documentation. The Administrative Agent (or the Pari Passu Collateral Agent pursuant to the Intercreditor Agreement) shall have received the following, each dated as of the Closing Date unless otherwise indicated below, duly executed (as appropriate) by all the parties thereto, each in form and substance reasonably satisfactory to the Administrative Agent:

(i) this Agreement;

(ii) the Notice of Borrowing, in accordance with Section 2.03;

(iii) any Note requested by a Lender pursuant to Section 2.05(f) payable to the order of such requesting Lender in the amount of its Commitment;

(iv) the Security Agreement and the Pledge Agreement, together with UCC-1 financing statements, stock certificates, stock powers executed in blank, and any other documents, agreements or instruments necessary to create a security interest in the Collateral described therein;

(v) copies of all Uniform Commercial Code, judgment and tax lien searches with respect to personal property Collateral, together with copies of the financing statements (or similar documents) disclosed by such searches, and accompanied by evidence that any Liens indicated in any such financing statement that are not Permitted Liens have been or contemporaneously will be released or terminated (or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent);

(vi) [RESERVED];

(vii) certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC 11), or a similar search report certified by a party acceptable to the Collateral Agent, dated a date reasonably near to the Closing Date, listing all effective financing statements which name either Borrower or any Guarantor (under its present name and any previous names) as the debtor, together with copies of such financing statements (none of which shall cover any Collateral described in any Collateral Agreement, other than such financing statements that evidence the Liens permitted under this Agreement and the other Loan Documents), which search reports shall evidence that appropriately completed Uniform Commercial Code lien financing statements naming each Borrower and each Guarantor as a debtor and the Collateral Agent as the secured party, or other similar instruments or documents have been filed under the Uniform Commercial Code of all jurisdictions or Companies Registry filings as may be necessary or, in the reasonable opinion of the Collateral Agent and its counsel, desirable to perfect the security interests of the Collateral Agent pursuant to the Collateral Agreements;

(viii) the Intercreditor Joinder Agreements, the Intercreditor Designation Notice and the Insurance and Earnings Supplement;

(ix) each Earnings Assignment (as the same has been supplemented by the Insurance and Earnings Supplement) and an account control agreement in respect thereof for the benefit of the Pari Passu Collateral Agent,

(x) each Insurance Assignment;

(xi) pledge agreements for each relevant jurisdiction with respect to the Equity Interests of each Credit Party other than the Parent;

(xii) with respect to each Vessel, copies of each of the following:

(1) certificates of ownership, abstracts of title or transcripts of registry from appropriate authorities showing (or confirmation updating previously reviewed certificates and indicating) the registered ownership of such Vessel by the relevant Credit Party and (ii) valid and current ISM/ISPS Code documentation required with respect to the Deepwater Vessels pursuant to applicable Legal Requirements and (iii) the results of maritime registry searches with respect to such Vessel, indicating no record Liens other than other than Permitted Liens;

(2) copies of Panamanian Permanent Patentes respecting the Panamanian Flagged Vessels to be received on the Closing Date;

(3) evidence that such Vessel has received the highest classification from the classification society issuing such class for such vessels and the conditions and recommendations of such classification society with respect to such Vessel shall be satisfactory to the Administrative Agent in its reasonable discretion;

(4) a Ship Mortgage (including the Amendments and, in the case of the Platinum Explorer and the Titanium Explorer, the associated Amendment to Deed of Covenants) duly authorized, executed and delivered by the applicable Credit Party granting a Lien to the Collateral Agent in such Vessel to secure the Obligations, together with any other documents, agreements or instruments necessary to create a security interest in such Vessel and requested by the Collateral Agent, duly filed with the Panamanian or Bahamian authorities, as applicable, and otherwise in appropriate form for recording in the appropriate vessel registry and, with respect to each Panamanian Mortgage Amendment, duly provisionally filed with the Panamanian authorities;

(5) duly executed Internal Charters, if any, together with any Earnings Assignment (as the same has been supplemented by the Insurance and Earnings Supplement) relating thereto, respecting the Vessels and a certificate of the Administrative Borrower describing all existing Internal Charters respecting the Vessels, and stating that the copies delivered are true, correct and complete;

(6) duly executed Drilling Contracts respecting the Vessels (except with respect to the Tungsten Explorer) and a certificate of the Administrative Borrower dated as of the Closing Date and certifying that such are the only Drilling Contracts currently in effect and that the copies delivered are true, correct and complete;

(7) all filings, deliveries of instruments and other actions necessary or desirable in the reasonable opinion of the Administrative Agent to perfect and preserve such security interests shall have been duly effected and the Administrative Agent shall have received evidence thereof in form and substance reasonably satisfactory to the Administrative Agent;

(8) (i) evidence of insurance respecting the Vessels that complies with the insurance requirements set forth in this Agreement and the Collateral Agreements, including copies of cover notes (with loss payable clause and notice of assignment attached), letter from protection and indemnity club, (ii) a broker’s report and undertaking letter issued by the independent marine insurance broker of the Company and (iii) a report by the Collateral Agent’s independent insurance advisors describing all marine insurances in detail, and confirming that such insurances conform to the requirements of this Agreement and the Collateral Agreements, together with the Insurance and Earnings Supplement supplementing the existing Insurance Assignments;

(9) (i) copies of the Tungsten Explorer Construction Contract, the Tungsten Explorer refund guarantee and the written consent of DSME and the issuer of the Tungsten Explorer refund guarantee and (ii) a certificate of the Company dated as of the Closing Date and certifying that the copies delivered pursuant to clause (i) of this paragraph are true, correct and complete;

(10) copies of the perfected assignment of the Tungsten Explorer Construction Contract and the Tungsten Explorer refund guarantee;

(11) copies of a duly executed Insurance and Earnings Supplement; and

(12) such other documents, certificates and opinions as the Administrative Agent shall have reasonably requested;

(c) The Administrative Agent shall have received, on behalf of itself, the Collateral Agent and the Lenders, a written opinion of each of the following legal counsel to the applicable Credit Parties dated the Closing Date addressed to the Collateral Agent, the Administrative Agent and the Lenders, in form and substance reasonably satisfactory to the Administrative Agent:

(i) an opinion of Fulbright & Jaworski L.L.P., New York and Texas counsel to the Credit Parties;

(ii) an opinion of Maples and Calder, Cayman Islands counsel to the Credit Parties;

(iii) [RESERVED];

(iv) an opinion of Réti, Antall & Partners Law Firm, Hungarian counsel to the Credit Parties;

(v) an opinion of Huessen, Netherlands counsel to the Credit Parties;

(vi) an opinion of Lenox Paton, Bahamian counsel to the Credit Parties;

(vii) an opinion of Azmi & Associates, Malaysian counsel to the Credit Parties;

(viii) an opinion of PricewaterhouseCoopers Legal Poland, Polish counsel to the Credit Parties;

(ix) an opinion of Ioannides Demetriou LLC, Cyprus counsel to the Credit Parties;

(x) an opinion of Hadromi & Partners, Indonesian counsel to the Credit Parties;

(d) The Administrative Agent shall have received:

(i) copies of the certificate or articles of incorporation or other equivalent organizational documents, including all amendments thereto, of each Credit Party, certified as of a recent date by the Secretary of State or other functional equivalent of the jurisdiction of its organization, if available;

(ii) a certificate of the Secretary or Assistant Secretary (or similar certificate) of each Credit Party dated as of the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws or other functional equivalent of such Credit Party as in effect on the Closing Date, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors or other functional equivalent of such Credit Party (which resolutions shall authorize the execution, delivery and performance of the Loan Documents to which such Credit Party is a party and, in the case of each Borrower, the Borrowings hereunder) and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation or other organizational documents of such Credit Party have not been amended since the date of the last amendment thereto shown on the certificate furnished pursuant to the immediately preceding clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document, Notices of Borrowing or any other document delivered in connection herewith on behalf of such Credit Party; and

(iii) a certificate of a director or an officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above.

(e) The Administrative Agent shall have received a certificate on behalf of the Parent and the Company by an Authorized Officer certifying that (i) no default or event which with notice or lapse of time or both would become an event of default under the Tungsten Explorer Construction Contract has occurred and is continuing, (ii) the Tungsten Explorer is being constructed in all material respects in accordance with the terms of the Tungsten Explorer Construction Contract, and (iii) upon completion of final sea trials, the applicable Guarantor will take delivery of the Tungsten Explorer, and the Company has no reason to believe such sea trials will not be concluded successfully by June 30, 2013.

(f) The Administrative Agent shall have received (i) copies of the good standing certificates with respect to the US Borrower, issued by the secretary of state or equivalent office in its jurisdiction of formation; and (ii) a certificate evidencing qualification by such entity as a foreign corporation in good standing issued by the Secretaries of State (or comparable office) of each of the jurisdictions in which each Borrower (other than the US Borrower) operates, in each case of clauses (i) and (ii), as of a date reasonably acceptable to the Administrative Agent.

(g) The Administrative Agent shall have received a certificate of solvency, dated the Closing Date, executed by the principal financial or accounting officer of the Parent in form and substance satisfactory to the Administrative Agent.

(h) The Administrative Agent shall have received not less than three (3) Business Days prior to the Closing Date all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the USA Patriot Act.

(i) The Administrative Agent shall have received true and correct copies of the Historical Financial Statements and such other financial information as the Administrative Agent may reasonably request.

(j) Since December 31, 2012, no change, event, circumstance, development, state of facts, or condition has occurred (or existed, as applicable) that would, individually or in the aggregate, be reasonably expected to have a Material Adverse Change.

(k) No Default or Event of Default has occurred and is continuing.

(l) The representations and warranties in Article III of this Agreement and in any other Loan Document that are qualified by materiality or the possibility of a Material Adverse Effect shall be true and correct, and all representations and warranties in Article III of this Agreement and in any other Loan Document that are not qualified by materiality or Material Adverse Effect shall be true and correct in all material respects as of such date (except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date)).

(m) The Administrative Agent shall have received a certificate, dated the Closing Date, signed on behalf of each Borrower by an Authorized Officer, in which the Administrative Borrower, to the best of its knowledge after reasonable investigation, shall (a) state that the representations and warranties in Article III of this Agreement and in any other Loan Document that are qualified by materiality or Material Adverse Effect are true and correct, and the representations and warranties in Article III of this Agreement and in any other Loan Document that are not qualified by materiality or Material Adverse Effect are true and correct in all material respects as of such date (except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date)), (b) state that no Default or Event of Default has occurred and is continuing and (c) certify such other matters as the Administrative Agent reasonably requests.

(n) No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued or threatened as of the Closing Date that would prevent or materially interfere with the consummation of the transactions under the Loan Documents.

(o) No action shall have been taken and no Requirement of Law shall have been enacted, adopted or issued that would, as of the Closing Date, prevent the consummation of the transactions under the Loan Documents. No proceeding shall be pending or, to the knowledge of the Company after reasonable inquiry, threatened other than proceedings that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p) The Administrative Agent shall have received evidence reasonably satisfactory to it of (i) the cancellation of all 2015 Notes tendered in the Tender Offer and accepted for payment and, (ii) the satisfaction and discharge of the 2015 Indenture governing the 2015 Notes and (iii) execution of and entry into the New Indenture and each other New Indenture Documents in form and substance reasonably satisfactory to the Administrative Agent, and the issuance pursuant to the New Indenture of $775,000,000 aggregate principal amount of New Notes.

(q) The Credit Agreement shall either permit the issuance of the New Notes and the incurrence of Loan Obligations or a waiver and consent shall be delivered that permits the issuance of the New Notes and the incurrence of Loan Obligations.

ARTICLE V

[Reserved].

ARTICLE VI

Covenants

SECTION 6.01. [Reserved].

SECTION 6.02. Reports and Other Information.

(a) Whether or not required by the rules and regulations of the SEC, so long as any Loans are outstanding, the Parent or the Company will furnish to the Administrative Agent and each Lender, within the time period specified in the SEC’s rules and regulations:

(i) all quarterly reports on Form 10-Q and annual reports on Form 10-K that would be required to be filed with the SEC on such forms if the Parent or the Company were required to file such reports under the Exchange Act;

(ii) all current reports on Form 8-K that would be required to be filed with the SEC on such form if the Parent or the Company were required to file such reports under the Exchange Act; and

(iii) in a footnote to the Parent’s financial statements included in quarterly or annual reports to be filed or furnished pursuant to clauses (i) and (ii) of this paragraph, the financial information required to comply with Rule 3-10 of Regulation S-X under the Securities Act.

(b) All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Company’s consolidated financial statements by the Parent’s certified independent accountants. In addition, the Parent will post the reports on its website within the time periods specified in the rules and regulations applicable to such reports and the Parent will file a copy of each of the reports referred to in clauses (a)(i) and (ii) above with the SEC for public availability within those time periods (unless the SEC will not accept such a filing). The Parent and the Company will be deemed to have delivered such reports referred to above to the Administrative Agent and the Lenders if the Parent has filed such reports with the SEC via the EDGAR filing system (or any successor system) and such reports are publicly available.

(c) If at any time the Parent or the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Parent or the Company will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified by the SEC for registrants that are non-accelerated filers unless the SEC will not accept such a filing. Neither the Parent nor the Company will take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Parent’s or the Company’s filings for any reason, the Parent or the Company will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply to non-accelerated filers if the Parent or the Company were required to file those reports with the SEC.

(d) The Parent agrees that, for so long as any Loan Obligations remain outstanding under this Agreement, it will use commercially reasonable efforts to hold and participate in quarterly conference calls with the Administrative Agent and the Lenders relating to the financial condition and results of operations of the Parent, the Company and the Restricted Subsidiaries.

(e) The quarterly and annual reports and financial information required by the preceding paragraphs will include a Management’s Discussion and Analysis of Financial Condition and Results of Operations (the “MD&A”) of the Parent, which shall include a discussion and analysis of the Company and the Restricted Subsidiaries. If the Board of Directors of the Parent has designated any of the Restricted Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and also in the MD&A of the financial condition and results of operations of the Company and the Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

(f) In addition, the Borrowers and the Guarantors agree that, for so long as any Loan Obligations remain outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the Administrative Agent and the Lenders the information that would be required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act if the Loans were securities.

SECTION 6.03. Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock.

(a) Neither the Parent nor either Borrower will, and none of them will permit any of the Restricted Subsidiaries or any Other Guarantor to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), none of the Parent, the Company, any of the Restricted Subsidiaries or any Other Guarantor will issue any Disqualified Stock and neither Borrower will, and neither the Parent nor either Borrower will permit, any of the Restricted Subsidiaries or any Other Guarantor to issue any shares of Preferred Stock; provided, however, that:

(i) the Parent or any Other Guarantor may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock and any Other Guarantor may issue shares of Preferred Stock, if the Consolidated Interest Coverage Ratio of the Parent and its Subsidiaries on a consolidated basis, for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued, as the case may be, would have been at least 2.0 to 1.0; or

(ii) the Company or any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock or other shares of Preferred Stock, if the Consolidated Interest Coverage Ratio of the Company and the Restricted Subsidiaries on a consolidated basis, for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or other shares of Preferred Stock is issued, as the case may be, would have been at least 2.0 to 1.0, in each case determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or other shares of Preferred Stock had been issued, as the case may be, on the first day of such four-quarter period.

(b) Section 6.03(a) will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(i) the incurrence by the Credit Parties of additional Indebtedness and letters of credit under a Credit Facility (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Credit Parties thereunder), in a maximum aggregate principal amount at any one time outstanding under this clause (1) not to exceed $200,000,000;

(ii) the incurrence by any Credit Party of Indebtedness (a) constituting the Loan Obligations or any guarantee thereof or (b) represented by the Existing Term Loan Facility and any guarantees thereof in an aggregate principal amount at any one time outstanding under this clause (b) not to exceed $500,000,000;

(iii) the incurrence by either Borrower and any Guarantor of Indebtedness represented by the New Notes and the guarantees thereof to be issued on the Closing Date and the exchange notes and related guarantees thereof to be issued pursuant to the Registration Rights Agreement, in an aggregate principal amount at any one time outstanding under this clause (iii) not to exceed $775,000,000;

(iv) the incurrence by the Parent, either Borrower, any Other Guarantor or any Restricted Subsidiary of Existing Indebtedness (other than Indebtedness described in Section 6.03(b)(i), (ii) and (iii));

(v) the incurrence by the Parent, the Company, the Restricted Subsidiaries or any Other Guarantor of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company, the Restricted Subsidiaries or such Other Guarantor; provided that the Parent would be able to incur at least $1.00 of additional Indebtedness pursuant to the ratio set forth in Section 6.03(a)(i) after giving effect to the incurrence of any such Indebtedness pursuant to this clause (v);

(vi) Indebtedness of (a) the Parent or any Other Guarantor or (b) the Company and the Restricted Subsidiaries incurred and outstanding on or prior to the date on which a new Subsidiary was acquired by the Parent, any Other Guarantor, the Company or such Restricted Subsidiary (other than Indebtedness incurred in contemplation of, or in connection with, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary of or was otherwise acquired by the Parent, an Other Guarantor, the Company or such Restricted Subsidiary); provided, however, that (1) on the date that such Subsidiary is acquired by, or is merged into the Company, such Restricted Subsidiary or such Other Guarantor, the Parent or the Company, as applicable, would have been able to incur at least $1.00 of additional Indebtedness pursuant to the ratio set forth in Section 6.03(a)(i) or (a)(ii), as the case may be, after giving effect to the incurrence of such Indebtedness pursuant to this Section 6.03(b)(vi); and (2) the new Subsidiary becomes a Restricted Subsidiary and a Guarantor or any Other Guarantor;

(vii) the incurrence by the Parent, the Company, any Restricted Subsidiary or any Other Guarantor of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Agreement to be incurred under Section 6.03(a) or Section 6.03(b) (ii), (iii), (iv), (vi) or this subsection (vii);

(viii) the incurrence by (a) the Company or any Restricted Subsidiary of intercompany Indebtedness between or among the Company and the Restricted Subsidiaries or (b) the Parent or any Other Guarantor of intercompany Indebtedness between or among the Parent and the Other Guarantors; provided, however, that:

(1) if (A) the Company or any Restricted Subsidiary is the obligor on such Indebtedness and the payee is not the Company or a Restricted Subsidiary or (B) the Parent or any Other Guarantor is the obligor on such Indebtedness and the payee is not the Parent or an Other Guarantor, as applicable, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Loan Obligations then due; and

(2) any (A) subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Parent, the Company, a Restricted Subsidiary or an Other Guarantor, or (B) sale or other transfer of any such Indebtedness to a Person that is not the Parent, the Company, a Restricted Subsidiary or Other Guarantor, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Parent, the Company, such Restricted Subsidiary or such Guarantor, as the case may be, that was not permitted by this clause (viii);

(ix) the incurrence by the Parent, the Company, any Restricted Subsidiary or an Other Guarantor of Hedging Obligations in the ordinary course of business;

(x) the guarantee by the Parent, the Company, any Restricted Subsidiary or any Other Guarantor of Indebtedness of the Parent, the Company, any Restricted Subsidiary, or any Other Guarantor that was otherwise permitted to be incurred under this Section 6.03; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Loan Obligations, then the guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(xi) the incurrence by the Company or any Restricted Subsidiary of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, and performance and surety bonds in the ordinary course of business;

(xii) the incurrence by the Parent, the Company, any Restricted Subsidiary or any Other Guarantor of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

(xiii) the incurrence by the Parent, the Company, any Restricted Subsidiary or any Other Guarantor of Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Parent, the Company, any Restricted Subsidiary or any Other Guarantor pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as the amount does not exceed the gross proceeds actually received by the Parent, the Company, any Restricted Subsidiary or any Other Guarantor in connection with such disposition; and

(xiv) the incurrence by the Parent, the Company, any Restricted Subsidiary or any Other Guarantor of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this Section 6.03(b)(xiv), not to exceed $125,000,000.

(c) None of the Parent, the Company, any of the Restricted Subsidiaries or any Other Guarantor will incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Parent, the Company or such Restricted Subsidiary or Other Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Loan Obligations on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured or by virtue of being secured on a junior Lien basis.

(d) For purposes of determining compliance with this Section 6.03, in the event that an item of proposed Indebtedness, Disqualified Stock or Preferred Stock meets the criteria of more than one of the categories of Permitted Debt described in Section 6.03(b)(i) through Section 6.03(b)(xiv) above, or is entitled to be incurred pursuant to Section 6.03(a), the Parent, the Company or the applicable Restricted Subsidiary will be permitted to divide and classify such item of Indebtedness, Disqualified Stock or Preferred Stock on the date of its incurrence, or later re-divide or re-classify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. The accrual of interest or Preferred Stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of Preferred Stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Preferred Stock, in the form of shares of the same class of Preferred Stock, Disqualified Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock will be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 6.03; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Consolidated Interest Expense of the Company as accrued. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Parent, the Company or the applicable Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

(e) The amount of any Indebtedness outstanding as of any date will be:

(i) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(ii) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(iii) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(1) the Fair Market Value of such assets at the date of determination; and

(2) the amount of the Indebtedness of the other Person.

SECTION 6.04. Limitation on Restricted Payments.

(a) The Borrowers will not, and neither the Parent nor either Borrower will permit any of the Restricted Subsidiaries to, directly or indirectly:

(i) declare or pay any dividend or make any other payment or distribution on account of Equity Interests of the Company, any Restricted Subsidiary or any direct or indirect parent of the Company (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of the Restricted Subsidiaries) or to the direct or indirect holders of the Company’s, any of the Restricted Subsidiaries’ or any direct or indirect parent of the Company’s Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or any Restricted Subsidiary);

(ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

(iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Parent, the Borrowers or any Restricted Subsidiary that is a Guarantor that is contractually subordinated to the Loan Obligations (excluding any intercompany Indebtedness between or among the Parent, the Borrowers and any of such Restricted Subsidiaries that are Guarantors), except a payment of regularly scheduled interest or principal at the Stated Maturity thereof; or

(iv) make any Restricted Investment

(b) All such payments and other actions set forth in Section 6.04(a)(i) through (iv) above are collectively referred to as “Restricted Payments”, unless, at the time of and after giving effect to such Restricted Payment:

(i) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(ii) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made on the first day of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in Section 6.03(a)(ii); and

(iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and the Restricted Subsidiaries since the Closing Date (excluding Restricted Payments permitted by Section 6.04(c)(ii), (iii), (iv), (ix) and (x)), is less than the sum, without duplication, of:

(1) 50% of the Consolidated Net Income of the Company and the Restricted Subsidiaries on a combined or consolidated basis, as the case may be, for the period (taken as one accounting period) from the first day of the first fiscal quarter commencing after the Closing Date to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(2) 100% of the aggregate net cash proceeds received by the Company since the Closing Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company); plus

(3) to the extent that any Restricted Investment that was made after the Closing Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus

(4) to the extent that any Unrestricted Subsidiary designated as such after the Closing Date is redesignated as a Restricted Subsidiary after the Closing Date, the lesser of (i) the Fair Market Value of the Parent’s or the Company’s Investment in such Subsidiary, as the case may be, as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the Closing Date; plus

(5) 50% of any dividends received by the Company or any Restricted Subsidiary after the Closing Date from an Unrestricted Subsidiary, to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Company for such period; plus

(6) $25,000,000.

(c) So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

(i) the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the terms of this Agreement;

(ii) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the contribution of common equity capital to the Company, in each case, within 180 days of such exchange, sale or contribution; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from Section 6.04(b)(iii)(2);

(iii) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Restricted Subsidiary that is contractually subordinated to the Loan Obligations with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(iv) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary to the holders of its Equity Interests on a pro rata basis;

(v) the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary issued after the Closing Date in accordance with the Consolidated Interest Coverage Ratio test set forth in Section 6.03(a)(ii);

(vi) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(vii) Restricted Payments by the Company or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of any such Person;

(viii) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary held by any current or former officer, director or employee of the Company or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, severance agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $2,000,000 in any twelve-month period (with any portion of such $2,000,000 that is unused in any twelve month period to be carried forward to successive twelve-month periods and added to such amount;

(ix) Permitted Parent Payments; and

(x) Permitted Operating Expense and Tax Reimbursements.

(d) The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors of the Parent whose resolution with respect thereto will be delivered to the Administrative Agent. Such Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds 3.5% of the Parent’s Consolidated Tangible Assets.

SECTION 6.05. Dividend and Other Payment Restrictions Affecting Subsidiaries.

(a) Neither the Parent nor either Borrower will, and none of them will permit any of the Restricted Subsidiaries or any Other Guarantor to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any of the Restricted Subsidiaries or Other Guarantors to:

(i) pay dividends or make any other distributions on its Capital Stock to the Company or any of the Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of the Restricted Subsidiaries;

(ii) make loans or advances to the Company or any of the Restricted Subsidiaries; or

(iii) sell, lease or transfer any of its properties or assets to the Company or any of the Restricted Subsidiaries.

(b) The restrictions of Section 6.05(a) will not apply to encumbrances or restrictions existing under or by reason of:

(i) any Credit Facility, provided that the encumbrances and restrictions contained therein, including any related collateral documents, and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings thereof are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in this Agreement;

(ii) agreements governing Existing Indebtedness, the New Indenture, the New Notes and the guarantees thereof and the Existing Term Loan Facility and any guarantees thereof, in each case, as in effect on the Closing Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Closing Date;

(iii) this Agreement;

(iv) applicable law, rule, regulation or order;

(v) any instrument governing Indebtedness or Equity Interests of a Person acquired by the Parent, the Company, any of the Restricted Subsidiaries or any Other Guarantor as in effect at the time of such acquisition (except to the extent such Indebtedness or Equity Interests were incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness is permitted by this Agreement;

(vi) customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;

(vii) purchase money obligations for property acquired in the ordinary course of business, mortgage financings and Capital Lease Obligations that impose restrictions on the property purchased or mortgaged or leased of the nature described in Section 6.05(a)(iii);

(viii) any agreement for the sale or other disposition of any Restricted Subsidiary or Other Guarantor that restricts distributions by that Restricted Subsidiary or Other Guarantor pending the sale or other disposition;

(ix) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(x) Liens permitted to be incurred under Section 6.10 that limit the right of the debtor to dispose of the assets subject to such Liens;

(xi) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, which limitation is applicable only to the assets that are the subject of such agreements;

(xii) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(xiii) restrictions contained in, or in request of, Hedging Obligations permitted to be incurred by this Agreement; and

(xiv) any customary encumbrances or restrictions imposed pursuant to an agreement of the type described in the definition of “Permitted Investments.”

SECTION 6.06. Merger, Consolidation; Sale of Assets.

(a) None of the Parent, either Borrower or any other Guarantor will, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Parent, such Borrower or such other Guarantor, as applicable, is the surviving Person); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of, with respect to the Parent, the Borrowers, the Restricted Subsidiaries and the Other Guarantors taken as a whole, or, with respect to the Company and the Restricted Subsidiaries taken as a whole, in each case, in one or more related transactions, to another Person, unless:

(i) either (a) the Parent, such Borrower, or such other Guarantor, as applicable, is the surviving Person; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Parent, such Borrower or such other Guarantor, as the case may be) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a Person organized or existing under the laws of the Cayman Islands, the United States, any state of the United States or the District of Columbia or, in the case of the Parent, any other similar jurisdiction so long as neither the laws of any such jurisdiction nor any such transaction would adversely affect the Secured Parties; provided that any Person surviving a consolidation or merger with US Borrower must be organized and existing under the laws of the same jurisdiction of formation as US Borrower;

(ii) the Person formed by or surviving any such consolidation or merger (if other than the Parent, such Borrower or such other Guarantor, as applicable) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the Loan Obligations of the Parent, such Borrower or such other Guarantor, as applicable, pursuant to a joinder agreement or amendment to the Loan Documents, as applicable, in each case reasonably satisfactory to each of the Agents (it being agreed that if either Borrower merges with or into the Parent, the Parent must assume all such obligations of such Borrower), provided that, if such Person is a limited liability company or a limited partnership, then the Parent, such Borrower, such Guarantor or such Person shall have the Loan Obligations assumed or issued, on a joint and several basis, with a corporation in which it owns 100% of the Equity Interests;

(iii) immediately after such transaction, no Default or Event of Default exists; and

(iv) except with respect to a transaction solely between or among the Parent, either Borrower, any of the Restricted Subsidiaries or any Other Guarantor, the Parent, the Borrowers or the Person formed by or surviving any such consolidation or merger (if other than the Parent or either Borrower), or to which such sale, assignment, transfer, conveyance or other disposition has been made, would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred on the first day of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 6.03(a)(i) or (ii), as applicable.

This Section 6.06 shall not apply to any consolidation or merger (except that the proviso to clause (a)(i) shall apply to any consolidation or merger to which US Borrower is a party), or any sale, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and any Restricted Subsidiary. Clauses (a)(iii) and (a)(iv) of this Section 6.06 will not apply to a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction. Clause (a)(iv) of this Section 6.06 will not apply to any Guarantor, other than the Parent.

(b) Neither the Parent nor the Company will, directly or indirectly, lease all or substantially all of the properties and assets of any of them and the Restricted Subsidiaries or Other Guarantors taken as a whole, in one or more related transactions to any other Person.

(c) Without limiting anything in this Section 6.06, no Guarantor shall sell or otherwise dispose of all or substantially all of its assets to, consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person, other than the Company or another Restricted Subsidiary, unless:

(i) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(ii) either:

(1) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under this Agreement and its Guarantee pursuant to a Joinder Agreement; or

(2) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Agreement, the Intercreditor Agreement and the Collateral Agreements.

(d) Neither Borrower will, and neither the Parent nor either Borrower will permit any of the Restricted Subsidiaries to, directly or indirectly, consummate any Asset Sale unless (other than with respect to an Asset Sale pursuant to an Involuntary Transfer):

(i) the Parent, the Company or the Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;

(ii) at least 75% of the consideration received in the Asset Sale by the Parent, the Company or such Restricted Subsidiary is in the form of cash; provided, however, (1) to the extent that any disposition in such Asset Sale was of Collateral, the non-cash consideration received is pledged as Collateral under the Collateral Agreements contemporaneously with such sale, in accordance with the requirements set forth in this Agreement and (2) any Vessel Asset Sale in respect of a Deepwater Vessel shall not be permitted until the Tungsten Explorer Delivery Date has occurred; and

(iii) in the case of a Vessel Asset Sale of a Deepwater Vessel, the Parent would, immediately after giving pro forma effect thereto, including the application of the Net Proceeds therefrom, as if the same had occurred on the first day of the applicable four-quarter period, (A) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in Section 6.03(a)(i), or (B) have a Consolidated Interest Coverage Ratio that is no worse than the Consolidated Interest Coverage Ratio immediately prior to such Vessel Asset Sale.

(e) For purposes of Section 6.06(d) only, each of the following will be deemed to be cash:

(i) any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Loan Obligations) that are assumed by the transferee of any such assets so long as the Company or such Restricted Subsidiary are released from further liability;

(ii) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days of the receipt thereof, to the extent of the cash received in that conversion;

(iii) any stock or assets of the kind referred to in clauses (2) or (4) of Section 2.06(b)(i); and

(iv) any Designated Non-cash Consideration when taken together with all other Designated Non-cash Consideration received pursuant to this clause (d) that is at that time outstanding, not to exceed 5% of the Company’s Consolidated Tangible Assets at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

(f) Neither Borrower will, and neither the Parent nor either Borrower will any Restricted Subsidiary to, enter into or suffer to exist any agreement that would place any restriction of any kind (other than pursuant to law or regulation) on the ability of the Company to make an Asset Sale Offer.

(g) (Vessel Transfers) Neither Borrower will, and neither the Parent nor either Borrower will permit any Guarantor to, transfer all of the legal title to a Vessel from one existing Guarantor to another existing Guarantor (or to an entity that simultaneously with such transfer becomes a Guarantor) unless (x) all of the existing security covering such Vessel remains in place and (y) each of the following is satisfied:

(i) the Administrative Borrower shall have given the Pari Passu Collateral Agent written notice of any such proposed transfer not fewer than 30 days prior to the anticipated date of such transfer;

(ii) the bill of sale or other instrument of transfer shall explicitly state that the transfer is subject to the assumption or continuance of the existing Ship Mortgage in full force and effect;

(iii) the relevant Vessel shall be duly re-registered in the name of the transferee Guarantor under the laws and flag of the relevant jurisdiction simultaneously with such transfer and evidence thereof delivered to the Pari Passu Collateral Agent on such date;

(iv) if appropriate in the opinion of the legal counsel described in subclause (vii) below, an instrument of assumption of mortgage shall be executed by the transferee Guarantor and the Pari Passu Collateral Agent and registered promptly with such transfer with the appropriate authorities of the Vessel’s jurisdiction of registry, or any such other instrument required to perfect a Ship Mortgage in favor of the Pari Passu Collateral Agent as required by the Vessel’s jurisdiction of registry;

(v) simultaneously with such transfer, the transferee Guarantor shall acknowledge in writing to the Pari Passu Collateral Agent that the Ship Mortgage and all other Collateral relating to the Vessel remains in full force and effect and is ratified and confirmed by the transferee Guarantor;

(vi) on the same date of such transfer, the Administrative Borrower and the transferee Guarantor shall deliver to the Pari Passu Collateral Agent a certificate of ownership and encumbrance or similar certificate issued by the jurisdiction of registration of the Vessel evidencing re-registration in the name of the transferee Guarantor and the continuance of the Ship Mortgage in favor of the Pari Passu Collateral Agent; and

(vii) the Administrative Borrower shall cause to be delivered to the Pari Passu Collateral Agent on the same date of such transfer a legal opinion from outside counsel reasonably satisfactory to the Pari Passu Collateral Agent to the following effect (A) the Vessel is duly registered (preliminarily registered if the jurisdiction is Panama) in the name of the transferee Guarantor with the appropriate authorities of the Vessel’s jurisdiction of registry; (B) the Ship Mortgage constitutes the legal, valid and binding obligation of the transferee Guarantor and remains duly registered as a first priority Lien or ship mortgage in favor of the Pari Passu Collateral Agent with priority dating back to the date on which such Ship Mortgage was initially registered in favor of the Pari Passu Collateral Agent; (C) an assumption of the Ship Mortgage by the transferee Guarantor has been duly registered (preliminarily registered if the jurisdiction is Panama) (or an opinion that such an assumption is not required to maintain the status of the mortgage or the assumption by the transferee Guarantor of all obligations of the mortgagor thereunder); (D) all Collateral relating to the Vessel constitutes legal, valid and binding obligations of the transferee Guarantor; (E) all filings and consents in the relevant jurisdictions have been obtained or made; and (F) such transfer is in compliance with the terms of this Agreement. Such legal opinion shall also contain such other opinions as are requested by the Pari Passu Collateral Agent and otherwise be in form and substance reasonably satisfactory to the Pari Passu Collateral Agent. The counsel issuing such opinion may rely on local counsel admitted to practice in the jurisdiction of registration of the Vessel with respect to matters governed by the laws of such jurisdiction. If the Vessel transferred is registered under the laws and flag of Panama, the Administrative Borrower shall also deliver to the Pari Passu Collateral Agent an opinion of

Panamanian counsel reasonably satisfactory to the Pari Passu Collateral Agent not later than five (5) months after the date of transfer confirming that such Vessel has been permanently registered in the name of the transferee Guarantor and that any assumption of Ship Mortgage or other instrument required to be filed has been permanently recorded.

(h) (Partial Vessel Transfers) Neither Borrower will, and neither the Parent nor either Borrower will permit any Guarantor to, transfer a partial interest in a Vessel unless (x) such transaction complies with the terms of this Agreement, including Sections 2.06, 6.04 and 6.06, and the terms set forth on Schedule 6.06(h) and (y) each of the following is satisfied with respect to any such transfer of all of the legal title:

(i) the Administrative Borrower shall have given the Pari Passu Collateral Agent written notice of any such proposed transfer not fewer than 30 days prior to the anticipated date of such transfer;

(ii) any bill of sale or other instrument of partial transfer shall state on its face that the interest transferred is subject to the lien of the relevant Ship Mortgage;

(iii) the relevant Vessel shall be duly re-registered in the joint names of the transferor Guarantor and the transferee showing the individual percentage interest held by each under the laws and flag of the relevant jurisdiction simultaneously with such transfer and evidence thereof delivered to the Pari Passu Collateral Agent on such date;

(iv) simultaneously with such transfer the transferee shall acknowledge in writing to the Pari Passu Collateral Agent that it takes its interest subject to the Ship Mortgage;

(v) on the same date of such transfer, the Administrative Borrower shall deliver to the Pari Passu Collateral Agent a certificate of ownership and encumbrance or similar certificate issued by the jurisdiction of registration of the Vessel evidencing (x) re-registration in the joint names of the transferor Guarantor and the transferee and (y) the continuance of the Ship Mortgage in favor of the Pari Passu Collateral Agent; and

(vi) the Administrative Borrower shall cause to be delivered to the Pari Passu Collateral Agent on the same date of such transfer a legal opinion from outside counsel reasonably satisfactory to the Pari Passu Collateral Agent to the following effect (A) the Vessel is duly registered (preliminarily registered if the jurisdiction is Panama) in the joint names of the transferor Guarantor and the transferee with the appropriate authorities of the Vessel’s jurisdiction of registry; (B) the Ship Mortgage continues to constitute the legal, valid and binding obligation of the transferor Guarantor and remains duly registered as a first priority Lien or ship mortgage in favor of the Pari Passu Collateral Agent with priority dating back to the date on which such Ship Mortgage was initially registered in favor of the Pari Passu Collateral Agent; (C) all Collateral relating to the Vessel continues to constitute legal, valid and binding obligations of the transferor Guarantor; (D) all filings and consents in the relevant jurisdictions have been obtained or made; and (E) such transfer is in compliance with the terms of the Indenture. Such legal opinion shall also contain such other opinions as are requested by the Pari Passu Collateral Agent and otherwise be in form and substance reasonably satisfactory the Pari Passu Collateral Agent. The counsel issuing such opinion may rely on local counsel admitted to practice in the jurisdiction of registration of the Vessel with respect to matters governed by the laws of such jurisdiction. If the Vessel transferred is registered under the laws and flag of Panama, the Administrative Borrower shall also deliver to the Pari Passu Collateral Agent an opinion of Panamanian counsel reasonably satisfactory to the Pari Passu Collateral Agent not later than five (5) months after the date of transfer confirming that such Vessel has been permanently registered in the joint names of the transferor Guarantor and the transferee.

SECTION 6.07. Transactions with Affiliates.

(a) Neither the Parent nor either Borrower will, and none of them will permit any of the Restricted Subsidiaries or any Other Guarantor to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Parent, the Company, any Restricted Subsidiary or any Other Guarantor (each, an “Affiliate Transaction”) unless:

(i) the Affiliate Transaction is on terms that are no less favorable to the Parent, the Company, any applicable Restricted Subsidiary or any applicable Other Guarantor than those that would have been obtained in a comparable transaction by the Parent, the Company, any applicable Restricted Subsidiary or any applicable Other Guarantor with an unrelated Person or, if there is no such comparable transaction, on terms that are fair and reasonable to the Parent, the Company, any applicable Restricted Subsidiary and any applicable Other Guarantor and reflect an arm’s length negotiation; and

(ii) the Parent delivers to the Administrative Agent:

(1) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10,000,000, a resolution of the Board of Directors of the Parent set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Parent; and

(2) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $100,000,000, an opinion as to the fairness to the Parent, the Company, any applicable Restricted Subsidiary or any applicable Other Guarantor of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

(b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the restrictions of Section 6.07(a):

(i) any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Parent or any of its Subsidiaries in the ordinary course of business and payments pursuant thereto;

(ii) payment of reasonable directors’ fees to Persons who are not otherwise Affiliates of the Parent;

(iii) transactions between or among the Parent, the Company, any of the Restricted Subsidiaries or any Other Guarantor;

(iv) transactions between or among the Parent and/or any of its Subsidiaries (excluding transactions involving the Company, any of the Restricted Subsidiaries or any Other Guarantor);

(v) loans or advances to employees of the Parent or the Company in the ordinary course of business not to exceed $5,000,000 in the aggregate at any one time outstanding;

(vi) transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(vii) Restricted Payments that do not violate Section 6.04;

(viii) any agreement as in effect on the Closing Date or any amendments, renewals or extensions of any such agreement (so long as such amendments, renewals or extensions are not less favorable to the Lenders); and

(ix) transactions between or among any Excluded Parent Subsidiary, on the one hand and the Parent and any of its other Subsidiaries (excluding transactions involving the Company, any of the Restricted Subsidiaries or any Other Guarantor), on the other hand, provided that such transaction is entered into in the ordinary course of business and on an arm’s length basis and that any such transaction has been approved by a majority of the disinterested members of the Board of Directors of the Parent pursuant to a resolution of the Board of Directors of the Parent set forth in an officers’ certificate.

SECTION 6.08. Compliance Certificate. The Administrative Borrower shall deliver to the Administrative Agent within 120 days after the end of each fiscal year of the Company, beginning with the fiscal year ending on December 31, 2012, an Officers’ Certificate, in substantially the form of Exhibit G, stating that in the course of the performance by the signers of their duties as Authorized Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. In addition, the Administrative Borrower shall deliver to the Administrative Agent, within 30 days after the occurrence thereof, written notice of any Default or Event of Default, their status and what action the Company is taking or proposes to take in respect thereof.

SECTION 6.09. Future Guarantors.

(a) If (i) the Company or any of the Restricted Subsidiaries acquire or create another Subsidiary, (ii) the Parent acquires or creates another Subsidiary to directly or indirectly own the Equity Interests of the Company, any of the Restricted Subsidiaries or any Other Guarantor, (iii) any Subsidiary of the Company that is not already a Guarantor or US Borrower guarantees any Credit Facility, the 2019 Notes, the Existing Term Loan Facility, the New Notes or any other Pari Passu Obligations or owns any Vessel, (iv) any Subsidiary of the Parent or the Company that is not already a Guarantor or US Borrower is the subject of a Contract Winning Trigger or (v) any Subsidiary of the Parent or the Company that is not already a Guarantor or US Borrower becomes an Internal Charterer after the Closing Date, then the Parent or the Company, as applicable, will (1) cause that Subsidiary to (A) execute a Joinder Agreement pursuant to which it will become a Guarantor and (B) execute amendments or otherwise accede to or join the Collateral Agreements and cause the same to be perfected pursuant to which it becomes subject to the Obligations of a Guarantor thereunder and pledge its assets, including the Equity Interests it owns in any of its Subsidiaries, pursuant to the Collateral Agreements and (2) deliver an opinion of counsel satisfactory to the Administrative Agent, in each case within 20 Business Days of the date on which the Subsidiary was acquired or created or otherwise becomes subject to this Section 6.09; provided that any applicable Subsidiary may be released as a Guarantor and from any related pledge following the occurrence of a Contract Unwind Trigger provided the conditions to that release are satisfied, including that no assets or property have been transferred or sold, directly or indirectly, by either Borrower or a Guarantor to such applicable Subsidiary that are subject to Section 6.06. In addition, to the extent any such Subsidiary (x) is not already a direct or indirect Subsidiary of the Company and (y) does not constitute an Other Guarantor, the Parent shall cause the Equity Interests of such Subsidiary to be transferred to the Company or a Restricted Subsidiary within 20 Business Days of such Subsidiary executing any such Joinder Agreement or as soon as practicable where applicable local law requires additional time for compliance with applicable legal requirements.

(b) With respect to each Subsidiary that is required to become a Guarantor pursuant to Section 6.09(a), the Parent or the Company shall designate each such Subsidiary to become a Restricted Subsidiary, and shall comply with the conditions set forth in clause (II) of the definition of “Unrestricted Subsidiary” in connection therewith within 20 Business Days of the date on which such Subsidiary was acquired or created, or as soon as practicable where applicable local law requires additional time for compliance with applicable legal requirements. For the avoidance of doubt, no direct or indirect Subsidiary of the Parent may become a Restricted Subsidiary for purposes of this Agreement if such Subsidiary is a Subsidiary of the Parent but not of the Company.

SECTION 6.10. Liens. Neither the Parent nor either Borrower will, and none of them will permit any of the Restricted Subsidiaries or any Other Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset or property now owned or hereafter acquired that secures any Obligations under any Indebtedness, except Permitted Liens.

SECTION 6.11. Covenant Suspension Event.

(a) If on any date following the Closing Date, (i) the Loans have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing then, beginning on that day (the occurrence of the events described in the foregoing clauses (i) and (ii) being referred to as a “Covenant Suspension Event”), the following provisions of this Agreement will be suspended (collectively, the “Suspended Covenants”):

(i) Section 2.06(b) and (c) (Asset Sales);

(ii) Section 6.03 (Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock);

(iii) Section 6.04 (Limitation on Restricted Payments);

(iv) Section 6.05 (Dividend and Other Payment Restrictions Affecting Subsidiaries);

(v) Section 6.06(a)(iv), (d) and (e) (Merger, Consolidation; Sale of Assets);

(vi) Section 6.07 (Transactions with Affiliates); and

(vii) Section 6.09 (Future Guarantors).

(b) In the event that the Parent, the Company, the Restricted Subsidiaries and the Other Guarantors are not subject to the Suspended Covenants under this Agreement for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Loans below an Investment Grade Rating, then the Parent, the Company, the Restricted Subsidiaries and the Other Guarantors will thereafter again be subject to the Suspended Covenants under this Agreement with respect to events from any such Reversion Date until the Maturity Date unless there is a subsequent Suspension Period. The period of time between any Covenant Suspension Event and any Reversion Date is referred to as the “Suspension Period.”

(c) On each Reversion Date, all Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified as having been incurred or issued pursuant to Section 6.03(a) or (b) (to the extent such Indebtedness, Disqualified Stock or Preferred Stock would be permitted to be incurred or issued thereunder as of the Reversion Date and after giving effect to Indebtedness incurred or issued prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness, Disqualified Stock or Preferred Stock would not be so permitted to be incurred or issued pursuant to Section 6.03(a) or (b), such Indebtedness, Disqualified Stock or Preferred Stock will be deemed to have been outstanding on the Closing Date, so that it is classified as permitted under clause (iii) of Section 6.03(b). Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 6.04 will be made as though Section 6.04 had been in effect since the Closing Date and prior to, but not during, the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will not reduce the amount available to be made as Restricted Payments under Section 6.04(a). No Default or Event of Default will be deemed to have occurred on the Reversion Date as a result of any actions taken by the Parent, the Company, its Restricted Subsidiaries or the Other Guarantors during the Suspension Period. Within 30 days of such Reversion Date, the Borrowers must comply with the terms of Section 6.09.

(d) Notwithstanding that the Suspended Covenants may be reinstated, the failure to comply with the Suspended Covenants during the Suspension Period (including any action taken or omitted to be taken with respect thereto) or after the Suspension Period based solely on events that occurred during the Suspension Period will not give rise to a Default or Event of Default under this Agreement. In addition, the Parent, the Company, the Restricted Subsidiaries and the Other Guarantors shall be entitled to honor any contractual commitments during a Suspension Period following a Reversion Date and so doing shall not constitute a Default or Event of Default under any of the provisions that were Suspended Covenants prior to such reinstatement; provided that such contractual commitments were entered into during the Suspension Period and not in contemplation of a reversion of the Suspended Covenants.

(e) For purposes of Section 2.06(b) on the Reversion Date, any unutilized Excess Proceeds amount will be reset to zero.

SECTION 6.12. Business Activities. Neither the Parent nor either Borrower will, and none of them will permit any of the Restricted Subsidiaries or any Other Guarantor to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and the Restricted Subsidiaries taken as a whole. No Other Guarantor shall engage in any other business or activities or incur or guarantee any Indebtedness (other than Loan Obligations and other Pari Passu Obligations), and any earnings of such Other Guarantor attributable to any Drilling Contract or Internal Charter in respect of a Vessel shall be subject to the Earnings Assignment.

SECTION 6.13. Maintenance of Insurance.

(a) The Credit Parties shall maintain, with financially sound and reputable insurance companies, insurance (subject to customary deductibles and retentions) in such amounts and against such risks as are customarily maintained by similarly situated companies (including without limitation, marine hull and machinery (including excess value) insurance, marine protection and indemnity insurance, drilling, towage, repossession, loss of hire, war and terrorist risks, protection and indemnity insurance, liability arising out of pollution and the spillage or leakage of cargo and cargo liability insurance) engaged in the same or similar businesses operating in the same or similar locations and cause the Credit Parties to be listed as insured and the Collateral Agent to be listed as co-loss payee on property and property casualty policies and as an additional insured on liability policies. Notwithstanding the foregoing, the Credit Parties may self-insure with respect to such risks with respect to which companies of established reputation in the same general line of business in the same general area usually self-insure.

(b) The Credit Parties shall ensure (at the expense of the Credit Parties) that Mortgagee’s interest insurance, with financially sound and reputable insurance companies, insured in the name of the Pari Passu Collateral Agent (in its capacity as such), shall be maintained in respect of each Vessel.

(c) In connection with the covenants set forth in this Section 6.13, it is understood and agreed that:

(i) none of the Administrative Agent, the Lenders and their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 6.13, it being understood that (A) the Credit Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Administrative Agent, the Lenders or their agents or employees. If, however, the insurance policies, as a matter of the internal policy of such insurer, do not provide waiver of subrogation rights against such parties, as required above, then the Company, on behalf of itself and on behalf of each of the Restricted Subsidiaries, hereby agrees, to the extent permitted by law, to waive, and further agrees to cause each of the Restricted Subsidiaries to waive, its right of recovery, if any, against the Administrative Agent, the Lenders and their agents and employees; and

(ii) the designation of any form, type or amount of insurance coverage by the Administrative Agent under this Section 6.13 shall in no event be deemed a representation, warranty or advice by the Administrative Agent or the Lenders that such insurance is adequate for the purposes of the business of the Company and its Restricted Subsidiaries or the protection of their properties.

SECTION 6.14. Payment of Taxes, etc. The Borrowers shall, and shall cause each Restricted Subsidiary to, pay its obligations in respect of all material Tax liabilities, assessments and governmental charges, before the same shall become delinquent or in default, except where the amount or validity thereof is being contested in good faith by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Lenders.

SECTION 6.15. Compliance with Laws. The Borrowers shall, and shall cause each Restricted Subsidiary to, comply with all laws, rules, regulations and judgments, writs, injunctions, decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, applicable to it or its property (including without limitation the USA Patriot Act), except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 6.16. Operation of Vessels. The applicable Borrower and each other Credit Party which owns or operates, or will own or operate, one or more Vessels will, at all times while owning or operating such Vessels, operate or cause such Vessel to be operated in a manner consistent with the standards set forth in the Collateral Agreements.

SECTION 6.17. After-Acquired Property.

(a) If property of a type constituting Collateral is acquired by either Borrower or any Guarantor (other than the Parent) that is not automatically subject to a Lien or perfected security interest under the Collateral Agreements or there is a new Guarantor, then such Borrower or such Guarantor will, as soon as practicable after such property’s acquisition or such Subsidiary becoming a Guarantor and in any event within 20 Business Days (or such longer period permitted by the Administrative Agent in its sole discretion) or as soon as practicable where applicable local law requires additional time for compliance with applicable legal formalities so long as all of the required filings and other related actions in such jurisdiction have been taken within such 20 Business Day period, (i) execute and deliver such mortgages, deeds of trust, security instruments, financing statements and other Collateral Agreements as shall be reasonably necessary to vest in the Collateral Agent a perfected first-priority security interest, subject only to Permitted Liens and Liens permitted under Section 6.10, in such property (or, in the case of a new Guarantor, all of its assets constituting the type that is Collateral) in favor of the Pari Passu Collateral Agent (but subject to the limitations described in Article X, the Collateral Agreements, the Intercreditor Agreement and limitations under applicable local law), and thereupon all provisions of this Agreement relating to the Collateral shall be deemed to relate to such property to the same extent and with the same force and effect and (ii) deliver such certificates (including in the case of real property, title insurance) in respect thereof as required by the Collateral Agreements and take all necessary steps to perfect the security interest represented by such Liens.

(b) To the extent that any instrument, Mortgage or other document is required to be delivered to give effect to and perfect the Liens (including with respect to the Tungsten Explorer when title thereto becomes legally vested in the applicable Guarantor), the Borrowers and the Guarantors will be required to use their commercially reasonable efforts to deliver such instruments, Mortgages and/or other documents as soon as possible but in no event later than 20 Business Days following the Closing Date (or such later date permitted by the Administrative Agent in its sole discretion) or, if an asset is acquired or delivered after the Closing Date, not later than 20 Business Days after such acquisition or delivery date (or such later date permitted by the Administrative Agent in its sole discretion); provided, however, that with respect to the Mortgage amendments in respect of the Panamanian Flag Vessels the Emerald Driller, the Sapphire Driller, the Topaz Driller and the Aquamarine Driller, the Borrowers and the Guarantors will be required to file such instruments, Mortgages and/or other documents no later than the second Business Day following the Closing Date.

(c) Neither Borrower nor any Guarantor shall enter into (a) any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than as permitted or required by this Agreement and the Collateral Agreements or (b) any amendment to, or other agreement in respect of, the Tungsten Explorer Construction Contract to the extent that any such amendment or agreement would be materially adverse to the Borrowers or any of the Restricted Subsidiaries or the Secured Parties.

(d) The Parent and each Borrower shall, and they shall cause any Guarantor to, at their sole cost and expense:

(i) execute and deliver all such agreements and instruments and take all further action as the Pari Passu Collateral Agent or the Administrative Agent shall reasonably request to more fully or accurately describe the property intended to be Collateral or the obligations intended to be secured by the Collateral Agreements;

(ii) file any such notice filings or other agreements or instruments as may be reasonably necessary or desirable under applicable law to perfect the Liens created by the Collateral Agreements;

(iii) with respect to each Drilling Contract entered into by a Guarantor, enter into and maintain an Earnings Assignment and an account control agreement in respect thereof for the benefit of the Pari Passu Collateral Agent;

(iv) with respect to each Permitted Third Party Charter to which any Credit Party is a party, (x) ensure that such Credit Party will effectively retain operational control of the relevant Vessel, (y) the Borrowers and the Guarantors will use commercially reasonable efforts to cause such local resident to consent to the assignment of such Permitted Third Party Charter and (z) if such consent is received, the relevant Credit Parties will execute and deliver to the Pari Passu Collateral Agent an assignment of such Permitted Third Party Charter;

(v) not assign or grant a security interest or pledge in or of the Tungsten Explorer Construction Contract or Tungsten Explorer Refund Guarantee to any Person other than the Pari Passu Collateral Agent; and

(vi) deliver to the Pari Passu Collateral Agent not more than five (5) months after the Closing Date an opinion of Panamanian counsel reasonably acceptable to the Pari Passu Collateral Agent to the effect that the Ship Mortgages covering the Panamanian flag vessels have been duly permanently registered in the Public Registry as appropriate in Panama.

Notwithstanding anything to the contrary, no Credit Party shall be required to grant a security interest, pledge or other Lien in any “Excluded Collateral” (as defined in the Security Agreement), and no such “Excluded Collateral” shall be included in the Collateral.

SECTION 6.18. Further Instruments and Acts.

(a) Promptly after request of the Administrative Agent, the Borrowers shall, and shall cause the Restricted Subsidiaries and the Other Guarantors to, execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Agreement.

(b) No Credit Party shall take any action, or omit to take any action, which action or omission might or would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Pari Passu Collateral Agent and the Secured Parties, except as expressly set forth in this Agreement or the Collateral Agreements.

(c) No Credit Party shall take any action or otherwise attempt to enforce any claim or maritime lien against any Vessel that has priority over any claim or Lien of the Pari Passu Collateral Agent and the Secured Parties in respect of any Collateral, including any such claims or Liens arising under Ship Mortgages.

(d) Each of the Credit Parties agrees that it will, or will cause its relevant Subsidiaries to, complete each of the actions described on Schedule 6.18(d) as soon as commercially reasonable and in any event by no later than the date set forth in Schedule 6.18(d) with respect to such action or such later date as the Administrative Agent may agree in its sole discretion.

(e) On the date (the “Tungsten Explorer Delivery Date”) on which the Tungsten Explorer is delivered by DSME to, and accepted by, the Parent, the Company or one of their Subsidiaries, the Company covenants and agrees to execute and deliver, or to cause to be executed and delivered, and to do, or cause to be done, the documents or actions set out below:

(i) Delivery to the Pari Passu Collateral Agent, in form reasonably satisfactory to the Pari Passu Collateral Agent, of:

(1) a copy of the Protocol of Delivery and Acceptance respecting the Tungsten Explorer executed by (i) DSME and (ii) the Company or a Subsidiary of the Company, or any branch or office thereof;

(2) a copy of the full warranty Bill of Sale and Builder’s Certificate respecting the Tungsten Explorer;

(3) a copy of the class certificates respecting the Vessels (other than the Tungsten Explorer) to be received on the Closing Date;

(4) a copy of the Bahamian Certificate of Registry respecting the Tungsten Explorer;

(5) a copy of the Bahamian Certificate of Ownership and Encumbrance issued by the appropriate Bahamian authorities evidencing registration of the Tungsten Explorer under Bahamian flag in the name of the Parent, the Company or one of their Subsidiaries and recording of the Ship Mortgage;

(6) a copy of the duly executed Ship Mortgage (including deed of covenants) covering the Tungsten Explorer (and in respect of the deed of covenants only, also the Pari Passu Collateral Agent) and duly filed with the Bahamian authorities;

(7) (a) evidence of insurance respecting the Tungsten Explorer that complies with the insurance requirements set forth in the Collateral Agreements, including copies of cover notes (with loss payable clause and notice of assignment attached), letter from protection and indemnity club, and letter detailing the insurances from the Company’s independent marine insurance broker and (b) a favorable report from the Insurance Advisor addressed to the Pari Passu Collateral Agent stating that the insurances covering the Tungsten Explorer (x) comply with the requirements of the Ship Mortgage and (y) are sufficient in form and substance to protect the interests of the Pari Passu Collateral Agent and the other Secured Parties.

(8) a copy of a duly executed Internal Charter, if any, respecting the Tungsten Explorer to cover any and all bareboat charters respecting the Tungsten Explorer or an Officers’ Certificate stating that the Company has not entered into any Internal Charter;

(9) a copy of the duly executed Drilling Contract respecting the Tungsten Explorer (if any);

(10) an opinion of the Company’s Bahamian legal counsel, in the form attached hereto as Exhibit L;

(11) an opinion of counsel of the Company or Restricted Subsidiary that will be the owner of the Tungsten Explorer in form and substance reasonably satisfactory to the Pari Passu Collateral Agent; and

(12) a duly executed Assignment of Insurance, Assignment of Earnings, Internal Charterer’s Assignment of Insurance (if any), Internal Charterer’s Assignment of Earnings (if any) or Accession Agreement (if any) substantially in the form of Exhibits I-1, I-2, J-1 and J-2, as applicable, or such other form as shall be approved by the Administrative Agent.

(ii) Performance of any additional Uniform Commercial Code, Companies’ Registry or other similar filings or notices or recordings requested by the Pari Passu Collateral Agent to perfect the security interests or Liens granted, or intended to be granted, by any Collateral Agreement and delivery of evidence of the foregoing to the Pari Passu Collateral Agent in form and substance reasonably satisfactory to the Pari Passu Collateral Agent.

SECTION 6.19. Plan. Neither Borrower nor any ERISA Affiliates shall establish, maintain, contribute to or become subject to any actual or contingent liability in respect of any Plan.

SECTION 6.20. Payments for Consent. Neither the Parent nor either Borrower will, and none of them will permit any of the Restricted Subsidiaries, any Other Guarantor or any of their respective Affiliates to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Lender for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of any Loan Document unless such consideration is offered to be paid and is paid to all Lenders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

ARTICLE VII

Events of Default

SECTION 7.01. Events of Default.

An “Event of Default” with respect to the Loans occurs if:

(a) the Borrowers default in any payment of interest on the Loans when due and payable and such default continues for a period of 5 Business Days,

(b) the Borrowers default in the payment of principal or premium, if any, of the Loans when due at their Stated Maturity, upon optional prepayment, upon required prepayment, upon declaration or otherwise,

(c) any Credit Party or any Restricted Subsidiary fails to comply with any of their obligations, covenants or agreements under Section 6.03, Section 6.04 or Section 6.06,

(d) failure by the Parent to comply with the obligations set forth in clause (B)(6) of the second paragraph of the definition of Parent Consolidated Cash Flow within 90 days from the date of occurrence of the event giving rise to the obligations thereunder;

(e) any Credit Party or any Restricted Subsidiary fails to comply for 60 days after receipt of notice given by the Administrative Agent or Lenders holding at least 25% in principal amount of the outstanding Loans with its other obligations, covenants or agreements contained in this Agreement (other than those referred to in (a), (b), (c), or (d) above or (f) below),

(f) any Credit Party or any Restricted Subsidiary fails to comply for 120 days with any of its obligations, covenants or agreements under Section 6.02,

(g) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Parent, the Company, any of the Restricted Subsidiaries or any Other Guarantor (or the payment of which is guaranteed by the Parent, the Company, any of the Restricted Subsidiaries or any Other Guarantor), whether such Indebtedness now exists, or is created after the Closing Date, if that default:

(i) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(ii) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25,000,000 or more;

(h) either Borrower or any Restricted Subsidiary that is a Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary) pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case;

(ii) consents to the entry of an order for relief against it in an involuntary case;

(iii) consents to the appointment of a Custodian of it or for all or substantially all of its property; or

(iv) makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency,

(i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against either Borrower or any Restricted Subsidiary that is a Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary) in an involuntary case;

(ii) appoints a Custodian of either Borrower or any Restricted Subsidiary that is a Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary) or for all or any substantially all of its property;

(iii) orders the winding up or liquidation of either Borrower or any Restricted Subsidiary that is a Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary);

(iv) any similar relief is granted under any foreign laws; or

(v) in each case, the order or decree remains unstayed and in effect for 60 days,

(j) any Credit Party or any of the Restricted Subsidiaries fails to pay final judgments aggregating in excess of $25,000,000 or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days following the entry thereof,

(k) except as permitted by this Agreement, any Guarantee with respect to the Loans is held in any judicial proceeding to be unenforceable or invalid or ceases to be in full force and effect (except as contemplated by the terms thereof) or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under this Agreement, including under any Guarantee, with respect to the Loans,

(l) unless such Liens have been released in accordance with the provisions of Section 10.25, the Collateral Agreements and the Intercreditor Agreements, the Liens in favor of the Lenders with respect to all or substantially all of the Collateral cease to be valid or enforceable and such Default continues for 30 days, or either Borrower or any Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable and, in the case of any Guarantor, the Borrowers fail to cause such Guarantor to rescind such assertions within 30 days after either Borrower has actual knowledge of such assertions;

(m) breach by either Borrower or any Guarantor of any material representation or warranty or agreement in the Collateral Agreements or the Guarantee and after expiration of all applicable cure periods provided therein, the repudiation by either Borrower or any Guarantor of any of its obligations under the Collateral Agreements or the Guarantee or the unenforceability of the Collateral Agreements or the Guarantee against either Borrower (other than with respect to the Guarantee) or any Guarantor for any reason; or

(n) any of the Borrowers or any ERISA Affiliate establishes, maintains, contributes to or becomes subject to any actual or contingent liability in respect of any Plan.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

SECTION 7.02. Acceleration. (a) If an Event of Default (other than an Event of Default specified in Section 7.01(h) or (i) with respect to either Borrower) occurs and is continuing, the Administrative Agent or the Required Lenders by notice to the Administrative Borrower, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Loans to be due and payable. Upon the Administrative Agent’s notification to the Administrative Borrower of such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 7.01(h) or (i) with respect to the Borrowers occurs, the principal of, premium, if any, and interest on the entire principal amount of the outstanding Loans shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Administrative Agent or any Lender. The Required Lenders by notice to the Administrative Agent may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

(b) In the event of any Event of Default specified in Section 7.01(g), such Event of Default and all consequences thereof (excluding, however, any resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Administrative Agent or the Lenders, if within 20 days after such Event of Default arose the Administrative Borrower delivers an Officers’ Certificate to the Administrative Agent stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Loans as described above be annulled, waived or rescinded upon the happening of any such events.

SECTION 7.03. Other Remedies. (a) If an Event of Default occurs and is continuing, the Administrative Agent may pursue any available remedy at law or in equity to collect the payment of principal of or interest on the Loans or to enforce the performance of any provision of this Agreement or the other Loan Documents.

(b) The Administrative Agent may maintain a proceeding even if it does not possess any notes evidencing the Loans or does not produce any of them in the proceeding. A delay or omission by the Administrative Agent or any Lender in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. To the extent required by law, all available remedies are cumulative.

SECTION 7.04. Waiver of Past Defaults. Provided the Loans are not then due and payable by reason of a declaration of acceleration, the Required Lenders by written notice to the Administrative Agent may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on any Loan, (b) a Default arising from the failure to prepay any Loan when required pursuant to the terms of this Agreement or (c) a Default in respect of a provision that under Section 10.01 cannot be amended without the consent of each Lender affected. When a Default is waived, it is deemed cured and the Credit Parties, the Administrative Agent and the Lenders will be restored to their former positions and rights under this Agreement, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 7.05. Control by Majority. The Required Lenders may direct the time, method and place of conducting any proceeding for any remedy available to the Administrative Agent or of exercising any trust or power conferred on the Administrative Agent. However, the Administrative Agent may refuse to follow any direction that conflicts with law or this Agreement or, subject to Article VIII, that the Administrative Agent determines is unduly prejudicial to the rights of any other Lender or that would involve the Administrative Agent in personal liability or expenses for which it is not adequately indemnified; provided, however, that the Administrative Agent may take any other action deemed proper by the Administrative Agent that is not inconsistent with such direction.

ARTICLE VIII

The Agents

SECTION 8.01. Appointment.

(a) Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents and irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the other Loan Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

(b) The Administrative Agent and each Lender hereby irrevocably designate and appoint the Collateral Agent as the agent with respect to the Collateral, and each of the Administrative Agent and each Lender irrevocably authorizes the Collateral Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein and in the other Loan Documents, or any fiduciary relationship with any of the Administrative Agent or the Lenders, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Collateral Agent.

SECTION 8.02. Delegation of Duties. The Administrative Agent and the Collateral Agent may each execute any of its duties under this Agreement and the other Loan Documents by or through agents, sub-agents, employees or attorneys-in-fact (each, a “Subagent”) and shall be entitled to advice of counsel concerning all matters pertaining to such duties; provided, however, that no such Subagent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by the Administrative Agent. If any Subagent, or successor thereto, shall die, become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Subagent, to the extent permitted by law, shall automatically vest in and be exercised by the Administrative Agent until the appointment of a new Subagent. Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any Subagents selected by it with reasonable care.

SECTION 8.03. Exculpatory Provisions. No Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document (except for its or such Person’s own gross negligence or willful misconduct, as determined in the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein) or (b) responsible in any manner to any of the Lenders or any Participant for any recitals, statements, representations or warranties made by any of the Borrowers, any other Credit Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrowers or any other Credit Party to perform its Obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Credit Party or any Affiliate thereof. The Collateral Agent shall not be under any obligation to the Administrative Agent or any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Credit Party.

SECTION 8.04. Reliance by Agents. The Administrative Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or instruction believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrowers), independent accountants and other experts selected by the Administrative Agent or the Collateral Agent. The Administrative Agent and the Collateral Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans; provided that the Administrative Agent and Collateral Agent shall not be required to take any action that, in its opinion or in the opinion of its counsel, may expose it to liability or that is contrary to any Loan Document or applicable Requirements of Law.

SECTION 8.05. Notice of Default. Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent or Collateral Agent, as applicable, has received notice from a Lender or the Administrative Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, it shall give notice thereof to the Lenders and the Collateral Agent. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Agreement requires that such action be taken only with the approval of the Required Lenders or each individual Lender, as applicable.

SECTION 8.06. Non-Reliance on Administrative Agent, Collateral Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor the Collateral Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent or Collateral Agent hereafter taken, including any review of the affairs of either Borrower or any other Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent or Collateral Agent to any Lender. Each Lender represents to the Administrative Agent and the Collateral Agent that it has, independently and without reliance upon the Administrative Agent, Collateral Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of each Borrower and each other Credit Party and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, Collateral Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of either Borrower and any other Credit Party. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, neither the Administrative Agent nor the Collateral Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, assets, operations, properties, financial condition, prospects or creditworthiness of either Borrower or any other Credit Party that may come into the possession of the Administrative Agent or Collateral Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

SECTION 8.07. Indemnification. The Lenders agree to indemnify the Administrative Agent and the Collateral Agent, each in its capacity as such (to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so), ratably according to their respective portions of the Loans outstanding in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Loans shall have been paid in full, ratably in accordance with their respective portions of the Loans in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including at any time following the payment of the Loans) occur, be imposed on, incurred by or asserted against the Administrative Agent or the Collateral Agent in any way relating to or arising out of the Loans, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or the Collateral Agent under or in connection with any of the foregoing; provided that no Lender shall be liable to the Administrative Agent or the Collateral Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s, as applicable, gross negligence, bad faith or willful misconduct as determined by a final judgment of a court of competent jurisdiction; provided, further, that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence, bad faith or willful misconduct for purposes of this Section 8.07. In the case of any investigation, litigation or proceeding giving rise to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time occur (including at any time following the payment of the Loans), this Section 8.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent and the Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorneys’ fees) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice rendered in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Borrowers; provided that such reimbursement by the Lenders shall not affect the Borrowers’ continuing joint and several reimbursement obligations with respect thereto. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s pro rata portion thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement resulting from such Agent’s gross negligence, bad faith or willful misconduct, as determined in the final judgment of a court of competent jurisdiction. The agreements in this Section 8.07 shall survive the payment of the Loans and all other amounts payable hereunder.

SECTION 8.08. Agents in Their Individual Capacity. Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with either Borrower and any other Credit Party as though such Agent were not an Agent hereunder and under the other Loan Documents. With respect to the Loans made by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

SECTION 8.09. Successor Agents. Each of the Administrative Agent and Collateral Agent may at any time give notice of its resignation to the Lenders and the Administrative Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject to the consent of the Administrative Borrower (not to be unreasonably withheld or delayed) so long as no Default or Event of Default is continuing, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If, in the case of a resignation of a retiring Agent, no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above; provided that if the retiring Agent shall notify the Administrative Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except in the case of the Collateral Agent holding collateral security on behalf of any Secured Parties, the retiring Collateral Agent shall continue to hold such collateral security as nominee until such time as a successor Collateral Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through such Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this Section 8.09. Upon the acceptance of a successor’s appointment as the Administrative Agent or Collateral Agent, as the case may be, hereunder, and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Agreements, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers (following the effectiveness of such appointment) to such Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Administrative Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article VIII (including Section 8.07) and Section 10.05 shall continue in effect for the benefit of such retiring Agent, its Subagents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as an Agent.

SECTION 8.10. Payments Set Aside. To the extent that any payment by or on behalf of the Borrowers is made to the Administrative Agent, the Collateral Agent or any Lender, or the Administrative Agent, the Collateral Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the Collateral Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Bankruptcy Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred and (b) each Lender severally agrees to pay to the Administrative Agent or the Collateral Agent, as applicable, upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent or the Collateral Agent, as applicable, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Loan Obligations and the termination of this Agreement.

SECTION 8.11. Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Bankruptcy Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Administrative Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise, (i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Loan Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 10.05) allowed in such judicial proceeding and (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due to the Administrative Agent under Section 10.05. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Loan Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or in any such proceeding.

SECTION 8.12. Collateral Matters. The Lenders irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien on any property granted to or held by the Collateral Agent under any Loan Document (i) upon payment in full of all Loan Obligations (other than contingent indemnification obligations and expense reimbursement claims to the extent no claim therefor has been made), (ii) if approved, authorized or ratified in writing in accordance with Section 10.01, (iii) pursuant to the Intercreditor Agreement or the Collateral Agreements or (iv) pursuant to Section 10.19. Upon request by the Collateral Agent at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release its interest in particular types or items of property in accordance with this Section.

SECTION 8.13. Intercreditor Agreements and Collateral Matters. The Lenders hereby agree to the terms of the Intercreditor Agreement and acknowledge that Wells Fargo Bank, National Association (and any successor Collateral Agent under the Collateral Agreements and the Intercreditor Agreement) will be serving as Collateral Agent for both the Secured Parties and the holders of other Pari Passu Obligations under the Collateral Agreements and the Intercreditor Agreement. Each Lender hereby consents to Wells Fargo Bank, National Association and any successor serving in such capacity and agrees not to assert any claim (including as a result of any conflict of interest) against Wells Fargo Bank, National Association, or any such successor, arising from the role of the Collateral Agent under the Collateral Agreements or the Intercreditor Agreement so long as the Collateral Agent is either acting in accordance with the express terms of such documents or otherwise has not engaged in gross negligence or willful misconduct. The Borrowers and each Lender hereby agree that the resignation provisions set forth in the Intercreditor Agreement with respect to the Collateral Agent shall supersede any provision of this Agreement to the contrary. In addition, the Administrative Agent and the Collateral Agent shall be authorized, without the consent of any Lender, to enter into or execute the Collateral Agreements, the Intercreditor Agreement on or prior to the Closing Date, and, from time to time, to execute or to enter into amendments of, and amendments and restatements of, the Collateral Agreements and the Intercreditor Agreement and any additional and replacement intercreditor agreements, in each case in order to effect the subordination of and to provide for certain additional rights, obligations and limitations in respect of, any Liens required by the terms of this Agreement to be Liens junior to or pari passu with the Loan Obligations, that are, in each case, incurred in accordance with Article VI of this Agreement, and to establish certain relative rights as between the holders of the Loan Obligations and the holders of the Indebtedness secured by such Liens junior to the Loan Obligations.

SECTION 8.14. Withholding Tax. To the extent required by any applicable Requirement of Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any authority of the United States or any other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by any applicable Credit Party and without limiting the obligation of any applicable Credit Party to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including penalties, additions to Tax and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Section 8.14.

SECTION 8.15. Authorization of Actions to be Taken by the Pari Passu Collateral Agent Under the Collateral Agreements and the Agents Under the Intercreditor Agreement. Subject to the provisions of the applicable Collateral Agreements and the Intercreditor Agreement, each Secured Party, by becoming party hereto, agrees that (a) the Pari Passu Collateral Agent shall execute and deliver the Intercreditor Agreement, the Collateral Agreements, and all agreements, documents and instruments incidental thereto, including without limitation any amendment to any of the foregoing that is necessary to give effect to the provisions set forth on Schedule 6.06(h), and act in accordance with the terms thereof and in accordance with the provisions set forth on Schedule 6.06(h) and the written directions of the “Controlling Party” (as defined in the Intercreditor Agreement), (b) the Pari Passu Collateral Agent may, in its sole discretion and without the consent of any Secured Party, take (and, at the written direction of the Controlling Party, shall take) all actions it or the Controlling Party, as the case may be, deems necessary or appropriate in order to (i) enforce any of the terms of the Collateral Agreements, the Intercreditor Agreement and the provisions set forth on Schedule 6.06(h) and (ii) collect and receive any and all amounts payable in accordance with the provisions set forth on Schedule 6.06(h) and/or in respect of the Obligations and other Pari Passu Obligations of the Borrowers and the Guarantors hereunder and under the Intercreditor Agreement, the Collateral Agreements, the other Loan Documents and the other Pari Passu Documents, (c) the Pari Passu Collateral Agent shall have power to institute and to maintain such suits and proceedings as it may deem expedient (or as the Controlling Party may instruct it in writing to take) to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Collateral Agreements or this Agreement, and suits and proceedings as the Pari Passu Collateral Agent or the Controlling Party may deem expedient to preserve or protect its interests and the interests of the Secured Parties or any other Pari Passu Secured Party in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Pari Passu Collateral Agent, any other Secured Party or any other Pari Passu Secured Party) and (d) at any time the Administrative Agent is the Controlling Party, it shall be entitled to direct the Pari Passu Collateral Agent in writing to take any of the foregoing actions. Notwithstanding the foregoing, at any time the Administrative Agent is the Controlling Party, it may, at the expense of the Company, request the direction of the Lenders with respect to any such actions and upon receipt of the written consent of the Required Lenders, shall take, or instruct the Pari Passu Collateral Agent in writing to take, such actions; provided that all actions so taken shall, at all times, be in conformity with the requirements of the Intercreditor Agreement and the provisions set forth on Schedule 6.06(h). The Pari Passu Collateral Agent shall be entitled to the rights contained in and shall be protected by the provisions contained in Article IV of the Intercreditor Agreement and each Agent shall be entitled to the rights contained in and shall be protected by the provisions contained in Article IV of the Intercreditor Agreement mutatis mutandis.

ARTICLE IX

Guarantee

SECTION 9.01. Guarantee by the Guarantors, etc.

(a) Each Guarantor, jointly and severally, irrevocably and unconditionally (i) guarantees to each Agent and the Lenders the full and prompt payment when due (whether at the Stated Maturity, by acceleration or otherwise) of all of the Loan Obligations and (ii) promises to pay such Loan Obligations to the Administrative Agent, for the benefit of the Secured Parties, on demand, in such currency and otherwise in such manner as is provided in the Loan Documents governing such Loan Obligations. Such guarantee is an absolute, unconditional, present and continuing guarantee of payment and not of collectability and is in no way conditioned or contingent upon any attempt to collect from either Borrower or any other Subsidiary or Affiliate of either Borrower, or any other action, occurrence or circumstance whatsoever. If an Event of Default shall occur and be continuing under this Agreement, each Guarantor will, immediately upon (and in any event no later than one Business Day following) its receipt of written notice from the Administrative Agent demanding payment hereunder, pay to the Administrative Agent, for the benefit of the Secured Parties, in immediately available funds, in accordance with Section 2.16, such amount of the Loan Obligations as the Administrative Agent shall specify in such notice.

(b) As a separate, additional and continuing obligation, each Guarantor unconditionally and irrevocably undertakes and agrees, for the benefit of the Secured Parties, that, should any amounts constituting Loan Obligations not be recoverable from the Borrowers or any other Credit Party for any reason whatsoever (including, without limitation, by reason of any provision of any Loan Document or any other agreement or instrument executed in connection therewith being or becoming, at any time, voidable, void, unenforceable, or otherwise invalid under any applicable law), then notwithstanding any notice or knowledge thereof by the Administrative Agent, the Collateral Agent, any other Secured Party, any of their respective Affiliates, or any other Person, each Guarantor, jointly and severally, as sole, original and independent obligor, upon demand by the Administrative Agent, will make payment to the Administrative Agent, for the account of the Secured Parties, of all such obligations not so recoverable by way of full indemnity.

(c) All payments by each Guarantor under this Guarantee shall be made to the Administrative Agent, for the benefit of the Secured Parties, in such currency and otherwise in such manner as is provided in the Loan Documents to which such payments relate.

SECTION 9.02. Guarantors’ Obligations Absolute. The obligations of each Guarantor under this Guarantee shall be absolute and unconditional, shall not be subject to any counterclaim, setoff, deduction or defense based on any claim such Guarantor may have against either Borrower or any other Person, including, without limitation, the Administrative Agent, any other Secured Party, any of their respective Affiliates, or any other Guarantor, and shall remain in full force and effect without regard to, and shall not be released, suspended, abated, deferred, reduced, limited, discharged, terminated or otherwise impaired or adversely affected by any circumstance or occurrence whatsoever, other than indefeasible payment in full of, and complete performance of, all of the Loan Obligations, including, without limitation:

(a) any increase in the amount of the Loan Obligations outstanding from time to time, including, without limitation, any increase in the aggregate outstanding amount of the Loans above any specific maximum amount referred to herein or in this Agreement as in effect on the Closing Date, and any increase in any interest rate, fee or other amount applicable to any portion of the Loan Obligations or otherwise payable under any Loan Document;

(b) any direction as to the application of any payment by either Borrower or by any other Person;

(c) any incurrence of additional Loan Obligations at any time or under any circumstances, including, without limitation, (i) during the continuance of a Default or Event of Default, (ii) at any time when all conditions to such incurrence have not been satisfied, or (iii) in excess of any borrowing base, sublimit or other limitations contained in this Agreement or any of the other Loan Documents;

(d) any renewal or extension of the time for payment or maturity of any of the Loan Obligations, or any amendment or modification of, or addition or supplement to, or deletion from, this Agreement, any other Loan Document, or any other instrument or agreement applicable to either Borrower or any other Person, or any part thereof, or any assignment, transfer or other disposition of any thereof;

(e) any failure of this Agreement, any other Loan Document, or any other instrument or agreement applicable to either Borrower or any other Person, to constitute the legal, valid and binding agreement or obligation of any party thereto, enforceable in accordance with its terms, or any irregularity in the form of any Loan Document;

(f) any waiver, consent, extension, indulgence or other action or inaction (including, without limitation, any lack of diligence, any failure to mitigate damages or marshal assets, or any election of remedies) under or in respect of (i) this Agreement, any other Loan Document, or any such other instrument or agreement, or (ii) any obligation or liability of either Borrower or any other Person;

(g) any payment made to the Administrative Agent or any other Secured Party on the Loan Obligations that the Administrative Agent or any other Secured Party repays, returns or otherwise restores to either Borrower or any other applicable obligor pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding;

(h) any sale, exchange, release, surrender or foreclosure of, or any realization upon, or other dealing with, in any manner and in any order, any property, rights or interests by whomsoever at any time granted, assigned, pledged or mortgaged to secure, or howsoever securing, the Loan Obligations, or any other liabilities or obligations (including any of those hereunder), or any portion of any thereof;

(i) any release of any security or any guarantee by or at the direction of the Administrative Agent or any other Secured Party or otherwise in accordance with the Intercreditor Agreement, or any release or discharge of, or limitation of recourse against, any Person furnishing any security or guarantee, including, without limitation, any release or discharge of any Guarantor from this Guarantee;

(j) any event of the type set forth in Section 7.01(h) or (i) in respect of either Borrower or to any of its properties or assets;

(k) any assignment, transfer or other disposition, in whole or in part, by either Borrower or any other Person of its interest in any of the property, rights or interests constituting security for all or any portion of the Loan Obligations or any other Indebtedness, liabilities or obligations;

(l) any lack of notice to, or knowledge by, any Guarantor of any of the matters referred to above;

(m) the failure to perfect any Lien in any Collateral;

(n) any Requirement of Law of any jurisdiction or any other event affecting any term of the Loan Obligations; or

(o) to the fullest extent permitted under applicable law now or hereafter in effect, any other circumstance or occurrence, whether similar or dissimilar to any of the foregoing, that could or might constitute a defense available to, or a discharge of the obligations of, a guarantor or other surety.

SECTION 9.03. Waivers. Each Guarantor unconditionally waives, to the maximum extent permitted under any applicable law now or hereafter in effect, insofar as its obligations under this Guarantee are concerned, (a) notice of any of the matters referred to in Section 9.02, (b) all notices required by statute, rule of law or otherwise to preserve any rights against such Guarantor hereunder, including, without limitation, any demand, presentment, proof or notice of dishonor or non-payment of any Loan Obligation, notice of acceptance of this Guarantee, notice of the incurrence of any Loan Obligation, notice of any failure on the part of either Borrower, any of the Restricted Subsidiaries or Affiliates, or any other Person, to perform or comply with any term or provision of this Agreement, any other Loan Document or any other agreement or instrument to which either Borrower or any other Person is a party, or notice of the commencement of any proceeding against any other Person or its any of its property or assets, (c) any right to the enforcement, assertion or exercise against either Borrower or against any other Person or any collateral of any right, power or remedy under or in respect of this Agreement, the other Loan Documents or any other agreement or instrument, and (d) any requirement that such Guarantor be joined as a party to any proceedings against either Borrower or any other Person for the enforcement of any term or provision of this Agreement, the other Loan Documents, this Guarantee or any other agreement or instrument.

SECTION 9.04. Subrogation Rights. Until such time as the Loan Obligations have been paid in full in cash and otherwise fully performed and all of the Commitments under this Agreement have been terminated, each Guarantor hereby agrees not to exercise any rights of subrogation that it may at any time otherwise have as a result of this Guarantee (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) to the claims of the Administrative Agent and/or the other Secured Parties against either Borrower, any other Guarantor or any other guarantor of or surety for the Loan Obligations and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from either Borrower or any other Guarantor that it may at any time otherwise have as a result of this Guarantee.

SECTION 9.05. Separate Actions. A separate action or actions may be brought and prosecuted against any Guarantor whether or not action is brought against any other Guarantor, any other guarantor or either Borrower, and whether or not any other Guarantor, any other guarantor or either Borrower be joined in any such action or actions.

SECTION 9.06. Guarantors Familiar with Borrower’s Affairs. Each Guarantor confirms that an executed (or conformed) copy of each of the Loan Documents has been made available to its principal executive officers, that such officers are familiar with the contents thereof and of this Guarantee, and that it has executed and delivered this Guarantee after reviewing the terms and conditions of this Agreement, the other Loan Documents and this Guarantee and such other information as it has deemed appropriate in order to make its own credit analysis and decision to execute and deliver this Guarantee. Each Guarantor confirms that it has made its own independent investigation with respect to the creditworthiness of each Borrower and its other Subsidiaries and Affiliates and is not executing and delivering this Guarantee in reliance on any representation or warranty by the Administrative Agent or any other Secured Party or any other Person acting on behalf of the Administrative Agent or any other Secured Party as to such creditworthiness. Each Guarantor expressly assumes all responsibilities to remain informed of the financial condition of each Borrower and its other Subsidiaries and Affiliates and any circumstances affecting (a) such Borrower’s or any other Subsidiary’s or Affiliate’s ability to perform its obligations under this Agreement and the other Loan Documents to which it is a party, or (b) any collateral securing, or any other guarantee for, all or any part of such Borrower’s or such other Subsidiary’s or Affiliate’s payment and performance obligations thereunder; and each Guarantor further agrees that the Administrative Agent and the other Secured Parties shall have no duty to advise any Guarantor of information known to them regarding such circumstances or the risks such Guarantor undertakes in this Guarantee.

SECTION 9.07. Covenant Under Second Term Loan Agreement. Each Guarantor covenants and agrees that on and after the Closing Date and until this Guarantee is terminated in accordance with the terms of this Agreement and the Intercreditor Agreement, such Guarantor shall take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no Default or Event of Default is caused by the actions or inactions of such Guarantor or any of its Subsidiaries.

SECTION 9.08. Solvency. Each Guarantor represents and warrants to the Administrative Agent and each of the other Secured Parties that as of the date such Guarantor has become a party to this Guarantee, (i) such Guarantor has received consideration that is the reasonable equivalent value of the obligations and liabilities that such Guarantor has incurred to the Administrative Agent and the other Secured Parties under this Guarantee and the other Loan Documents to which such Guarantor is a party; (ii) such Guarantor has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is solvent and able to pay its debts as they mature; (iii) such Guarantor owns property having a value, both at fair valuation and at present fair salable value, greater than the amount required to pay its debts; and (iv) such Guarantor is not entering into the Loan Documents to which it is a party with the intent to hinder, delay or defraud its creditors.

SECTION 9.09. Continuing Guarantee; Remedies Cumulative, etc. This Guarantee is a continuing guarantee, all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon, and this Guarantee shall remain in full force and effect until terminated in accordance with the terms of this Agreement and the Intercreditor Agreement. No failure or delay on the part of the Administrative Agent or any other Secured Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies that the Administrative Agent or any other Secured Party would otherwise have. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any other Secured Party to any other or further action in any circumstances without notice or demand. It is not necessary for, and neither the Administrative Agent nor any other Secured Party, undertakes any obligation or duty to, inquire into the capacity or powers of either Borrower or any of its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

SECTION 9.10. Application of Payments and Recoveries. All amounts received by the Administrative Agent pursuant to, or in connection with the enforcement of, this Guarantee, together with all amounts and other rights and benefits realized by any Secured Party (or to which any Secured Party may be entitled) by virtue of this Guarantee, shall be applied as provided in Section 2.19.

SECTION 9.11. Reinstatement. If a claim is ever made upon the Administrative Agent or any other Secured Party for rescission, repayment, recovery or restoration of any amount or amounts received by the Administrative Agent or any other Secured Party in payment or on account of any of the Loan Obligations and any of the aforesaid payees repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property, or (b) any settlement or compromise of any such claim effected by such payee with any such claimant (including either Borrower), then and in such event (i) any such judgment, decree, order, settlement or compromise shall be binding upon each Guarantor, notwithstanding any revocation hereof or other instrument evidencing any liability of each Borrower, (ii) each Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or otherwise recovered or restored to the same extent as if such amount had never originally been received by any such payee, and (iii) this Guarantee shall continue to be effective or be reinstated, as the case may be, all as if such repayment or other recovery had not occurred.

SECTION 9.12. Contribution Among Guarantors. Each Guarantor, in addition to the subrogation rights it shall have against each Borrower under applicable law as a result of any payment it makes hereunder, shall also have a right of contribution against all other Guarantors in respect of any such payment pro rata among the same based on their respective net fair value as enterprises, provided any such right of contribution shall be subject and subordinate to the prior payment in full of the Loan Obligations (and such Guarantor’s obligations in respect thereof).

SECTION 9.13. Full Recourse Obligations; Effect of Fraudulent Transfer Laws, etc. It is the desire and intent of each Guarantor, the Administrative Agent and the other Secured Parties that this Guarantee shall be enforced as a full recourse obligation of each Guarantor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If and to the extent that the obligations of any Guarantor under this Guarantee would, in the absence of this sentence, be adjudicated to be invalid or unenforceable because of any applicable state, federal or foreign law relating to fraudulent conveyances or transfers, bankruptcy or insolvency then the amount of such Guarantor’s liability hereunder in respect of the Loan Obligations shall be deemed to be reduced ab initio to that maximum amount that would be permitted without causing such Guarantor’s obligations hereunder to be so invalidated. The liability of each Guarantor incorporated or established in Poland (a “Polish Guarantor”) under this Guarantee shall, in all circumstances, be limited to an amount equal to the Polish Limitation Amount (as defined below), calculated pursuant to the following formula:

G = A - L, where:

“G”	means the “Polish Limitation Amount”;

“A”	means all assets (aktywa) of the relevant Polish Guarantor in the value recorded in (i) its latest annual unconsolidated financial statements made available to the Administrative Agent or, if they are more up-to-date, in (ii) its latest interim unconsolidated financial statements made available to the Administrative Agent within 15 Business Days following its request or without such request (i.e. at the Polish Guarantor’s own motion); and

“L”	means all liabilities (zobowiązania) of the relevant Polish Guarantor existing on the date hereof and, henceforth, undertaken in accordance with the provisions of the Pari Passu Documents recorded in the pertinent financial statements referred to in the definition of “A” above and used for the purpose of determination of the value of assets (aktywa) of that Polish Guarantor. The term “liabilities” for the purpose of determining “L” in the immediately preceding sentence shall at all times exclude the Polish Guarantor’s liabilities under this Guarantee and all other guarantees of Pari Passu Obligations but shall include any other obligations (secured and unsecured) of the Polish Guarantor, including any other off-balance sheet obligations of the Polish Guarantor.

SECTION 9.14. Termination. Subject to Section 10.26, after all Loans and other Loan Obligations (other than unasserted indemnity obligations) have been paid in full, this Guarantee will terminate and the Administrative Agent, at the request and expense of the Credit Parties, will execute and deliver to the Guarantors an instrument or instruments acknowledging the satisfaction and termination of this Guarantee.

SECTION 9.15. Enforcement Only by Administrative Agent. The Secured Parties agree that this Guarantee may be enforced only by the action of the Administrative Agent, acting upon the instructions of the Required Lenders, and that no Secured Party shall have any right individually to seek to enforce or to enforce this Guarantee, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent, for the benefit of the Secured Parties, upon the terms of this Guarantee.

SECTION 9.16. General Limitation on Claims by Guarantors. NO CLAIM MAY BE MADE BY ANY GUARANTOR AGAINST THE ADMINISTRATIVE AGENT OR ANY OTHER SECURED PARTY, OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS OR AGENTS OF ANY OF THEM, FOR ANY DAMAGES OTHER THAN ACTUAL COMPENSATORY DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTEE OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH; AND EACH GUARANTOR HEREBY, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, WAIVES, RELEASES AND AGREES NOT TO SUE OR COUNTERCLAIM UPON ANY SUCH CLAIM FOR ANY SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

SECTION 9.17. Guarantors that are Internal Charterers. Each Guarantor that is or becomes an Internal Charterer by signing a execute a Joinder Agreement pursuant to which it will become a Guarantor hereunder agrees to the representations, covenants and assignments set forth in the Assignment of Insurances by Internal Charterers and Assignment of Earnings by Internal Charterers set forth in Exhibits I-2 and J-2, respectively. Notwithstanding the foregoing, each Guarantor that is or becomes an Internal Charterer agrees to execute and deliver such Assignments.

ARTICLE X

Miscellaneous

SECTION 10.01. Amendments and Waivers.

(a) Without Consent of the Lenders.

The Administrative Borrower and the Administrative Agent may amend this Agreement and the other Loan Documents without notice to or consent of any Lender:

(i) to cure any ambiguity, defect or inconsistency;

(ii) to add a Guarantor with respect to the Loans or Collateral to secure the Loans;

(iii) to make any change that would provide any additional rights or benefits to the Lenders or that does not adversely affect the rights of any Lender

(iv) to release Collateral or a Guarantee as permitted by this Agreement, the Collateral Agreements or the Intercreditor Agreement;

(v) to evidence and provide for the acceptance of the appointment under this Agreement, the Intercreditor Agreement and the Collateral Agreements of a successor Administrative Agent, Collateral Agent or Pari Passu Collateral Agent;

(vi) to add to the covenants of the Parent or any of its Subsidiaries for the benefit of the Lenders or to surrender any right or power herein conferred upon the Parent or any of its Subsidiaries;

(vii) to the extent necessary to integrate any Extended Loans as contemplated pursuant to Section 2.22;

(viii) to enter into, and to perfect security interests and Liens granted therein, the Collateral Agreements and transactions contemplated thereby respecting Bahamian registration of the Tungsten Explorer and its mortgaging after the Closing Date; and

(ix) to accept and consent to, and to take all steps to perfect a security interest under, Collateral Agreements to be granted subsequent to the Closing Date, including with respect to Drilling Contracts and Internal Charters.

The Intercreditor Agreement may be amended without the consent of any Lender or Agent in connection with the permitted entry into the Intercreditor Agreement of any class of additional secured creditors holding other Pari Passu Obligations to effectuate such entry into the Intercreditor Agreement.

Each Lender hereunder (x) consents to the amendment of any Loan Document in the manner and for the purposes set forth in this Section 10.01(a), (y) agrees that it will be bound by and will take no actions contrary to the provisions of any amendment to any Loan Document pursuant to this Section 10.01(a) and (z) authorizes and instructs the Administrative Agent to enter into any amendment to any Loan Document pursuant to this Section 10.01(a) on behalf of such Lender. After an amendment under this Section 10.01(a) becomes effective, the Administrative Borrower shall mail to the Administrative Agent, who shall promptly notify the Lenders, a notice briefly describing such amendment. The failure to give such notice to the Administrative Agent, or any defect therein, shall not impair or affect the validity of an amendment under this Section 10.01(a).

(b) With Consent of the Lenders. The Administrative Borrower and the Administrative Agent may amend this Agreement and the other Loan Documents with the written consent of the Required Lenders, and any past default or noncompliance with any provisions may be waived with the consent of the Required Lenders. Notwithstanding the foregoing, without the consent of each Lender of an affected Loan, no amendment may:

(i) reduce the principal amount of such Loans,

(ii) reduce the rate of or extend the time for payment of interest on any Loan,

(iii) change the Stated Maturity of any Loan,

(iv) reduce the premium payable (if any) upon prepayment of any Loan or change the time at which any such premium must be paid,

(v) waive a Default or Event of Default in the payment of principal of, or interest or premium on, the Loans (except a rescission of acceleration of the Loans by the Required Lenders and a waiver of the payment default that resulted from such acceleration);

(vi) make any Loan payable in money other than that stated in this Agreement,

(vii) expressly subordinate the Loans or any related Guarantee to any other Indebtedness of either Borrower or any Guarantor,

(viii) impair the right of any Lender to receive payment of principal of or premium, if any, and interest on such Lender’s Loans on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Lender’s Loans;

(ix) waive a mandatory prepayment under Section 2.06, except for a withdrawal of a Lender’s election for payment in accordance with Section 2.06.

(x) release any Guarantor from any of its obligations under its Guarantee or the Loan Documents, except in accordance with the terms of this Agreement;

(xi) make any change in Section 7.04 or to the second sentence of this Section 10.01(b) or the definition of the term “Required Lenders,” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Document or make any determination or grant any consent hereunder or under any other Loan Document, without the prior written consent of each Lender adversely affected thereby, or

(xii) make any change in the provisions dealing with the application of proceeds of Collateral in the Intercreditor Agreements or this Agreement that would adversely affect the Lenders.

Without the consent of Lenders holding at least 66.67% of the sum of all outstanding Loans, no amendment or waiver may release all or substantially all of the Collateral from the Lien of the Collateral Agreements with respect to the Loans.

SECTION 10.02. Notices. Except as otherwise set forth herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile or electronic mail), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy or electronic mail notice, when received, addressed as follows in the case of the Administrative Borrower and the Administrative Agent, and as set forth on Schedule 2.01 in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

The Administrative Borrower:	Offshore Investment Group Limited
c/o Maples Corporate Services Limited
P.O. Box 309
Ugland House, Grand Cayman
KY1-1104, Cayman Islands

with a copy to:

Vantage Drilling Company
777 Post Oak Boulevard, Suite 800
Houston, TX 77056
Attention: Doug Smith
Fax: (281) 404 4700

Any other Credit Party:	Offshore Investment Group Limited
c/o Maples Corporate Services Limited
P.O. Box 309
Ugland House, Grand Cayman
KY1-1104, Cayman Islands

with a copy to:

Vantage Drilling Company
777 Post Oak Boulevard, Suite 800
Houston, TX 77056
Attention: Doug Smith
Fax: (281) 404 4700

The Administrative Agent:	Citibank, N.A.
1615 Brett Road OPS III
New Castle, Delaware 19720
Attention: Citibank NA Agency Department
Fax: (212) 994-0961
Email: GLAgentOfficeOps@citi.com

Any other Lender:	At the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Section 2.03 shall not be effective until received.

Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including email and Internet or intranet websites) pursuant to procedures approved in writing by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent in writing that it is incapable of receiving notices under such Article by electronic communication. Each of the Administrative Agent and each Credit Party may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Documents required to be delivered pursuant to Section 6.02 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically (including as set forth in

Section 10.18) and if so delivered, shall be deemed to have been delivered on the date (i) on which the Administrative Borrower posts such documents, or provides a link thereto on the Parent’s website on the Internet, or (ii) on which such documents are posted on the Administrative Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that (A) the Administrative Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Administrative Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender, and (B) the Administrative Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.

SECTION 10.03. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Collateral Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

SECTION 10.04. Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

SECTION 10.05. Payment of Expenses; Indemnification. The Credit Parties jointly and severally agree to pay or reimburse the Agents for all their reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation and execution and delivery of, and any amendment, waiver, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including (a) the reasonable fees, disbursements and other charges of Jones Day and Holland & Knight LLP, each in their capacity as counsel to the Agents, and a single counsel in each appropriate local jurisdiction, (b) to pay or reimburse each Agent for all its documented out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the reasonable fees, disbursements and other charges of a single counsel to each of the Administrative Agent and the Collateral Agent, (c) to pay, indemnify, and hold harmless each Agent from, any and all recording and filing fees and (d) to pay, indemnify, and hold harmless each Lender and Agent and their respective Related Parties from and against any and all other liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, whether or not such proceedings are brought by the Company, any of its Related Parties or any other third Person, including reasonable and documented fees, disbursements and other charges of one primary counsel for all such Persons, taken as a whole, and, if necessary, by a single firm of local counsel in each appropriate jurisdiction for all such Persons, taken as a whole (unless there is an actual or perceived conflict of interest in which case each such Person may, with the consent of the Administrative Borrower (not to be unreasonably withheld or delayed), retain its own counsel), with respect to the execution, delivery, enforcement, performance and administration of this Agreement and the other Loan Documents (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”); provided that the Credit Parties shall have no obligation hereunder to any Agent or any Lender or any of their respective Related Parties with respect to Indemnified Liabilities to the extent (1) found by a court of competent jurisdiction in a final non-appealable judgment to have resulted from (i) the gross negligence, bad faith or willful misconduct of the party to be indemnified or (ii) any material breach of any Loan Document by the party to be indemnified or (2) arising from disputes, claims, demands, actions, judgments or suits not arising from any act or omission by any Credit Party or its Affiliates, brought by an indemnified Person against any other indemnified Person (other than disputes, claims, demands, actions, judgments or suits involving claims against any Agent in its capacity as such). No Person entitled to indemnification under clause (d) of this Section 10.05 shall be liable for any damages arising from the use by others of any information or other materials obtained through internet, electronic, telecommunications or other information transmission systems (including IntraLinks or SyndTrak Online) in connection with this Agreement or any other Loan Document, except to the extent that such damages have resulted from the gross negligence, bad faith or willful misconduct of the party to be indemnified or any of its Related Parties

(as determined by a court of competent jurisdiction in a final and non-appealable decision), nor shall any such Person have any liability for any special, punitive, indirect or consequential damages (including, without limitation, any loss of profits, business or anticipated savings) relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). The agreements in this Section 10.05 shall survive repayment of the Loans and all other amounts payable hereunder. This Section 10.05 shall not apply with respect to any Taxes (other than Taxes that represent liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever resulting from a non-Tax claim), which shall be governed exclusively by Section 2.17 and, to the extent set forth therein, Section 2.10.

SECTION 10.06. Successors and Assigns; Participations and Assignments.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Credit Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 10.06. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section 10.06), and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement or the other Loan Documents.

(b) (i) Subject to the conditions set forth in paragraph (ii) below, any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it) by obtaining the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and, at any time that no Event of Default has occurred and is continuing, the Administrative Borrower (which consent shall not be unreasonably withheld or delayed); provided that no consent of the Administrative Agent or the Administrative Borrower shall be required for an assignment of any Loan to a Lender, an Affiliate of a Lender or an Approved Fund (as defined below); provided, further, that the Administrative Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof.

(ii) Assignments shall be subject to the following additional conditions:

(1) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Loans under any Facility, the amount of Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 (and shall be in an amount of an integral multiple thereof)), unless the Administrative Agent otherwise consents (which consent shall not be unreasonably withheld or delayed); provided that contemporaneous assignments to a single assignee made by Affiliates of Lenders and related Approved Funds shall be aggregated for purposes of meeting the minimum assignment amount requirements stated above;

(2) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(3) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); and

(4) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire in a form approved by the Administrative Agent (the “Administrative Questionnaire”) and applicable tax forms (including those described in Sections 2.17(d) and (f), as applicable).

For the purposes of this Section 10.06(b), the term “Approved Fund” means any Person (other than a natural Person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section 10.06, from and after the effective date specified in each Assignment and Acceptance, the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 2.11, 2.17 and 10.05). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.06 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 10.06.

(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at the Administrative Agent’s Lending Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal and interest amounts of the Loans (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Administrative Borrower, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee’s completed Administrative Questionnaire (unless the Assignee shall already be a Lender hereunder), all applicable tax forms, the processing and recordation fee referred to in Section 10.06(b)(ii)(3) and any written consent to such assignment required by Section 10.06(b)(i), the Administrative Agent shall promptly accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment, whether or not evidenced by a promissory note, shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) (i) Any Lender may, without the consent of, or notice to, the Administrative Agent or either Borrower and subject to any Requirement of Law, sell participations to one or more banks or other entities (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it), provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents, provided that (x) such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (ii) or (iii) of the second sentence of Section 10.01(b) that directly affects such Participant and (y) no other agreement with respect to amendment, modification or waiver may exist between such Lender and such Participant. Subject to paragraph (c)(ii) of this Section 10.06, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.10,

2.11 and 2.17 (subject to the limitations and requirements of those Sections, including Section 2.17(d) and (f), and Sections 2.13 and 10.07) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.06(b).

(ii) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and interest on) each Participant’s interest in the Loans held by it (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and each party hereto shall treat each Person whose name is recorded in the Participant Register as the owner of the participation in question for all purposes of this Agreement and the other Loan Documents, notwithstanding notice to the contrary. No Lender shall have any obligation to disclose all or any portion of a Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or other Obligations under any Loan Document) except to the extent that such disclosure is necessary in connection with a Tax audit or other Tax proceeding to establish that such Commitment, Loan or other Obligation is in registered form for U.S. federal income tax purposes. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(iii) A Participant shall not be entitled to receive any greater payment under Section 2.10 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Administrative Borrower’s prior written consent (which consent shall not be unreasonably withheld or delayed).

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 10.06 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto. In order to facilitate such pledge or assignment, the Borrowers hereby agree that, upon request of any Lender at any time and from time to time, the Administrative Borrower shall provide to such Lender, at the Borrowers’ own expense, a Note, substantially in the form of Exhibit B.

(e) (i) Notwithstanding anything to the contrary in this Agreement, the Borrowers may purchase by way of assignment from any Lender and become an assignee with respect to, and each Lender shall have the right to assign and transfer to the Borrowers, at any time and from time to time, all or a portion of such Lender’s Loans (“Permitted Loan Purchases”); provided that (A) at the time of the effectiveness thereof, no Default or Event of Default has occurred and is continuing or would result from such Permitted Loan Purchase and (B) the Administrative Borrower and such assignor Lender shall execute and deliver to the Administrative Agent a Permitted Loan Purchase Assignment and Acceptance in the form attached hereto as Exhibit E (and, for the avoidance of doubt, shall not be required to execute and deliver an Assignment and Acceptance pursuant to Section 10.06(b)(ii)(3)).

(ii) With respect to each Permitted Loan Purchase, the Borrowers shall represent and warrant to the assigning Lender that, as of the date of effectiveness of each such Permitted Loan Purchase that the Borrowers do not have any MNPI that has not been disclosed to such Lender (other than because such assigning Lender does not wish to receive Non-Public Information) on or prior to such date.

(iii) Upon the effectiveness of any Permitted Loan Purchase, the Loans subject thereto shall, without further action by any Person, be deemed cancelled and no longer outstanding for all purposes of this Agreement and the other Loan Documents, including with respect to (1) the making of, or the application of, any payments to the Lenders under this Agreement or any other Loan Document, (2) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Loan Document or (3) the determination of Required Lenders, or for any similar or related purpose, under this Agreement or any other Loan Document. The Administrative Agent is authorized to make appropriate entries in the Register to reflect any cancellation of the Loans. Permitted Loan Purchases pursuant to this Section 10.06(e) shall not constitute voluntary prepayments for purposes of Section 2.14. In connection with any Permitted Loan Purchase, the assignor Lender shall, to the extent that its Loans shall have been repurchased and assigned to the Borrowers pursuant to such Permitted Loan Purchase, be released from its obligations under this Agreement (and, in the case of a Permitted Loan Purchase covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 10.05 (subject to the limitations and requirements of such Section)), but the Borrowers shall not obtain any of the rights or obligations of a Lender under this Agreement and the provisions set forth in Section 10.06(b)(ii) shall not apply thereto.

(f) Notwithstanding anything to the contrary herein, no assignment may be made or, to the extent the list of Ineligible Institutions has been provided to all Lenders, participation sold to an Ineligible Institution.

SECTION 10.07. Replacements of Lenders Under Certain Circumstances.

(a) [Reserved.]

(b) If any Lender (i) requests reimbursement for amounts owing pursuant to Section 2.10, 2.11 or 2.17 (other than Section 2.17(b)) or (ii) is affected in the manner described in Section 2.10(a)(iii) and as a result thereof of the action described in Section 2.10(b) is required to be taken, then provided no Event of Default then exists, the Administrative Borrower shall, upon five (5) days’ notice to the Administrative Agent and the relevant Lender, have the right to replace such Lender by deeming such Lender to have assigned its Loans and its Commitments hereunder to one or more assignees reasonably acceptable to the Administrative Agent; provided that (1) such replacement does not conflict with any Requirement of Law, (2) all Loan Obligations (other than any disputed amounts pursuant to Section 2.10, 2.11, 2.13 or 2.17, as the case may be) owing to such Lender being replaced shall be paid in full to such Lender concurrently with such assignment and the Borrowers shall pay any premium that would have been due if the Loans were prepaid, and (3) the replacement Lender shall purchase the foregoing by paying to such Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. No action by or consent of the replaced Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of such purchase price. In connection with any such assignment, the Borrowers, the Administrative Agent, such replaced Lender and the replacement Lender shall otherwise comply with Section 10.06 (provided that the Borrowers shall be obligated to pay the registration and processing fee referred to therein). Any such replacement shall not be deemed to be a waiver of any rights that the Borrowers, the Administrative Agent or any other Lender shall have against the replaced Lender.

(c) If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 10.01(b) requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then provided no Event of Default (other than an Event of Default relating to the proposed amendment, waiver, discharge or termination) then exists, the Administrative Borrower shall, upon five (5) days’ notice to the Administrative Agent and the relevant Lender, have the right (unless such Non-Consenting Lender grants such consent) to replace such Non-Consenting Lender by deeming such Non-Consenting Lender to have assigned its Loans and its Commitments hereunder to one or more assignees, reasonably acceptable to the Administrative Agent; provided that: (1) such replacement does not conflict with any Requirement of Law, (2) all Loan Obligations of the Borrowers owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment and the Borrowers shall pay any premium that would have been due if the Loans were prepaid, and (3) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. No action by or consent of the Non-Consenting Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of such purchase price. In connection with any such assignment, the Borrowers, the Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 10.06 (provided that the Borrowers shall be obligated to pay the registration and processing fee referred to therein).

SECTION 10.08. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Administrative Borrower and the Administrative Agent.

SECTION 10.09. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.10. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 10.11. Submission to Jurisdiction; Consent to Service; Waivers.

(a) Each Credit Party hereby irrevocably and unconditionally:

(i) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the general jurisdiction of the courts of the County and State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Administrative Borrower at the address in Houston, Texas, to which all notices to it should be copied, as set forth in Section 10.02 or at such other address in the United States of America of which the Administrative Agent shall have been notified pursuant thereto (and each Credit Party that is not organized in the United States of America, any State thereof or the District of Columbia hereby irrevocably designates, appoints and empowers the Administrative Borrower as its process agent to receive in the foregoing manner for and on its behalf service of process in any action or proceeding arising out of or relating to the Loan Documents).;

(iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(v) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 10.11 any special, exemplary, punitive or consequential damages.

(b) Each Credit Party, to the extent that it has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from setoff or any legal process (whether service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property or assets, hereby, to the extent permitted by applicable law, waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement and the other Loan Documents (it being understood that the waivers contained in this paragraph (b) shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976, as amended, and are intended to be irrevocable and not subject to withdrawal for the purposes of such Act).

SECTION 10.12. Acknowledgments. Each Credit Party hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b) none of the Administrative Agent, the Collateral Agent nor any Lender has any fiduciary relationship with or duty to the Credit Parties arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent, the Collateral Agent and Lenders, on one hand, and the Credit Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Credit Parties and the Lenders.

SECTION 10.13. WAIVERS OF JURY TRIAL. THE CREDIT PARTIES, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 10.14. Confidentiality. The Administrative Agent and each Lender shall hold all information relating to the Parent or any Subsidiary furnished by or on behalf of the Credit Parties in connection with such Lender’s evaluation of whether to become a Lender hereunder or obtained by such Lender or the Administrative Agent pursuant to the requirements of this Agreement (other than information that (x) has become available to the public other than as a result of a disclosure by such party in breach of this Section 10.14, (y) has been independently developed by such Lender or such Agent without violating this Section 10.14 or (z) was or becomes available to such Lender or such Agent from a third party which, to such Person’s knowledge, had not breached an obligation of confidentiality to either Borrower or any other Credit Party) (“Confidential Information”), confidential in accordance with its customary procedure for handling confidential information of this nature and in any event may make disclosure (a) as required or requested by any Governmental Agency or representative thereof or any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded or pursuant to legal process or to such Lender’s or the Administrative Agent’s attorneys, professional advisors or independent auditors or Affiliates, (b) as part of normal reporting or review procedures to, or examinations by, Governmental Authorities or self-regulatory authorities, including the National Association of Insurance Commissioners or the National Association of Securities Dealers, Inc., (c) in order to enforce its rights under any Loan Document in a legal proceeding, (d) to any pledgee under Section 10.06 or any other prospective assignee of, or prospective Participant in, any of its rights under this Agreement (so long as such Person shall agree to keep the same confidential in accordance with this Section 10.14 or terms substantially similar to this Section 10.14) and (e) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 10.14 or terms substantially similar to this Section 10.14); provided that in no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished by the Parent or any Subsidiary of the Parent.

SECTION 10.15. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, each Credit Party acknowledges and agrees, and acknowledge its Affiliates’ understanding, that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between each Credit Party and its Affiliates, on the one hand, and the Administrative Agent and the other Agents, on the other hand, and such Credit Party is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Administrative Agent and each other Agent each is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for such Credit Party, or any of its Affiliates, stockholders, creditors or employees or any other Person; (iii) neither the Administrative Agent nor any other Agent has assumed or will assume an advisory, agency or fiduciary responsibility in favor of any Credit Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent or any other Agent has advised or is currently advising any Credit Party or any of its Affiliates on other matters) and neither the Administrative Agent nor any other Agent has any obligation to any Credit Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent and the other Agents and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Credit Parties and their Affiliates, and neither the Administrative Agent nor any other Agent has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent and the other Agents have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and such Credit Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each Credit Party hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent and the other Agents with respect to any breach or alleged breach of agency or fiduciary duty.

SECTION 10.16. USA PATRIOT Act. Each Lender hereby notifies each Credit Party that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Credit Parties, which information includes the name and address of the Credit Parties and other information that will allow such Lender to identify the Credit Parties in accordance with the USA Patriot Act.

SECTION 10.17. Conversion of Currencies.

(a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b) The obligations of the Credit Parties in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Credit Parties jointly and severally agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Credit Parties contained in this Section 10.17 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

SECTION 10.18. Platform; Borrower Materials. Each Credit Party hereby acknowledges that (a) the Administrative Agent and/or the Joint Lead Arrangers will make available to the Lenders materials and/or information provided by or on behalf of any Credit Party hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”), and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive MNPI with respect to any Credit Party or its securities) (each, a “Public Lender”). Each Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Material that may be distributed to the Public Lenders and that (i) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, means that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Borrower Materials “PUBLIC,” each Borrower shall be deemed to have authorized the Administrative Agent, the Joint Lead Arrangers and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to any Credit Party or its securities for purposes of United States Federal and state securities laws, (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor” and (iv) the Administrative Agent and the Joint Lead Arrangers shall be entitled to treat the Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

SECTION 10.19. Intercreditor Agreement. Each of the Credit Parties, the Administrative Agent, the Collateral Agent and the Lenders (i) consents to and ratifies the execution by the Collateral Agent of the Intercreditor Agreement and any amendments, joinders or supplements expressly contemplated thereby, (ii) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and (iii) acknowledges that it has received a copy of the Intercreditor Agreement and that the exercise of certain of the Collateral Agent’s rights and remedies hereunder may be subject to, and restricted by, the provisions of the Intercreditor Agreement. NOTWITHSTANDING ANY OTHER PROVISION CONTAINED IN THIS AGREEMENT, IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND THE INTERCREDITOR AGREEMENT, THE INTERCREDITOR AGREEMENT SHALL CONTROL.

SECTION 10.20. Integration. This Agreement and the other Loan Documents represent the agreement of the Borrowers, the Guarantors, the Collateral Agent, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any Credit Party, the Administrative Agent, the Collateral Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

SECTION 10.21. Administrative Borrower. For purposes of this Agreement, including, Article II of this Agreement, each of the Credit Parties hereby: (i) authorizes the Administrative Borrower to make such requests, give such notices or furnish such certificates to the Agents or the Lenders as may be required or permitted by this Agreement for the benefit of such Credit Party and to give any consents on behalf of such Credit Party required by Section 10.06 of this Agreement and (ii) authorizes the Agents to treat such requests, notices, certificates or consents made, given or furnished by the Administrative Borrower as having been made, given or furnished by such Credit Party for purposes of this Agreement. Unless otherwise agreed to by the Administrative Agent, the Administrative Borrower shall be the only Person entitled to make, give or furnish such requests, notices, certificates or requests directly to the Agents or the Lenders for purposes of this Agreement. Each Credit Party agrees to be bound by all such requests, notices, certificates and consents and other such actions by the Administrative Borrower and agrees that all notices to and demands upon the Administrative Borrower in respect of any Credit Party shall constitute effective notice to and demand upon such Credit Party for all purposes hereof. In each case, the Agents and the Lenders shall be entitled to rely upon all such requests, notices, certificates and consents made, given or furnished by the Administrative Borrower pursuant to the provisions of this Agreement or any other Loan Document as being made or furnished on behalf of, and with the effect of irrevocably binding, such Credit Party.

SECTION 10.22. Joint and Several Liability; Postponement of Subrogation. (a) The obligations of the Borrowers hereunder and under the other Loan Documents to which they are a party shall be joint and several and, as such, each Borrower shall be liable for all of the Loan Obligations of each other Borrower under this Agreement and the other Loan Documents. The liability of each Borrower for the Loan Obligations of each other Borrower under this Agreement and the other Loan Documents shall be absolute, unconditional and irrevocable, without regard to (i) the validity or enforceability of this Agreement or any other Loan Document, any of the Loan Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party, (ii) any defense, set off or counterclaim (other than a defense of payment or performance hereunder) which may at any time be available to or be asserted by either Borrower or other Person against any Secured Party or (iii) any other circumstance whatsoever (with or without notice to or knowledge of any other Credit Party or any other Person or such Borrower) that constitutes, or might be construed to constitute, an equitable or legal discharge or defense of such other Borrower for the Loan Obligations, or of such Borrower under this Section 10.21, in bankruptcy or in any other instance.

(b) Each Borrower agrees that it will not exercise any rights that it may acquire by way of rights of subrogation under this Agreement, by any payments made hereunder or otherwise, until the payment in full of the Loan Obligations. Any amount paid to either Borrower on account of any such subrogation rights prior to the payment in full of the Loan Obligations having occurred shall be held in trust for the benefit of the Secured Parties and shall immediately be paid to the Administrative Agent for the benefit of the Secured Parties and applied in accordance with this Agreement.

SECTION 10.23. Name Agents. The parties hereto acknowledge that the Co-Documentation Agents and the Co-Syndication Agents hold such titles in name only, and that such titles confer no additional rights or obligations relative to those conferred on any Lender hereunder.

SECTION 10.24. OID LEGEND. THE LOANS HAVE BEEN ISSUED WITH OID FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THE LOANS MAY BE OBTAINED BY WRITING TO THE ADMINISTRATIVE AGENT AT THE ADDRESS SET FORTH IN SECTION 10.02.

SECTION 10.25. Release of Liens.

(a) The Borrowers and the Guarantors will be entitled to releases of assets included in the Collateral from the Liens securing the Loan Obligations under any one or more of the following circumstances:

(i) upon the full and final payment and performance of all Loan Obligations of the Borrowers and the Guarantors;

(ii) with respect to any asset constituting Collateral (other than the Capital Stock of the Company), if such Collateral is sold or otherwise disposed of in accordance with this Agreement and the Collateral Agreements and the Company has delivered to the Pari Passu Collateral Agent an Officers’ Certificate certifying to such effect; provided that (a) any cash received from a disposition of Collateral will be required to be deposited in a deposit account controlled by the Company and held as Collateral subject to the Liens pending its application or use in compliance with Section 2.06(b) and, from such deposit account, the Parent, the Company or any Restricted Subsidiary may withdraw funds to deploy the proceeds of an Asset Sale in compliance with Section 2.06(b); and (b) to the extent that any disposition in such Asset Sale was of Collateral, the non-cash consideration received is pledged as Collateral under the Collateral Agreements substantially simultaneously with such sale, in accordance with the requirements set forth in this Agreement and the Collateral Agreements;

(iii) with respect to an applicable Subsidiary, upon the occurrence of a Contract Unwind Trigger;

(iv) with respect to any assignment of rights under the respective terminated Internal Charter only, upon the occurrence of an Internal Charter Unwind Trigger; or

(v) if any Guarantor is released from its Guarantee in accordance with the terms of this Agreement (including by virtue of such Guarantor ceasing to be a Restricted Subsidiary), that Guarantor’s assets will also be released from the Liens securing its Guarantee and the other Loan Obligations.

(b) In connection with any termination or release pursuant to this Section 10.25 or a release of a Subsidiary Guarantee pursuant to Section 10.26, the Collateral Agent shall execute and deliver to any Credit Party, at such Credit Party’s expense, all documents that such Credit Party shall reasonably request to evidence such termination or release (including, without limitation, UCC termination statements), and will duly assign and transfer to such Credit Party, such of the Pledged Collateral (as defined in the Security Agreement) that may be in the possession of the Collateral Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreement or the Collateral Agreements. Any execution and delivery of documents pursuant to this Section 10.25 shall be without recourse to or warranty by the Collateral Agent. In connection with any release pursuant to this Section 10.25 or 10.26, the Credit Party shall be permitted to take any action in connection therewith consistent with such release including, without limitation, the filing of UCC termination statements. Upon the receipt of any necessary or proper instruments of termination, satisfaction or release prepared by any Credit Party, the Collateral Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Agreement or the Collateral Agreements.

The security interests in all Collateral securing the Loans also will be released upon payment in full of the principal of, together with accrued and unpaid interest on, the Loans and all other Loan Obligations that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid.

(c) Notwithstanding the foregoing, at any time that any Pari Passu Obligations shall remain outstanding, the provisions of the Intercreditor Agreement (and not Section 10.25(a) or (b)) shall apply with respect to any release of assets included in the Collateral from the Liens securing the Loan Obligations.

(d) No release of Collateral in accordance with the provisions of this Agreement and the Collateral Agreements will be deemed to impair the security under this Agreement. Any appraiser or other expert may rely on this Section 10.25(d) in delivering a certificate requesting release so long as all other provisions of this Agreement with respect to such release have been complied with.

SECTION 10.26. Release of Guarantees. The Guarantee of a Guarantor (other than the Parent, except with respect to clause (d) below) shall be automatically released:

(a) in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company, a Guarantor or a Restricted Subsidiary, if the sale or other disposition does not violate Section 6.06 and complies with the Collateral Agreements;

(b) in connection with any sale or other disposition of all of the Capital Stock of that Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Parent, a Guarantor or a Restricted Subsidiary, if the sale or other disposition does not violate Section 6.06 and complies with the Collateral Agreements;

(c) the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with Section 6.04 and the definition of “Unrestricted Subsidiary”; or

(d) upon discharge of the Loan Obligations in accordance with the terms hereof.

A Restricted Subsidiary’s Subsidiary Guarantee shall also be automatically released upon the applicable Subsidiary ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest securing Bank Indebtedness or other exercise of remedies in respect thereof.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ John C. Stohlmann
Name:	John C. Stohlmann
Title:	Vice President

[Second Term Loan Agreement Signature Page]

CITIBANK. N.A., as Administrative Agent

By:	/s/ David Tuder
Name:	David Tuder
Title:	Vice President

2

CITICORP NORTH AMERICA, INC., as a Lender

By:	/s/ David Tuder
Name:	David Tuder
Title:	Vice President

3

OFFSHORE GROUP INVESTMENT LIMITED, as Borrower

By:	/s/ Douglas G. Smith
Name:	Douglas G. Smith
Title:	Chief Financial Officer and Treasurer

In the presence of:

Witness:	/s/ Susan Mallek
Name:	Susan Mallek
Occupation:	Paralegal

VANTAGE DELAWARE HOLDINGS, LLC, as Borrower

By:	/s/ Douglas G. Smith
Name:	Douglas G. Smith
Title:	Chief Financial Officer and Treasurer

DRAGONQUEST HOLDINGS COMPANY, as Guarantor

By:	/s/ Douglas G. Smith
Name:	Douglas G. Smith
Title:	Chief Financial Officer and Treasurer

In the presence of:

Witness:	/s/ Susan Mallek
Name:	Susan Mallek
Occupation:	Paralegal

EMERALD DRILLER COMPANY, as Guarantor

By:	/s/ Douglas G. Smith
Name:	Douglas G. Smith
Title:	Chief Financial Officer and Treasurer

4

In the presence of:

Witness:	/s/ Susan Mallek
Name:	Susan Mallek
Occupation:	Paralegal

5

SAPPHIRE DRILLER COMPANY, as Guarantor

By:	/s/ Douglas G. Smith
Name:	Douglas G. Smith
Title:	Chief Financial Officer and Treasurer

In the presence of:

Witness:	/s/ Susan Mallek
Name:	Susan Mallek
Occupation:	Paralegal

P2020 RIG CO., as Guarantor

By:	/s/ Douglas G. Smith
Name:	Douglas G. Smith
Title:	Chief Financial Officer and Treasurer

In the presence of:

Witness:	/s/ Susan Mallek
Name:	Susan Mallek
Occupation:	Paralegal

P2021 RIG CO., as Guarantor

By:	/s/ Douglas G. Smith
Name:	Douglas G. Smith
Title:	Chief Financial Officer and Treasurer

In the presence of:

Witness:	/s/ Susan Mallek
Name:	Susan Mallek
Occupation:	Paralegal

6

VANTAGE INTERNATIONAL MANAGEMENT CO., as Guarantor

By:	/s/ Douglas G. Smith
Name:	Douglas G. Smith
Title:	Chief Financial Officer and Treasurer

In the presence of:

Witness:	/s/ Susan Mallek
Name:	Susan Mallek
Occupation:	Paralegal

VANTAGE DRILLER I CO., as Guarantor

By:	/s/ Douglas G. Smith
Name:	Douglas G. Smith
Title:	Chief Financial Officer and Treasurer

In the presence of:

Witness:	/s/ Susan Mallek
Name:	Susan Mallek
Occupation:	Paralegal

VANTAGE DRILLER II CO., as Guarantor

By:	/s/ Douglas G. Smith
Name:	Douglas G. Smith
Title:	Chief Financial Officer and Treasurer

In the presence of:

Witness:	/s/ Susan Mallek
Name:	Susan Mallek
Occupation:	Paralegal

7

VANTAGE DRILLER III CO., as Guarantor

By:	/s/ Douglas G. Smith
Name:	Douglas G. Smith
Title:	Chief Financial Officer and Treasurer

In the presence of:

Witness:	/s/ Susan Mallek
Name:	Susan Mallek
Occupation:	Paralegal

VANTAGE DRILLER IV CO., as Guarantor

By:	/s/ Douglas G. Smith
Name:	Douglas G. Smith
Title:	Chief Financial Officer and Treasurer

In the presence of:

Witness:	/s/ Susan Mallek
Name:	Susan Mallek
Occupation:	Paralegal

VANTAGE HOLDINGS MALAYSIA I CO., as Guarantor

By:	/s/ Douglas G. Smith
Name:	Douglas G. Smith
Title:	Chief Financial Officer and Treasurer

In the presence of:

Witness:	/s/ Susan Mallek
Name:	Susan Mallek
Occupation:	Paralegal

8

VANTAGE DRILLING POLAND - LUXEMBOURG BRANCH, a Luxembourg branch of a Polish company, as Guarantor

By:	/s/ Ian Foulis
Name:	Ian Foulis
Title:	Branch Manager

VANTAGE DEEPWATER DRILLING, INC., as Guarantor

By:	/s/ Douglas G. Smith
Name:	Douglas G. Smith
Title:	Chief Financial Officer and Treasurer

VANTAGE DRILLING NETHERLANDS B.V., as Guarantor

By:	/s/ Linda J. Ibrahim
Name:	Linda Jovana Ibrahim
Title:	Managing Director

By:	/s/ TMF Management B.V.
Name:	TMF Management B.V
Title:	Managing Director B

By:	/s/ TMF Management B.V.
Name:	TMF Management B.V.
Title:	Managing Director B

TUNGSTEN EXPLORER COMPANY, as Guarantor

By:	/s/ Douglas G. Smith
Name:	Douglas G. Smith
Title:	Chief Financial Officer and Treasurer

9

In the presence of:

Witness:	/s/ Susan Mallek
Name:	Susan Mallek
Occupation:	Paralegal

10

VANTAGE HOLDING HUNGARY KFT., as Guarantor

By:	/s/ Mark Howell
Name:	Mark Howell
Title:	Managing Director

By:	/s/ Julia Varga
Name:	Julia Varga
Title:	Director

VANTAGE DRILLING (MALAYSIA) I SDN. BHD., as Guarantor

By:	/s/ Ronald Nelson
Name:	Ronald Nelson
Title:	Director

VANTAGE DRILLING LABUAN I LTD., as Guarantor

By:	/s/ Ronald Nelson
Name:	Ronald Nelson
Title:	Director

VANTAGE HOLDINGS CYPRUS ODC LIMITED, as Guarantor

By:	/s/ Mark Howell
Name:	Mark Howell
Title:	Director

11

VANTAGE DEEPWATER COMPANY., as Guarantor

By:	/s/ Douglas G. Smith
Name:	Douglas G. Smith
Title:	Chief Financial Officer and Treasurer

In the presence of:

Witness:	/s/ Susan Mallek
Name:	Susan Mallek
Occupation:	Paralegal

VANTAGE DRILLING COMPANY., as Guarantor

By:	/s/ Douglas G. Smith
Name:	Douglas G. Smith
Title:	Chief Financial Officer and Treasurer

In the presence of:

Witness:	/s/ Susan Mallek
Name:	Susan Mallek
Occupation:	Paralegal

PT. VANTAGE DRILLING COMPANY INDONESIA, as Guarantor

By:	/s/ David Tait
Name:	David Tait
Title:	Director

In the presence of:

Witness:
Name:
Occupation:

12

EXHIBIT A TO

SECOND TERM LOAN AGREEMENT

[FORM OF]

ASSIGNMENT AND ACCEPTANCE1

This Assignment and Acceptance (this “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). It is understood that the rights and obligations of the Assignor and the Assignee hereunder are several and not joint. Capitalized terms used but not defined herein shall have the meanings given to them in the Term Loan Agreement identified below (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full. The benefit of each Security Document shall be maintained in favor of the Assignee (without prejudice to Section 8.06 of the Term Loan Agreement).

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Term Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Term Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender under the Term Loan Agreement) against any person, whether known or unknown, arising under or in connection with the Term Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:

3.	Is Assignee a Lender/an Affiliate of a Lender/an Approved Fund? Yes: ☐ No: ☐ Specify if “Yes”:

4.	Is Assignee an Ineligible Institution? Yes: ☐ No: ☐
If “Yes,” no assignment may be made without the prior written consent of the Borrowers.

5.	Borrowers: Offshore Group Investment Limited, a Cayman Islands exempted company and Vantage Delaware Holdings, LLC, a Delaware limited liability company (collectively, the “Borrowers”).

6.	Administrative Agent: Citibank, N.A., as the Administrative Agent under the Term Loan Agreement.

7.	Term Loan Agreement: Second Term Loan Agreement, dated as of March 28, 2013, among the Borrowers, the Lenders party thereto from time to time, Citibank, N.A., as Administrative Agent, and Wells Fargo Bank, National Association, as Collateral Agent.

[1]	To be used in the case of any sale, assignment or transfer by or to a Lender that is not a Borrower.

A-1

8.	Assigned Interest:

Loans	Aggregate	Amount of Loans of all Lenders		Amount of Loans Assigned		Percentage Assigned of Loans of all Lenders[2]
Loans	$	$			%

[ ][3] $	$		%

Effective Date:                     , 20     [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR].

10.	Notice and Wire Instructions:

[NAME OF ASSIGNOR]	[NAME OF ASSIGNEE]

Notices:	Notices:

Attention:	Attention:
Facsimile:	Facsimile:

with a copy to:	with a copy to:

Attention:	Attention:
Facsimile:	Facsimile:

Wire Instructions:	Wire Instructions:

[2]	Set forth, to at least 9 decimals, as a percentage of the Loans of all Lenders thereunder.
[3]	In the event any Extended Loans are established under Section 2.22 of the Term Loan Agreement, specify whether the Loans are Extended Loans.

A-2

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

Accepted [and Consented to]:[1]

CITIBANK, N.A., as Administrative Agent

By:
Name:
Title:

[Consented to]:[2]

OFFSHORE GROUP INVESTMENT LIMITED, as Administrative Borrower

By:
Name:
Title:

[1]	To be added only if the consent of the Administrative Agent is required by the terms of the Term Loan Agreement. See Section 10.06(b) of the Term Loan Agreement.
[2]	To be added only if the consent of the Administrative Borrower is required by the terms of the Term Loan Agreement. See Section 10.06(b) of the Term Loan Agreement.

ANNEX 1 TO EXHIBIT A TO

SECOND TERM LOAN AGREEMENT

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Term Loan Agreement or any other Loan Document, other than as to the matters set forth in this Section 1, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of either Borrower, any of its Subsidiaries or other Affiliates or any other person obligated in respect of any Loan Document or (iv) the performance or observance by either Borrower, any of its Subsidiaries or other Affiliates or any other person of any of their respective obligations under any Loan Document.

2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Term Loan Agreement, (ii) it is not an Ineligible Institution and otherwise satisfies all other requirements, if any, specified in the Term Loan Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Term Loan Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Term Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.02 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (vi) attached hereto is any documentation required to be delivered by it pursuant to the terms of the Term Loan Agreement (including pursuant to Section 2.17(d) and (f)), duly completed and executed by the Assignee and (vii) if it is a Non-U.S. Lender, attached to this Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Term Loan Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender and, based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

3. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

4. General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by fax or other electronic delivery shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

[Remainder of page intentionally left blank]

EXHIBIT B TO

SECOND TERM LOAN AGREEMENT

[FORM OF] NOTE

$	, 20

FOR VALUE RECEIVED, the undersigned (the “Administrative Borrower”) hereby promises, on behalf of itself and Vantage Delaware Holdings, LLC, a Delaware limited liability company (the “US Borrower”, and, together with the Administrative Borrower, the “Borrowers”), to pay to             or its registered assigns (the “Lender”), in accordance with the provisions of the Term Loan Agreement (as hereinafter defined), the principal amount of each Loan, in an aggregate amount not to exceed             DOLLARS ($             ), from time to time made by the Lender to the Borrowers under that certain Second Term Loan Agreement, dated as of March 28, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Term Loan Agreement”), among the Borrowers, the Lenders from time to time party thereto, Citibank, N.A., as Administrative Agent, and Wells Fargo Bank, National Association, as Collateral Agent. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Term Loan Agreement.

Each Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Term Loan Agreement. All payments of principal and interest on the Loans shall be made to the Administrative Agent for the account of the Lender in U.S. Dollars in immediately available funds at the Administrative Agent’s Lending Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Term Loan Agreement.

This Note is one of the Notes referred to in the Term Loan Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guarantee and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Term Loan Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Term Loan Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business.

Each Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

The Lender and any subsequent owner and holder of this Note shall, and is hereby authorized to, make a notation on Schedule A attached hereto of the date and the amount of each Loan and the date and the amount of the payment of principal thereon, which notation shall be conclusive in the absence of manifest error, and, prior to any transfer of this Note, the Lender shall endorse the outstanding principal amount of this Note on Schedule A attached hereto; provided, however, that failure to make such notation or any error in such notation shall not adversely affect the Lender’s rights with respect to the Loans.

[Signature page follows.]

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND IS EXECUTED AS OF THE DATE FIRST WRITTEN ABOVE.

OFFSHORE GROUP INVESTMENT LIMITED

By:
Name:
Title:

[Signature Page – Note]

Schedule A

LOANS AND PRINCIPAL PAYMENTS

Amount of Loan Made		Amount of Principal Repaid				Unpaid Principal Balance
Date	Amount	Interest Paid	Date	Amount	Date	Total	Notation made by:

EXHIBIT C TO

SECOND TERM LOAN AGREEMENT

[FORM OF]

INTEREST PERIOD ELECTION REQUEST

Citibank, N.A.

[ADDRESS]

Attention: [            ]

[Date]

Ladies and Gentlemen:

Reference is made to the Second Term Loan Agreement dated as of March 28, 2013, among Offshore Group Investment Limited, a Cayman Islands exempted company (the “Administrative Borrower”), Vantage Delaware Holdings, LLC, a Delaware limited liability company (the “US Borrower” and, together with the Administrative Borrower, the “Borrowers”), the Lenders from time to time party thereto, Citibank, N.A., as administrative agent, and Wells Fargo, National Association, as collateral agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Term Loan Agreement.

The Administrative Borrower hereby irrevocably notifies the Administrative Agent of its election (the “Election”) pursuant to Section 2.21 of the Term Loan Agreement to convert or continue a Borrowing, and in connection with the foregoing hereby provides the following information with respect thereto:

(i)	Borrowing to which Election applies:

Principal Amount:

Class of Borrowing: 1

Type of Borrowing: 2

Interest Period: 3

(if LIBOR Borrowing)

(ii)	Effective Date of Election (which is a Business Day):

(iii)	Resulting Borrowings(s)

Resulting Borrowing 1

Principal Amount (or % of Borrowing in (i)):

Type of Borrowing: 4

Interest Period: 5

(if LIBOR Borrowing)

[1]	Specify a Borrowing of Loans made pursuant to Section 2.01(a) of the Term Loan Agreement on the Funding Date or Extended Loans established pursuant to Section 2.22 of the Term Loan Agreement.
[2]	Specify a LIBOR Borrowing or an ABR Borrowing.
[3]	The initial Interest Period applicable to a LIBOR Borrowing shall be subject to the definition of “Interest Period” in the Term Loan Agreement.
[4]	Specify a LIBOR Borrowing or an ABR Borrowing.
[5]	The Interest Period applicable to a LIBOR Borrowing shall be subject to the definition of “Interest Period” in the Term Loan Agreement.

C-1

Resulting Borrowing 6

Principal Amount (or % of Borrowing in (i)):

Type of Borrowing: 7

Interest Period: 8

(if LIBOR Borrowing)

OFFSHORE GROUP INVESTMENT LIMITED

By:
Name:
Title:

[6]	Add as many resulting Borrowings as applicable.
[7]	Specify a LIBOR Borrowing or an ABR Borrowing.
[8]	The Interest Period applicable to a LIBOR Borrowing shall be subject to the definition of “Interest Period” in the Term Loan Agreement.

C-2

EXHIBIT D-1 TO

SECOND TERM LOAN AGREEMENT

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Treated As Partnerships For

U.S. Federal Income Tax Purposes)

Reference is made to the Second Term Loan Agreement dated as of March 28, 2013 (as amended, supplemented or otherwise modified from time to time) (the “Term Loan Agreement”), among Offshore Group Investment Limited, a Cayman Islands exempted company (the “Administrative Borrower”), Vantage Delaware Holdings, LLC, a Delaware limited liability company (the “US Borrower” and, together with the Administrative Borrower, the “Borrowers”), each lender from time to time party thereto (collectively, the “Lenders”), Citibank, N.A., as Administrative Agent, and Wells Fargo Bank, National Association, as Collateral Agent. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Term Loan Agreement.

Pursuant to the provisions of Section 2.17(d) of the Term Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of either Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to either Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent with a certificate of its non-U.S. person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Administrative Borrower and the Administrative Agent in writing and (2) the undersigned shall furnish the Administrative Borrower and the Administrative Agent a properly completed and currently effective certificate in either the calendar year in which payment is to be made by the Administrative Borrower or the Administrative Agent to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature Page Follows]

D-1-1

[Foreign Lender]

By:
Name:
Title:

[Address]

Dated:            , 20[    ]

D-1-2

EXHIBIT D-2 TO

SECOND TERM LOAN AGREEMENT

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Treated As Partnerships For

U.S. Federal Income Tax Purposes)

Reference is made to the Second Term Loan Agreement dated as of March 28, 2013 (as amended, supplemented or otherwise modified from time to time) (the “Term Loan Agreement”), among Offshore Group Investment Limited, a Cayman Islands exempted company (the “Administrative Borrower”), Vantage Delaware Holdings, LLC, a Delaware limited liability company (the “US Borrower” and, together with the Administrative Borrower, the “Borrowers”), each lender from time to time party thereto (collectively, the “Lenders”), Citibank, N.A., as Administrative Agent, and Wells Fargo Bank, National Association, as Collateral Agent. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Term Loan Agreement.

Pursuant to the provisions of Section 2.17(d) and Section 10.06(c) of the Term Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of either Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to either Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature Page Follows]

D-2-1

[Foreign Participant]

By:
Name:
Title:

[Address]

Dated:                 , 20[     ]

D-2-2

EXHIBIT D-3 TO

SECOND TERM LOAN AGREEMENT

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Treated As Partnerships For

U.S. Federal Income Tax Purposes)

Reference is made to the Second Term Loan Agreement dated as of March 28, 2013 (as amended, supplemented or otherwise modified from time to time) (the “Term Loan Agreement”), among Offshore Group Investment Limited, a Cayman Islands exempted company (the “Administrative Borrower”), Vantage Delaware Holdings, LLC, a Delaware limited liability company (the “US Borrower” and, together with the Administrative Borrower, the “Borrowers”), each lender from time to time party thereto (collectively, the “Lenders”), Citibank, N.A., as Administrative Agent, and Wells Fargo Bank, National Association, as Collateral Agent. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Term Loan Agreement.

Pursuant to the provisions of Section 2.17(d) and Section 10.06(c) of the Term Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners (within the meaning of Treasury Regulations Section 1.1441-1(c)(6)) of such participation, (iii) neither the undersigned nor any of its direct or indirect partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of either Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to either Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with the undersigned’s or its direct or indirect partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature Page Follows]

D-3-1

[Foreign Participant]

By:
Name:
Title:

[Address]

Dated:             , 20[     ]

D-3-2

EXHIBIT D-4 TO

SECOND TERM LOAN AGREEMENT

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Treated As Partnerships For

U.S. Federal Income Tax Purposes)

Reference is made to the Second Term Loan Agreement dated as of March 28, 2013 (as amended, supplemented or otherwise modified from time to time) (the “Term Loan Agreement”), among Offshore Group Investment Limited, a Cayman Islands exempted company (the “Administrative Borrower”), Vantage Delaware Holdings, LLC, a Delaware limited liability company (the “US Borrower” and, together with the Administrative Borrower, the “Borrowers”), each lender from time to time party thereto (collectively, the “Lenders”), Citibank, N.A., as Administrative Agent, and Wells Fargo Bank, National Association, as Collateral Agent. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Term Loan Agreement.

Pursuant to the provisions of Section 2.17(d) of the Term Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners (within the meaning of Treasury Regulations Section 1.1441-1(c)(6)) of payments on such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) neither the undersigned nor any of its direct or indirect partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of either Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to either Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with the undersigned’s or its direct or indirect partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Administrative Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Administrative Borrower and the Administrative Agent in writing and (2) the undersigned shall have at all times furnished the Administrative Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature Page Follows]

D-4-1

[Foreign Lender]

By:
Name:
Title:

[Address]

Dated:             , 20[     ]

D-4-2

EXHIBIT E TO

SECOND TERM LOAN AGREEMENT

[FORM OF]

PERMITTED LOAN PURCHASE ASSIGNMENT AND ACCEPTANCE

This Permitted Loan Purchase Assignment and Acceptance (this “Permitted Loan Purchase Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and Offshore Group Investment Limited, a Cayman Islands exempted company (the “Administrative Borrower”). It is understood that the rights and obligations of the Assignor and the Administrative Borrower hereunder are several and not joint. Capitalized terms used but not defined herein shall have the meanings given to them in the Term Loan Agreement identified below (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”). The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Permitted Loan Purchase Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Administrative Borrower, and the Administrative Borrower hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the terms of the Standard Terms and Conditions and the Term Loan Agreement (including Section 10.06(e) thereof), as of the Effective Date inserted by the Administrative Agent as contemplated below, all of the Assignor’s rights and obligations in its capacity as a Lender under the Term Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (the rights and obligations sold and assigned pursuant to the above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Permitted Loan Purchase Assignment and Acceptance, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee: Offshore Group Investment Limited, a Cayman Islands exempted company

3.	Borrowers: Offshore Group Investment Limited, a Cayman Islands exempted company and Vantage Delaware Holdings, LLC, a Delaware limited liability company

4.	Administrative Agent: Citibank, N.A., as the Administrative Agent under the Term Loan Agreement

5.	Term Loan Agreement: Second Term Loan Agreement, dated as of March 28, 2013, among the Borrowers, the Lenders from time to time party thereto, Citibank, N.A., as Administrative Agent, and Wells Fargo Bank, National Association, as Collateral Agent.

6.	Assigned Interest:

Loans	Aggregate Amount of Loans of all Lenders	Amount of Loans Assigned	Percentage Assigned of Loans of all Lenders[1]
Loans	$	$	%
[ ][2]	$	$	%

[1]	Set forth, to at least 9 decimals, as a percentage of the Loans of all Lenders thereunder.
[2]	In the event any Extended Loans are established under Section 2.22 of the Term Loan Agreement, specify whether the Loans are Extended Loans.

Effective Date:                     , 20     [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR].

7.	Notice and Wire Instructions:

[NAME OF ASSIGNOR]	OFFSHORE GROUP INVESTMENT LIMITED

Notices:	Notices

Attention: Facsimile:	Attention: Facsimile:

with a copy to:	with a copy to:

Attention: Facsimile:	Attention: Facsimile:

Wire Instructions:

The terms set forth in this Permitted Loan Purchase Assignment and Acceptance are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ADMINISTRATIVE BORROWER

OFFSHORE GROUP INVESTMENT LIMITED

By:
Name:
Title:

Accepted:

CITIBANK, N.A., as Administrative Agent

By:
Name:
Title:

ANNEX 1 OF EXHIBIT E TO

SECOND TERM LOAN AGREEMENT

STANDARD TERMS AND CONDITIONS FOR

PERMITTED LOAN PURCHASE ASSIGNMENT AND ACCEPTANCE

1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Permitted Loan Purchase Assignment and Acceptance and to consummate the transactions contemplated and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Term Loan Agreement or any other Loan Document, other than as to the matters set forth in this Section 1, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of either Borrower, any of its Subsidiaries or Affiliates or any other person obligated in respect of any Loan Document or (iv) the performance or observance by either Borrower, any of its Subsidiaries or Affiliates or any other person of any of their respective obligations under any Loan Document.

2. Assignee. Each Borrower represents and warrants that (a) it has full power and authority, and has taken all action necessary, to execute and deliver this Permitted Loan Purchase Assignment and Acceptance and to consummate the transactions contemplated hereby, (b) as of the Effective Date, no Default or Event of Default has occurred and is continuing or would result from the Permitted Loan Purchase pursuant hereto and (c) on the date hereof, it does not have any MNPI that has not been disclosed to the Assignor (other than because the Assignor does not wish to receive Non-Public Information) on or prior to the date hereof.

3. Cancellation. Upon the Effective Date, the Assigned Interest shall, without further action by any Person, be deemed cancelled and no longer outstanding for all purposes of the Term Loan Agreement and the other Loan Documents, including with respect to (i) the making of, or the application of, any payments to the Lenders under the Term Loan Agreement or any other Loan Document, (ii) the making of any request, demand, authorization, direction, notice, consent or waiver under the Term Loan Agreement or any other Loan Document or (iii) the determination of Required Lenders, or for any similarly related purpose, under the Term Loan Agreement or any other Loan Document.

4. General Provisions. This Permitted Loan Purchase Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Permitted Loan Purchase Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Permitted Loan Purchase Assignment and Acceptance by fax or other electronic delivery shall be effective as delivery of a manually executed counterpart of this Permitted Loan Purchase Assignment and Acceptance. This Permitted Loan Purchase Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT F TO

SECOND TERM LOAN AGREEMENT

[FORM OF]

NOTICE OF BORROWING

Citibank, N.A.

1615 Brett Road OPS III

New Castle, Delaware 19720

Attention: Citibank NA Agency Department

March 26, 2013

Ladies and Gentlemen:

Reference is made to the Second Term Loan Agreement, dated as of March 28, 2013, among Offshore Group Investment Limited, a Cayman Islands exempted company (the “Administrative Borrower”), Vantage Delaware Holdings, LLC, a Delaware limited liability company (the “US Borrower” and, together with the Administrative Borrower, the “Borrowers”), the Lenders from time to time party thereto, Citibank, N.A., as Administrative Agent, and Wells Fargo Bank, National Association, as Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Term Loan Agreement.

The Administrative Borrower hereby gives you notice pursuant to Section 2.03 of the Term Loan Agreement that it requests a Borrowing under the Term Loan Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A)	The Aggregate Principal Amount of Borrowing: $350,000,000

(B)	Date of Borrowing: March 28, 2013

(C)	Type of Borrowing: LIBOR

(D)	Interest Period (if LIBOR Borrowing)[1]:

(E)	The Location and Number of the Administrative Borrower’s Account to which Funds are to be Disbursed:

[1]	The Interest Period applicable to a LIBOR Borrowing shall be subject to the definition of “Interest Period” in the Term Loan Agreement.

F-1

OFFSHORE GROUP INVESTMENT LIMITED

By:
Name:
Title:

F-2

EXHIBIT G TO

SECOND TERM LOAN AGREEMENT

[FORM OF

COMPLIANCE CERTIFICATE]

OFFSHORE GROUP INVESTMENT LIMITED

OFFICER’S CERTIFICATE

The undersigned hereby certify on behalf of Offshore Group Investment Limited, a Cayman Islands exempted company (the “Administrative Borrower”), each in his capacity as an Authorized Officer of the Administrative Borrower (and not in his personal capacity), that:

(1) We are, respectively, the duly elected [            ]1 and [            ] of the Administrative Borrower;

(2) Each of us has reviewed the terms of that certain Second Term Loan Agreement, dated as of March 28, 2013, among the Administrative Borrower, Vantage Delaware Holdings, LLC, a Delaware limited liability company (the “US Borrower” and, together with the Administrative Borrower, the “Borrowers”), the Lenders party thereto, Citibank, N.A., as administrative agent, and Wells Fargo Bank, National Association, as collateral agent (the “Term Loan Agreement”; capitalized terms used herein but not otherwise defined shall have the meanings ascribed thereto in the Term Loan Agreement), and in the course of the performance of our duties as Authorized Officers of the Administrative Borrower, we would normally have knowledge of any Default; and

(3) Based upon the review and examination described in paragraph (2) above, [we do not know of any Default that occurred during the fiscal year of the Borrowers ended [            ]][the following Default(s) occurred during the fiscal year of the Borrowers ended [            ]]:

[If any Default has occurred, describe the Default, its status and what action the applicable Borrower is taking or proposes to take with respect thereto.]

[Signature Page follows]

[1]	Must be the principal executive officer, principal financial officer, treasurer or principal accounting officer.

G-1

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the date first written above.

OFFSHORE GROUP INVESTMENT LIMITED

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Officer’s Certificate]

G-2

EXHIBIT H TO

SECOND TERM LOAN AGREEMENT

[FORM OF]

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of                     ,             , 201    , is entered into between                                                  , a                         (the “New Subsidiary”) and CITIBANK, N.A. as administrative agent (the “Administrative Agent”) under that certain Second Term Loan Agreement, dated as of March 28, 2013 (as the same may be amended, modified, extended or restated from time to time, the “Term Loan Agreement”) among Offshore Group Investment Limited, a Cayman Islands exempted company (the “Administrative Borrower”), Vantage Delaware Holdings, LLC, a Delaware limited liability company (the “US Borrower” and, together with the Administrative Borrower, the “Borrowers”), the Lenders from time to time party thereto, the Administrative Agent and Wells Fargo, National Association, as collateral agent (the “Collateral Agent” and, together with the Administrative Agent, the “Agents”). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Term Loan Agreement.

The New Subsidiary and the Administrative Agent hereby agree as follows:

1. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a Credit Party under the Term Loan Agreement and a Guarantor for all purposes of the Term Loan Agreement and shall have all of the obligations of a Credit Party and a Guarantor thereunder as if it had executed the Term Loan Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Term Loan Agreement, including without limitation (a) all of the representations and warranties of the Credit Parties set forth in Article III of the Term Loan Agreement, (b) all of the covenants set forth in Article VI of the Term Loan Agreement and (c) all of the guarantee obligations set forth in Article IX of the Term Loan Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary hereby guarantees, jointly and severally with the other Guarantors, to each Agent and the Lenders, as provided in Article IX of the Term Loan Agreement, the prompt payment of the Loan Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof and agrees that if any of the Loan Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the New Subsidiary will, jointly and severally together with the other Guarantors, promptly pay the same and that in the case of any extension of time of payment or renewal of any of the Loan Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

2. If required, the New Subsidiary is, simultaneously with the execution of this Agreement, executing and delivering such Security Documents (and such other documents and instruments) as requested by the Administrative Agent or the Collateral Agent in accordance with the Term Loan Agreement.

3. The address of the New Subsidiary for purposes of Section 10.02 of the Term Loan Agreement is as follows:

4. The New Subsidiary hereby waives acceptance by any Secured Party of the guarantee by the New Subsidiary upon the execution of this Agreement by the New Subsidiary.

5. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

H-1

6. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer and the Administrative Agent has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[NEW SUBSIDIARY]

By:

Name:

Title:

Acknowledged and accepted:

CITIBANK, N.A.

By:

Name:

Title:

H-2

EXHIBIT I-1 TO

SECOND TERM LOAN AGREEMENT

FORM OF ASSIGNMENT OF INSURANCE – OWNER

I-1-1

EXHIBIT I-1

FORM OF INSURANCE AND EARNINGS SUPPLEMENT

THIS INSURANCE AND EARNINGS SUPPLEMENT, dated as of the [            ] day of [            ], 20[    ] (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by (i) OFFSHORE GROUP INVESTMENT LIMITED, a Cayman Islands exempted company (together with its successors and permitted assigns, the “Company”), (ii) each owner of a Vessel and each Internal Charterer listed on the signature pages hereof (together with their respective successors and permitted assigns and the Parent, the “Guarantors”), and (iii) WELLS FARGO BANK, NATIONAL ASSOCIATION, as Pari Passu Collateral Agent for the Pari Passu Secured Parties referred to in the Intercreditor Agreement (as defined below) (the “Pari Passu Collateral Agent”).

PRELIMINARY STATEMENTS

1. Capitalized terms used herein and not defined herein have the respective meanings given to them in the Amended and Restated Intercreditor Agreement, dated as of October 25, 2012, among the Pari Passu Collateral Agent, Wells Fargo Bank, National Association, as New Trustee, New Noteholder Collateral Agent, Credit Agreement Collateral Agent, Term Loan Collateral Agent, Existing Trustee and Existing Noteholder Collateral Agent (as each such term is defined therein), Citibank, N.A., as Term Loan Agent (as defined therein) and Royal Bank of Canada, as Credit Agreement Agent (as defined therein), and as acknowledged and agreed by the Company, the Parent and the other Guarantors (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”).

2. The Company [intends to][has] (i) enter[ed] into (a) that certain Indenture, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “2013 Indenture”), with the Guarantors (as defined therein, including the Parent), Wells Fargo Bank, National Association, as trustee (in such capacity, the “2013 Indenture Trustee”) and collateral agent (in such capacity, the “2013 Indenture Collateral Agent”), pursuant to which the Company [shall][has] issue[d] new 7.125% senior secured notes due 2023 (the “2013 Notes”), (b) that certain Second Term Loan Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Second Term Loan Agreement”), with the Guarantors (as defined therein, including the Parent), Citibank, N.A., as administrative agent (in such capacity, the “Second Term Loan Agent”), Wells Fargo Bank, National Association, as collateral agent (in such capacity, the “Second Term Loan Collateral Agent”), and the financial institutions and other entities party thereto as lenders (the “Second Term Loan Lenders”), pursuant to which the Second Term Loan Lenders [will contemporaneously herewith make][have made] term loans in an aggregate original principal amount of $350,000,000 to the Company (the “Second Term Loans”), and (c) that certain Amended and Restated Credit Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “A&R Credit Agreement”), with the Guarantors (as defined therein, including the Parent), Royal Bank of Canada, as administrative agent (in such capacity, the “A&R Credit Agreement Agent”), and the financial institutions and other entities party thereto as lenders (the “A&R Credit Agreement Lenders”), which A&R Credit Agreement [shall] (1) amend[s] and restate[s] the Credit Agreement, dated as of June 21, 2012, among the Company, the Guarantors and the Credit Agreement Agent (the “Existing Credit Agreement”) and (2) permit[s] the Company to obtain revolving loans and letters of credit in an aggregate principal amount not to exceed $200,000,000, and (ii) deliver[ed] a notice to the Pari Passu Collateral Agent designating the 2013 Note Obligations (as defined below) and the Second Term Loan Obligations (as defined below) as “Other Pari Passu Obligations” for purposes of the Intercreditor Agreement and the Collateral Agreements (the “Designation Notice”).

3. Each Guarantor that is the owner of a Vessel has entered into an assignment of earnings dated [            ] (each a “Shipowner Assignment of Earnings” and, collectively, the “Shipowner Assignments of Earnings”) and an assignment of insurances dated [            ] (each, a “Shipowner Assignment of Insurances” and, collectively, the “Shipowner Assignments of Insurances”). The Guarantors that are Internal Charterers have together either entered into or joined an assignment of earnings dated [            ] (the “Internal Charterer Assignment of Earnings” and, collectively with the Shipowner Assignments of Earnings, the “Assignments of Earnings”) and an assignment of insurances dated [            ] (the “Internal Charterer Assignment of Insurances” and, collectively with the Shipowner Assignments of Insurances, the “Assignments of Insurances”), with respect to the insurances and earnings, respectively, to which each Internal Charterer has rights in respect of the relevant Vessel.

4. In connection with the Tungsten Explorer, Tungsten Explorer Company (the “TE Owner”) has entered into that certain (i) deed of assignment, dated February 1, 2013 (the “Deed of Assignment”) with the Pari Passu Collateral Agent (as defined therein) relating to the Construction Contract (as defined therein) and (ii) notice of assignment to Korea Finance Corporation, dated February 1, 2013 ( the “Refund Guarantee Assignment”, together with the Deed of Assignment, the “Tungsten Explorer Assignments”) respecting the Irrevocable Stand-by Letter of Credit No. SLGQA770010006 in favor of TE Owner for account of Daewoo Shipbuilding and Marine Engineering Co., Ltd, dated May 27, 2011 (the “Refund Guarantee”) issued by Korea Finance Corporation.

5. In connection with the issuance of the 2013 Notes, the making of the Second Term Loans, the amendment and restatement of the Existing Credit Agreement and the designation contemplated by the Designation Notice, the parties hereto desire to enter into this Agreement.

ARTICLE I

CONFIRMATIONS AND GRANTS

Section 1.1 Security Interest.

(a) Each Guarantor that is the owner of a Vessel or that is an Internal Charterer hereby confirms and agrees that the Secured Obligations (as defined in the Ship Mortgage covering each Vessel) shall include the 2013 Note Obligations, the Second Term Loan Obligations and the A&R Credit Agreement Obligations as each such term is defined below. For purposes of this Agreement, the term “2013 Note Obligations” has the meaning given to such term in the Designation Notice, (ii) the term “Second Term Loan Obligations” has the meaning given to such term in the Designation Notice and (iii) the term “A&R Credit Agreement Obligations” means the “Obligations” (as defined in the A&R Credit Agreement), the Collateral Agreements and any other related document or instrument executed and delivered pursuant to such Obligations or Collateral Agreements.

(b) The TE Owner hereby confirms and agrees that the Secured Liabilities (as defined in the Deed of Assignment) shall include the 2013 Note Obligations, the Second Term Loan Obligations and the A&R Credit Agreement Obligations.

2

(c) Any Guarantor that owns a Vessel or that is an Internal Charterer hereby confirms and agrees that the Refund Guarantee Assignment shall secure the Secured Obligations (as defined in the Ship Mortgage covering each Vessel, and expanded upon in Section 1.1(a) of this Agreement) including the 2013 Note Obligations, the Second Term Loan Obligations and the A&R Credit Agreement Obligations.

Section 1.2 Collateral Grant.

(a) For the avoidance of doubt, each Guarantor that is the owner of a Vessel or that is an Internal Charterer, hereby pledges, assigns and transfers to the Pari Passu Collateral Agent, and hereby grants to the Pari Passu Collateral Agent (as defined herein), for the ratable benefit of the Secured Parties (as defined in the Security Agreement), including, without limitation, the holders of the 2013 Notes, the 2013 Indenture Trustee, the 2013 Indenture Collateral Agent, the Second Term Loan Agent, the Second Term Loan Collateral Agent, the Second Term Loan Lenders, the A&R Credit Agreement Agent and the A&R Credit Agreement Lenders, a security interest in all of the (i) Insurances (as defined in the Assignments of Insurances) and other amounts described in the Assignments of Insurances, and (ii) freights, hires and other moneys earned by the Vessels and other amounts more fully described in the Assignments of Earnings, in each case now owned or at any time hereafter acquired by such Guarantor or in which such Guarantor now has or at any time in the future may acquire any right, title or interest, and any proceeds thereof.

(b) The TE Owner, hereby pledges, assigns and transfers to the Pari Passu Collateral Agent, and hereby grants to the Pari Passu Collateral Agent, for the ratable benefit of the Secured Parties (as defined in the Security Agreement), including, without limitation, the holders of the 2013 Notes, the 2013 Indenture Trustee, the 2013 Indenture Collateral Agent, the Second Term Loan Agent, the Second Term Loan Collateral Agent, the Second Term Loan Lenders, the A&R Credit Agreement Agent and the A&R Credit Agreement Lenders, a security interest in all of (i) the Assigned Rights (as defined in the Deed of Assignment), and (ii) the proceeds of all drawings payable to the TE Owner under the Refund Guarantee, in each case now owned or at any time hereafter acquired by the TE Owner or in which the TE Owner now has or at any time in the future may acquire any right, title or interest, and any proceeds thereof.

(c) This Agreement secures, and the interests assigned by Guarantors that are internal charterers of Vessels, and the TE Owner, respectively, as applicable, in their respective Assignments of Insurances or Assignments of Earnings or Tungsten Explorer Assignments, as applicable, are collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepay, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code (as defined in the Security Agreement)), of (i) all Secured Obligations (as defined in the Ship Mortgage covering each Vessel, and expanded upon in Section 1.1(a) of this Agreement) or (ii) all Secured Liabilities (as defined in the Deed of Assignment covering the Tungsten Explorer) including, without limitation, the 2013 Note Obligations, the Second Term Loan Obligations and the A&R Credit Agreement Obligations.

ARTICLE II

MISCELLANEOUS

Section 2.1 Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT.

3

Section 2.2 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one agreement, and shall constitute a binding agreement when executed by each of the parties hereto. Delivery of an executed signature page to this Agreement by facsimile or PDF via electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. Signatures of the parties hereto transmitted by facsimile or PDF via electronic transmission shall be deemed to be their original signatures for all purposes.

Section 2.3 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 2.4 Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

Section 2.5 Submission to Jurisdiction; Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. NONE OF THE PARTIES HERETO SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF OR OTHERWISE RELATED TO THIS AGREEMENT AND EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO ANY SUCH JURY TRIAL, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE, TO THE EXTENT ANY SUCH PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

Section 2.6 Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and understandings related to the subject matter hereof.

[Signatures On Next Page]

4

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Pari Passu Collateral Agent

By:
Name:
Title:

OFFSHORE GROUP INVESTMENT LIMITED, a Cayman Islands exempted company

By:
Name: Douglas G. Smith
Title: CFO and Treasurer

[GUARANTOR], a
[ ]

By:
Name:
Title:

FORM OF

ASSIGNMENT OF INSURANCE

(this “Assignment”)

[Shipowner name ]

Dated: [                    ]

[                    ] with an address at: [                    ] (the “Assignor”), the owner of the vessel listed on Schedule I attached hereto (the “Vessel”), in consideration of One Dollar ($1.00) lawful money of the United States of America and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, has sold, assigned, transferred and set over, and by this instrument does sell, assign, transfer and set over unto Wells Fargo Bank, National Association as (i) Noteholder Collateral Agent pursuant to the terms of the Existing Indenture (defined below) (in such capacity, the “Existing Noteholder Collateral Agent”), as (ii) Noteholder Collateral Agent pursuant to the terms of the 2012 Indenture (defined below) (in such capacity, the “New Noteholder Collateral Agent”), as (iii) Collateral Agent under the Term Loan Agreement (defined below) (in such capacity, the “Lender Collateral Agent”), and (iv) as Collateral Agent pursuant to the terms of the Credit Agreement (in such capacity, the “Collateral Agent”, together with the Existing Noteholder Collateral Agent, the New Noteholder Collateral Agent, and the Lender Collateral Agent, the “Pari Passu Collateral Agent”, as assignee (together with its successors and permitted assigns, in such capacity, the “Assignee”) to its own proper use and benefit, and, as security for all of the Secured Obligations of the Assignor under, and in accordance with the terms of the Mortgage (as defined below), and to secure the performance and observance of all agreements, covenants and provisions contained in this Assignment, the Existing Indenture, the 2012 Indenture, the Term Loan Agreement, the Credit Agreement and the other Pari Passu Documents, all right, title and interest of the Assignor under, in and to (i) all insurances in respect of the Vessel, whether heretofore, now or hereafter effected, and all renewals of or replacements for the same (the “Insurances”), (ii) all claims, returns of premium and other moneys and claims for moneys due and to become due under or in respect of the Insurances, (iii) all other rights of the Assignor under or in respect of the Insurances, and (iv) any proceeds of any of the foregoing and all interest and earnings from the investment of any of the foregoing and the proceeds thereof.

The rights and obligations of the Assignor and the Assignee hereunder are governed by the terms of the Intercreditor Agreement (defined below).

Section 1. Certain Definitions. Capitalized terms used herein and not otherwise defined are used herein as defined in, or by reference in, the Mortgage (as defined below). The following terms shall have the following meanings:

“Credit Agreement” means that certain Credit Agreement dated as of June 21, 2012, among the Issuer, as borrower, the Parent, the guarantors from time to time party thereto (including the Assignor), the lenders from time to time party thereto, and Royal Bank of Canada, as collateral agent, and any and all successors thereto in such capacity, as the same has been and may hereafter be further amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time.

ASSIGNMENT OF INSURANCE – [            ]

“Existing Indenture” means that certain Indenture dated as of July 30, 2010, among the Issuer, the guarantors from time to time party thereto, and Wells Fargo Bank, National Association, as trustee and noteholder collateral agent, and any and all successors thereto in either such capacity, as the same has been and may be further amended, restated, supplemented.

“Intercreditor Agreement” means that certain Intercreditor Agreement dated October 25, 2012, among Wells Fargo Bank, National Association, as collateral agent under the Existing Indenture, the 2012 Indenture, and the Term Loan Agreement, Royal Bank of Canada, as collateral agent under the Credit Agreement, Citibank, N.A., as administrative agent under the Term Loan Agreement, and acknowledged by the Issuer, Parent, and each of the other guarantors party thereto, as the same has been and may be further amended, restated, supplemented or otherwise modified from time to time.

“Mortgage” means that certain First Priority Ship Mortgage, dated [                    ] by the Assignor, as Shipowner, in favor of the Assignee, as Pari Passu Collateral Agent, as Mortgagee.

“Term Loan Agreement” means that certain Term Loan Agreement dated as of October 25, 2012, among the Issuer, as co-borrower, the US Borrower (as defined therein), the guarantors from time to time party thereto, the lenders from time to time party thereto, Citibank, N.A., as administrative agent, and Wells Fargo Bank, National Association, as collateral agent, as the same has been and may hereafter be further amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time.

“2012 Indenture” means that certain Indenture dated as of October 25, 2012, among the Issuer, the guarantors from time to time party thereto, and Wells Fargo Bank, National Association, as trustee and noteholder collateral agent, and any and all successors thereto in either such capacity, as the same has been and may be further amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time.

Section 2. Representations, Warranties and Covenants.

(a) The Assignor hereby warrants and represents that each of the Insurances is in full force and effect and is enforceable in accordance with its terms, and that the Assignor is not in default thereunder. The Assignor hereby further warrants and represents that neither it nor any other Guarantor or other Subsidiary of the Parent has assigned, pledged or in any way created or suffered to be created any security interest in the whole or any part of the right, title and interest hereby assigned, except for this assignment to the Assignee. The Assignor hereby covenants that, without the prior written consent thereto of the Assignee, so long as this Assignment shall remain in effect, it will not, and it will not permit any other Guarantor or Subsidiary of the Parent

ASSIGNMENT OF INSURANCE – [ ]

to, assign or pledge the whole or any part of the right, title and interest hereby assigned to anyone other than the Assignee or its successors or assigns, and it will not take or omit to take, or permit any other Guarantor or Subsidiary of the Parent to take or omit to take, any action, the taking or omission of which might result in an alteration or impairment of the Insurances in any material respect, or of this Assignment or of any of the rights created by the Insurances or this Assignment.

(b) The Assignor hereby further covenants and agrees that (i) notice of this Assignment shall be duly given to all underwriters and that where the consent of any underwriter is required pursuant to any of the Insurances assigned hereby it shall be obtained and evidence thereof shall be given to the Assignee, or, in the alternative, that in the case of protection and indemnity coverage the Assignor shall obtain a letter of undertaking by the underwriters or clubs, and (ii) there shall be duly endorsed upon all slips, cover notes, policies, certificates of entry or other instruments issued or to be issued in connection with the Insurances assigned hereby the insurance loss payable clause in the form attached hereto. In all cases (except in the case of protection and indemnity coverage), unless otherwise agreed in writing by the Assignee, such slips, cover notes, notices, certificates of entry or other instruments shall show the Assignee as named assured and shall provide that there will be no recourse against the Assignee for payment of premiums, calls or assessments.

(c) The Assignor agrees that at any time and from time to time the Assignor will promptly and duly execute and deliver any and all such further instruments and documents as the Assignee may reasonably request in order to obtain the full benefits of this Assignment and of the rights and powers herein granted.

(d) Any payments made pursuant to the terms hereof shall be made to such account as may, from time to time, be designated by the Assignee.

Upon entering into an Internal Charter, the Assignor will cause any Internal Charterer to execute and deliver to the Assignee an Assignment of Insurance substantially in the form hereof together with notice thereof, to deliver such notice to underwriters and insurers and to take all actions necessary to perfect and maintain the perfection of the security interest of the Assignee in the insurances assigned thereunder. The obligations of such Internal Charterer to execute and deliver an Assignment of Insurance under the preceding sentence shall be deemed satisfied by the execution and delivery of the Pari Passu Documents. However, the Assignor will deliver, or cause to be delivered, a notice of such Assignment of Insurances by an Internal Charterer to the underwriters.

Section 3. Freedom of Assignee from Obligations. It is hereby expressly agreed that anything herein contained to the contrary notwithstanding, the Assignor shall remain liable under the Insurances to perform all of the obligations assumed by it thereunder and the Assignee shall have no obligation or liability (including, without limitation, any obligation or liability with respect to the payment of premiums, calls or assessments) under the Insurances by reason of or arising out of this Assignment, nor shall the Assignee be required or obligated in any manner to perform or fulfill any obligations of the Assignor under or pursuant to the Insurances or to make any payment or to make any inquiry as to the nature or sufficiency of any payment received by the Assignee or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder at any time or times.

ASSIGNMENT OF INSURANCE – [ ]

Section 4. Power of Attorney; Financing Statements. The Assignee, its successors and permitted assigns, are hereby constituted lawful attorneys, irrevocably, with full power (in the name of the Assignor or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of the Insurances, to endorse any check or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Assignee may deem to be necessary or advisable in the premises. Any action or proceeding brought by the Assignee pursuant to any of the provisions hereof or of the Insurances or otherwise, and any claim made by the Assignee hereunder or under the Insurances, may be compromised, withdrawn or otherwise dealt with by the Assignee without any notice to, or approval, of the Assignor. The Assignor hereby irrevocably authorizes the Assignee, at the Assignor’s expense, to file, at any time and from time to time, such financing and continuation statements or perfection papers of similar purpose or effect relating to this Assignment, without the Assignor’s signature, as the Assignee at its option may deem appropriate and appoints the Assignee as the Assignor’s attorney-in-fact to execute any such statements in the Assignor’s name and to perform all other acts which the Assignee may deem appropriate to perfect and continue the security interests conferred hereby. Notwithstanding the foregoing authorization and appointment, Assignor shall at its own expense file all financing and continuation statements or perfection papers of similar purpose or effect and give such notices relating to this Assignment, and perform all other acts, necessary or appropriate to perfect and continue the security interest conferred hereby.

Section 5. Irrevocable Assignment. The powers and authority granted to the Assignee herein have been given for a valuable consideration and are hereby declared to be irrevocable and may not be amended or waived except by an instrument in writing signed by the party against whom enforcement is sought.

Section 6. Conditions of Assignment. Unless and until an Event of Default shall have occurred and be continuing under the Mortgage, covering the Vessel given by the Assignor to the Assignee, as collateral agent and mortgagee, the Assignor shall be entitled to exercise all its rights under the Insurances (subject to the provisions of this Assignment) in all respects as if this Assignment had not been made.

Section 7. Governing Law.

(a) This Assignment shall be construed in accordance with and governed by the laws of the State of New York, United States of America, without regard to its conflict of laws rules (other than Section 5-1401 of the New York General Obligations Law). The Assignor hereby irrevocably submits itself to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York County and any appellate court from any thereof, for the purposes of (and solely for the purposes of) any suit, action or other proceeding arising out of, or relating to, this Assignment or any of the transactions contemplated hereby, hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard in such New York State or Federal court and hereby irrevocably waives, and agrees not to assert, by way of motion,

ASSIGNMENT OF INSURANCE – [ ]

as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason whatsoever, that such suit, action or proceeding is brought in an inconvenient forum, or that the venue of such suit, action or proceeding is improper, or that this Assignment or the subject matter hereof may not be enforced in or by such courts. The Assignor irrevocably consents to the service of any and all process in any such suit, action or proceeding by the mailing of copies of such process to the Assignor at its address specified in Section 8 hereof. The Assignor agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this paragraph shall affect the right of the Assignee to serve legal process in any other manner permitted by law or affect the right of the Assignee to bring any action or proceeding against the Assignor or its property in the courts of any other jurisdiction.

(b) BY ITS SIGNATURE BELOW WRITTEN THE ASSIGNOR HEREBY IRREVOCABLY WAIVES UNDER APPLICABLE LAW ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS ASSIGNMENT, OR ANY OTHER PARI PASSU DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 8. Notices. All notices or other communications required or permitted to be made or given hereunder shall be made in writing, in English, and personally delivered to an officer or other responsible employee of the addressee, or sent, by registered air mail, return receipt requested, postage prepaid, facsimile transmission, or other direct written electronic means to the applicable address set forth under such party’s name below, or to such other address as any party hereto may from time to time designate to the others in such manner:

If to the Assignee:

Wells Fargo Bank, N.A.

Corporate, Municipal & Escrow Services

750 N. St. Paul Place, Suite 1750

MAC T9263-170

Dallas, TX 75201

Telephone:	(214) 756-7430
FAX:	(214) 756-7401

Electronic Mail: Patrick.giordano@wellsfargo.com

with a copy to:

Haynes and Boone, LLP

201 Main St., Suite 2200

Fort Worth, TX 76102

Attention: William D. Greenhill

Telephone: (817) 347-6602

Telecopier: (817) 348-2321

Electronic Mail: william.greenhill@haynesboone.com

ASSIGNMENT OF INSURANCE – [ ]

If to the Assignor:

[                    ]

[                    ]

[                    ]

Attention: [                    ]

Telephone: [                    ]

Telecopier: [                    ]

with a copy to:

Fulbright & Jaworski L.L.P.

Fulbright Tower

1301 McKinney, Suite 5100

Houston, Texas 77010

Attention: Joshua P. Agrons, Esq.

Telephone: 1 713 651 5151

Telecopier: 1 713 651 5246

Electronic Mail: jagrons@fulbright.com

Any communication personally delivered shall be deemed to have been validly and effectively given or delivered on the date of such delivery. Any communication transmitted by facsimile, or other direct written electronic means, or by registered air mail, shall be deemed to have been validly and effectively given or delivered on the day when received.

Section 9. Headings. The division of this Assignment into sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation or construction of this Assignment.

Section 10. Termination. This Assignment shall create a continuing security interest and shall (a) remain in full force and effect until the payment in full in cash of the Secured Obligations of the Assignor under, and in accordance with the terms of, the Mortgage, at which time this Assignment shall automatically terminate without any further action by any party; (b) be binding upon the Assignor and its successors, transferees and assigns; and (c) inure, together with the rights and remedies of the Assignee hereunder, to the benefit of and be binding upon, the Assignee and its respective successors, transferees, and assigns. Without limiting the generality of the foregoing clause, when the Assignee assigns or otherwise transfers any interest held by it under the Pari Passu Documents to any other Person pursuant to the terms of the Pari Passu Documents, that other Person shall thereupon become vested with all the benefits held by such Assignee under this Assignment.

Section 11. Incorporation of Protections in Pari Passu Documents. This Assignment shall constitute one of the Pari Passu Documents. Any rights or protections, including, without limitation, all indemnities and rights to reimbursement that may be granted to the Assignee in its capacity as the Pari Passu Collateral Agent under any of the Pari Passu Documents shall be

ASSIGNMENT OF INSURANCE – [ ]

deemed incorporated herein. Any proceeds received by the Assignee upon the exercise of rights hereunder shall be applied by the Assignee in accordance with the terms of the Pari Passu Documents.

Section 12. NOTWITHSTANDING ANY OTHER PROVISION CONTAINED HEREIN TO THE CONTRARY, IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF (A) THIS ASSIGNMENT AND (B) ANY OF THE EXISTING INDENTURE, THE 2012 INDENTURE, THE TERM LOAN AGREEMENT, OR THE CREDIT AGREEMENT, THE PROVISIONS OF THE EXISTING INDENTURE, THE 2012 INDENTURE, THE TERM LOAN AGREEMENT, OR THE CREDIT AGREEMENT, AS APPLICABLE, SHALL CONTROL WITH RESPECT THERETO (BUT SHALL NOT CONTROL AS SUCH PROVISION MAY APPLY TO ANY OTHER SUCH INDENTURE OR AGREEMENT), UNLESS THE PROVISIONS OF SUCH INCONSISTENT INDENTURE OR AGREEMENT ARE INCONSISTENT WITH THE INTERCREDITOR AGREEMENT, IN WHICH CASE, THE INTERCREDITOR AGREEMENT SHALL CONTROL.

Section 13. Counterparts. This Assignment and the Acceptance hereof may be executed in one or more counterparts and all such counterparts shall constitute one and the same instrument.

[Remainder of page intentionally left blank]

ASSIGNMENT OF INSURANCE – [ ]

IN WITNESS WHEREOF, the Assignor has caused this Assignment to be duly executed, by the Assignor by way of deed, on the date first written above.

EXECUTED AS A DEED by

[ ], as Assignor

By:
Name:
Title:

In the presence of:

Witness:
Name:
Occupation:

The terms and conditions of this Assignment are hereby

ACCEPTED BY:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Pari Passu Collateral Agent, as Assignee

By:
Name:
Title:

ASSIGNMENT OF INSURANCE – [            ]

SCHEDULE I

Description of Vessel

OWNER	VESSEL	OFF. NO	FLAG OF DOCUMENTATION
[ ]	[ ]	[ ]	[ ]

ASSIGNMENT OF INSURANCE – [            ]

NOTICE OF ASSIGNMENT

To Whom It May Concern:

[                    ] (the “Owner”), owner of the vessel listed on Schedule I attached hereto (the “Vessel”), HEREBY GIVES NOTICE that by an Assignment, dated [                    ], and made by the Owner to Wells Fargo Bank, National Association (the “Assignee”), as Pari Passu Collateral Agent, (as defined in the Intercreditor Agreement defined below) the Owner assigned to the Assignee all of the Owner’s right, title and interest in and to all insurances and the benefit of all insurances heretofore, now or hereafter taken out in respect of the Vessel and all proceeds thereof. This Notice and the attached Loss Payable Clauses are to be endorsed on all policies and certificates of entry evidencing such insurances.

“Intercreditor Agreement means that certain Amended and Restated Intercreditor Agreement, dated October 25, 2012, among Wells Fargo Bank, National Association, as collateral agent under the Existing Indenture, the 2012 Indenture, and the Term Loan Agreement, Royal Bank of Canada, as collateral agent under the Credit Agreement, Citibank, N.A., as administrative agent under the Term Loan Agreement, and acknowledged by the Offshore Group Investment Limited, Vantage Drilling Company, and each of the other guarantors party thereto, as the same has been and may be further amended, restated, supplemented or otherwise modified from time to time.

[Signature Page Follows]

NOTICE OF ASSIGNMENT OF INSURANCE – [            ]

[ ]

By:
Name:
Title:

NOTICE OF ASSIGNMENT OF INSURANCE – [            ]

LOSS PAYABLE CLAUSE

Loss, if any, payable to Wells Fargo Bank, National Association, as Pari Passu Collateral Agent and mortgagee (the “Mortgagee”), respecting any of the vessels AQUAMARINE DRILLER, TOPAZ DRILLER, EMERALD DRILLER, SAPPHIRE DRILLER, PLATINUM EXPLORER and TITANIUM EXPLORER (the “Vessels”), under each respective Ship Mortgage (as defined below) for distribution by the Mortgagee first to itself and then to the owner of such Vessel (the “Owner”) or others as their interests may appear, or order, except that, unless the underwriters have been otherwise instructed by notice in writing from the Mortgagee, in the case of any loss involving any damage to a Vessel or liability of a Vessel, the underwriters may pay directly for the repair, salvage, liability or other charges involved or, if the Owner shall have first fully repaired the damage and paid the cost thereof, or discharged the liability or paid all of the salvage or other charges, then the underwriters may pay the Owner as reimbursement therefor, provided, however, that if such damage involves a loss in excess of U.S. $15,000,000 or its equivalent, the underwriters shall not make such payment without first obtaining the written consent thereto of the Mortgagee.

In the event of an actual or constructive total loss or a compromised or arranged total loss or requisition of title, in each case respecting a Vessel, or if the Mortgagee shall have given notice to underwriters that an Event of Default has occurred and is continuing under the relevant Ship Mortgage on such Vessel, all insurance payments shall be paid to the Mortgagee, for distribution by it to itself and then to the relevant Owner or others as their interests may appear in accordance with the terms of the Ship Mortgage.

“Intercreditor Agreement means that certain Amended and Restated Intercreditor Agreement, dated October 25, 2012, among Wells Fargo Bank, National Association, as collateral agent under the Existing Indenture, the 2012 Indenture, and the Term Loan Agreement, Royal Bank of Canada, as collateral agent under the Credit Agreement, Citibank, N.A., as administrative agent under the Term Loan Agreement, and acknowledged by the Offshore Group Investment Limited, Vantage Drilling Company, and each of the other guarantors party thereto, as the same has been and may be further amended, restated, supplemented or otherwise modified from time to time.

“Ship Mortgage” shall have the meaning set forth for such term in the Intercreditor Agreement.

NOTICE OF ASSIGNMENT OF INSURANCE – [            ]

SCHEDULE I

Description of Vessel

OWNER	VESSEL	OFF. NO	FLAG OF DOCUMENTATION
[ ]	[ ]	[ ]	[ ]

#11756894_v1

NOTICE OF ASSIGNMENT OF INSURANCE – [            ]

EXHIBIT I-2 TO

SECOND TERM LOAN AGREEMENT

FORM OF ASSIGNMENT OF INSURANCE BY INTERNAL CHARTERERS

I-2-1

EXHIBIT I-2

FORM OF INSURANCE AND EARNINGS SUPPLEMENT

THIS INSURANCE AND EARNINGS SUPPLEMENT, dated as of the [        ] day of [        ], 20[        ] (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by (i) OFFSHORE GROUP INVESTMENT LIMITED, a Cayman Islands exempted company (together with its successors and permitted assigns, the “Company”), (ii) each owner of a Vessel and each Internal Charterer listed on the signature pages hereof (together with their respective successors and permitted assigns and the Parent, the “Guarantors”), and (iii) WELLS FARGO BANK, NATIONAL ASSOCIATION, as Pari Passu Collateral Agent for the Pari Passu Secured Parties referred to in the Intercreditor Agreement (as defined below) (the “Pari Passu Collateral Agent”).

PRELIMINARY STATEMENTS

1. Capitalized terms used herein and not defined herein have the respective meanings given to them in the Amended and Restated Intercreditor Agreement, dated as of October 25, 2012, among the Pari Passu Collateral Agent, Wells Fargo Bank, National Association, as New Trustee, New Noteholder Collateral Agent, Credit Agreement Collateral Agent, Term Loan Collateral Agent, Existing Trustee and Existing Noteholder Collateral Agent (as each such term is defined therein), Citibank, N.A., as Term Loan Agent (as defined therein) and Royal Bank of Canada, as Credit Agreement Agent (as defined therein), and as acknowledged and agreed by the Company, the Parent and the other Guarantors (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”).

2. The Company [intends to][has] (i) enter[ed] into (a) that certain Indenture, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “2013 Indenture”), with the Guarantors (as defined therein, including the Parent), Wells Fargo Bank, National Association, as trustee (in such capacity, the “2013 Indenture Trustee”) and collateral agent (in such capacity, the “2013 Indenture Collateral Agent”), pursuant to which the Company [shall][has] issue[d] new 7.125% senior secured notes due 2023 (the “2013 Notes”), (b) that certain Second Term Loan Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Second Term Loan Agreement”), with the Guarantors (as defined therein, including the Parent), Citibank, N.A., as administrative agent (in such capacity, the “Second Term Loan Agent”), Wells Fargo Bank, National Association, as collateral agent (in such capacity, the “Second Term Loan Collateral Agent”), and the financial institutions and other entities party thereto as lenders (the “Second Term Loan Lenders”), pursuant to which the Second Term Loan Lenders [will contemporaneously herewith make][have made] term loans in an aggregate original principal amount of $350,000,000 to the Company (the “Second Term Loans”), and (c) that certain Amended and Restated Credit Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “A&R Credit Agreement”), with the Guarantors (as defined therein, including the Parent), Royal Bank of Canada, as administrative agent (in such capacity, the “A&R Credit Agreement Agent”), and the financial institutions and other entities party thereto as lenders (the “A&R Credit Agreement Lenders”), which A&R Credit Agreement [shall] (1) amend[s] and restate[s] the Credit Agreement, dated as of June 21, 2012, among the Company, the Guarantors and the Credit Agreement Agent (the “Existing Credit Agreement”) and (2) permit[s] the Company to obtain revolving loans and letters of credit in an aggregate principal amount not to exceed $200,000,000, and (ii) deliver[ed] a notice to the Pari Passu Collateral Agent designating the 2013 Note Obligations (as defined below) and the Second Term Loan Obligations (as defined below) as “Other Pari Passu Obligations” for purposes of the Intercreditor Agreement and the Collateral Agreements (the “Designation Notice”).

3. Each Guarantor that is the owner of a Vessel has entered into an assignment of earnings dated [            ] (each a “Shipowner Assignment of Earnings” and, collectively, the “Shipowner Assignments of Earnings”) and an assignment of insurances dated [            ] (each, a “Shipowner Assignment of Insurances” and, collectively, the “Shipowner Assignments of Insurances”). The Guarantors that are Internal Charterers have together either entered into or joined an assignment of earnings dated [            ] (the “Internal Charterer Assignment of Earnings” and, collectively with the Shipowner Assignments of Earnings, the “Assignments of Earnings”) and an assignment of insurances dated [            ] (the “Internal Charterer Assignment of Insurances” and, collectively with the Shipowner Assignments of Insurances, the “Assignments of Insurances”), with respect to the insurances and earnings, respectively, to which each Internal Charterer has rights in respect of the relevant Vessel.

4. In connection with the Tungsten Explorer, Tungsten Explorer Company (the “TE Owner”) has entered into that certain (i) deed of assignment, dated February 1, 2013 (the “Deed of Assignment”) with the Pari Passu Collateral Agent (as defined therein) relating to the Construction Contract (as defined therein) and (ii) notice of assignment to Korea Finance Corporation, dated February 1, 2013 ( the “Refund Guarantee Assignment”, together with the Deed of Assignment, the “Tungsten Explorer Assignments”) respecting the Irrevocable Stand-by Letter of Credit No. SLGQA770010006 in favor of TE Owner for account of Daewoo Shipbuilding and Marine Engineering Co., Ltd, dated May 27, 2011 (the “Refund Guarantee”) issued by Korea Finance Corporation.

5. In connection with the issuance of the 2013 Notes, the making of the Second Term Loans, the amendment and restatement of the Existing Credit Agreement and the designation contemplated by the Designation Notice, the parties hereto desire to enter into this Agreement.

ARTICLE I

CONFIRMATIONS AND GRANTS

Section 1.1 Security Interest.

(a) Each Guarantor that is the owner of a Vessel or that is an Internal Charterer hereby confirms and agrees that the Secured Obligations (as defined in the Ship Mortgage covering each Vessel) shall include the 2013 Note Obligations, the Second Term Loan Obligations and the A&R Credit Agreement Obligations as each such term is defined below. For purposes of this Agreement, the term “2013 Note Obligations” has the meaning given to such term in the Designation Notice, (ii) the term “Second Term Loan Obligations” has the meaning given to such term in the Designation Notice and (iii) the term “A&R Credit Agreement Obligations” means the “Obligations” (as defined in the A&R Credit Agreement), the Collateral Agreements and any other related document or instrument executed and delivered pursuant to such Obligations or Collateral Agreements.

(b) The TE Owner hereby confirms and agrees that the Secured Liabilities (as defined in the Deed of Assignment) shall include the 2013 Note Obligations, the Second Term Loan Obligations and the A&R Credit Agreement Obligations.

2

(c) Any Guarantor that owns a Vessel or that is an Internal Charterer hereby confirms and agrees that the Refund Guarantee Assignment shall secure the Secured Obligations (as defined in the Ship Mortgage covering each Vessel, and expanded upon in Section 1.1(a) of this Agreement) including the 2013 Note Obligations, the Second Term Loan Obligations and the A&R Credit Agreement Obligations.

Section 1.2 Collateral Grant.

(a) For the avoidance of doubt, each Guarantor that is the owner of a Vessel or that is an Internal Charterer, hereby pledges, assigns and transfers to the Pari Passu Collateral Agent, and hereby grants to the Pari Passu Collateral Agent (as defined herein), for the ratable benefit of the Secured Parties (as defined in the Security Agreement), including, without limitation, the holders of the 2013 Notes, the 2013 Indenture Trustee, the 2013 Indenture Collateral Agent, the Second Term Loan Agent, the Second Term Loan Collateral Agent, the Second Term Loan Lenders, the A&R Credit Agreement Agent and the A&R Credit Agreement Lenders, a security interest in all of the (i) Insurances (as defined in the Assignments of Insurances) and other amounts described in the Assignments of Insurances, and (ii) freights, hires and other moneys earned by the Vessels and other amounts more fully described in the Assignments of Earnings, in each case now owned or at any time hereafter acquired by such Guarantor or in which such Guarantor now has or at any time in the future may acquire any right, title or interest, and any proceeds thereof.

(b) The TE Owner, hereby pledges, assigns and transfers to the Pari Passu Collateral Agent, and hereby grants to the Pari Passu Collateral Agent, for the ratable benefit of the Secured Parties (as defined in the Security Agreement), including, without limitation, the holders of the 2013 Notes, the 2013 Indenture Trustee, the 2013 Indenture Collateral Agent, the Second Term Loan Agent, the Second Term Loan Collateral Agent, the Second Term Loan Lenders, the A&R Credit Agreement Agent and the A&R Credit Agreement Lenders, a security interest in all of (i) the Assigned Rights (as defined in the Deed of Assignment), and (ii) the proceeds of all drawings payable to the TE Owner under the Refund Guarantee, in each case now owned or at any time hereafter acquired by the TE Owner or in which the TE Owner now has or at any time in the future may acquire any right, title or interest, and any proceeds thereof.

(c) This Agreement secures, and the interests assigned by Guarantors that are internal charterers of Vessels, and the TE Owner, respectively, as applicable, in their respective Assignments of Insurances or Assignments of Earnings or Tungsten Explorer Assignments, as applicable, are collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepay, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code (as defined in the Security Agreement)), of (i) all Secured Obligations (as defined in the Ship Mortgage covering each Vessel, and expanded upon in Section 1.1(a) of this Agreement) or (ii) all Secured Liabilities (as defined in the Deed of Assignment covering the Tungsten Explorer) including, without limitation, the 2013 Note Obligations, the Second Term Loan Obligations and the A&R Credit Agreement Obligations.

ARTICLE II

MISCELLANEOUS

Section 2.1 Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT.

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Section 2.2 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one agreement, and shall constitute a binding agreement when executed by each of the parties hereto. Delivery of an executed signature page to this Agreement by facsimile or PDF via electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. Signatures of the parties hereto transmitted by facsimile or PDF via electronic transmission shall be deemed to be their original signatures for all purposes.

Section 2.3 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 2.4 Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

Section 2.5 Submission to Jurisdiction; Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. NONE OF THE PARTIES HERETO SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF OR OTHERWISE RELATED TO THIS AGREEMENT AND EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO ANY SUCH JURY TRIAL, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE, TO THE EXTENT ANY SUCH PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

Section 2.6 Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and understandings related to the subject matter hereof.

[Signatures On Next Page]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Pari Passu Collateral Agent

By:
Name:
Title:

OFFSHORE GROUP INVESTMENT LIMITED, a Cayman Islands exempted company

By:
Name: Douglas G. Smith
Title: CFO and Treasurer

[GUARANTOR], a
[ ]

By:
Name:
Title:

FORM OF

ASSIGNMENT OF INSURANCE BY INTERNAL CHARTERERS

(this “Assignment”)

[                    ]

Each of the entities listed on Schedule I hereto and each entity who in the future becomes an Internal Charterer (as defined in the Mortgage defined below)(such existing Schedule I entities or future entities, each individually is called herein an “Assignor” and collectively, the “Assignors”), in consideration of One Dollar ($1.00) lawful money of the United States of America and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has sold, assigned, transferred and set over, and by this instrument does sell, assign, transfer and set over unto Wells Fargo Bank, National Association, as (i) Noteholder Collateral Agent pursuant to the terms of the Existing Indenture (defined below) (in such capacity, the “Existing Noteholder Collateral Agent”), as (ii) Noteholder Collateral Agent pursuant to the terms of the 2012 Indenture (defined below) (in such capacity, the “New Noteholder Collateral Agent”), as (iii) Collateral Agent under the Term Loan Agreement (defined below) (in such capacity, the “Lender Collateral Agent”), and (iv) as Collateral Agent pursuant to the terms of the Credit Agreement (in such capacity, the “Collateral Agent”, together with the Existing Noteholder Collateral Agent, the New Noteholder Collateral Agent, and the Lender Collateral Agent, the “Pari Passu Collateral Agent”, as assignee (together with its successors and permitted assigns, in such capacity, the “Assignee), to its own proper use and benefit, and, as security for all of the Secured Obligations of such Assignor under, and in accordance with the terms of the Mortgage (as defined below), and to secure the performance and observance of all agreements, covenants and provisions contained in this Assignment, the Existing Indenture, the 2012 Indenture, the Term Loan Agreement, the Credit Agreement and the other Pari Passu Documents, all right, title and interest of such Assignors under, in and to (i) all insurances in respect of any of the Vessels listed on Schedule I hereto (individually a “Vessel” and collectively, the “Vessels”), whether heretofore, now or hereafter effected, and all renewals of or replacements for the same (the “Insurances”), (ii) all claims, returns of premium and other moneys and claims for moneys due and to become due under or in respect of the Insurances, (iii) all other rights of each such Assignor under or in respect of the Insurances, and (iv) any proceeds of any of the foregoing and all interest and earnings from the investment of any of the foregoing and the proceeds thereof.

The rights and obligations of the Assignors and the Assignee hereunder are governed by the terms of the Intercreditor Agreement (defined below).

Section 1. Certain Definitions. Capitalized terms used herein and not otherwise defined shall be used herein as defined in, or by reference in, the Mortgage (defined below). The following terms shall have the following meanings:

“Credit Agreement” means that certain Credit Agreement dated as of June 21, 2012, among the Issuer, as borrower, the Parent, the guarantors from time to time party thereto

(including the Assignor), the lenders from time to time party thereto, and Royal Bank of Canada, as collateral agent, and any and all successors thereto in such capacity, as the same has been and may hereafter be further amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time.

“Existing Indenture” means that certain Indenture dated as of July 30, 2010, among the Issuer, the guarantors from time to time party thereto, and Wells Fargo Bank, National Association, as trustee and noteholder collateral agent, and any and all successors thereto in either such capacity, as the same has been and may be further amended, restated, supplemented.

“Intercreditor Agreement” means that certain Intercreditor Agreement dated October 25, 2012, among Wells Fargo Bank, National Association, as collateral agent under the Existing Indenture, the 2012 Indenture, and the Term Loan Agreement, Royal Bank of Canada, as collateral agent under the Credit Agreement, Citibank, N.A., as administrative agent under the Term Loan Agreement, and acknowledged by the Issuer, Parent, and each of the other guarantors party thereto, as the same has been and may be further amended, restated, supplemented or otherwise modified from time to time.

“Mortgage” means that certain First Naval Mortgage, dated October 25, 2012 by the Assignor, as Shipowner in favor of the Assignee, as Pari Passu Collateral Agent, as Mortgagee.

“Term Loan Agreement” means that certain Term Loan Agreement dated as of October 25, 2012, among the Issuer, as co-borrower, the US Borrower (as defined therein), the guarantors from time to time party thereto, the lenders from time to time party thereto, Citibank, N.A., as administrative agent, and Wells Fargo Bank, National Association, as collateral agent, as the same has been and may hereafter be further amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time.

“2012 Indenture” means that certain Indenture dated as of October 25, 2012, among the Issuer, the guarantors from time to time party thereto, and Wells Fargo Bank, National Association, as trustee and noteholder collateral agent, and any and all successors thereto in either such capacity, as the same has been and may be further amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time.

Section 1. Joint and Several Obligation. The obligations of each Assignor hereunder are joint and several and may be enforced separately whether or not enforcement action is or may be taken against any other Assignor.

Section 2. Representations, Warranties and Covenants. Each of the Assignors, jointly and severally, hereby warrants and represents that each of the Insurances is in full force and effect and is enforceable in accordance with its terms, and that such Assignor is not in default thereunder. Each such Assignor hereby further warrants and represents that neither it nor any other Guarantor or other Subsidiary of the Parent has assigned, pledged or in any way created or suffered to be created any security interest in the whole or any part of the right, title and interest hereby assigned, except for this assignment to the Assignee. Each such Assignor hereby covenants that, without the prior written consent thereto of the Assignee, so long as this Assignment shall remain in effect, it will not, and it will not permit any other Guarantor or

Subsidiary of the Parent to, assign or pledge the whole or any part of the right, title and interest hereby assigned to anyone other than the Assignee or its successors or assigns, and it will not take or omit to take, or permit any other Guarantor or Subsidiary of the Parent to take or omit to take, any action, the taking or omission of which might result in an alteration or impairment of the Insurances in any material respect, or of this Assignment or of any of the rights created by the Insurances or this Assignment.

Each Assignor represents and warrants that all Internal Charterers of the Vessels as of the date hereof are listed on Schedule I hereto.

Each of the Assignors, jointly and severally, hereby further covenants and agrees that (i) notice of this Assignment shall be duly given to all underwriters and that where the consent of any underwriter is required pursuant to any of the Insurances assigned hereby it shall be obtained and evidence thereof shall be given to the Assignee, or, in the alternative, that in the case of protection and indemnity coverage each such Assignor shall obtain a letter of undertaking by the underwriters or clubs, and (ii) there shall be duly endorsed upon all slips, cover notes, policies, certificates of entry or other instruments issued or to be issued in connection with the Insurances assigned hereby the insurance loss payable clause in the form attached hereto. In all cases (except in the case of protection and indemnity coverage), unless otherwise agreed in writing by the Assignee, such slips, cover notes, notices, certificates of entry or other instruments shall show the Assignee as named assured and shall provide that there will be no recourse against the Assignee for payment of premiums, calls or assessments.

Each such Assignor agrees that at any time and from time to time each Assignor will promptly and duly execute and deliver any and all such further instruments and documents as the Assignee may reasonably request in order to obtain the full benefits of this Assignment and of the rights and powers herein granted.

Any payments made pursuant to the terms hereof shall be made to such account as may, from time to time, be designated by the Assignee.

Upon entering into an Internal Charter respecting any Vessel, each such Assignor will cause any Internal Charterer to execute and deliver to the Assignee an Assignment of Insurance substantially in the form hereof together with notice thereof, or to accede to and join this Assignment by executing an Accession Agreement in the form of Exhibit A hereto, to deliver such notice to underwriters and insurers and to take all actions necessary to perfect and maintain the perfection of the security interest of the Assignee in the insurances assigned thereunder. The obligations of any Internal Charterer to execute and deliver an Assignment of Insurance only under the preceding sentence shall be deemed satisfied by the execution and delivery of the Pari Passu Documents. However, the Assignor will deliver, or cause to be delivered, notice of such Assignment of Insurance by an Internal Charterer to the underwriters.

Section 3. Freedom of Assignee from Obligations. It is hereby expressly agreed that anything herein contained to the contrary notwithstanding, each such Assignor shall remain liable under the Insurances to perform all of the obligations assumed by it thereunder and the Assignee shall have no obligation or liability (including, without limitation, any obligation or liability with respect to the payment of premiums, calls or assessments) under the Insurances by reason of or arising out of this Assignment, nor shall the Assignee be required or obligated in any manner to perform or fulfill any obligations of such Assignor under or pursuant to the Insurances or to make any payment or to make any inquiry as to the nature or sufficiency of any payment received by the Assignee or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder at any time or times.

Section 4. Power of Attorney; Financing Statements. The Assignee, its successors and permitted assigns, are hereby constituted lawful attorneys, irrevocably, with full power (in the name of such Assignor or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of the Insurances, to endorse any check or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Assignee may deem to be necessary or advisable in the premises. Any action or proceeding brought by the Assignee pursuant to any of the provisions hereof or of the Insurances or otherwise, and any claim made by the Assignee hereunder or under the Insurances, may be compromised, withdrawn or otherwise dealt with by the Assignee without any notice to, or approval, of such Assignor. Each such Assignor hereby irrevocably authorizes the Assignee, at such Assignor’s expense, to file, at any time and from time to time, such financing and continuation statements or perfection papers of similar purpose or effect relating to this Assignment, without such Assignor’s signature, as the Assignee at its option may deem appropriate and appoints the Assignee as the Assignor’s attorney-in-fact to execute any such statements in the Assignor’s name and to perform all other acts which the Assignee may deem appropriate to perfect and continue the security interests conferred hereby. Notwithstanding the foregoing authorization and appointment, each such Assignor shall at their own expense file all financing and continuation statements or perfection papers of similar purpose or effect and give such notices relating to this Assignment, and perform all other acts, necessary or appropriate to perfect and continue the security interest conferred hereby.

Section 5. Irrevocable Assignment. The powers and authority granted to the Assignee herein have been given for a valuable consideration and are hereby declared to be irrevocable and may not be amended or waived except by an instrument in writing signed by the party against whom enforcement is sought.

Section 6. Conditions of Assignment. Unless and until an Event of Default shall have occurred and be continuing under a Mortgage covering such Vessel given by such Assignor to the Assignee, as collateral agent and mortgagee, such Assignor shall be entitled to exercise all its rights under the Insurances (subject to the provisions of this Assignment) in all respects as if this Assignment had not been made.

Section 7. Governing Law.

(a) This Assignment shall be construed in accordance with and governed by the laws of the State of New York, United States of America, without regard to its conflict of laws rules (other than Section 5-1401 of the New York General Obligations Law). Each Assignor hereby irrevocably submits itself to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York County and any appellate court from any thereof, for the purposes of (and solely for the purposes of) any suit, action or other proceeding arising out of, or relating to, this Assignment or any of the transactions contemplated hereby, hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard in such New York State or Federal court and hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason whatsoever, that such suit, action or proceeding is brought in an inconvenient forum, or that the venue of such suit, action or proceeding is improper, or that this Assignment or the subject matter hereof may not be enforced in or by such courts. Each Assignor irrevocably consents to the service of any and all process in any suit, action or proceeding arising out of or relating to this Assignment or any other Pari Passu Document to which such Assignor is a party by the mailing of copies of such process to such Assignor at its address specified in Section 9 hereof. Each Assignor agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this paragraph shall affect the right of the Assignee to serve legal process in any other manner permitted by law or affect the right of the Assignee to bring any action or proceeding against any Assignor or its property in the courts of any other jurisdiction.

(b) BY ITS SIGNATURE BELOW WRITTEN EACH ASSIGNOR HEREBY IRREVOCABLY WAIVES UNDER APPLICABLE LAW ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS ASSIGNMENT, OR ANY OTHER PARI PASSU DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 8. Notices. All notices or other communications required or permitted to be made or given hereunder shall be made in writing, in English, and personally delivered to an officer or other responsible employee of the addressee, or sent, by registered air mail, return receipt requested, postage prepaid, facsimile transmission, or other direct written electronic means to the applicable address set forth under such party’s name below, or to such other address as any party hereto may from time to time designate to the others in such manner:

If to the Assignee:

Wells Fargo Bank, N.A.

Corporate, Municipal & Escrow Services

750 N. St. Paul Place, Suite 1750

MAC T9263-170

Dallas, TX 75201

Telephone: (214) 756-7430

Telecopier  (214) 756-7401

Electronic Mail: patrick.giordano@wellsfargo.com

with copy to:

Haynes and Boone, LLP

201 Main St., Suite 2200

Fort Worth, TX 76102

Attention: William D. Greenhill

Telephone: (817) 347-6602

Telecopier: (817) 348-2321

Electronic Mail: william.greenhill@haynesboone.com

If to the Assignor:

Vantage Drilling Company

777 Post Oak Blvd., Suite 800

Houston, Texas 77056

Attention: Douglas Smith, Chief Financial Officer

Telephone: (281) 404-4700

Telecopier: (281) 404-4749

Electronic mail: dsmith@vantagedrilling.com

with a copy to:

Fulbright & Jaworski L.L.P.

Fulbright Tower

1301 McKinney, Suite 5100

Houston, Texas 77010

Attention: Joshua P. Agrons, Esq.

Telephone:  1 713 651 5151

Telecopier:  1 713 651 5246

Electronic Mail: jagrons@fulbright.com

Any communication personally delivered shall be deemed to have been validly and effectively given or delivered on the date of such delivery. Any communication transmitted by facsimile, or other direct written electronic means, or by registered air mail, shall be deemed to have been validly and effectively given or delivered on the day when received.

Section 9. Headings. The division of this Assignment into sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation or construction of this Assignment.

Section 10. Termination. This Assignment shall create a continuing security interest and shall (a) remain in full force and effect until the payment in full in cash of the Secured Obligations of each Assignor under, and in accordance with the terms of, the Pari Passu Documents, at which time this Assignment shall automatically terminate without any further action by any party; (b) be binding upon each Assignor and its successors, transferees and assigns; and (c) inure, together with the rights and remedies of the Assignee hereunder, to the benefit of and be binding upon, the Assignee and its respective successors, transferees, and assigns. Without limiting the generality of the foregoing clause, when the Assignee assigns or otherwise transfers any interest held by it under the Pari Passu Documents to any other Person pursuant to the terms of the Pari Passu Documents, that other Person shall thereupon become vested with all the benefits held by such Assignee under this Assignment.

Section 11. Incorporation of Protections in Other Pari Passu Documents. This Assignment shall constitute one of the Pari Passu Documents. Any rights or protections, including, without limitation, all indemnities and rights to reimbursement that may be granted to the Assignee in its capacity as the Noteholder Collateral Agent under any of the Pari Passu Documents shall be deemed incorporated herein. Any proceeds received by the Assignee upon the exercise of rights hereunder shall be applied by the Assignee in accordance with the terms of the Intercreditor Agreement.

Section 12. NOTWITHSTANDING ANY OTHER PROVISION CONTAINED HEREIN TO THE CONTRARY, IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF (A) THIS ASSIGNMENT AND (B) ANY OF THE EXISTING INDENTURE, THE 2012 INDENTURE, THE TERM LOAN AGREEMENT, OR THE CREDIT AGREEMENT, THE PROVISIONS OF THE EXISTING INDENTURE, THE 2012 INDENTURE, THE TERM LOAN AGREEMENT, OR THE CREDIT AGREEMENT, AS APPLICABLE, SHALL CONTROL WITH RESPECT THERETO (BUT SHALL NOT CONTROL AS SUCH PROVISION MAY APPLY TO ANY OTHER SUCH INDENTURE OR AGREEMENT), UNLESS THE PROVISIONS OF SUCH INCONSISTENT INDENTURE OR AGREEMENT ARE INCONSISTENT WITH THE INTERCREDITOR AGREEMENT, IN WHICH CASE, THE INTERCREDITOR AGREEMENT SHALL CONTROL.

Section 13. Counterparts. This Assignment and the Acceptance hereof may be executed in one or more counterparts and all such counterparts shall constitute one and the same instrument.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Assignors have caused this Assignment to be duly executed, by the Assignors by way of deed, on the date first written above.

EXECUTED AS A DEED by:

OFFSHORE GROUP INVESTMENT LIMITED

By:
Name:
Title:

In the presence of:

Witness:
Name:
Occupation:

VANTAGE DRILLER I CO.

By:
Name:
Title:

In the presence of:

Witness:
Name:
Occupation:

VANTAGE DRILLER IV CO.

By:
Name:
Title:

In the presence of:

Witness:
Name:
Occupation:

ASSIGNMENT OF INSURANCE BY INTERNAL CHARTERERS

VANTAGE DRILLING NETHERLANDS BV

By:
Name:
Title:

In the presence of:

Witness:
Name:
Occupation:

VANTAGE DRILLING (MALAYSIA) I SDN.

By:
Name:
Title:

In the presence of:

Witness:
Name:
Occupation:

VANTAGE DRILLING LABUAN I LTD. SDN.

By:
Name:
Title:

In the presence of:

Witness:
Name:
Occupation:

ASSIGNMENT OF INSURANCE BY INTERNAL CHARTERERS

VANTAGE DEEPWATER DRILLING, INC.

By:
Name:
Title:

In the presence of:

Witness:
Name:
Occupation:

The terms and conditions of this Assignment are hereby

ACCEPTED BY:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Pari Passu Collateral Agent, as Assignee

By:
Name:
Title:

ASSIGNMENT OF INSURANCE BY INTERNAL CHARTERERS

SCHEDULE I

Internal Charterer

Offshore Group Investment Limited

Vantage Driller I Co.

Vantage Driller IV Co.

Vantage Drilling Netherlands BV

Vantage Drilling (Malaysia) I SDN

Vantage Drilling Labuan I Ltd

Vantage Deepwater Drilling, Inc.

Vessels:

Aquamarine Driller

Emerald Driller

Sapphire Driller

Topaz Driller

Platinum Explorer

Titanium Explorer

Schedule I

ASSIGNMENT OF INSURANCES BY INTERNAL CHARTERERS

NOTICE OF ASSIGNMENT

To Whom It May Concern:

Offshore Group Investment Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Assignor”), HEREBY GIVES NOTICE that by an Assignment, dated October 25, 2012, and made by the Assignor to Wells Fargo Bank, National Association (the “Assignee”), as Pari Passu Collateral Agent (as defined under the Intercreditor Agreement defined below), the Assignor assigned to the Assignee all of the Assignor’s right, title and interest in and to all insurances and the benefit of all insurances heretofore, now or hereafter taken out in respect its interest, if any, in the Panamanian flag vessels AQUAMARINE DRILLER, SAPPHIRE DRILLER, EMERALD DRILLER and TOPAZ DRILLER and the Bahamian flag vessels TITANIUM EXPLORER and PLATINUM EXPLORER and all proceeds thereof. This Notice and the attached Loss Payable Clauses are to be endorsed on all policies and certificates of entry evidencing such insurances.

“Intercreditor Agreement means that certain Amended and Restated Intercreditor Agreement, dated October 25, 2012, among Wells Fargo Bank, National Association, as collateral agent under the Existing Indenture, the 2012 Indenture, and the Term Loan Agreement, Royal Bank of Canada, as collateral agent under the Credit Agreement, Citibank, N.A., as administrative agent under the Term Loan Agreement, and acknowledged by the Offshore Group Investment Limited, Vantage Drilling Company, and each of the other guarantors party thereto, as the same has been and may be further amended, restated, supplemented or otherwise modified from time to time.

[Signature Page Follows]

Notice of Assignment

ASSIGNMENT OF INSURANCE BY INTERNAL CHARTERERS

[Offshore Group Investment Limited]

Offshore Group Investment Limited

By:
Name:
Title:

Notice of Assignment

ASSIGNMENT OF INSURANCE BY INTERNAL CHARTERERS

[Offshore Group Investment Limited]

LOSS PAYABLE CLAUSE

Loss, if any, payable to Wells Fargo Bank, National Association, as Pari Passu Collateral Agent and mortgagee (the “Mortgagee”), respecting any of the vessels AQUAMARINE DRILLER, TOPAZ DRILLER, EMERALD DRILLER, SAPPHIRE DRILLER, PLATINUM EXPLORER and TITANIUM EXPLORER (the “Vessels”), under each respective Ship Mortgage (as defined below) for distribution by the Mortgagee first to itself and then to the owner of such Vessel (the “Owner”) or others as their interests may appear, or order, except that, unless the underwriters have been otherwise instructed by notice in writing from the Mortgagee, in the case of any loss involving any damage to a Vessel or liability of a Vessel, the underwriters may pay directly for the repair, salvage, liability or other charges involved or, if the Owner shall have first fully repaired the damage and paid the cost thereof, or discharged the liability or paid all of the salvage or other charges, then the underwriters may pay the Owner as reimbursement therefor, provided, however, that if such damage involves a loss in excess of U.S. $15,000,000 or its equivalent, the underwriters shall not make such payment without first obtaining the written consent thereto of the Mortgagee.

In the event of an actual or constructive total loss or a compromised or arranged total loss or requisition of title, in each case respecting a Vessel, or if the Mortgagee shall have given notice to underwriters that an Event of Default has occurred and is continuing under the relevant Ship Mortgage on such Vessel, all insurance payments shall be paid to the Mortgagee, for distribution by it to itself and then to the relevant Owner or others as their interests may appear in accordance with the terms of the Ship Mortgage.

“Intercreditor Agreement means that certain Amended and Restated Intercreditor Agreement, dated October 25, 2012, among Wells Fargo Bank, National Association, as collateral agent under the Existing Indenture, the 2012 Indenture, and the Term Loan Agreement, Royal Bank of Canada, as collateral agent under the Credit Agreement, Citibank, N.A., as administrative agent under the Term Loan Agreement, and acknowledged by the Offshore Group Investment Limited, Vantage Drilling Company, and each of the other guarantors party thereto, as the same has been and may be further amended, restated, supplemented or otherwise modified from time to time.

“Ship Mortgage” shall have the meaning set forth for such term in the Intercreditor Agreement.

Loss Payable Clauses

ASSIGNMENT OF INSURANCE BY INTERNAL CHARTERERS

Offshore Group Investment Limited

NOTICE OF ASSIGNMENT

To Whom It May Concern:

Vantage Driller I Co., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Assignor”), HEREBY GIVES NOTICE that by an Assignment, dated October 25, 2012, and made by the Assignor to Wells Fargo Bank, National Association (the “Assignee”), as Pari Passu Collateral Agent (as defined under the Intercreditor Agreement defined below), the Assignor assigned to the Assignee all of the Assignor’s right, title and interest in and to all insurances and the benefit of all insurances heretofore, now or hereafter taken out in respect of the Panamanian flag vessel EMERALD DRILLER and all proceeds thereof. This Notice and the attached Loss Payable Clauses are to be endorsed on all policies and certificates of entry evidencing such insurances.

“Intercreditor Agreement means that certain Amended and Restated Intercreditor Agreement, dated October 25, 2012, among Wells Fargo Bank, National Association, as collateral agent under the Existing Indenture, the 2012 Indenture, and the Term Loan Agreement, Royal Bank of Canada, as collateral agent under the Credit Agreement, Citibank, N.A., as administrative agent under the Term Loan Agreement, and acknowledged by the Offshore Group Investment Limited, Vantage Drilling Company, and each of the other guarantors party thereto, as the same has been and may be further amended, restated, supplemented or otherwise modified from time to time.

[Signature Page Follows]

Notice of Assignment

ASSIGNMENT OF INSURANCE BY INTERNAL CHARTERERS

Vantage Driller I Co.

Vantage Driller I Co.

By:
Name:
Title:

Notice of Assignment

ASSIGNMENT OF INSURANCE BY INTERNAL CHARTERERS

Vantage Driller I Co.

LOSS PAYABLE CLAUSE

Loss, if any, payable to Wells Fargo Bank, National Association, as Pari Passu Collateral Agent and mortgagee (the “Mortgagee”), respecting any of the vessels AQUAMARINE DRILLER, TOPAZ DRILLER, EMERALD DRILLER, SAPPHIRE DRILLER, PLATINUM EXPLORER and TITANIUM EXPLORER (the “Vessels”), under each respective Ship Mortgage (as defined below) for distribution by the Mortgagee first to itself and then to the owner of such Vessel (the “Owner”) or others as their interests may appear, or order, except that, unless the underwriters have been otherwise instructed by notice in writing from the Mortgagee, in the case of any loss involving any damage to a Vessel or liability of a Vessel, the underwriters may pay directly for the repair, salvage, liability or other charges involved or, if the Owner shall have first fully repaired the damage and paid the cost thereof, or discharged the liability or paid all of the salvage or other charges, then the underwriters may pay the Owner as reimbursement therefor, provided, however, that if such damage involves a loss in excess of U.S. $15,000,000 or its equivalent, the underwriters shall not make such payment without first obtaining the written consent thereto of the Mortgagee.

In the event of an actual or constructive total loss or a compromised or arranged total loss or requisition of title, in each case respecting a Vessel, or if the Mortgagee shall have given notice to underwriters that an Event of Default has occurred and is continuing under the relevant Ship Mortgage on such Vessel, all insurance payments shall be paid to the Mortgagee, for distribution by it to itself and then to the relevant Owner or others as their interests may appear in accordance with the terms of the Ship Mortgage.

“Intercreditor Agreement means that certain Amended and Restated Intercreditor Agreement, dated October 25, 2012, among Wells Fargo Bank, National Association, as collateral agent under the Existing Indenture, the 2012 Indenture, and the Term Loan Agreement, Royal Bank of Canada, as collateral agent under the Credit Agreement, Citibank, N.A., as administrative agent under the Term Loan Agreement, and acknowledged by the Offshore Group Investment Limited, Vantage Drilling Company, and each of the other guarantors party thereto, as the same has been and may be further amended, restated, supplemented or otherwise modified from time to time.

“Ship Mortgage” shall have the meaning set forth for such term in the Intercreditor Agreement.

Notice of Assignment

ASSIGNMENT OF INSURANCE BY INTERNAL CHARTERERS

Vantage Driller I Co.

NOTICE OF ASSIGNMENT

To Whom It May Concern:

Vantage Driller IV Co., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Assignor”), HEREBY GIVES NOTICE that by an Assignment, dated October 25, 2012, and made by the Assignor to Wells Fargo Bank, National Association (the “Assignee”), as Pari Passu Collateral Agent (as defined under the Intercreditor Agreement defined below), the Assignor assigned to the Assignee all of the Assignor’s right, title and interest in and to all insurances and the benefit of all insurances heretofore, now or hereafter taken out in respect of the Panamanian flag vessel TOPAZ DRILLER and all proceeds thereof. This Notice and the attached Loss Payable Clauses are to be endorsed on all policies and certificates of entry evidencing such insurances.

“Intercreditor Agreement means that certain Amended and Restated Intercreditor Agreement, dated October 25, 2012, among Wells Fargo Bank, National Association, as collateral agent under the Existing Indenture, the 2012 Indenture, and the Term Loan Agreement, Royal Bank of Canada, as collateral agent under the Credit Agreement, Citibank, N.A., as administrative agent under the Term Loan Agreement, and acknowledged by the Offshore Group Investment Limited, Vantage Drilling Company, and each of the other guarantors party thereto, as the same has been and may be further amended, restated, supplemented or otherwise modified from time to time.

[Signature Page Follows]

Notice of Assignment

ASSIGNMENT OF INSURANCE BY INTERNAL CHARTERERS

Vantage Driller IV Co.

Vantage Driller IV Co.

By:
Name:
Title:

Notice of Assignment

ASSIGNMENT OF INSURANCE BY INTERNAL CHARTERERS

Vantage Driller IV Co.

LOSS PAYABLE CLAUSE

Loss, if any, payable to Wells Fargo Bank, National Association, as Pari Passu Collateral Agent and mortgagee (the “Mortgagee”), respecting any of the vessels AQUAMARINE DRILLER, TOPAZ DRILLER, EMERALD DRILLER, SAPPHIRE DRILLER, PLATINUM EXPLORER and TITANIUM EXPLORER (the “Vessels”), under each respective Ship Mortgage (as defined below) for distribution by the Mortgagee first to itself and then to the owner of such Vessel (the “Owner”) or others as their interests may appear, or order, except that, unless the underwriters have been otherwise instructed by notice in writing from the Mortgagee, in the case of any loss involving any damage to a Vessel or liability of a Vessel, the underwriters may pay directly for the repair, salvage, liability or other charges involved or, if the Owner shall have first fully repaired the damage and paid the cost thereof, or discharged the liability or paid all of the salvage or other charges, then the underwriters may pay the Owner as reimbursement therefor, provided, however, that if such damage involves a loss in excess of U.S. $15,000,000 or its equivalent, the underwriters shall not make such payment without first obtaining the written consent thereto of the Mortgagee.

In the event of an actual or constructive total loss or a compromised or arranged total loss or requisition of title, in each case respecting a Vessel, or if the Mortgagee shall have given notice to underwriters that an Event of Default has occurred and is continuing under the relevant Ship Mortgage on such Vessel, all insurance payments shall be paid to the Mortgagee, for distribution by it to itself and then to the relevant Owner or others as their interests may appear in accordance with the terms of the Ship Mortgage.

“Intercreditor Agreement means that certain Amended and Restated Intercreditor Agreement, dated October 25, 2012, among Wells Fargo Bank, National Association, as collateral agent under the Existing Indenture, the 2012 Indenture, and the Term Loan Agreement, Royal Bank of Canada, as collateral agent under the Credit Agreement, Citibank, N.A., as administrative agent under the Term Loan Agreement, and acknowledged by the Offshore Group Investment Limited, Vantage Drilling Company, and each of the other guarantors party thereto, as the same has been and may be further amended, restated, supplemented or otherwise modified from time to time.

“Ship Mortgage” shall have the meaning set forth for such term in the Intercreditor Agreement.

Notice of Assignment

ASSIGNMENT OF INSURANCE BY INTERNAL CHARTERERS

Vantage Driller IV Co.

NOTICE OF ASSIGNMENT

To Whom It May Concern:

Vantage Drilling Netherlands BV, an exempted company incorporated with limited liability under the laws of the Netherlands (the “Assignor”), HEREBY GIVES NOTICE that by an Assignment, dated October 25, 2012, and made by the Assignor to Wells Fargo Bank, National Association (the “Assignee”), as Pari Passu Collateral Agent (as defined under the Intercreditor Agreement defined below), the Assignor assigned to the Assignee all of the Assignor’s right, title and interest in and to all insurances and the benefit of all insurances heretofore, now or hereafter taken out in respect of the Panamanian flag vessel EMERALD DRILLER and all proceeds thereof. This Notice and the attached Loss Payable Clauses are to be endorsed on all policies and certificates of entry evidencing such insurances.

“Intercreditor Agreement means that certain Amended and Restated Intercreditor Agreement, dated October 25, 2012, among Wells Fargo Bank, National Association, as collateral agent under the Existing Indenture, the 2012 Indenture, and the Term Loan Agreement, Royal Bank of Canada, as collateral agent under the Credit Agreement, Citibank, N.A., as administrative agent under the Term Loan Agreement, and acknowledged by the Offshore Group Investment Limited, Vantage Drilling Company, and each of the other guarantors party thereto, as the same has been and may be further amended, restated, supplemented or otherwise modified from time to time.

[Signature Page Follows]

Notice of Assignment

ASSIGNMENT OF INSURANCE BY INTERNAL CHARTERERS

Vantage Drilling Netherlands BV

Vantage Drilling Netherlands BV

By:
Name:
Title:

Notice of Assignment

ASSIGNMENT OF INSURANCE BY INTERNAL CHARTERERS

Vantage Drilling Netherlands BV

LOSS PAYABLE CLAUSE

Loss, if any, payable to Wells Fargo Bank, National Association, as Pari Passu Collateral Agent and mortgagee (the “Mortgagee”), respecting any of the vessels AQUAMARINE DRILLER, TOPAZ DRILLER, EMERALD DRILLER, SAPPHIRE DRILLER, PLATINUM EXPLORER and TITANIUM EXPLORER (the “Vessels”), under each respective Ship Mortgage (as defined below) for distribution by the Mortgagee first to itself and then to the owner of such Vessel (the “Owner”) or others as their interests may appear, or order, except that, unless the underwriters have been otherwise instructed by notice in writing from the Mortgagee, in the case of any loss involving any damage to a Vessel or liability of a Vessel, the underwriters may pay directly for the repair, salvage, liability or other charges involved or, if the Owner shall have first fully repaired the damage and paid the cost thereof, or discharged the liability or paid all of the salvage or other charges, then the underwriters may pay the Owner as reimbursement therefor, provided, however, that if such damage involves a loss in excess of U.S. $15,000,000 or its equivalent, the underwriters shall not make such payment without first obtaining the written consent thereto of the Mortgagee.

In the event of an actual or constructive total loss or a compromised or arranged total loss or requisition of title, in each case respecting a Vessel, or if the Mortgagee shall have given notice to underwriters that an Event of Default has occurred and is continuing under the relevant Ship Mortgage on such Vessel, all insurance payments shall be paid to the Mortgagee, for distribution by it to itself and then to the relevant Owner or others as their interests may appear in accordance with the terms of the Ship Mortgage.

“Intercreditor Agreement means that certain Amended and Restated Intercreditor Agreement, dated October 25, 2012, among Wells Fargo Bank, National Association, as collateral agent under the Existing Indenture, the 2012 Indenture, and the Term Loan Agreement, Royal Bank of Canada, as collateral agent under the Credit Agreement, Citibank, N.A., as administrative agent under the Term Loan Agreement, and acknowledged by the Offshore Group Investment Limited, Vantage Drilling Company, and each of the other guarantors party thereto, as the same has been and may be further amended, restated, supplemented or otherwise modified from time to time.

“Ship Mortgage” shall have the meaning set forth for such term in the Intercreditor Agreement.

Notice of Assignment

ASSIGNMENT OF INSURANCE BY INTERNAL CHARTERERS

Vantage Drilling Netherlands BV

NOTICE OF ASSIGNMENT

To Whom It May Concern:

Vantage Drilling (Malaysia) I SDN, a private company limited by shares duly incorporated with limited liability under the laws of Malaysia (the “Assignor”), HEREBY GIVES NOTICE that by an Assignment, dated October 25, 2012, and made by the Assignor to Wells Fargo Bank, National Association (the “Assignee”), as Pari Passu Collateral Agent (as defined under the Intercreditor Agreement defined below), the Assignor assigned to the Assignee all of the Assignor’s right, title and interest in and to all insurances and the benefit of all insurances heretofore, now or hereafter taken out in respect of the Panamanian flag vessels AQUAMARINE DRILLER and TOPAZ DRILLER and all proceeds thereof. This Notice and the attached Loss Payable Clauses are to be endorsed on all policies and certificates of entry evidencing such insurances.

“Intercreditor Agreement means that certain Amended and Restated Intercreditor Agreement, dated October 25, 2012, among Wells Fargo Bank, National Association, as collateral agent under the Existing Indenture, the 2012 Indenture, and the Term Loan Agreement, Royal Bank of Canada, as collateral agent under the Credit Agreement, Citibank, N.A., as administrative agent under the Term Loan Agreement, and acknowledged by the Offshore Group Investment Limited, Vantage Drilling Company, and each of the other guarantors party thereto, as the same has been and may be further amended, restated, supplemented or otherwise modified from time to time.

[Signature Page Follows]

Notice of Assignment

ASSIGNMENT OF INSURANCE BY INTERNAL CHARTERERS

Vantage Drilling (Malaysia) I SDN

Vantage Drilling (Malaysia) I SDN

By:
Name:
Title:

Notice of Assignment

ASSIGNMENT OF INSURANCE BY INTERNAL CHARTERERS

Vantage Drilling (Malaysia) I SDN

LOSS PAYABLE CLAUSE

Loss, if any, payable to Wells Fargo Bank, National Association, as Pari Passu Collateral Agent and mortgagee (the “Mortgagee”), respecting any of the vessels AQUAMARINE DRILLER, TOPAZ DRILLER, EMERALD DRILLER, SAPPHIRE DRILLER, PLATINUM EXPLORER and TITANIUM EXPLORER (the “Vessels”), under each respective Ship Mortgage (as defined below) for distribution by the Mortgagee first to itself and then to the owner of such Vessel (the “Owner”) or others as their interests may appear, or order, except that, unless the underwriters have been otherwise instructed by notice in writing from the Mortgagee, in the case of any loss involving any damage to a Vessel or liability of a Vessel, the underwriters may pay directly for the repair, salvage, liability or other charges involved or, if the Owner shall have first fully repaired the damage and paid the cost thereof, or discharged the liability or paid all of the salvage or other charges, then the underwriters may pay the Owner as reimbursement therefor, provided, however, that if such damage involves a loss in excess of U.S. $15,000,000 or its equivalent, the underwriters shall not make such payment without first obtaining the written consent thereto of the Mortgagee.

In the event of an actual or constructive total loss or a compromised or arranged total loss or requisition of title, in each case respecting a Vessel, or if the Mortgagee shall have given notice to underwriters that an Event of Default has occurred and is continuing under the relevant Ship Mortgage on such Vessel, all insurance payments shall be paid to the Mortgagee, for distribution by it to itself and then to the relevant Owner or others as their interests may appear in accordance with the terms of the Ship Mortgage.

“Intercreditor Agreement means that certain Amended and Restated Intercreditor Agreement, dated October 25, 2012, among Wells Fargo Bank, National Association, as collateral agent under the Existing Indenture, the 2012 Indenture, and the Term Loan Agreement, Royal Bank of Canada, as collateral agent under the Credit Agreement, Citibank, N.A., as administrative agent under the Term Loan Agreement, and acknowledged by the Offshore Group Investment Limited, Vantage Drilling Company, and each of the other guarantors party thereto, as the same has been and may be further amended, restated, supplemented or otherwise modified from time to time.

“Ship Mortgage” shall have the meaning set forth for such term in the Intercreditor Agreement.

Notice of Assignment

ASSIGNMENT OF INSURANCE BY INTERNAL CHARTERERS

Vantage Drilling (Malaysia) I SDN

NOTICE OF ASSIGNMENT

To Whom It May Concern:

Vantage Drilling Labuan I Ltd, a Labuan company limited by shares duly incorporated under the laws of Malaysia (the “Assignor”), HEREBY GIVES NOTICE that by an Assignment, dated October 25, 2012, and made by the Assignor to Wells Fargo Bank, National Association (the “Assignee”), as Pari Passu Collateral Agent (as defined under the Intercreditor Agreement defined below), the Assignor assigned to the Assignee all of the Assignor’s right, title and interest in and to all insurances and the benefit of all insurances heretofore, now or hereafter taken out in respect of the Panamanian flag vessels AQUAMARINE DRILLER and TOPAZ DRILLER and all proceeds thereof. This Notice and the attached Loss Payable Clauses are to be endorsed on all policies and certificates of entry evidencing such insurances.

“Intercreditor Agreement means that certain Amended and Restated Intercreditor Agreement, dated October 25, 2012, among Wells Fargo Bank, National Association, as collateral agent under the Existing Indenture, the 2012 Indenture, and the Term Loan Agreement, Royal Bank of Canada, as collateral agent under the Credit Agreement, Citibank, N.A., as administrative agent under the Term Loan Agreement, and acknowledged by the Offshore Group Investment Limited, Vantage Drilling Company, and each of the other guarantors party thereto, as the same has been and may be further amended, restated, supplemented or otherwise modified from time to time.

[Signature Page Follows]

Notice of Assignment

ASSIGNMENT OF INSURANCE BY INTERNAL CHARTERERS

Vantage Drilling Labuan I Ltd

Vantage Drilling Labuan I Ltd

By:
Name:
Title:

Notice of Assignment

ASSIGNMENT OF INSURANCE BY INTERNAL CHARTERERS

Vantage Drilling Labuan I Ltd

LOSS PAYABLE CLAUSE

Loss, if any, payable to Wells Fargo Bank, National Association, as Pari Passu Collateral Agent and mortgagee (the “Mortgagee”), respecting any of the vessels AQUAMARINE DRILLER, TOPAZ DRILLER, EMERALD DRILLER, SAPPHIRE DRILLER, PLATINUM EXPLORER and TITANIUM EXPLORER (the “Vessels”), under each respective Ship Mortgage (as defined below) for distribution by the Mortgagee first to itself and then to the owner of such Vessel (the “Owner”) or others as their interests may appear, or order, except that, unless the underwriters have been otherwise instructed by notice in writing from the Mortgagee, in the case of any loss involving any damage to a Vessel or liability of a Vessel, the underwriters may pay directly for the repair, salvage, liability or other charges involved or, if the Owner shall have first fully repaired the damage and paid the cost thereof, or discharged the liability or paid all of the salvage or other charges, then the underwriters may pay the Owner as reimbursement therefor, provided, however, that if such damage involves a loss in excess of U.S. $15,000,000 or its equivalent, the underwriters shall not make such payment without first obtaining the written consent thereto of the Mortgagee.

In the event of an actual or constructive total loss or a compromised or arranged total loss or requisition of title, in each case respecting a Vessel, or if the Mortgagee shall have given notice to underwriters that an Event of Default has occurred and is continuing under the relevant Ship Mortgage on such Vessel, all insurance payments shall be paid to the Mortgagee, for distribution by it to itself and then to the relevant Owner or others as their interests may appear in accordance with the terms of the Ship Mortgage.

“Intercreditor Agreement means that certain Amended and Restated Intercreditor Agreement, dated October 25, 2012, among Wells Fargo Bank, National Association, as collateral agent under the Existing Indenture, the 2012 Indenture, and the Term Loan Agreement, Royal Bank of Canada, as collateral agent under the Credit Agreement, Citibank, N.A., as administrative agent under the Term Loan Agreement, and acknowledged by the Offshore Group Investment Limited, Vantage Drilling Company, and each of the other guarantors party thereto, as the same has been and may be further amended, restated, supplemented or otherwise modified from time to time.

“Ship Mortgage” shall have the meaning set forth for such term in the Intercreditor Agreement.

Notice of Assignment

ASSIGNMENT OF INSURANCE BY INTERNAL CHARTERERS

Vantage Drilling Labuan I Ltd

NOTICE OF ASSIGNMENT

To Whom It May Concern:

Vantage Deepwater Drilling Inc., a Delaware corporation (the “Assignor”), HEREBY GIVES NOTICE that by an Assignment, dated October 25, 2012, and made by the Assignor to Wells Fargo Bank, National Association (the “Assignee”), as Pari Passu Collateral Agent (as defined under the Intercreditor Agreement defined below), the Assignor assigned to the Assignee all of the Assignor’s right, title and interest in and to all insurances and the benefit of all insurances heretofore, now or hereafter taken out in respect of the Bahamian flag vessel TITANIUM EXPLORER and all proceeds thereof. This Notice and the attached Loss Payable Clauses are to be endorsed on all policies and certificates of entry evidencing such insurances.

“Intercreditor Agreement means that certain Amended and Restated Intercreditor Agreement, dated October 25, 2012, among Wells Fargo Bank, National Association, as collateral agent under the Existing Indenture, the 2012 Indenture, and the Term Loan Agreement, Royal Bank of Canada, as collateral agent under the Credit Agreement, Citibank, N.A., as administrative agent under the Term Loan Agreement, and acknowledged by the Offshore Group Investment Limited, Vantage Drilling Company, and each of the other guarantors party thereto, as the same has been and may be further amended, restated, supplemented or otherwise modified from time to time.

[Signature Page Follows]

Notice of Assignment

ASSIGNMENT OF INSURANCE BY INTERNAL CHARTERERS

Vantage Deepwater Drilling Inc.

Vantage Deepwater Drilling, Inc.

By:
Name:
Title:

Notice of Assignment

ASSIGNMENT OF INSURANCE BY INTERNAL CHARTERERS

Vantage Deepwater Drilling Inc.

LOSS PAYABLE CLAUSE

Loss, if any, payable to Wells Fargo Bank, National Association, as Pari Passu Collateral Agent and mortgagee (the “Mortgagee”), respecting any of the vessels AQUAMARINE DRILLER, TOPAZ DRILLER, EMERALD DRILLER, SAPPHIRE DRILLER, PLATINUM EXPLORER and TITANIUM EXPLORER (the “Vessels”), under each respective Ship Mortgage (as defined below) for distribution by the Mortgagee first to itself and then to the owner of such Vessel (the “Owner”) or others as their interests may appear, or order, except that, unless the underwriters have been otherwise instructed by notice in writing from the Mortgagee, in the case of any loss involving any damage to a Vessel or liability of a Vessel, the underwriters may pay directly for the repair, salvage, liability or other charges involved or, if the Owner shall have first fully repaired the damage and paid the cost thereof, or discharged the liability or paid all of the salvage or other charges, then the underwriters may pay the Owner as reimbursement therefor, provided, however, that if such damage involves a loss in excess of U.S. $15,000,000 or its equivalent, the underwriters shall not make such payment without first obtaining the written consent thereto of the Mortgagee.

In the event of an actual or constructive total loss or a compromised or arranged total loss or requisition of title, in each case respecting a Vessel, or if the Mortgagee shall have given notice to underwriters that an Event of Default has occurred and is continuing under the relevant Ship Mortgage on such Vessel, all insurance payments shall be paid to the Mortgagee, for distribution by it to itself and then to the relevant Owner or others as their interests may appear in accordance with the terms of the Ship Mortgage.

“Intercreditor Agreement means that certain Amended and Restated Intercreditor Agreement, dated October 25, 2012, among Wells Fargo Bank, National Association, as collateral agent under the Existing Indenture, the 2012 Indenture, and the Term Loan Agreement, Royal Bank of Canada, as collateral agent under the Credit Agreement, Citibank, N.A., as administrative agent under the Term Loan Agreement, and acknowledged by the Offshore Group Investment Limited, Vantage Drilling Company, and each of the other guarantors party thereto, as the same has been and may be further amended, restated, supplemented or otherwise modified from time to time.

“Ship Mortgage” shall have the meaning set forth for such term in the Intercreditor Agreement.

Notice of Assignment

ASSIGNMENT OF INSURANCE BY INTERNAL CHARTERERS

Vantage Deepwater Drilling Inc.

EXHIBIT A

ACCESSION AGREEMENT FOR

ASSIGNMENT OF INSURANCES BY INTERNAL CHARTERERS

ACCESSION AGREEMENT FOR ASSIGNMENT OF INSURANCES BY INTERNAL CHARTERERS, dated effective as of [            ]    , 2012 (this “Accession Agreement”), by [relevant assignor] (the “New Assignor”), and Wells Fargo Bank, National Association, as Pari Passu Collateral Agent (together with its successors and permitted assigns, in such capacity, the “Assignee”).

WHEREAS:

A. The Assignors listed on Schedule A to this Accession Agreement and the Assignee are parties to the Assignment of Insurances by Internal Charterers dated October 25, 2012 (the “Original Assignment”).

B. The New Assignor wishes to accede to and subject itself to the Original Assignment, be bound by the terms of the Original Assignment and to include (i) the [Panamanian / Bahamian] flag vessel, “[vessel name]”, in the list of “Vessels” described on Schedule I to the Original Assignment, and (ii) [relevant assignor], as an additional assignor on Schedule I to the Original Assignment.

C. Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Original Assignment.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the New Assignor and the Assignee hereby agree as follows:

1. The New Assignor hereby becomes an Assignor of any and all obligations under the Original Assignment, as may be subsequently amended, modified or supplemented from time to time.

2. The New Assignor hereby acknowledges, agrees and confirms that, by its execution of this Accession Agreement, the New Assignor (i) will be deemed to be a party to the Original Assignment as an Assignor, (ii) agrees to be listed as an Internal Charterer on Schedule 1 to the Original Assignment, (iii) agrees to have the [vessel name] listed as a Vessel on Schedule 1 to the Original Assignment, (iv) grants, as an Assignor and with respect to the [vessel name], the security interest created by the Original Assignment and, from and after the date hereof, and (v) shall have all of the obligations, rights, remedies and benefits of an Assignor under the Original Assignment as if it had executed the Original Assignment. The New Assignor hereby ratifies, as of the date hereof, confirms and agrees to be bound by, all of the terms, provisions and conditions applicable to an Assignee contained in the Original Assignment.

ACCESSION AGREEMENT FOR ASSIGNMENT OF INSURANCES BY INTERNAL CHARTERERS (                    )

3. The New Assignor hereby agrees to comply with the terms and conditions of the Original Assignment.

4. The New Assignor shall deliver the Notice of Assignment and related Loss Payable Clause in the form attached hereto.

5. This Accession Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

6. This Accession Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Remainder of page intentionally left blank.]

ACCESSION AGREEMENT FOR ASSIGNMENT OF INSURANCES BY INTERNAL CHARTERERS (                    )

IN WITNESS WHEREOF, the New Assignor has caused this Accession Agreement to be duly executed, by it by way of deed, on the date first written above.

EXECUTED AS A DEED by:

[RELEVANT ASSIGNOR]

By:
Name:
Title:

In the presence of:

Witness:
Name:
Occupation:

The terms and conditions of this Accession Agreement are hereby

ACCEPTED BY:

Wells Fargo Bank, National Association, as Pari Passu Collateral Agent, as Assignee

By:
Name:
Title:

SIGNATURE PAGE TO ACCESSION AGREEMENT FOR ASSIGNMENT OF INSURANCES BY INTERNAL CHARTERERS (                    )

Schedule A –Assignors

Offshore Group Investment Limited

Vantage Driller I Co.

Vantage Driller IV Co.

Vantage Drilling Netherlands BV

Vantage Drilling Labuan I Ltd

Vantage Drilling (Malaysia) I SDN

Vantage Deepwater Drilling, Inc.

SCHEDULE A TO ACCESSION AGREEMENT FOR ASSIGNMENT OF INSURANCES BY INTERNAL CHARTERERS (            )

NOTICE OF ASSIGNMENT

To Whom It May Concern:

[            ]., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Assignor”), HEREBY GIVES NOTICE that by an Assignment, dated [            ], and made by the Assignor to Wells Fargo Bank, National Association (the “Assignee”), as Pari Passu Collateral Agent (as defined under the Intercreditor Agreement defined below), the Assignor assigned to the Assignee all of the Assignor’s right, title and interest in and to all insurances and the benefit of all insurances heretofore, now or hereafter taken out in respect of the [Panamanian/Bahamian flag vessel [                    ] and all proceeds thereof. This Notice and the attached Loss Payable Clauses are to be endorsed on all policies and certificates of entry evidencing such insurances.

“Intercreditor Agreement means that certain Amended and Restated Intercreditor Agreement, dated October 25, 2012, among Wells Fargo Bank, National Association, as collateral agent under the Existing Indenture, the 2012 Indenture, and the Term Loan Agreement, Royal Bank of Canada, as collateral agent under the Credit Agreement, Citibank, N.A., as administrative agent under the Term Loan Agreement, and acknowledged by the Offshore Group Investment Limited, Vantage Drilling Company, and each of the other guarantors party thereto, as the same has been and may be further amended, restated, supplemented or otherwise modified from time to time.

[Signature Page Follows]

Notice of Assignment

ASSIGNMENT OF INSURANCE BY INTERNAL CHARTERERS

Vantage Driller I Co.

[ ]

By:
Name:
Title:

Notice of Assignment

ASSIGNMENT OF INSURANCE BY INTERNAL CHARTERERS

Vantage Driller I Co.

LOSS PAYABLE CLAUSE

Loss, if any, payable to Wells Fargo Bank, National Association, as Pari Passu Collateral Agent and mortgagee (the “Mortgagee”), respecting any of the vessels [                    ], AQUAMARINE DRILLER, TOPAZ DRILLER, EMERALD DRILLER, SAPPHIRE DRILLER, PLATINUM EXPLORER and TITANIUM EXPLORER (the “Vessels”), under each respective Ship Mortgage (as defined below) for distribution by the Mortgagee first to itself and then to the owner of such Vessel (the “Owner”) or others as their interests may appear, or order, except that, unless the underwriters have been otherwise instructed by notice in writing from the Mortgagee, in the case of any loss involving any damage to a Vessel or liability of a Vessel, the underwriters may pay directly for the repair, salvage, liability or other charges involved or, if the Owner shall have first fully repaired the damage and paid the cost thereof, or discharged the liability or paid all of the salvage or other charges, then the underwriters may pay the Owner as reimbursement therefor, provided, however, that if such damage involves a loss in excess of U.S. $15,000,000 or its equivalent, the underwriters shall not make such payment without first obtaining the written consent thereto of the Mortgagee.

In the event of an actual or constructive total loss or a compromised or arranged total loss or requisition of title, in each case respecting a Vessel, or if the Mortgagee shall have given notice to underwriters that an Event of Default has occurred and is continuing under the relevant Ship Mortgage on such Vessel, all insurance payments shall be paid to the Mortgagee, for distribution by it to itself and then to the relevant Owner or others as their interests may appear in accordance with the terms of the Ship Mortgage.

“Intercreditor Agreement means that certain Amended and Restated Intercreditor Agreement, dated October 25, 2012, among Wells Fargo Bank, National Association, as collateral agent under the Existing Indenture, the 2012 Indenture, and the Term Loan Agreement, Royal Bank of Canada, as collateral agent under the Credit Agreement, Citibank, N.A., as administrative agent under the Term Loan Agreement, and acknowledged by the Offshore Group Investment Limited, Vantage Drilling Company, and each of the other guarantors party thereto, as the same has been and may be further amended, restated, supplemented or otherwise modified from time to time.

“Ship Mortgage” shall have the meaning set forth for such term in the Intercreditor Agreement.

#11757168_v2

ACCESSION AGREEMENT FOR ASSIGNMENT OF INSURANCES BY INTERNAL CHARTERERS

EXHIBIT J-1 TO

SECOND TERM LOAN AGREEMENT

FORM OF ASSIGNMENT OF EARNINGS – OWNER

J-1-1

EXHIBIT J-1

FORM OF INSURANCE AND EARNINGS SUPPLEMENT

THIS INSURANCE AND EARNINGS SUPPLEMENT, dated as of the [        ] day of [        ], 20[        ] (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by (i) OFFSHORE GROUP INVESTMENT LIMITED, a Cayman Islands exempted company (together with its successors and permitted assigns, the “Company”), (ii) each owner of a Vessel and each Internal Charterer listed on the signature pages hereof (together with their respective successors and permitted assigns and the Parent, the “Guarantors”), and (iii) WELLS FARGO BANK, NATIONAL ASSOCIATION, as Pari Passu Collateral Agent for the Pari Passu Secured Parties referred to in the Intercreditor Agreement (as defined below) (the “Pari Passu Collateral Agent”).

PRELIMINARY STATEMENTS

1. Capitalized terms used herein and not defined herein have the respective meanings given to them in the Amended and Restated Intercreditor Agreement, dated as of October 25, 2012, among the Pari Passu Collateral Agent, Wells Fargo Bank, National Association, as New Trustee, New Noteholder Collateral Agent, Credit Agreement Collateral Agent, Term Loan Collateral Agent, Existing Trustee and Existing Noteholder Collateral Agent (as each such term is defined therein), Citibank, N.A., as Term Loan Agent (as defined therein) and Royal Bank of Canada, as Credit Agreement Agent (as defined therein), and as acknowledged and agreed by the Company, the Parent and the other Guarantors (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”).

2. The Company [intends to][has] (i) enter[ed] into (a) that certain Indenture, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “2013 Indenture”), with the Guarantors (as defined therein, including the Parent), Wells Fargo Bank, National Association, as trustee (in such capacity, the “2013 Indenture Trustee”) and collateral agent (in such capacity, the “2013 Indenture Collateral Agent”), pursuant to which the Company [shall][has] issue[d] new 7.125% senior secured notes due 2023 (the “2013 Notes”), (b) that certain Second Term Loan Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Second Term Loan Agreement”), with the Guarantors (as defined therein, including the Parent), Citibank, N.A., as administrative agent (in such capacity, the “Second Term Loan Agent”), Wells Fargo Bank, National Association, as collateral agent (in such capacity, the “Second Term Loan Collateral Agent”), and the financial institutions and other entities party thereto as lenders (the “Second Term Loan Lenders”), pursuant to which the Second Term Loan Lenders [will contemporaneously herewith make][have made] term loans in an aggregate original principal amount of $350,000,000 to the Company (the “Second Term Loans”), and (c) that certain Amended and Restated Credit Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “A&R Credit Agreement”), with the Guarantors (as defined therein, including the Parent), Royal Bank of Canada, as administrative agent (in such capacity, the “A&R Credit Agreement Agent”), and the financial institutions and other entities party thereto as lenders (the “A&R Credit Agreement Lenders”), which A&R Credit Agreement [shall] (1) amend[s] and restate[s] the Credit Agreement, dated as of June 21, 2012, among the Company, the Guarantors and the Credit Agreement Agent (the “Existing Credit Agreement”) and (2) permit[s] the Company to obtain revolving loans and letters of credit in an aggregate principal amount not to exceed $200,000,000, and (ii) deliver[ed] a notice to the Pari Passu Collateral Agent designating the 2013 Note Obligations (as defined below) and the Second Term Loan Obligations (as defined below) as “Other Pari Passu Obligations” for purposes of the Intercreditor Agreement and the Collateral Agreements (the “Designation Notice”).

3. Each Guarantor that is the owner of a Vessel has entered into an assignment of earnings dated [            ] (each a “Shipowner Assignment of Earnings” and, collectively, the “Shipowner Assignments of Earnings”) and an assignment of insurances dated [            ] (each, a “Shipowner Assignment of Insurances” and, collectively, the “Shipowner Assignments of Insurances”). The Guarantors that are Internal Charterers have together either entered into or joined an assignment of earnings dated [            ] (the “Internal Charterer Assignment of Earnings” and, collectively with the Shipowner Assignments of Earnings, the “Assignments of Earnings”) and an assignment of insurances dated [            ] (the “Internal Charterer Assignment of Insurances” and, collectively with the Shipowner Assignments of Insurances, the “Assignments of Insurances”), with respect to the insurances and earnings, respectively, to which each Internal Charterer has rights in respect of the relevant Vessel.

4. In connection with the Tungsten Explorer, Tungsten Explorer Company (the “TE Owner”) has entered into that certain (i) deed of assignment, dated February 1, 2013 (the “Deed of Assignment”) with the Pari Passu Collateral Agent (as defined therein) relating to the Construction Contract (as defined therein) and (ii) notice of assignment to Korea Finance Corporation, dated February 1, 2013 ( the “Refund Guarantee Assignment”, together with the Deed of Assignment, the “Tungsten Explorer Assignments”) respecting the Irrevocable Stand-by Letter of Credit No. SLGQA770010006 in favor of TE Owner for account of Daewoo Shipbuilding and Marine Engineering Co., Ltd, dated May 27, 2011 (the “Refund Guarantee”) issued by Korea Finance Corporation.

5. In connection with the issuance of the 2013 Notes, the making of the Second Term Loans, the amendment and restatement of the Existing Credit Agreement and the designation contemplated by the Designation Notice, the parties hereto desire to enter into this Agreement.

ARTICLE I

CONFIRMATIONS AND GRANTS

Section 1.1 Security Interest.

(a) Each Guarantor that is the owner of a Vessel or that is an Internal Charterer hereby confirms and agrees that the Secured Obligations (as defined in the Ship Mortgage covering each Vessel) shall include the 2013 Note Obligations, the Second Term Loan Obligations and the A&R Credit Agreement Obligations as each such term is defined below. For purposes of this Agreement, the term “2013 Note Obligations” has the meaning given to such term in the Designation Notice, (ii) the term “Second Term Loan Obligations” has the meaning given to such term in the Designation Notice and (iii) the term “A&R Credit Agreement Obligations” means the “Obligations” (as defined in the A&R Credit Agreement), the Collateral Agreements and any other related document or instrument executed and delivered pursuant to such Obligations or Collateral Agreements.

(b) The TE Owner hereby confirms and agrees that the Secured Liabilities (as defined in the Deed of Assignment) shall include the 2013 Note Obligations, the Second Term Loan Obligations and the A&R Credit Agreement Obligations.

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(c) Any Guarantor that owns a Vessel or that is an Internal Charterer hereby confirms and agrees that the Refund Guarantee Assignment shall secure the Secured Obligations (as defined in the Ship Mortgage covering each Vessel, and expanded upon in Section 1.1(a) of this Agreement) including the 2013 Note Obligations, the Second Term Loan Obligations and the A&R Credit Agreement Obligations.

Section 1.2 Collateral Grant.

(a) For the avoidance of doubt, each Guarantor that is the owner of a Vessel or that is an Internal Charterer, hereby pledges, assigns and transfers to the Pari Passu Collateral Agent, and hereby grants to the Pari Passu Collateral Agent (as defined herein), for the ratable benefit of the Secured Parties (as defined in the Security Agreement), including, without limitation, the holders of the 2013 Notes, the 2013 Indenture Trustee, the 2013 Indenture Collateral Agent, the Second Term Loan Agent, the Second Term Loan Collateral Agent, the Second Term Loan Lenders, the A&R Credit Agreement Agent and the A&R Credit Agreement Lenders, a security interest in all of the (i) Insurances (as defined in the Assignments of Insurances) and other amounts described in the Assignments of Insurances, and (ii) freights, hires and other moneys earned by the Vessels and other amounts more fully described in the Assignments of Earnings, in each case now owned or at any time hereafter acquired by such Guarantor or in which such Guarantor now has or at any time in the future may acquire any right, title or interest, and any proceeds thereof.

(b) The TE Owner, hereby pledges, assigns and transfers to the Pari Passu Collateral Agent, and hereby grants to the Pari Passu Collateral Agent, for the ratable benefit of the Secured Parties (as defined in the Security Agreement), including, without limitation, the holders of the 2013 Notes, the 2013 Indenture Trustee, the 2013 Indenture Collateral Agent, the Second Term Loan Agent, the Second Term Loan Collateral Agent, the Second Term Loan Lenders, the A&R Credit Agreement Agent and the A&R Credit Agreement Lenders, a security interest in all of (i) the Assigned Rights (as defined in the Deed of Assignment), and (ii) the proceeds of all drawings payable to the TE Owner under the Refund Guarantee, in each case now owned or at any time hereafter acquired by the TE Owner or in which the TE Owner now has or at any time in the future may acquire any right, title or interest, and any proceeds thereof.

(c) This Agreement secures, and the interests assigned by Guarantors that are internal charterers of Vessels, and the TE Owner, respectively, as applicable, in their respective Assignments of Insurances or Assignments of Earnings or Tungsten Explorer Assignments, as applicable, are collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepay, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code (as defined in the Security Agreement)), of (i) all Secured Obligations (as defined in the Ship Mortgage covering each Vessel, and expanded upon in Section 1.1(a) of this Agreement) or (ii) all Secured Liabilities (as defined in the Deed of Assignment covering the Tungsten Explorer) including, without limitation, the 2013 Note Obligations, the Second Term Loan Obligations and the A&R Credit Agreement Obligations.

ARTICLE II

MISCELLANEOUS

Section 2.1 Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT.

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Section 2.2 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one agreement, and shall constitute a binding agreement when executed by each of the parties hereto. Delivery of an executed signature page to this Agreement by facsimile or PDF via electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. Signatures of the parties hereto transmitted by facsimile or PDF via electronic transmission shall be deemed to be their original signatures for all purposes.

Section 2.3 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 2.4 Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

Section 2.5 Submission to Jurisdiction; Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. NONE OF THE PARTIES HERETO SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF OR OTHERWISE RELATED TO THIS AGREEMENT AND EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO ANY SUCH JURY TRIAL, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE, TO THE EXTENT ANY SUCH PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

Section 2.6 Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and understandings related to the subject matter hereof.

[Signatures On Next Page]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Pari Passu Collateral Agent

By:
Name:
Title:

OFFSHORE GROUP INVESTMENT LIMITED, a Cayman Islands exempted company

By:
Name: Douglas G. Smith
Title: CFO and Treasurer

[GUARANTOR], a
[ ]

By:
Name:
Title:

FORM OF

ASSIGNMENT OF EARNINGS

(this “Assignment”)

[Name of Shipowner]

[                    ]

[Name of Shipowner] with an address at: [                    ](the “Assignor”), the owner of the vessel listed on Schedule I attached hereto (the “Vessel”), in consideration of One Dollar ($1.00) lawful money of the United States of America and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has sold, assigned, transferred and set over, and by this instrument does sell, assign, transfer and set over unto Wells Fargo Bank, National Association, as (i) Noteholder Collateral Agent pursuant to the terms of the Existing Indenture (defined below) (in such capacity, the “Existing Noteholder Collateral Agent”), as (ii) Noteholder Collateral Agent pursuant to the terms of the 2012 Indenture (defined below) (in such capacity, the “New Noteholder Collateral Agent”), as (iii) Collateral Agent under the Term Loan Agreement (defined below) (in such capacity, the “Lender Collateral Agent”), and (iv) as Collateral Agent pursuant to the terms of the Credit Agreement (in such capacity, the “Collateral Agent”, together with the Existing Noteholder Collateral Agent, the New Noteholder Collateral Agent, and the Lender Collateral Agent, the “Pari Passu Collateral Agent”, as assignee (together with its successors and permitted assigns, in such capacity, the “Assignee”), to its own proper use and benefit and does hereby grant to the Assignee a security interest in all the right, title, interest, claim and demand of the Assignor in and to (i) all freights, hire and other moneys earned and to be earned, due or to become due, or paid or payable to, or for the account of, the Assignor, of whatsoever nature, arising out of or as a result of the use, operation, pooling or chartering (whether by Internal Charter, Permitted Third Party Charter or otherwise) by the Assignor or its agents of the Vessel, including, without limitation, all rights arising out of the owner’s lien on cargoes and subfreights thereunder, (ii) all moneys and claims for moneys due and to become due to the Assignor, and all claims for damages, arising out of the breach of any and all present and future drilling contracts, Internal Charters, Permitted Third Party Charters, other charter parties, pooling arrangements, bills of lading, contracts and other engagements of affreightment or for the carriage or transportation of cargo, and operations of every kind whatsoever of the Vessel and in and to any and all claims and causes of action for money, loss or damages that may accrue or belong to the Assignor, its successors or assigns, arising out of or in any way connected with the present or future use, operation, pooling or chartering of the Vessel or arising out of or in any way connected with any and all present and future requisitions, drilling contracts, Internal Charters, Permitted Third Party Charters, charter parties, pooling arrangements, bills of lading, contracts and other engagements of affreightment or for the carriage or transportation of cargo, and other operations of the Vessel, (iii) all moneys and claims due and to become due to the Assignor, and all claims for damages and all insurances and other proceeds, in respect of the actual or constructive total loss of or requisition of use of or title to the Vessel, and (iv) any proceeds of any of the foregoing and all interest and earnings from the investment of any of the foregoing and the proceeds thereof.

ASSIGNMENT OF EARNINGS - [            ]

The rights and obligations of the Assignee and the Assignor hereunder are governed by the terms of the Intercreditor Agreement (defined below).

Capitalized terms used herein and not otherwise defined shall be used herein as defined in, or by reference in, the Mortgage (as defined below). The following terms shall have the following meanings:

“Credit Agreement” means that certain Credit Agreement dated as of June 21, 2012, among the Issuer, as borrower, the Parent, the guarantors from time to time party thereto (including the Assignor), the lenders from time to time party thereto, and Royal Bank of Canada, as collateral agent, and any and all successors thereto in such capacity, as the same has been and may hereafter be further amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time.

“Existing Indenture” means that certain Indenture dated as of July 30, 2010, among the Issuer, the guarantors from time to time party thereto, and Wells Fargo Bank, National Association, as trustee and noteholder collateral agent, and any and all successors thereto in either such capacity, as the same has been and may be further amended, restated, supplemented.

“Intercreditor Agreement” means that certain Intercreditor Agreement dated October 25, 2012, among Wells Fargo Bank, National Association, as collateral agent under the Existing Indenture, the 2012 Indenture, and the Term Loan Agreement, Royal Bank of Canada, as collateral agent under the Credit Agreement, Citibank, N.A., as administrative agent under the Term Loan Agreement, and acknowledged by the Issuer, Parent, and each of the other guarantors party thereto, as the same has been and may be further amended, restated, supplemented or otherwise modified from time to time.

“Mortgage” means that certain priority ship mortgage, dated [                    ]by the Assignor, as Shipowner, in favor of the Assignee, as Pari Passu Collateral Agent, as Mortgagee.

“Term Loan Agreement” means that certain Term Loan Agreement dated as of October 25, 2012, among the Issuer, as co-borrower, the US Borrower (as defined therein), the guarantors from time to time party thereto, the lenders from time to time party thereto, Citibank, N.A., as administrative agent, and Wells Fargo Bank, National Association, as collateral agent, as the same has been and may hereafter be further amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time.

“2012 Indenture” means that certain Indenture dated as of October 25, 2012, among the Issuer, the guarantors from time to time party thereto, and Wells Fargo Bank, National Association, as trustee and noteholder collateral agent, and any and all successors thereto in either such capacity, as the same has been and may be further amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time.

Recital. This Assignment is given as security for all of the Secured Obligations (as defined in the Mortgage) of the Assignor under and in accordance with the terms of the Pari Passu Documents (as defined in the Mortgage), and to secure as well the performance and observance of all agreements, covenants and provisions contained in this Assignment, the Mortgage and the other Pari Passu Documents.

ASSIGNMENT OF EARNINGS - [ ]

Section 1. Representations and Warranties. The Assignor hereby represents and warrants to the Assignee, as an inducement to the Assignee to accept this Assignment, that neither the whole nor any part of the right, title and interest hereby assigned is the subject of any present assignment, security interest or pledge other than any assignments for the benefit of the Assignee.

Section 2. Covenants. The Assignor hereby covenants to the Assignee that:

(a) Without derogation of the rights of the Assignee under Section 5 hereof, the Assignor will issue instructions to any operator or charterer and other obligors directly, and specifically authorize and direct any operator or charterer or other obligor to, make payment of all of the freights, hire and other moneys hereby assigned directly to an Earnings Account in accordance with the Pari Passu Documents, or as otherwise directed from time to time by the Assignee; provided that, if the terms of a drilling contract, Permitted Third Party Charter, or local law covering the Vessel require that such moneys hereby assigned be paid to a non-United States bank account by the counterparty to such drilling contract or Permitted Third Party Charter, this covenant shall not be deemed violated if to the extent required by and in accordance with the terms of the Pari Passu Documents, funds standing to the credit of such account are transferred after deposit thereof in the jurisdiction in which the account is located to an account that qualifies as an Earnings Account.

(b) The Assignor shall notify the Assignee promptly in writing of any and all Internal Charters, Permitted Third Party Charter, and other bareboat charter parties, time charter parties or series of successive voyage charter parties, drilling contracts, contracts of affreightment or pooling arrangements entered into by the Assignor or by a charterer under a Permitted Third Party Charter respecting the Vessel. The Assignor shall also provide the Assignee with a true and complete copy of such agreements specified in this paragraph (b) upon the Assignee’s request.

(c) The Assignor shall cause (x) any Internal Charterer of the Vessel to execute and deliver to the Assignee an assignment of all freights, hires, earnings (and proceeds thereof) payable to such Internal Charterer under a Drilling Contract or another Internal Charter respecting the Vessel and (y) such assignment in favor of the Assignee to be perfected. The obligations of the Assignor under this Section 3(c) shall be deemed satisfied by the execution and delivery of the Guarantees (as such term is defined in the Mortgage) and the other documents and instruments contemplated to be entered into by a Guarantor.

(d) So long as this Assignment is in effect, the Assignor shall not assign, grant a security interest in or pledge the whole or any part of the right, title and interest hereby assigned to anyone other than the Assignee, its successors, endorsees and/or permitted assigns, without the prior written consent of the Assignee, and the Assignor shall not take or omit to take any action, the taking or omission of which might result in any material alteration or impairment of this Assignment or any of the rights created by this Assignment.

ASSIGNMENT OF EARNINGS - [ ]

(e) The Assignor covenants and agrees with the Assignee that the Assignor will (i) use commercially reasonable efforts to duly perform and observe all of the terms and provisions of any drilling contract, Internal Charter, Permitted Third Party Charter, other charter, contract of affreightment or pooling arrangement on the part of such Assignor to be performed or observed, and (ii) clearly record on the books and records of the Assignor notations of this Assignment.

(f) At any time and from time to time, upon the written request of the Assignee, the Assignor shall promptly and duly execute and deliver any and all such further instruments and documents as the Assignee may reasonably request in order to obtain the full benefits of this Assignment and the rights and powers herein granted.

(g) Whenever requested by the Assignee at the direction of the Controlling Party (as defined in the Intercreditor Agreement) or after an Event of Default (as defined in the Mortgage), the Assignor shall promptly deliver letters to each of its agents and representatives into whose hands or control may come any earnings, moneys and property hereby assigned, informing each such addressee of this Assignment, and if any Event of Default has occurred and is continuing, instructing such addressee to remit or deliver promptly to the Assignee all earnings, moneys and property hereby assigned which may come into the addressee’s hands or control and to continue to make such remittances or delivery until such time as the addressee may receive written notice or instructions to the contrary direct from the Assignee. Each such addressee shall acknowledge in writing directly to the Assignee receipt of the Assignor’s letter of notification and instructions.

Section 3. Freedom of Assignee from Obligations. It is hereby expressly agreed that, anything herein contained to the contrary notwithstanding, the Assignee shall have no obligation or liability under any drilling contract, Internal Charter, Permitted Third Party Charter, other charter, contract of affreightment or pooling arrangement by reason of or arising out of this Assignment, nor shall the Assignee be required or obligated in any manner to perform or to fulfill any obligations of the Assignor under or pursuant to any drilling contract, Internal Charter, Permitted Third Party Charter ,other charter, contract of affreightment or pooling arrangement nor to make any payment, nor to make any inquiry as to the nature or sufficiency of any payment received by the Assignee or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or which it may be entitled to hereunder at any time or times.

Section 4. Payment Directions; Power of Attorney; Financing Statements.

(a) Prior to the occurrence of an Event of Default, the Assignor shall cause all moneys assigned hereunder to be paid directly by the obligor thereof in accordance with the terms of Section 3(a) hereof.

(b) Upon the occurrence and during the continuance of an Event of Default, the Assignee shall be entitled to direct any operators and charterers and other obligors to pay all moneys assigned hereunder to such bank account in New York City or elsewhere as the Assignee may from time to time designate. Thereafter, upon request of the Assignor in writing, the Assignee shall furnish the Assignor with information from time to time as to the accounts (other

ASSIGNMENT OF EARNINGS - [ ]

than the Earnings Account) into which moneys assigned hereunder are paid, the amounts and sources of such payments and the amounts and application of moneys withdrawn therefrom. The Assignee, its successors and permitted assigns, are hereby constituted lawful attorneys of the Assignor, irrevocably, with full power (in the name of the Assignor or otherwise), to ask, require, demand, receive, compound and give acquittance for any and all moneys, claims, property and rights hereby assigned, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Assignee may deem to be necessary or advisable in the premises. Any action or proceeding brought by the Assignee pursuant to any of the provisions hereof or of any drilling contract, Internal Charter, Permitted Third Party Charter, other charter, contract of affreightment, pooling arrangement or otherwise, and any claim made by the Assignee hereunder or under any drilling contract, Internal Charter, Permitted Third Party Charter, other charter, contract of affreightment or pooling arrangement, may be compromised, withdrawn or otherwise dealt with by the Assignee without any notice to, or approval of, the Assignor.

(c) The Assignor hereby irrevocably (x) authorizes the Assignee to file, at any time and from time to time, both before and after the occurrence and during the continuance of an Event of Default, at the Assignor’s expense, such financing and continuation statements or perfection papers of similar purpose or effect relating to this Assignment, without the Assignor’s signature, as the Assignee at its option may deem appropriate and (y) appoints the Assignee as the Assignor’s attorney-in-fact to execute any such statements in the Assignor’s name and to perform all other acts which the Assignee may deem appropriate to perfect and continue the security interest conferred hereby. Notwithstanding the foregoing authorization, Assignor shall at its own expense file all financing and continuation statements or perfection papers of similar purpose or effect and give such notices relating to this Assignment, and perform all other acts, necessary or appropriate to perfect and continue the security interest conferred hereby.

Section 5. Irrevocable Assignment. The powers and authority granted to the Assignee herein have been given for a valuable consideration and are hereby declared to be irrevocable and may not be amended or waived except by an instrument in writing signed by the party against whom enforcement is sought.

Section 6. Governing Law; Waiver of Jury Trial.

(a) This Assignment shall be construed in accordance with and governed by the laws of the State of New York, United States of America without regard to its conflict of laws rules (other than Section 5-1401 of the New York General Obligations Law). The Assignor hereby irrevocably submits itself to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York County and any appellate court from any thereof, for the purposes of (and solely for the purposes of) any suit, action or other proceeding arising out of, or relating to, this Assignment or any of the transactions contemplated hereby, hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard in such New York State or Federal court and hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason whatsoever, that such suit, action or proceeding is brought in an inconvenient forum, or that the venue of such suit, action or proceeding is improper, or that this Assignment or the subject matter hereof may

ASSIGNMENT OF EARNINGS - [ ]

not be enforced in or by such courts. The Assignor irrevocably consents to the service of any and all process in any suit, action or proceeding arising out of or relating to this Assignment or any other Pari Passu Document to which the Assignor is a party by the mailing of copies of such process to the Assignor at its address specified in Section 8 hereof. The Assignor agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this paragraph shall affect the right of the Assignee to serve legal process in any other manner permitted by law or affect the right of the Assignee to bring any action or proceeding against the Assignor or any of its property in the courts of any other jurisdiction.

(b) BY ITS SIGNATURE BELOW WRITTEN THE ASSIGNOR HEREBY IRREVOCABLY WAIVES UNDER APPLICABLE LAW ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS ASSIGNMENT, OR ANY OTHER PARI PASSU DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 7. Notices. All notices or other communications required or permitted to be made or given hereunder shall be made in writing, in English, and personally delivered to an officer or other responsible employee of the addressee, or sent, by registered air mail, return receipt requested, postage prepaid, facsimile transmission, or other direct written electronic means to the applicable address set forth under such party’s name below, or to such other address as any party hereto may from time to time designate to the others in such manner:

If to the Assignee:

Wells Fargo Bank, N.A.

Corporate, Municipal & Escrow Services

750 N. St. Paul Place, Suite 1750

MAC T9263-170

Dallas, TX 75201

Telephone: (214) 756-7430

Telecopier (214) 756-7401

Electronic Mail: patrick.giordano@wellsfargo.com

with a copy to:

Haynes and Boone, LLP

201 Main St., Suite 2200

Fort Worth, TX 76102

Attention: William D. Greenhill

Telephone: (817) 347-6602

Telecopier: (817) 348-2321

Electronic Mail: william.greenhill@haynesboone.com

If to the Assignor:

[            ]

ASSIGNMENT OF EARNINGS - [ ]

c/o Vantage Drilling Company

777 Post Oak Blvd., Suite 800

Houston, Texas 77056

Attention: Douglas Smith, Chief Financial Officer

Telephone: (281) 404-4700

Telecopier: (281) 404-4749

Electronic mail: dsmith@vantagedrilling.com

with a copy to:

Fulbright & Jaworski L.L.P.

Fulbright Tower

1301 McKinney, Suite 5100

Houston, Texas 77010

Attention: Joshua P. Agrons, Esq.

Telephone: 1 713 651 5151

Telecopier: 1 713 651 5246

Electronic Mail: jagrons@fulbright.com

Any communication personally delivered shall be deemed to have been validly and effectively given or delivered on the date of such delivery. Any communication transmitted by facsimile, or other direct written electronic means, or by registered air mail, shall be deemed to have been validly and effectively given or delivered on the day when received.

Section 8. Headings. The division of this Assignment into sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation or construction of this Assignment.

Section 9. Termination. This Assignment shall create a continuing security interest and shall (a) remain in full force and effect until the payment in full in cash of the Secured Obligations of the Assignor under and in accordance with the terms of the Pari Passu Documents, at which time this Assignment shall automatically terminate without any further action by any party; (b) be binding upon the Assignor and its successors, transferees and assigns; and (c) inure, together with the rights and remedies of the Assignee hereunder, to the benefit of and be binding upon, the Assignee and its respective successors, transferees, and assigns. Without limiting the generality of the foregoing clause, when any Assignee assigns or otherwise transfers any interest held by it under the Pari Passu Documents to any other Person pursuant to the terms of the Pari Passu Documents, that other Person shall thereupon become vested with all the benefits held by such Assignee under this Assignment.

Section 10. Incorporation of Protections in Other Pari Passu Documents. This Assignment shall constitute one of the Pari Passu Documents. Any rights or protections, including, without limitation, all indemnities and rights to reimbursement that may be granted to the Assignee in its capacity as the Pari Passu Collateral Agent under any of the Pari Passu Documents shall be deemed incorporated herein. Any proceeds received by the Assignee upon the exercise of rights hereunder shall be applied by the Assignee in accordance with the terms of the Intercreditor Agreement.

ASSIGNMENT OF EARNINGS - [ ]

Section 11. NOTWITHSTANDING ANY OTHER PROVISION CONTAINED HEREIN TO THE CONTRARY, IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF (A) THIS ASSIGNMENT AND (B) ANY OF THE EXISTING INDENTURE, THE 2012 INDENTURE, THE TERM LOAN AGREEMENT, OR THE CREDIT AGREEMENT, THE PROVISIONS OF THE EXISTING INDENTURE, THE 2012 INDENTURE, THE TERM LOAN AGREEMENT, OR THE CREDIT AGREEMENT, AS APPLICABLE, SHALL CONTROL WITH RESPECT THERETO (BUT SHALL NOT CONTROL AS SUCH PROVISION MAY APPLY TO ANY OTHER SUCH INDENTURE OR AGREEMENT), UNLESS THE PROVISIONS OF SUCH INCONSISTENT INDENTURE OR AGREEMENT ARE INCONSISTENT WITH THE INTERCREDITOR AGREEMENT, IN WHICH CASE, THE INTERCREDITOR AGREEMENT SHALL CONTROL.

Section 12. Counterparts. This Assignment and the Acceptance hereof may be executed in one or more counterparts and all such counterparts shall constitute one and the same instrument.

[Remainder of page intentionally left blank]

ASSIGNMENT OF EARNINGS - [ ]

IN WITNESS WHEREOF, the Assignor has caused this Assignment to be duly executed, by the Assignor by way of deed, on the date first written above.

EXECUTED AS A DEED by:

[ ], as Assignor

By:
Name:
Title:

In the presence of:

Witness:
Name:
Occupation:

The terms and conditions of
this Assignment are hereby

ACCEPTED BY:

Wells Fargo Bank, National Association, as Pari Passu Collateral Agent, as Assignee

By:
Name:
Title:

ASSIGNMENT OF EARNINGS - [ ]

SCHEDULE I

Description of Vessel

OWNER	VESSEL	OFF. NO	FLAG OF DOCUMENTATION
[ ]	[ ]	[ ]	[ ]

#11757170_v1

ASSIGNMENT OF EARNINGS - [ ]

EXHIBIT J-2 TO

SECOND TERM LOAN AGREEMENT

FORM OF ASSIGNMENT OF EARNINGS BY INTERNAL CHARTERERS

J-2-1

EXHIBIT J-2

FORM OF INSURANCE AND EARNINGS SUPPLEMENT

THIS INSURANCE AND EARNINGS SUPPLEMENT, dated as of the [            ] day of [            ], 20[    ] (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by (i) OFFSHORE GROUP INVESTMENT LIMITED, a Cayman Islands exempted company (together with its successors and permitted assigns, the “Company”), (ii) each owner of a Vessel and each Internal Charterer listed on the signature pages hereof (together with their respective successors and permitted assigns and the Parent, the “Guarantors”), and (iii) WELLS FARGO BANK, NATIONAL ASSOCIATION, as Pari Passu Collateral Agent for the Pari Passu Secured Parties referred to in the Intercreditor Agreement (as defined below) (the “Pari Passu Collateral Agent”).

PRELIMINARY STATEMENTS

1. Capitalized terms used herein and not defined herein have the respective meanings given to them in the Amended and Restated Intercreditor Agreement, dated as of October 25, 2012, among the Pari Passu Collateral Agent, Wells Fargo Bank, National Association, as New Trustee, New Noteholder Collateral Agent, Credit Agreement Collateral Agent, Term Loan Collateral Agent, Existing Trustee and Existing Noteholder Collateral Agent (as each such term is defined therein), Citibank, N.A., as Term Loan Agent (as defined therein) and Royal Bank of Canada, as Credit Agreement Agent (as defined therein), and as acknowledged and agreed by the Company, the Parent and the other Guarantors (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”).

2. The Company [intends to][has] (i) enter[ed] into (a) that certain Indenture, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “2013 Indenture”), with the Guarantors (as defined therein, including the Parent), Wells Fargo Bank, National Association, as trustee (in such capacity, the “2013 Indenture Trustee”) and collateral agent (in such capacity, the “2013 Indenture Collateral Agent”), pursuant to which the Company [shall][has] issue[d] new 7.125% senior secured notes due 2023 (the “2013 Notes”), (b) that certain Second Term Loan Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Second Term Loan Agreement”), with the Guarantors (as defined therein, including the Parent), Citibank, N.A., as administrative agent (in such capacity, the “Second Term Loan Agent”), Wells Fargo Bank, National Association, as collateral agent (in such capacity, the “Second Term Loan Collateral Agent”), and the financial institutions and other entities party thereto as lenders (the “Second Term Loan Lenders”), pursuant to which the Second Term Loan Lenders [will contemporaneously herewith make][have made] term loans in an aggregate original principal amount of $350,000,000 to the Company (the “Second Term Loans”), and (c) that certain Amended and Restated Credit Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “A&R Credit Agreement”), with the Guarantors (as defined therein, including the Parent), Royal Bank of Canada, as administrative agent (in such capacity, the “A&R Credit Agreement Agent”), and the financial institutions and other entities party thereto as lenders (the “A&R Credit Agreement Lenders”), which A&R Credit Agreement [shall] (1) amend[s] and restate[s] the Credit Agreement, dated as of June 21, 2012, among the Company, the Guarantors and the Credit Agreement Agent (the “Existing Credit Agreement”) and (2) permit[s] the Company to obtain revolving loans and letters of credit in an aggregate principal amount not to exceed $200,000,000, and (ii) deliver[ed] a notice to the Pari Passu Collateral Agent designating the 2013 Note Obligations (as defined below) and the Second Term Loan Obligations (as defined below) as “Other Pari Passu Obligations” for purposes of the Intercreditor Agreement and the Collateral Agreements (the “Designation Notice”).

3. Each Guarantor that is the owner of a Vessel has entered into an assignment of earnings dated [            ] (each a “Shipowner Assignment of Earnings” and, collectively, the “Shipowner Assignments of Earnings”) and an assignment of insurances dated [            ] (each, a “Shipowner Assignment of Insurances” and, collectively, the “Shipowner Assignments of Insurances”). The Guarantors that are Internal Charterers have together either entered into or joined an assignment of earnings dated [            ] (the “Internal Charterer Assignment of Earnings” and, collectively with the Shipowner Assignments of Earnings, the “Assignments of Earnings”) and an assignment of insurances dated [            ] (the “Internal Charterer Assignment of Insurances” and, collectively with the Shipowner Assignments of Insurances, the “Assignments of Insurances”), with respect to the insurances and earnings, respectively, to which each Internal Charterer has rights in respect of the relevant Vessel.

4. In connection with the Tungsten Explorer, Tungsten Explorer Company (the “TE Owner”) has entered into that certain (i) deed of assignment, dated February 1, 2013 (the “Deed of Assignment”) with the Pari Passu Collateral Agent (as defined therein) relating to the Construction Contract (as defined therein) and (ii) notice of assignment to Korea Finance Corporation, dated February 1, 2013 ( the “Refund Guarantee Assignment”, together with the Deed of Assignment, the “Tungsten Explorer Assignments”) respecting the Irrevocable Stand-by Letter of Credit No. SLGQA770010006 in favor of TE Owner for account of Daewoo Shipbuilding and Marine Engineering Co., Ltd, dated May 27, 2011 (the “Refund Guarantee”) issued by Korea Finance Corporation.

5. In connection with the issuance of the 2013 Notes, the making of the Second Term Loans, the amendment and restatement of the Existing Credit Agreement and the designation contemplated by the Designation Notice, the parties hereto desire to enter into this Agreement.

ARTICLE I

CONFIRMATIONS AND GRANTS

Section 1.1 Security Interest.

(a) Each Guarantor that is the owner of a Vessel or that is an Internal Charterer hereby confirms and agrees that the Secured Obligations (as defined in the Ship Mortgage covering each Vessel) shall include the 2013 Note Obligations, the Second Term Loan Obligations and the A&R Credit Agreement Obligations as each such term is defined below. For purposes of this Agreement, the term “2013 Note Obligations” has the meaning given to such term in the Designation Notice, (ii) the term “Second Term Loan Obligations” has the meaning given to such term in the Designation Notice and (iii) the term “A&R Credit Agreement Obligations” means the “Obligations” (as defined in the A&R Credit Agreement), the Collateral Agreements and any other related document or instrument executed and delivered pursuant to such Obligations or Collateral Agreements.

(b) The TE Owner hereby confirms and agrees that the Secured Liabilities (as defined in the Deed of Assignment) shall include the 2013 Note Obligations, the Second Term Loan Obligations and the A&R Credit Agreement Obligations.

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(c) Any Guarantor that owns a Vessel or that is an Internal Charterer hereby confirms and agrees that the Refund Guarantee Assignment shall secure the Secured Obligations (as defined in the Ship Mortgage covering each Vessel, and expanded upon in Section 1.1(a) of this Agreement) including the 2013 Note Obligations, the Second Term Loan Obligations and the A&R Credit Agreement Obligations.

Section 1.2 Collateral Grant.

(a) For the avoidance of doubt, each Guarantor that is the owner of a Vessel or that is an Internal Charterer, hereby pledges, assigns and transfers to the Pari Passu Collateral Agent, and hereby grants to the Pari Passu Collateral Agent (as defined herein), for the ratable benefit of the Secured Parties (as defined in the Security Agreement), including, without limitation, the holders of the 2013 Notes, the 2013 Indenture Trustee, the 2013 Indenture Collateral Agent, the Second Term Loan Agent, the Second Term Loan Collateral Agent, the Second Term Loan Lenders, the A&R Credit Agreement Agent and the A&R Credit Agreement Lenders, a security interest in all of the (i) Insurances (as defined in the Assignments of Insurances) and other amounts described in the Assignments of Insurances, and (ii) freights, hires and other moneys earned by the Vessels and other amounts more fully described in the Assignments of Earnings, in each case now owned or at any time hereafter acquired by such Guarantor or in which such Guarantor now has or at any time in the future may acquire any right, title or interest, and any proceeds thereof.

(b) The TE Owner, hereby pledges, assigns and transfers to the Pari Passu Collateral Agent, and hereby grants to the Pari Passu Collateral Agent, for the ratable benefit of the Secured Parties (as defined in the Security Agreement), including, without limitation, the holders of the 2013 Notes, the 2013 Indenture Trustee, the 2013 Indenture Collateral Agent, the Second Term Loan Agent, the Second Term Loan Collateral Agent, the Second Term Loan Lenders, the A&R Credit Agreement Agent and the A&R Credit Agreement Lenders, a security interest in all of (i) the Assigned Rights (as defined in the Deed of Assignment), and (ii) the proceeds of all drawings payable to the TE Owner under the Refund Guarantee, in each case now owned or at any time hereafter acquired by the TE Owner or in which the TE Owner now has or at any time in the future may acquire any right, title or interest, and any proceeds thereof.

(c) This Agreement secures, and the interests assigned by Guarantors that are internal charterers of Vessels, and the TE Owner, respectively, as applicable, in their respective Assignments of Insurances or Assignments of Earnings or Tungsten Explorer Assignments, as applicable, are collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepay, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code (as defined in the Security Agreement)), of (i) all Secured Obligations (as defined in the Ship Mortgage covering each Vessel, and expanded upon in Section 1.1(a) of this Agreement) or (ii) all Secured Liabilities (as defined in the Deed of Assignment covering the Tungsten Explorer) including, without limitation, the 2013 Note Obligations, the Second Term Loan Obligations and the A&R Credit Agreement Obligations.

ARTICLE II

MISCELLANEOUS

Section 2.1 Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT.

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Section 2.2 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one agreement, and shall constitute a binding agreement when executed by each of the parties hereto. Delivery of an executed signature page to this Agreement by facsimile or PDF via electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. Signatures of the parties hereto transmitted by facsimile or PDF via electronic transmission shall be deemed to be their original signatures for all purposes.

Section 2.3 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 2.4 Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

Section 2.5 Submission to Jurisdiction; Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. NONE OF THE PARTIES HERETO SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF OR OTHERWISE RELATED TO THIS AGREEMENT AND EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO ANY SUCH JURY TRIAL, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE, TO THE EXTENT ANY SUCH PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

Section 2.6 Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and understandings related to the subject matter hereof.

[Signatures On Next Page]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Pari Passu Collateral Agent

By:
Name:
Title:

OFFSHORE GROUP INVESTMENT LIMITED, a Cayman Islands exempted company

By:
Name: Douglas G. Smith
Title: CFO and Treasurer

[GUARANTOR], a
[___________________]

By:
Name:
Title:

FORM OF

ASSIGNMENT OF EARNINGS BY INTERNAL CHARTERERS

(this “Assignment”)

Each of the entities listed on Schedule I hereto and each entity who in the future becomes an Internal Charterer (as defined in the Mortgage defined below)(such existing Schedule I entities or future entities, each individually is called herein an “Assignor” and collectively, the “Assignors”), in consideration of One Dollar ($1.00) lawful money of the United States of America and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has sold, assigned, transferred and set over, and by this instrument does sell, assign, transfer and set over unto Wells Fargo Bank, National Association, as (i) Noteholder Collateral Agent pursuant to the terms of the Existing Indenture (defined below) (in such capacity, the “Existing Noteholder Collateral Agent”), as (ii) Noteholder Collateral Agent pursuant to the terms of the 2012 Indenture (defined below) (in such capacity, the “New Noteholder Collateral Agent”), as (iii) Collateral Agent under the Term Loan Agreement (defined below) (in such capacity, the “Lender Collateral Agent”), and (iv) as Collateral Agent pursuant to the terms of the Credit Agreement (in such capacity, the “Collateral Agent”, together with the Existing Noteholder Collateral Agent, the New Noteholder Collateral Agent, and the Lender Collateral Agent, the “Pari Passu Collateral Agent”, as assignee (together with its successors and permitted assigns, in such capacity, the “Assignee”), to its own proper use and benefit and does hereby grant to the Assignee a security interest in all the right, title, interest, claim and demand of each Assignor in and to (i) all freights, hire and other moneys earned and to be earned, due or to become due, or paid or payable to, or for the account of, each Assignor, of whatsoever nature, arising out of or as a result of the use, operation, pooling or chartering (whether by Internal Charter, Permitted Third Party Charter, or otherwise) by any such Assignor or its agents of any of the Vessels listed on Schedule I hereto (individually a “Vessel” and collectively, the “Vessels”, including, without limitation, all rights arising out of the owner’s lien on cargoes and subfreights thereunder, (ii) all moneys and claims for moneys due and to become due to each Assignor, and all claims for damages, arising out of the breach of any and all present and future drilling contracts, Internal Charters, Permitted Third Party Charters, other charter parties, pooling arrangements, bills of lading, contracts and other engagements of affreightment or for the carriage or transportation of cargo, and operations of every kind whatsoever of any Vessel and in and to any and all claims and causes of action for money, loss or damages that may accrue or belong to each such Assignor, its successors or assigns, arising out of or in any way connected with the present or future use, operation, pooling or chartering of any Vessel or arising out of or in any way connected with any and all present and future requisitions, drilling contracts, Internal Charters, Permitted Third Party Charters, charter parties, pooling arrangements, bills of lading, contracts and other engagements of affreightment or for the carriage or transportation of cargo, and other operations of each such Vessel, (iii) all moneys and claims due and to become due to the Assignors, and all claims for damages and all insurances and other proceeds, in respect of the actual or constructive total loss of or requisition of use of or title to any Vessel, and (iv) any proceeds of any of the foregoing and all interest and earnings from the investment of any of the foregoing and the proceeds thereof.

The rights and obligations of the Assignors and the Assignee hereunder are governed by the terms of the Intercreditor Agreement (defined below).

Capitalized terms used herein and not otherwise defined shall be used herein as defined in, or by reference in, the Mortgage (defined below). The following terms shall have the following meanings:

“Credit Agreement” means that certain Credit Agreement dated as of June 21, 2012, among the Issuer, as borrower, the Parent, the guarantors from time to time party thereto (including the Assignor), the lenders from time to time party thereto, and Royal Bank of Canada, as collateral agent, and any and all successors thereto in such capacity, as the same has been and may hereafter be further amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time.

“Existing Indenture” means that certain Indenture dated as of July 30, 2010, among the Issuer, the guarantors from time to time party thereto, and Wells Fargo Bank, National Association, as trustee and noteholder collateral agent, and any and all successors thereto in either such capacity, as the same has been and may be further amended, restated, supplemented.

“Intercreditor Agreement” means that certain Intercreditor Agreement dated October 25, 2012, among Wells Fargo Bank, National Association, as collateral agent under the Existing Indenture, the 2012 Indenture, and the Term Loan Agreement, Royal Bank of Canada, as collateral agent under the Credit Agreement, Citibank, N.A., as administrative agent under the Term Loan Agreement, and acknowledged by the Issuer, Parent, and each of the other guarantors party thereto, as the same has been and may be further amended, restated, supplemented or otherwise modified from time to time.

“Mortgage” means that certain First Naval Mortgage, dated October 25, 2012 by the Assignor, as Shipowner in favor of the Assignee, as Pari Passu Collateral Agent, as Mortgagee.

“Term Loan Agreement” means that certain Term Loan Agreement dated as of October 25, 2012, among the Issuer, as co-borrower, the US Borrower (as defined therein), the guarantors from time to time party thereto, the lenders from time to time party thereto, Citibank, N.A., as administrative agent, and Wells Fargo Bank, National Association, as collateral agent, as the same has been and may hereafter be further amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time.

“2012 Indenture” means that certain Indenture dated as of October 25, 2012, among the Issuer, the guarantors from time to time party thereto, and Wells Fargo Bank, National Association, as trustee and noteholder collateral agent, and any and all successors thereto in either such capacity, as the same has been and may be further amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time.

Section 1. Recital; Joint and Several Obligation. (a) This Assignment is given as security for all of the Secured Obligations (as defined in the Mortgage) of each Assignor under, and in accordance with the terms of the Pari Passu Documents (as defined in the Mortgage) to which each Assignor, respectively, is a party, and to secure as well the performance and observance of all agreements, covenants and provisions contained in this Assignment, the Mortgage and the other Pari Passu Documents.

(b) The obligations of each Assignor hereunder are joint and several and may be enforced separately whether or not enforcement action is or may be taken against any other Assignor.

Section 2. Representations and Warranties. Each Assignor, jointly and severally, hereby represents and warrants to the Assignee, as an inducement to the Assignee to accept this Assignment, that:

(a) neither the whole nor any part of the right, title and interest hereby assigned is the subject of any present assignment, security interest or pledge other than any assignments for the benefit of the Assignee; and

(b) all Internal Charterers of the Vessels as of the date hereof are listed on Schedule I hereto.

Section 3. Covenants. Each Assignor, jointly and severally, hereby covenants to the Assignee that:

(a) Without derogation of the rights of the Assignee under Section 5 hereof, each Assignor will issue instructions to any operator or charterer and other obligors directly, and specifically authorize and direct any operator or charterer or other obligor to, make payment of all of the freights, hire and other moneys hereby assigned directly to an Earnings Account in accordance with the Pari Passu Documents, or as otherwise directed from time to time by the Assignee; provided that, if the terms of a Drilling Contract, Permitted Third Party Charter or local law covering a Vessel requires that such moneys hereby assigned be paid to a non-United States bank account by the counterparty to such Drilling Contract, or Permitted Third Party Charter this covenant shall not be deemed violated if to the extent required by and in accordance with the terms of the Pari Passu Documents funds standing to the credit of such account are transferred after deposit thereof in the jurisdiction in which the account is located to an account that qualifies as an Earnings Account.

(b) Each Assignor shall notify the Assignee promptly in writing of any and all bareboat charter parties, Internal Charters, Permitted Third Party Charters, time charter parties or series of successive voyage charter parties, drilling contracts, contracts of affreightment or pooling arrangements entered into by such Assignor or by a charterer under a Permitted Third Party Charter respecting a Vessel. The Assignors shall also provide the Assignee with a true and complete copy of any such agreements specified in this paragraph (b) upon the Assignee’s request.

(c) Each Assignor shall cause (x) any Internal Charterer of a Vessel to execute and deliver to the Assignee an assignment of all freights, hires, earnings (and proceeds thereof)

payable to such Internal Charterer under a Drilling Contract or under a Permitted Third Party Charter respecting such Vessel, and (y) such assignment in favor of the Assignee to be perfected. The obligations of each Assignor under this Section 3(c) shall be deemed satisfied by the execution and delivery of the Guarantees (as such term is defined in the Mortgage) and the other documents and instruments contemplated to be entered into by a Guarantor.

(d) So long as this Assignment is in effect, each Assignor agrees that it (x) shall not assign, grant a security interest in or pledge the whole or any part of the right, title and interest hereby assigned to anyone other than the Assignee, its successors, endorsees and/or permitted assigns, without the prior written consent of the Assignee, and (y) shall not take or omit to take any action, the taking or omission of which might result in any material alteration or impairment of this Assignment or any of the rights created by this Assignment.

(e) Each Assignor covenants and agrees with the Assignee that it will (i) use commercially reasonable efforts to duly perform and observe all of the terms and provisions of any drilling contract, Internal Charter, Permitted Third Party Charter, other charter, contract of affreightment or pooling arrangement on the part of such Assignor to be performed or observed, and (ii) clearly record on the books and records of the Assignor notations of this Assignment.

(f) At any time and from time to time, upon the written request of the Assignee, each Assignor shall promptly and duly execute and deliver any and all such further instruments and documents as the Assignee may reasonably request in order to obtain the full benefits of this Assignment and the rights and powers herein granted.

(g) Whenever requested by the Assignee at the direction of the Controlling Party (as defined in the Intercreditor Agreement) or after an Event of Default (as defined in the Mortgage), each Assignor shall promptly deliver letters to each of its agents and representatives into whose hands or control may come any earnings, moneys and property hereby assigned, informing each such addressee of this Assignment, and if any Event of Default has occurred and is continuing, instructing such addressee to remit or deliver promptly to the Assignee all earnings, moneys and property hereby assigned which may come into the addressee’s hands or control and to continue to make such remittances or delivery until such time as the addressee may receive written notice or instructions to the contrary direct from the Assignee. Each such addressee shall acknowledge in writing directly to the Assignee receipt of such Assignor’s letter of notification and instructions.

(h) Upon entering into an Internal Charter respecting any Vessel, each such Assignor will cause any Internal Charterer to execute and deliver to the Assignee an Assignment of Earnings substantially in the form hereof together with notice thereof, or to accede to and join this Assignment by executing an Accession Agreement in the form of Exhibit A hereto, and to take all actions necessary to perfect and maintain the perfection of the security interest of the Assignee in the earnings assigned thereunder.

Section 4. Consent. Each Assignor that is an Internal Charterer and that in such capacity is the account debtor of any amount assigned hereunder or under any other Earnings Assignment, to the Assignee, hereby consents to such assignment and agrees to make, or cause to be made, all payments of such amounts assigned to an Earnings Account.

Section 5. Freedom of Assignee from Obligations. It is hereby expressly agreed that, anything herein contained to the contrary notwithstanding, the Assignee shall have no obligation or liability under any drilling contract, Internal Charter, Permitted Third Party Charter, other charter, contract of affreightment or pooling arrangement by reason of or arising out of this Assignment, nor shall the Assignee be required or obligated in any manner to perform or to fulfill any obligations of any Assignor under or pursuant to any drilling contract, Internal Charter, Permitted Third Party Charter, other charter, contract of affreightment or pooling arrangement nor to make any payment, nor to make any inquiry as to the nature or sufficiency of any payment received by the Assignee or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or which it may be entitled to hereunder at any time or times.

Section 6. Payment Directions; Power of Attorney; Financing Statements.

(a) Prior to the occurrence of an Event of Default, each Assignor shall cause all moneys assigned hereunder to be paid directly by the obligor thereof in accordance with the terms of Section 3(a) hereof.

(b) Upon the occurrence and during the continuance of an Event of Default, the Assignee shall be entitled to direct any operators and charterers and other obligors to pay all moneys assigned hereunder to such bank account in New York City or elsewhere as the Assignee may from time to time designate. Thereafter, upon request of the Issuer in writing, the Assignee agrees to furnish the Issuer with information from time to time as to the accounts (other than the Earnings Account) into which moneys assigned hereunder are paid, the amounts and sources of such payments and the amounts and application of moneys withdrawn therefrom. The Assignee, its successors and permitted assigns, are hereby constituted lawful attorneys of each Assignor, irrevocably, with full power (in the name of such Assignor or otherwise), to ask, require, demand, receive, compound and give acquittance for any and all moneys, claims, property and rights hereby assigned, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Assignee may deem to be necessary or advisable in the premises. Any action or proceeding brought by the Assignee pursuant to any of the provisions hereof or of any drilling contract, Internal Charter, Permitted Third Party Charter, other charter, contract of affreightment, pooling arrangement or otherwise, and any claim made by the Assignee hereunder or under any drilling contract, Internal Charter, Permitted Third Party Charter, other charter, contract of affreightment or pooling arrangement, may be compromised, withdrawn or otherwise dealt with by the Assignee without any notice to, or approval of, any Assignor.

(c) Each Assignor hereby irrevocably (x) authorizes the Assignee to file, at any time and from time to time, both before and after the occurrence and during the continuance of an Event of Default, at such Assignor’s expense, such financing and continuation statements or perfection papers of similar purpose or effect relating to this Assignment, without such Assignor’s signature, as the Assignee at its option may deem appropriate and (y) appoints the Assignee as such Assignor’s attorney-in-fact to execute any such statements in the Assignor’s name and to perform all other acts which the Assignee may deem appropriate to perfect and continue the security interest conferred hereby. Notwithstanding the foregoing authorization, each Assignor shall at its own expense file all financing and continuation statements or perfection papers of similar purpose or effect and give such notices relating to this Assignment, and perform all other acts, necessary or appropriate to perfect and continue the security interest conferred hereby.

Section 7. Irrevocable Assignment. The powers and authority granted to the Assignee herein have been given for a valuable consideration and are hereby declared to be irrevocable and may not be amended or waived except by an instrument in writing signed by the party against whom enforcement is sought.

Section 8. Governing Law; Waiver of Jury Trial.

(a) This Assignment shall be construed in accordance with and governed by the laws of the State of New York, United States of America without regard to its conflict of laws rules (other than Section 5-1401 of the New York General Obligations Law). Each Assignor hereby irrevocably submits itself to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York County and any appellate court from any thereof, for the purposes of (and solely for the purposes of) any suit, action or other proceeding arising out of, or relating to, this Assignment or any of the transactions contemplated hereby, hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard in such New York State or Federal court and hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason whatsoever, that such suit, action or proceeding is brought in an inconvenient forum, or that the venue of such suit, action or proceeding is improper, or that this Assignment or the subject matter hereof may not be enforced in or by such courts. Each Assignor irrevocably consents to the service of any and all process in any suit, action or proceeding arising out of or relating to this Assignment or any other Pari Passu Document to which such Assignor is a party by the mailing of copies of such process to such Assignor at its address specified in Section 9 hereof. Each Assignor agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this paragraph shall affect the right of the Assignee to serve legal process in any other manner permitted by law or affect the right of the Assignee to bring any action or proceeding against any Assignor or any of its property in the courts of any other jurisdiction.

(b) BY ITS SIGNATURE BELOW WRITTEN EACH ASSIGNOR HEREBY IRREVOCABLY WAIVES UNDER APPLICABLE LAW ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS ASSIGNMENT, THE PARI PASSU DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 9. Notices. All notices or other communications required or permitted to be made or given hereunder shall be made in writing, in English, and personally delivered to an officer or other responsible employee of the addressee, or sent, by registered air mail, return receipt requested, postage prepaid, facsimile transmission, or other direct written electronic means to the applicable address set forth under such party’s name below, or to such other address as any party hereto may from time to time designate to the others in such manner:

If to the Assignee:

Wells Fargo Bank, N.A.

Corporate, Municipal & Escrow Services

750 N. St. Paul Place, Suite 1750

MAC T9263-170

Dallas, TX 75201

Telephone: (214) 756-7430

Telecopier (214) 756-7401

Electronic Mail: patrick.giordano@wellsfargo.com

with copy to:

Haynes and Boone, LLP

201 Main St., Suite 2200

Fort Worth, TX 76102

Attention: William D. Greenhill

Telephone: (817) 347-6602

Telecopier: (817) 348-2321

Electronic Mail: william.greenhill@haynesboone.com

If to the Assignor:

Vantage Drilling Company

777 Post Oak Blvd., Suite 800

Houston, Texas 77056

Attention: Douglas Smith, Chief Financial Officer

Telephone: (281) 404-4700

Telecopier: (281) 404-4749

Electronic mail: dsmith@vantagedrilling.com

with a copy to:

Fulbright & Jaworski L.L.P.

Fulbright Tower

1301 McKinney, Suite 5100

Houston, Texas 77010

Attention: Joshua P. Agrons, Esq.

Telephone: 1 713 651 5151

Telecopier: 1 713 651 5246

Electronic Mail: jagrons@fulbright.com

Any communication personally delivered shall be deemed to have been validly and effectively given or delivered on the date of such delivery. Any communication transmitted by facsimile, or other direct written electronic means, or by registered air mail, shall be deemed to have been validly and effectively given or delivered on the day when received.

Section 10. Headings. The division of this Assignment into sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation or construction of this Assignment.

Section 11. Termination. This Assignment shall create a continuing security interest and shall (a) remain in full force and effect until the payment in full in cash of the Secured Obligations of each Assignor, respectively, under and in accordance with the terms of the Pari Passu Documents, at which time this Assignment shall automatically terminate without any further action by any party; (b) be binding upon each Assignor and its successors, transferees and assigns; and (c) inure, together with the rights and remedies of the Assignee hereunder, to the benefit of and be binding upon, the Assignee and its respective successors, transferees, and assigns. Without limiting the generality of the foregoing clause, when the Assignee assigns or otherwise transfers any interest held by it under the Pari Passu Documents to any other Person pursuant to the terms of the Pari Passu Documents, that other Person shall thereupon become vested with all the benefits held by such Assignee under this Assignment.

Section 12. Incorporation of Protections in Other Pari Passu Documents. This Assignment shall constitute one of the Pari Passu Documents. Any rights or protections, including, without limitation, all indemnities and rights to reimbursement that may be granted to the Assignee in its capacity as the Noteholder Collateral Agent under any of the Pari Passu Documents shall be deemed incorporated herein. Any proceeds received by the Assignee upon the exercise of rights hereunder shall be applied by the Assignee in accordance with the terms of the Intercreditor Agreement.

Section 13. NOTWITHSTANDING ANY OTHER PROVISION CONTAINED HEREIN TO THE CONTRARY, IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF (A) THIS ASSIGNMENT AND (B) ANY OF THE EXISTING INDENTURE, THE 2012 INDENTURE, THE TERM LOAN AGREEMENT, OR THE CREDIT AGREEMENT, THE PROVISIONS OF THE EXISTING INDENTURE, THE 2012 INDENTURE, THE TERM LOAN AGREEMENT, OR THE CREDIT AGREEMENT, AS APPLICABLE, SHALL CONTROL WITH RESPECT THERETO (BUT SHALL NOT CONTROL AS SUCH PROVISION MAY APPLY TO ANY OTHER SUCH INDENTURE OR AGREEMENT), UNLESS THE PROVISIONS OF SUCH INCONSISTENT INDENTURE OR AGREEMENT ARE INCONSISTENT WITH THE INTERCREDITOR AGREEMENT, IN WHICH CASE, THE INTERCREDITOR AGREEMENT SHALL CONTROL.

Section 14. Counterparts. This Assignment and the Acceptance hereof may be executed in one or more counterparts and all such counterparts shall constitute one and the same instrument.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, each Assignor has caused this Assignment to be duly executed, by it by way of deed, on the date first written above.

EXECUTED AS A DEED by:

OFFSHORE GROUP INVESTMENT LIMITED

By:
Name:
Title:

In the presence of:

Witness:
Name:
Occupation:

VANTAGE DRILLER I CO.

By:
Name:
Title:

In the presence of:

Witness:
Name:
Occupation:

VANTAGE DRILLER IV CO.

By:
Name:
Title:

In the presence of:

Witness:
Name:
Occupation:

ASSIGNMENT OF EARNINGS BY INTERNAL CHARTERERS

VANTAGE DRILLING NETHERLANDS BV

By:
Name:
Title:

In the presence of:

Witness:
Name:
Occupation:

VANTAGE DRILLING (MALAYSIA) I SDN.

By:
Name:
Title:

In the presence of:

Witness:
Name:
Occupation:

VANTAGE DRILLING LABUAN I LTD. SDN.

By:
Name:
Title:

In the presence of:

Witness:
Name:
Occupation:

AGREEMENT OF EARNINGS BY INTERNAL CHARTERERS

VANTAGE DEEPWATER DRILLING, INC.

By:
Name:
Title:

In the presence of:

Witness:
Name:
Occupation:

The terms and conditions of this Assignment are hereby

ACCEPTED BY:

Wells Fargo Bank, National Association, as Pari Passu Collateral Agent, as Assignee

By:
Name:
Title:

AGREEMENT OF EARNINGS BY INTERNAL CHARTERERS

Schedule I

Internal Charterer

Offshore Group Investment Limited

Vantage Driller I Co.

Vantage Driller IV Co.

Vantage Drilling Netherlands BV

Vantage Drilling (Malaysia) I SDN

Vantage Drilling Labuan I Ltd

Vantage Deepwater Drilling, Inc.

Vessels:

Aquamarine Driller

Emerald Driller

Sapphire Driller

Topaz Driller

Platinum Explorer

Titanium Explorer

SCHEDULE I TO ASSIGNMENT OF EARNINGS BY INTERNAL CHARTERERS (                    )

EXHIBIT A

ACCESSION AGREEMENT FOR ASSIGNMENT OF EARNINGS BY INTERNAL CHARTERERS

ACCESSION AGREEMENT FOR ASSIGNMENT OF EARNINGS BY INTERNAL CHARTERERS, dated effective as of                      (this “Accession Agreement”), by [relevant assignor] (the “New Assignor”), and Wells Fargo Bank, National Association, as Pari Passu Collateral Agent (together with its successors and permitted assigns, in such capacity, the “Assignee”).

WHEREAS:

A. The Assignors listed on Schedule A to this Accession Agreement and the Assignee are parties to the Assignment of Earnings by Internal Charterers dated October 25, 2012 ( the “Original Assignment”).

B. The New Assignor wishes to accede to and subject itself to the Original Assignment, be bound by the terms of the Original Assignment and to include (i) the [Panamanian / Bahamian] flag vessel, “[vessel name]”, in the list of “Vessels” described on Schedule I to the Original Assignment, and (ii) [relevant assignor], as an additional assignor on Schedule I to the Original Assignment.

C. Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Original Assignment.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the New Assignor and the Assignee hereby agree as follows:

1. The New Assignor hereby becomes an Assignor of any and all obligations under the Original Assignment, as may be subsequently amended, modified or supplemented from time to time.

2. The New Assignor hereby acknowledges, agrees and confirms that, by its execution of this Accession Agreement, the New Assignor (i) will be deemed to be a party to the Original Assignment as an Assignor, (ii) agrees to be listed as an Internal Charterer on Schedule 1 to the Original Assignment, (iii) agrees to have the “[vessel name]” listed as a Vessel on Schedule 1 to the Original Assignment, (iv) grants, as an Assignor and with respect to the [vessel name], the security interest created by the Original Assignment and, from and after the date hereof, and (v) shall have all of the obligations, rights, remedies and benefits of an Assignor under the Original Assignment as if it had executed the Original Assignment. The New Assignor hereby ratifies, as of the date hereof, confirms and agrees to be bound by, all of the terms, provisions and conditions applicable to an Assignee contained in the Original Assignment.

ACCESSION AGREEMENT FOR ASSIGNMENT OF EARNINGS BY INTERNAL CHARTERERS (                    )

3. The New Assignor hereby agrees to comply with the terms and conditions of the Original Assignment.

4. This Accession Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

5. This Accession Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Remainder of page intentionally left blank.]

ACCESSION AGREEMENT FOR ASSIGNMENT OF EARNINGS BY INTERNAL CHARTERERS (                    )

IN WITNESS WHEREOF, the New Assignor has caused this Accession Agreement to be duly executed, by it by way of deed, on the date first written above.

EXECUTED AS A DEED by:

[RELEVANT ASSIGNOR]

By:
Name:
Title:

In the presence of:

Witness:
Name:
Occupation:

The terms and conditions of this Accession Agreement are hereby

ACCEPTED BY:

Wells Fargo Bank, National Association, as Pari Passu Collateral Agent, as Assignee

By:
Name:
Title:

SIGNATURE PAGE TO ACCESSION AGREEMENT FOR ASSIGNMENT OF EARNINGS BY INTERNAL CHARTERERS (            )

Schedule A - Assignors

Offshore Group Investment Limited

Vantage Driller I Co.

Vantage Driller IV Co.

Vantage Drilling Netherlands BV

Vantage Drilling Labuan I Ltd

Vantage Drilling (Malaysia) I SDN

Vantage Deepwater Drilling Inc.

#11757323_v2

ASSIGNMENT OF EARNINGS BY INTERNAL CHARTERERS

EXHIBIT K-1 TO

SECOND TERM LOAN AGREEMENT

FORM OF SHIP MORTGAGE – PANAMA

[Attached]

K-1-1

EXHIBIT

AMENDMENT NO. 1 TO FIRST NAVAL MORTGAGE

By

[Shipowner]

as

Shipowner

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as

Pari Passu Collateral Agent and Mortgagee

Dated [            ]

Panamanian Vessel

[Vessel]

This AMENDMENT NO. 1, dated the [            ] (this “Amendment”), to FIRST NAVAL MORTGAGE, dated October 25, 2012 (the “Original Mortgage”), by [Shipowner, description of Shipowner] (the “Shipowner”) with an address at: 777 Post Oak Boulevard, Suite 610, Houston, Texas 77056, and WELLS FARGO BANK, NATIONAL ASSOCIATION, with an address at: 750 N. St. Paul Place, Suite 1750, MAC T9263-170, Dallas, Texas, 75201, as (i) Noteholder Collateral Agent pursuant to the terms of the 2013 Indenture (defined below) (in such capacity, the “2013 Indenture Collateral Agent”), (ii) the Noteholder Collateral Agent pursuant to the terms of the 2012 Indenture (in such capacity, the “2012 Noteholder Collateral Agent”), (iii) Collateral Agent under the Term Loan Agreement (in such capacity, the “Lender Collateral Agent”), (iv) Collateral Agent under the Second Term Loan Agreement (defined below) (in such capacity, the “Second Term Loan Collateral Agent”) and (v) as Collateral Agent pursuant to the terms of the Credit Agreement (defined below) (in such capacity, the “Credit Agreement Collateral Agent”, and together with the 2013 Indenture Collateral Agent, the 2012 Noteholder Collateral Agent, the Lender Collateral Agent, and the Second Term Loan Collateral Agent, the “Pari Passu Collateral Agent”, and together with its successors and assigns as such collateral agent under each of the 2013 Indenture, the 2012 Indenture, the Term Loan Agreement, the Second Term Loan Agreement and the Credit Agreement, the “Mortgagee”).

The Original Mortgage as amended by this Amendment is called the “Mortgage.”

RECITALS:

A. The Shipowner is the sole owner of the whole of the Panamanian flag vessel (the “Vessel”) “[Vessel]” with Permanent Patent Number 34899-09, which is duly documented in the name of the Shipowner under the laws and flag of the Republic of Panama, which vessel is further described on Schedule I attached hereto and made a part hereof.

B. The Original Mortgage was created on the Vessel in favor of the Mortgagee (as defined in the Original Mortgage) by the Shipowner and preliminarily recorded in the Microfilm (Mercantile) Section of the Public Registry Office of the Republic of Panama, at Card No. [            ], Document No. [            ], on [            ] and permanently recorded on [            ] at Card No. [            ], Document No. [            ].

C. The Original Mortgage secures, inter alia, the Shipowner’s obligations under, and the Shipowner’s guarantees of the Issuer’s obligations under, the following documents (in each case, as defined in the Original Mortgage):

(i)	the 2012 Indenture;

(ii)	the Term Loan Agreement;

(iii)	the Credit Agreement; and

(iv)	the Existing Indenture.

D. The Original Mortgage is being amended to secure the 2013 Note Obligations, the Second Term Loan Obligations and the increase in the amount of the Credit Agreement Obligations described in whereas clause 6 below, and to no longer secure the Existing Note Obligations (as each such term is defined in the Mortgage, as amended hereby).

E. The Shipowner is party to, and has executed and delivered a guarantee (the “2013 Note Guarantee”) of the obligations of the Issuer under the 2013 Indenture, pursuant to which the Issuer has issued to the Initial Purchasers (as defined in the 2013 Indenture) notes in US$775,000,000 aggregate principal amount bearing interest at the rate of 7.125% and due 2023. The form of the 2013 Indenture is annexed hereto as Exhibit A and made a part hereof, and the form of the 2013 Note Guarantee is annexed to the 2013 Indenture as Exhibit E thereto.

F. The Shipowner is party to, and has executed and delivered a guarantee (the “Second Term Loan Guarantee”) respecting the obligations of the Issuer and Vantage Delaware Holdings, LLC (“VDH”) under, the Second Term Loan Agreement pursuant to which the lenders thereunder have advanced to the Issuer and VDH a term loan in the aggregate principal amount of Three Hundred Fifty Million United States Dollars (US$350,000,000). The form of the Second Term Loan Agreement (which includes the Second Term Loan Guarantee) is annexed hereto as Exhibit B and made a part hereof.

G. The Shipowner is a party to, and has executed and delivered a guarantee (the “Original Credit Agreement Guarantee”) respecting the obligations of the Issuer and the Parent under, a Credit Agreement dated as of June 21, 2012 (the “Original Credit Agreement”) among the Issuer and the Parent, as borrowers, the guarantors from time to time party thereto, the lenders from time to time party thereto, and Royal Bank of Canada, as collateral agent, pursuant to which the lenders from time to time party thereto made a commitment to provide advances to the borrowers thereunder in an aggregate original principal amount of up to Twenty-Five Million United States Dollars (US$25,000,000). The form of the Original Credit Agreement was annexed to the Original Mortgage as Exhibit D thereto. The Original Credit Agreement has been amended and restated as of the date hereof in accordance with the terms of the Credit Agreement (as defined below), inter alia, to increase the amount of the commitments available to the borrowers up to the aggregate principal amount of Two Hundred Million United States Dollars (US$200,000,000). The Shipowner has executed and delivered a guarantee (the “Credit Agreement Guarantee”) respecting the obligations of the borrowers under the Credit Agreement. The form of the Credit Agreement (which includes the Credit Agreement Guarantee) is annexed hereto as Exhibit C and made a part hereof.

H. The Issuer has designated the 2013 Note Obligations and the Second Term Loan Obligations as “Other Pari Passu Obligations” for purposes of the Intercreditor Agreement and certain other documents, including the Original Mortgage.

I. Consequently, the Original Mortgage as amended by this Amendment secures the Shipowner’s guarantees under the 2013 Note Guarantee, the Second Term Loan Guarantee, the Credit Agreement Guarantee, the 2012 Note Guarantee (as defined in the Original Mortgage) and the Loan Guarantee (as defined in the Original Mortgage).

J. The Shipowner will receive substantial direct and indirect benefits through the extension of the loans and the issuance of notes, as applicable, under the 2013 Indenture, the Second Term Loan Agreement and the Credit Agreement, and in consideration of such benefits

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and other good and valuable consideration and to secure its obligations under the 2013 Note Guarantee, the 2013 Loan Guarantee, the Credit Agreement Guarantee, the 2012 Note Guarantee (as defined in the Original Mortgage), and the Loan Guarantee (as defined in the Original Mortgage), the receipt and sufficiency of which are hereby acknowledged, the Shipowner has executed this Amendment.

K. In accordance with the terms of the Intercreditor Agreement, the parties thereto have, inter alia, agreed to certain matters relating to the Original Mortgage (as amended by this Amendment), the 2012 Indenture, the Term Loan Agreement, the 2013 Indenture, the Second Term Loan Agreement and the Credit Agreement. The form of the Intercreditor Agreement is annexed to the Original Mortgage as Exhibit F thereto and made a part thereof.

L. The Original Mortgage as amended by this Amendment secures the Secured Obligations, as such term is amended by virtue of the amended definition of “Pari Passu Obligations” as set forth in Section 2 of this Amendment.

M. The 2013 Notes bear interest at the rate of 7.125% per annum; the 2012 Notes bear interest at the rate of 7.50% per annum; the amounts due under the Term Loan Agreement bear interest at the rate set forth in Section 2.08 of the Term Loan Agreement; the amounts due under the Second Term Loan Agreement bear interest at the rate set forth in Section 2.08 of the Second Term Loan Agreement; and the amounts due under the Credit Agreement bear interest at the rate set forth in Section 2.05 of the Credit Agreement.

N. The parties to this Amendment agree that the total amount of the Original Mortgage, as amended by this Amendment, is the aggregate of (i) the 2012 Notes in the original outstanding principal amount of One Billion One Hundred Fifty Million United States Dollars (US$1,150,000,000); (ii) the amount due under the Term Loan Agreement in the original outstanding principal amount of Five Hundred Million United States Dollars ($500,000,000); (iii) amounts due under the Credit Agreement in the aggregate maximum principal amount of up to Two Hundred Million United States Dollars (US$200,000,000); (iv) the 2013 Notes in the original outstanding principal amount of Seven Hundred Seventy Five Million United States Dollars (US$775,000,000); and (v) the amount due under the Second Term Loan Agreement in the original outstanding principal amount of Three Hundred Fifty Million United States Dollars (US$350,000,000). The aggregate of the amounts in items (i)—(v) is Two Billion Nine Hundred Seventy Five Million United States Dollars (US$2,975,000,000) and such aggregate amount is the amended total principal amount of the Mortgage.

NOW, THEREFORE, to secure the prompt payment of the Secured Obligations and the performance and observance of all agreements, covenants and provisions of the Shipowner contained in the 2013 Note Guarantee, the 2012 Note Guarantee, the Loan Guarantee, the Second Loan Guarantee and the Credit Agreement Guarantee, the other Pari Passu Documents (as such term is amended by this Amendment), and this Mortgage, the Shipowner has mortgaged and by these presents does hereby execute and constitute an Amendment No. 1 to First Naval Mortgage in accordance with the provisions of Chapters V and VI, Title IV of Law No. 55 of August 6, 2008 of the Republic of Panama and the pertinent provisions of the Civil Code and other laws of the Republic of Panama upon the whole of the Vessel to the Mortgagee, together with all of the boilers, engines, generators, drilling machinery and equipment, pumps and

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pumping equipment, machinery, masts, spars, sails, boats, anchors, cables, chains, rigging, tackle, outfit, apparel, furniture, fittings, equipment, spares, fuel, stores and all other appurtenances thereunto appertaining or belonging, and also any and all additions, improvements and replacements hereafter made in or to such Vessel, or any part thereof, or in or to her equipment and appurtenances aforesaid;

TO HAVE AND TO HOLD all and singular the Vessel unto the Mortgagee and its successors and permitted assigns, to its and its successors’ and permitted assigns’ own use, benefit and behoof forever, subject to the rights of the Shipowner therein as provided in the Mortgage;

IT IS HEREBY COVENANTED, DECLARED AND AGREED that the Vessel is to be held subject to the further covenants, conditions, provisions, terms and uses set forth in the Mortgage.

1. All capitalized terms used herein but not otherwise defined shall have the meaning specified in the Original Mortgage (as amended by this Amendment) or, if such capitalized term is not defined in the Original Mortgage (as amended by this Amendment), then as such term is defined in, or by reference in, the Intercreditor Agreement.

2. The Original Mortgage is hereby amended as follows:

(a) Section 1.2 shall be amended by deleting the following definitions in their entirety, and all such defined terms as used throughout the Mortgage shall be deemed to be deleted:

(i)	“Existing Indenture”

(ii)	“Existing Indenture Collateral Agreements”

(iii)	“Existing Indenture Documents”

(iv)	“Existing Indenture Indemnified Parties”

(v)	“Existing Indenture Secured Parties”

(vi)	“Existing Note Obligations”.

(b) Section 1.2 shall be amended by adding the following definitions:

(i) “2013 Indenture” means that certain Indenture dated as of March 28, 2013, among the Issuer, the guarantors from time to time party thereto, and Wells Fargo Bank, National Association, as trustee and noteholder collateral agent, and any and all successors thereto in either such capacity, as the same has been and may be further amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time.

(ii) “2013 Indenture Collateral Agreements” means the 2013 Note Guarantee and any agreement, document or instrument pursuant to which a Lien is granted to secure any 2013 Note Obligations or under which rights or remedies with respect to any such Lien are governed, as the same may be amended, restated, modified, renewed, refunded, replaced, or refinanced from time to time as permitted by the Pari Passu Documents.

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(iii) “2013 Indenture Documents” means the 2013 Indenture, the 2013 Notes, the applicable Purchase Agreements, the 2013 Indenture Collateral Agreements, and any agreement, instrument or other document evidencing or governing any 2013 Note Obligations.

(iv) “2013 Indenture Indemnified Parties” shall mean the Initial Purchasers (as defined in the 2013 Indenture), the 2013 Noteholder Collateral Agent, and each Noteholder (as defined in the 2013 Indenture).

(v) “2013 Indenture Secured Parties” means the 2013 Noteholder Collateral Agent and the Noteholders (as defined in the 2013 Indenture).

(vi) “2013 Note Obligations” means all obligations under the 2013 Indenture of the Issuer, the Parent and the other Guarantors (as defined in the 2013 Indenture) under the 2013 Indenture Documents and the other “obligations” under, and as defined in, the 2013 Indenture, including, but not limited to, all indebtedness evidenced by any and all Notes (as defined in the 2013 Indenture) now or hereafter issued thereunder, including any series of Notes that may hereafter from time to time be issued as permitted under the 2013 Indenture.

(vii) “2013 Notes” means the senior secured first lien notes due 2023 in the original aggregate principal amount of Seven Hundred Seventy Five Million United States Dollars (US$775,000,000) to the Initial Purchasers (as defined in the 2013 Indenture).

(viii) “Second Term Loan Agreement” means that certain Second Term Loan Agreement dated as of on or about the date hereof, among the Issuer, as co-borrower, the US Borrower (as defined therein), the guarantors from time to time party thereto, the lenders from time to time party thereto, Citibank, N.A., as administrative agent, and Wells Fargo Bank, National Association, as collateral agent, as the same has been and may hereafter be further amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time as permitted by the Pari Passu Documents.

(ix) “Second Term Loan Collateral Agreements” means any agreement, document or instrument pursuant to which a guarantee is given or a Lien is granted to secure any Second Term Loan Obligations or under which rights or remedies with respect to any such Lien are governed, as the same may be amended, restated, modified, renewed, refunded, replaced or refinanced from time to time as permitted by the Pari Passu Documents.

(x) “Second Term Loan Documents” means the Second Term Loan Agreement, the Second Term Loan Collateral Agreements and any agreement, instrument or other document evidencing or governing any Second Term Loan Obligations.

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(xi) “Second Term Loan Indemnified Parties” shall mean each of the Lenders (as defined in the Second Term Loan Agreement) and the Second Term Loan Collateral Agent.

(xii) “Second Term Loan Obligations” means the “Obligations” (as defined in the Second Term Loan Agreement) of the Issuer, the US Borrower (as defined in the Second Term Loan Agreement) and the guarantors from time to time party to the Second Term Loan Agreement and any other related document or instrument executed and delivered pursuant thereto, in each case incurred pursuant to the Second Term Loan Agreement and any other related document or instrument executed and delivered pursuant thereto.

(xiii) “Second Term Loan Secured Parties” means the lenders under the Second Term Loan Agreement, the Mortgagee, as collateral agent under the Second Term Loan Agreement, and Citibank, N.A., as administrative agent under the Second Term Loan Agreement.

(c) The definition of “Credit Agreement” in the Original Mortgage is hereby deleted in its entirety and replaced by the following:

“Credit Agreement” means that certain Amended and Restated Credit Agreement dated as of March 28, 2013, among the Issuer and Vantage Drilling Company, as borrowers, the guarantors from time to time party thereto (including the Shipowner), the lenders from time to time party thereto, Royal Bank of Canada, as administrative agent, which amends and restates in its entirety that certain Credit Agreement dated as of June 21, 2012 among the Issuer and Vantage Drilling Company, as borrowers, the guarantors from time to time party thereto (including the Shipowner), the lenders from time to time party thereto, and Royal Bank of Canada, as collateral agent, and as the same has been and may hereafter be further amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time.

(d) The definition of “Credit Facilities” in the Original Mortgage is hereby deleted in its entirety and replaced by the following:

“Credit Facilities” means the 2013 Indenture, the 2012 Indenture, the Term Loan Agreement, the Second Term Loan Agreement and the Credit Agreement.

(e) The definition of “Indemnified Parties” is hereby deleted in its entirety and replaced by the following:

“Indemnified Parties” means the 2012 Indenture Indemnified Parties, the Term Loan Indemnified Parties, the Credit Agreement Indemnified Parties, and the holders of the Other Pari Passu Obligations, including, but not limited to, the 2013 Indenture Indemnified Parties and the Second Term Loan Indemnified Parties.

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(f) The definition of “Intercreditor Agreement” is hereby deleted in its entirety and replaced by the following:

“Intercreditor Agreement” means that certain amended and restated intercreditor agreement, dated October 25, 2012, among (a) Wells Fargo Bank, National Association, as the pari passu collateral agent, the noteholder collateral agent and the trustee under the 2012 Indenture, and the collateral agent under the Credit Agreement, (b) Royal Bank of Canada, as administrative agent under the Credit Agreement, (c) Citibank, N.A., as administrative agent under the Term Loan Agreement, and (d) acknowledged by the Issuer, Parent, and each of the other guarantors party thereto and to which Wells Fargo Bank, National Association, as noteholder collateral agent and trustee under the 2013 Indenture, and collateral agent under the Second Term Loan Agreement, and Citibank, N.A., as administrative agent under the Second Term Loan Agreement, were joined as parties by joinder agreements, dated March 28, 2013, as the same has been and may be further amended, restated, supplemented or otherwise modified from time to time.

(g) The definition of “Pari Passu Documents” is hereby deleted in its entirety and replaced by the following:

“Pari Passu Documents” means the Intercreditor Agreement, the 2012 Indenture Documents, the Term Loan Documents, the Credit Agreement Documents and any other document or instrument evidencing or governing any Other Pari Passu Obligations, including, but not limited to, the 2013 Indenture Documents and the Second Term Loan Documents.

(h) The definition of “Pari Passu Obligations” is hereby deleted in its entirety and replaced by the following:

“Pari Passu Obligations” means (a) the 2012 Note Obligations, (b) the Term Loan Obligations, (c) the Credit Agreement Obligations, (d) all Other Pari Passu Obligations, including, but not limited to, the 2013 Note Obligations and the Second Term Loan Obligations, and (e) all other obligations in respect of, or arising under, the Pari Passu Documents, including all fees and expenses of the collateral agent payable with respect thereto and shall include all interest and fees, which but for the filing of a petition in bankruptcy with respect to the Issuer, the Parent or any other guarantor thereunder (in each case, including in its capacity as a co-borrower thereunder), would have accrued on such obligations, whether or not a claim for such interest or fees is allowed in such proceeding.

(i) The definition of “Permitted Liens” is hereby deleted in its entirety and replaced by the following:

“Permitted Liens” means Liens permitted from time to time under the 2013 Indenture, the 2012 Indenture, the Term Loan Agreement, the Second Term Loan Agreement or the Credit Agreement.

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(j) The definition of “Purchase Agreements” is hereby amended by adding the following as a new subclause (a) at the beginning thereof (and renumbering the subsequent subclauses appropriately):

“(a) that certain Purchase Agreement dated as of March 21, 2013, among the Issuer and the initial guarantors party thereto, and agreed to and accepted by Jefferies LLC and Citigroup Global Markets Inc., as representatives of the Initial Purchasers (as defined therein), executed in connection with the 2013 Indenture.”

(k) The definition of “Secured Parties” is hereby deleted in its entirety and replaced by the following:

“Secured Parties” means (a) the Pari Passu Collateral Agent, (b) the 2012 Indenture Secured Parties, (c) the Term Loan Secured Parties, (d) the Credit Agreement Secured Parties, and (e) the holders of Other Pari Passu Obligations, including, but not limited to, the 2013 Indenture Secured Parties and the Second Term Loan Secured Parties.

(l) All references to the term “New Noteholder Collateral Agent” where used throughout the Original Mortgage (as amended by this Amendment) shall be replaced by the term “2012 Noteholder Collateral Agent”. All references to the “Guarantees” or a “Guarantee” shall mean, collectively, the Second Term Loan Guarantee and the 2013 Note Guarantee (each as defined in Amendment No. 1 to this Mortgage), the 2012 Note Guarantee, the Loan Guarantee and the Credit Agreement Guarantee.

(m) Section 2.1 of the Original Mortgage is hereby deleted in its entirety and replaced by the following:

SECTION 2.1 The Shipowner acknowledges it is justly indebted in accordance with the terms of the Credit Facilities, the 2013 Notes, the 2012 Notes, the Pari Passu Documents and its Guarantees. The Shipowner will pay when due all Secured Obligations from time to time payable by the Shipowner under the Credit Facilities, the 2013 Notes, the 2012 Notes, the Pari Passu Documents and its Guarantees and will observe, perform and comply with the covenants, terms and conditions herein and, as applicable, in the Credit Facilities, the 2013 Notes, the 2012 Notes, the Pari Passu Documents and its Guarantees, on its part to be observed, performed or complied with. The formula for the calculation of interest on the amounts due under the Credit Facilities, the 2013 Notes, and the 2012 Notes, and the terms of their payment together with the terms of the repayment of the principal of the Credit Facilities, the 2013 Notes, and the 2012 Notes secured by this Mortgage are provided in the 2013 Indenture, the 2012 Indenture, the Term Loan Agreement, the Second Term Loan Agreement and the Credit Agreement, as applicable.

(n) Section 2.19(b) of the Original Mortgage is hereby amended by replacing the reference to “Existing Indenture” in the first line thereof with “2013 Indenture.”

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(o) The first paragraph of Section 3.1 of the Original Mortgage is hereby deleted in its entirety and replaced by the following:

As used herein, the term “Event of Default” means (a) with respect to the 2013 Indenture, an “Event of Default” under, and as defined therein, (b) with respect to the 2012 Indenture, an “Event of Default” under, and as defined therein, (c) with respect to the Term Loan Agreement, an “Event of Default” under, and as defined therein, (d) with respect to the Second Term Loan Agreement, an “Event of Default” under, and as defined therein or (e) with respect to the Credit Agreement, an “Event of Default” under, and as defined therein. If an Event of Default shall have occurred and be continuing, then, in each and every such case the 2013 Indenture Collateral Agent, the 2012 Noteholder Collateral Agent, the Lender Collateral Agent, the Second Term Loan Collateral Agent or the Credit Agreement Collateral Agent, as relevant, shall have the right to make such demands and take such actions as are permitted to each of them, respectively, by the 2013 Indenture Documents, the 2012 Indenture Documents, the Term Loan Documents, the Second Term Loan Documents or the Credit Agreement Documents, as the case may be. If an Event of Default shall have occurred and be continuing under any of the 2013 Indenture Documents, the 2012 Indenture Documents, the Term Loan Documents, the Second Term Loan Documents and the Credit Agreement Documents, the Mortgagee shall have the right, subject to and in accordance with the terms of the Intercreditor Agreement and Section 4.13 hereof, to:

(p) Section 3.9 of the Original Mortgage is hereby deleted in its entirety and replaced by the following:

SECTION 3.9 Subject always to and in accordance with the terms of the Intercreditor Agreement, if at any time prior to any sale of or consummation of foreclosure proceedings on the Vessel by the Mortgagee after the occurrence and during the continuance of an Event of Default in accordance herewith, the Shipowner offers to cure such Event of Default and to pay all expenses, advances, fees and damages to the Mortgagee arising from such Events of Default to the extent provided for in the 2013 Indenture, the 2012 Indenture, the Term Loan Agreement, the Second Term Loan Agreement or the Credit Agreement, respectively, or the other Pari Passu Documents, including all costs and expenses incurred by the Mortgagee upon the exercise by the Mortgagee of its rights hereunder as a result of such Event of Default, then the Mortgagee may, but shall be under no obligation to, accept such offer, cure and payment and restore the Shipowner to its former position, but such action shall not affect any rights which the Mortgagee may have hereunder after the occurrence and during the continuance of any subsequent Event of Default or impair any rights consequent thereon.

(q) Section 4.1 of the Original Mortgage is hereby deleted in its entirety and replaced by the following:

SECTION 4.1 The maximum principal amount secured by this Mortgage at any time is Two Billion Nine Hundred Seventy Five Million United States Dollars (US$2,975,000,000), and for purposes of recording this Mortgage, the total amount of

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this Mortgage is Two Billion Nine Hundred Seventy Five Million United States Dollars (US$2,975,000,000). In addition to principal, this Mortgage also secures the other Secured Obligations, including interest, costs and expenses of collection and other sums which are deemed to be secured by the relevant laws of the Republic of Panama, as provided in this Mortgage, the 2013 Indenture, the 2012 Indenture, the Term Loan Agreement, the Second Term Loan Agreement, the Credit Agreement and the other Pari Passu Documents. The maturity date of this Mortgage is April 1, 2023.

(r) Section 4.8(a) of the Original Mortgage is hereby deleted and replaced by the following:

(a) Costs and Expenses. Shipowner shall pay all out-of-pocket expenses incurred by the Mortgagee or any Secured Parties (including the fees, charges and disbursements of any counsel for the Mortgagee), and shall pay all fees and time charges for attorneys who may be employees of the Mortgagee or any of the Secured Parties, in connection with the enforcement or protection of its rights in connection with the 2013 Indenture, the 2012 Indenture, the Term Loan Agreement, the Second Term Loan Agreement, the Credit Agreement, this Mortgage, and the other Pari Passu Documents, including its rights under this Section, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Credit Facilities, the 2013 Notes, and the 2012 Notes and any other Pari Passu Documents.

(s) Section 4.12 of the Original Mortgage is hereby deleted and replaced by the following:

SECTION 4.12 NOTWITHSTANDING ANY OTHER PROVISION CONTAINED HEREIN TO THE CONTRARY, IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF (A) THIS MORTGAGE AND (B) ANY OF THE 2013 INDENTURE, THE 2012 INDENTURE, THE TERM LOAN AGREEMENT, THE SECOND TERM LOAN AGREEMENT OR THE CREDIT AGREEMENT, THE PROVISIONS OF THE 2013 INDENTURE, THE 2012 INDENTURE, THE TERM LOAN AGREEMENT, THE SECOND TERM LOAN AGREEMENT OR THE CREDIT AGREEMENT, AS APPLICABLE, SHALL CONTROL WITH RESPECT THERETO (BUT SHALL NOT CONTROL AS SUCH PROVISION MAY APPLY TO ANY OTHER SUCH INDENTURE OR AGREEMENT), UNLESS THE PROVISIONS OF SUCH INCONSISTENT INDENTURE OR AGREEMENT ARE INCONSISTENT WITH THE INTERCREDITOR AGREEMENT, IN WHICH CASE, THE INTERCREDITOR AGREEMENT SHALL CONTROL.

(t) Section 4.13 of the Original Mortgage is hereby deleted and replaced by the following:

SECTION 4.13 Notwithstanding anything herein to the contrary, (i) the occurrence of an Event of Default with respect to any one Debt Agreement (as hereinafter defined) shall not be deemed to constitute an Event of Default under any other Debt Agreement except to the extent so expressly stated in such other Debt Agreement and

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(ii) upon the occurrence of an Event of Default under any one Debt Agreement, the rights and remedies granted hereunder shall be subject to the Intercreditor Agreement. For purposes of this paragraph, “Debt Agreement” means the 2013 Indenture, the 2012 Indenture, the Term Loan Agreement, the Second Term Loan Agreement or the Credit Agreement.

(u) Section 4.15 of the Original Mortgages is hereby amended by replacing the reference to “Existing Indenture” therein with “2013 Indenture”.

3. The Shipowner has caused this Amendment to be duly filed and recorded, and will cause this Amendment to be permanently registered in the Republic of Panama within six (6) months of the day and year first above written, and will further comply with and satisfy all of the provisions and requirements of Panamanian Ship Mortgage Law in connection with this Amendment and the Original Mortgage (as amended by this Amendment).

4. This Amendment amends the Original Mortgage and, from and after the date hereof, wherever the term “Mortgage” is used in the Original Mortgage, or in any of the Pari Passu Documents, it shall be deemed to mean and refer to the Original Mortgage as amended by this Amendment.

5. Except as expressly modified by this Amendment, all of the terms and conditions of the Original Mortgage remain in full force and effect and are hereby ratified and confirmed by the parties and are incorporated by reference in this Amendment to the same extent as if set forth in this Amendment in their entirety.

6. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which when taken together shall constitute one instrument.

7. In case of any discrepancy between an English counterpart and the Spanish and the Notarial version thereof in Spanish, as between the parties hereto, the English counterpart shall control.

8. The Recitals in this Amendment constitute part of this Amendment.

9. Notices shall be delivered in accordance with the applicable provisions of the Pari Passu Documents and shall be effective as provided, respectively, therein. Each of the Shipowner and Mortgagee may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other party hereto.

10. The appearing parties hereby confer a special power of attorney with the right of substitution upon any member of the law firm of MORGAN & MORGAN, lawyers of the City of Panama, Republic of Panama, empowering each of them to take all necessary steps to record this instrument of Amendment No. 1 to First Naval Mortgage in the appropriate registries of the Republic of Panama.

[The rest of this page has been left intentionally blank.]

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IN WITNESS WHEREOF, the Shipowner has caused this Amendment No. 1 to First Naval Mortgage to be duly executed, by the Shipowner by way of deed, and the Mortgagee has accepted this Amendment on the day and year first above written.

EXECUTED AS A DEED by

[SHIPOWNER]

By:
Name:	[ ]
Title:	[ ]

In the presence of:

Witness:
Name:	[ ]
Occupation:	[ ]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Pari Passu Collateral Agent and as Mortgagee

By:
Name:	John C. Stohlmann
Title:	Attorney-in-fact

Signature Page to Amendment No. 1 to First Naval Mortgage - [Vessel]

ACKNOWLEDGMENT

STATE OF TEXAS	)
	)	ss.:
COUNTY OF HARRIS	)

On this             day of March, 2013, before me personally appeared [name] who, being by me duly sworn, did depose and say that she is residing at [address], she is an attorney-in-fact of [Shipowner], the entity described in and which executed the foregoing instrument; and that s/he signed her/his name thereto in accordance with the terms of a power of attorney of such entity, and she further acknowledged to me that the foregoing instrument is the free act and deed of such entity.

Notary Public in and for the State of Texas

[THE SIGNATURE OF THE NOTARY PUBLIC MUST BE DULY AUTHENTICATED BY PANAMANIAN CONSUL OR APOSTILLE.]

Acknowledgment to Amendment No. 1 to First Naval Mortgage - [Vessel]

ACKNOWLEDGMENT

STATE OF TEXAS	)
	)	ss.:
COUNTY OF DALLAS	)

On this             day of March, 2013, before me personally appeared John C. Stohlmann who, being by me duly sworn, did depose and say that he is residing at 750 N. St. Paul Place, Suite 1750 Dallas, Texas 75201, he is an attorney-in-fact of Wells Fargo Bank, National Association, the entity described in and which executed the foregoing instrument, and that he signed his name thereto in accordance with the bylaws of such entity, and he further acknowledged to me that the foregoing instrument is the free act and deed of such entity.

Notary Public in and for the State of Texas

[THE SIGNATURE OF THE NOTARY PUBLIC MUST BE DULY AUTHENTICATED BY PANAMANIAN CONSUL OR APOSTILLE.]

Acknowledgment to Amendment No. 1 to First Naval Mortgage - [Vessel]

SCHEDULE I

TO

AMENDMENT NO. 1 TO FIRST NAVAL MORTGAGE

DESCRIPTION OF THE VESSEL

AQUAMARINE DRILLER

Official Number	Radio Call Letters	Length	Width	Depth	Gross Tonnage	Net Tonnage
[ ]	[ ]	[ ] Meters	[ ] meters	[ ] meters	[ ]	[ ]

Schedule 1 to Amendment No. 1 to First Naval Mortgage - [Vessel]

EXHIBIT A

TO

AMENDMENT NO. 1 TO FIRST NAVAL MORTGAGE

Form of the 2013 Indenture, together with Exhibit A thereto (Form of Note) and Exhibit E thereto (Form of Note Guarantee), but without other annexes, schedules or exhibits, together with the forms of any supplements thereto.

See attached.

Exhibit A to Amendment No. 1 to First Naval Mortgage - [Vessel]

EXHIBIT B

TO

AMENDMENT NO. 1 TO FIRST NAVAL MORTGAGE

[Form of the Second Term Loan Agreement,

together with form of Note but without other annexes, schedules or exhibits]

See attached.

Exhibit B to Amendment No. 1 to First Naval Mortgage - [Vessel]

EXHIBIT C

TO

AMENDMENT NO. 1 TO FIRST NAVAL MORTGAGE

[Form of Credit Agreement, without annexes, schedules or exhibits]

See attached.

Exhibit C to Amendment No. 1 to First Naval Mortgage - [Vessel]

FORM OF

FIRST NAVAL MORTGAGE

By

[Shipowner]

To

WELLS FARGO BANK, NATIONAL ASSOCIATION

as

Pari Passu Collateral Agent and Mortgagee

Dated [                    ]

Panamanian Vessel

[Vessel]

This FIRST NAVAL MORTGAGE (this “Mortgage”) is made this the     th day of [            ], by [            ](the “Shipowner”) with an address at: 777 Post Oak Boulevard, Suite 800, Houston, Texas 77056, to WELLS FARGO BANK, NATIONAL ASSOCIATION, as (i) Noteholder Collateral Agent pursuant to the terms of the Existing Indenture (defined below) (in such capacity, the “Existing Noteholder Collateral Agent”), as (ii) Noteholder Collateral Agent pursuant to the terms of the 2012 Indenture (defined below) (in such capacity, the “New Noteholder Collateral Agent”), as (iii) Collateral Agent under the Term Loan Agreement (defined below) (in such capacity, the “Lender Collateral Agent”), and (iv) as Collateral Agent pursuant to the terms of the Credit Agreement (defined below) (in such capacity, the “Credit Agreement Collateral Agent”, and together with the Existing Noteholder Collateral Agent, the New Noteholder Collateral Agent, and the Lender Collateral Agent, the “Pari Passu Collateral Agent”, together with its successors and assigns as such collateral agent under each of the Existing Indenture, the 2012 Indenture, the Term Loan Agreement and the Credit Agreement, the “Mortgagee”) with an address at: 750 N. St. Paul Place, Suite 1750, MAC T9263-170, Dallas, Texas 75201.

WHEREAS:

1. The Shipowner is the sole owner of the whole of the Panamanian flag vessel, “[            ]” with Permanent Patent Number [            ], which is duly documented in the name of the Shipowner under the laws and flag of the Republic of Panama, which vessel is further described on Schedule I attached hereto and made a part hereof.

2. The Shipowner is party to the Existing Indenture pursuant to which the Issuer issued senior secured first lien notes due 2015 (the “Existing Notes”) in the original aggregate principal amount of Two Billion Twenty Five Million United States Dollars (US$2,025,000,000) to the Initial Purchasers (as defined in the Existing Indenture). The form of the Existing Indenture is annexed hereto as Exhibit A and made a part hereof.

3. The Shipowner is party to the 2012 Indenture pursuant to which the Issuer has issued US$1,150,000,000 aggregate principal amount of 7.50% senior secured first lien notes due 2019 (the “2012 Notes”) to the Initial Purchasers (as defined in the 2012 Indenture). The form of the 2012 Indenture is annexed hereto as Exhibit B and made a part hereof.

4. The Shipowner is party to the Term Loan Agreement pursuant to which the lenders from time to time party thereto have advanced to the borrowers thereunder a term loan in the aggregate amount of Five Hundred Million United States Dollars (US$500,000,000). The form of the Term Loan Agreement is annexed hereto as Exhibit C and made a part hereof.

5. The Shipowner is party to the Credit Agreement pursuant to which the lenders from time to time party thereto have made a commitment to provide advances from time to time to the borrowers thereunder in an aggregate amount of up to Twenty Five Million United States Dollars (US$25,000,000). The form of the Credit Agreement is annexed hereto as Exhibit D and made a part hereof.

6. The Shipowner has executed its (w) Note Guarantee (as defined in the Existing Indenture) (the “Existing Note Guarantee”), (x) Note Guarantee (as defined in the 2012

Indenture) (the “2012 Note Guarantee”), (y) guarantee contained in the Term Loan Agreement (the “Loan Guarantee”) and (z) guarantee contained in the Credit Agreement (the “Credit Agreement Guarantee”; and, together with the Existing Note Guarantee, the 2012 Note Guarantee and the Loan Guarantee, the “Guarantees”) whereby it has guaranteed the obligations of the Issuer under the Existing Indenture and the 2012 Indenture respectively, the Credit Parties (including the Issuer) as defined in and party to the Term Loan Agreement, and the Loan Parties (including the Issuer) as defined in and party to the Credit Agreement. The Shipowner will receive substantial, direct and indirect, benefits through the extension of the loans under the terms of the Credit Facilities and related documents; and in consideration of such benefit and other good and valuable consideration and to secure its obligations under the Guarantees, the receipt and sufficiency of which are hereby acknowledged, the Shipowner has executed this Mortgage. The form of the Existing Note Guarantee is part of Exhibit A and made a part hereof. The form of the 2012 Note Guarantee is part of Exhibit B and made a part hereof. The Loan Guarantee is contained within Exhibit C and made a part hereof. The Credit Agreement Guarantee is contained within Exhibit D and made a part hereof.

7. In accordance with the terms of the Intercreditor Agreement, the parties thereto have, inter alia, agreed to certain matters relating to this Mortgage, the Existing Indenture, the 2012 Indenture, the Term Loan Agreement, and the Credit Agreement. The form of the Intercreditor Agreement is annexed hereto as Exhibit E and made a part hereof.

8. This Mortgage secures the Secured Obligations (including, without limitation, the costs, expenses and other amounts payable by Shipowner hereunder pursuant to Section 4.8 in connection with Mortgagee’s enforcing its rights and remedies pursuant to this Mortgage) and the Shipowner has duly authorized the execution and delivery of this Mortgage.

9. The parties to this Mortgage agree that the total amount of this Mortgage is the aggregate of (i) the Existing Notes in the current outstanding principal amount of Nine Hundred Ninety Nine Million Nine Hundred Ninety Nine Thousand United States Dollars (US$999,999,000), (ii) the 2012 Indenture Notes in the original outstanding principal amount of One Billion One Hundred Fifty Million United States Dollars (US$1,150,000,000), (iii) amounts due under the Term Loan Agreement in the original outstanding principal amount of Five Hundred Million United States Dollars (US$500,000,000), and (iv) amounts due under the Credit Agreement in the aggregate maximum principal amount of up to Twenty Five Million United States Dollars (US$25,000,000). The aggregate of the amounts in items (i)-(iv) is Two Billion Six Hundred Seventy Four Million Nine Hundred Ninety Nine Thousand United States Dollars (US$2,674,999,000) and that is the total principal amount of this Mortgage.

10. The Existing Notes bear interest at the rate of 11 1/2% per annum, the 2012 Notes bear interest at the rate of 7.50% per annum; the amounts due under the Term Loan Agreement bear interest at the rate set forth in Section 2.08 of the Term Loan Agreement; and the amounts due under the Credit Agreement bear interest at the rate set forth in Section 2.05 of the Credit Agreement.

NOW, THEREFORE, to secure the prompt payment of the Secured Obligations and the performance and observance of all agreements, covenants and provisions of the Shipowner contained in its Guarantees, the Credit Facilities, this Mortgage and the other Pari Passu

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Documents, the Shipowner has mortgaged and by these presents does hereby execute and constitute a First Naval Mortgage in accordance with the provisions of Chapters V and VI, Title IV of Law No. 55 of August 6, 2008 of the Republic of Panama and the pertinent provisions of the Civil Code and other laws of the Republic of Panama upon the whole of the vessel (as more specifically described on Schedule I) to the Mortgagee, together with all of the boilers, engines, generators, drilling machinery and equipment, pumps and pumping equipment, machinery, masts, spars, sails, boats, anchors, cables, chains, rigging, tackle, outfit, apparel, furniture, fittings, equipment, spares, fuel, stores and all other appurtenances thereunto appertaining or belonging, and also any and all additions, improvements and replacements hereafter made in or to such vessel, or any part thereof, or in or to her equipment and appurtenances aforesaid (collectively, the “Vessel”);

TO HAVE AND TO HOLD all and singular the Vessel unto the Mortgagee and its successors and permitted assigns, to its and its successors’ and permitted assigns’ own use, benefit and behoof forever, subject to the rights of the Shipowner therein as herein provided;

IT IS HEREBY COVENANTED, DECLARED AND AGREED that the Vessel is to be held subject to the further covenants, conditions, provisions, terms and uses hereinafter set forth.

ARTICLE I

DEFINITIONS

SECTION 1.1 For purposes of this Mortgage, the following terms shall have the respective meanings given to them below. Capitalized terms used herein and not otherwise defined herein are used herein as defined in, or by reference in, the Intercreditor Agreement.

SECTION 1.2 The following terms shall have the following meanings:

“Credit Agreement” means that certain Credit Agreement dated as of June 21, 2012, among the Issuer, as borrower, the Parent, the guarantors from time to time party thereto (including the Shipowner), the lenders from time to time party thereto, and Royal Bank of Canada, as collateral agent, and any and all successors thereto in such capacity, as the same has been and may hereafter be further amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time.

“Credit Agreement Collateral Agreements” means any agreement, document or instrument pursuant to which a Lien is granted to secure any Credit Agreement Obligation or under which rights or remedies with respect to any such Lien are governed, as the same may be amended, restated, modified, renewed, refunded, replaced or refinanced from time to time as permitted by the Pari Passu Documents.

“Credit Agreement Documents” means the Credit Agreement, the Credit Agreement Collateral Agreements, and any agreement, instrument or other document evidencing or governing any Credit Agreement Obligations.

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“Credit Agreement Indemnified Parties” means each of the Lenders, the Administrative Agent, and the Collateral Agent (as each such term is defined in the Credit Agreement).

“Credit Agreement Obligations” means all obligations of the Issuer, the Parent and the Guarantors (as defined in the Credit Agreement) under the Credit Agreement; any other Credit Agreement Documents and any other related document or instrument executed and delivered pursuant to any of the foregoing.

“Credit Agreement Secured Parties” has the meaning set forth in the Intercreditor Agreement.

“Credit Facilities” means the Existing Indenture, the 2012 Indenture, the Term Loan Agreement and the Credit Agreement.

“Environmental Law” means all former, current and future federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), and agreements in each case, relating to protection of the environment, natural resources, human health and safety or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.

“Existing Indenture” means that certain Indenture dated as of July 30, 2010, among the Issuer, the guarantors from time to time party thereto, and Wells Fargo Bank, National Association, as trustee and noteholder collateral agent, and any and all successors thereto in either such capacity, as the same has been and may be further amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time.

“Existing Indenture Collateral Agreements” means the Existing Note Guarantee and any agreement, document or instrument pursuant to which a Lien is granted to secure any Existing Note Obligations or under which rights or remedies with respect to any such Lien are governed, as the same may be amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time as permitted by the Existing Indenture.

“Existing Indenture Documents” means the Existing Indenture, the applicable Purchase Agreement(s), the Existing Indenture Collateral Agreements and any agreement, instrument or other document evidencing or governing any Existing Note Obligations.

“Existing Indenture Indemnified Parties” shall mean the Initial Purchasers (as defined in the Existing Indenture), the Mortgagee, as trustee and noteholder collateral agent and each Noteholder (as defined in the Existing Indenture).

“Existing Indenture Secured Parties” means the Existing Noteholder Collateral Agent and the Noteholders (as defined in the Existing Indenture).

“Existing Note Obligations” means all obligations of the Issuer, the Parent and the other Guarantors (as defined in the Existing Indenture) under the Existing Indenture, the Existing Notes, the Existing Indenture Collateral Agreements and any other related document or instrument executed and delivered pursuant to any of the foregoing.

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“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank).

“Hazardous Material” means (a) any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls and chlorofluorocarbons and (b) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law.

“Indemnified Parties” means the Existing Indenture Indemnified Parties, the 2012 Indenture Indemnified Parties, the Term Loan Indemnified Parties the Credit Agreement Indemnified Parties, and the holders of the Other Pari Passu Obligations.

“Intercreditor Agreement” means that certain amended and restated intercreditor agreement, dated October 25, 2012 among (a) Wells Fargo Bank, National Association, as (x) the pari passu collateral agent, the noteholder collateral agent and the trustee under the 2012 Indenture, (y) the term loan collateral agent, the collateral agent and trustee under the Existing Indenture and (z) the collateral agent under the Credit Agreement, (b) Royal Bank of Canada, as agent under the Credit Agreement, (c) Citibank, N.A., as administrative agent under the Term Loan Agreement, and (d) acknowledged by the Issuer, Parent, and each of the other guarantors party thereto, as the same has been and may be further amended, restated, supplemented or otherwise modified from time to time.

“Issuer” means Offshore Group Investment Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands.

“Legal Requirement” means, as to any Person, any law, statute, ordinance, decree, award, requirement, order, writ, judgment, injunction, rule, regulation (or official interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority which is binding on such Person.

“Other Pari Passu Obligations” means other Indebtedness (as defined in the Intercreditor Agreement) of the Issuer or the Restricted Subsidiaries (as defined in the 2012 Indenture) that is equally and ratably secured with the Pari Passu Obligations as permitted by the 2012 Indenture and is designated by the Issuer as an Other Pari Passu Obligation.

“Parent” means Vantage Drilling Company, an exempted company incorporated with limited liability under the laws of the Cayman Islands.

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“Pari Passu Documents” means the Intercreditor Agreement, Existing Indenture Documents, the 2012 Indenture Documents, the Term Loan Documents, the Credit Agreement Documents and any other document or instrument evidencing or governing any Other Pari Passu Obligations.

“Pari Passu Obligations” means (a) the Existing Note Obligations, (b) the 2012 Note Obligations, (c) the Term Loan Obligations, (d) the Credit Agreement Obligations, (e) all Other Pari Passu Obligations and (f) all other obligations in respect of, or arising under, the Pari Passu Documents, including all fees and expenses of the collateral agent payable with respect thereto and shall include all interest and fees, which but for the filing of a petition in bankruptcy with respect to the Issuer, the Parent or any other guarantor thereunder (in each case, including in its capacity as a co-borrower thereunder), would have accrued on such obligations, whether or not a claim for such interest or fees is allowed in such proceeding.

“Permitted Liens” means Liens permitted from time to time under the Existing Indenture, the 2012 Indenture, the Term Loan Agreement or the Credit Agreement.

“Post-Closing Agreement” means that certain post-closing agreement, dated as of October 25, 2012, between Citigroup Global Markets Inc., as representative of the Initial Purchasers, and the Pari Passu Collateral Agent, and agreed to and accepted by, inter alia, the Shipowner and the Parent.

“Purchase Agreements” means (a) that certain Purchase Agreement dated as of July 26, 2010, among the Issuer and the initial guarantors party thereto, and agreed to and accepted by Jefferies & Company, Inc. and Deutsche Bank Securities Inc., as representatives of the Initial Purchasers (as defined therein), executed in connection with the Existing Indenture, (b) that certain Purchase Agreement dated as of May 20, 2011, among the Issuer and the initial guarantors party thereto, and agreed to and accepted by Jefferies & Company, Inc., as representative of the Initial Purchasers (as defined therein), executed in connection with the Existing Indenture, (c) that certain Purchase Agreement dated as of April 2, 2012, among the Issuer and the initial guarantors party thereto, and agreed to and accepted by Jefferies & Company, Inc., as representative of the Initial Purchasers (as defined therein), executed in connection with the Existing Indenture, (d) that certain Purchase Agreement dated as of October 16, 2012, among the Issuer and the initial guarantors party thereto, and agreed to and accepted by Citigroup Global Markets, Inc., as representative of the Initial Purchasers (as defined therein), executed in connection with the 2012 Indenture, and (e) each other purchase agreement from time to time entered into by the Issuer and the guarantors from time to time party to the 2012 Indenture in connection with an issuance of additional Notes (as defined in the 2012 Indenture) under the 2012 Indenture.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

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“Secured Obligations” means collectively (a) the Pari Passu Obligations, (b) the Other Pari Passu Obligations, and (c) the obligations under the Purchase Agreements of the Issuer and the guarantors party thereto.

“Secured Parties” means (a) the Pari Passu Collateral Agent, (b) the Existing Indenture Secured Parties, (c) the 2012 Indenture Secured Parties, (d) the Term Loan Secured Parties, (e) the Credit Agreement Secured Parties, and (f) the holders of Other Pari Passu Obligations.

“Term Loan Agreement” means that certain Term Loan Agreement dated as of on or about the date hereof, among the Issuer, as co-borrower, the US Borrower (as defined therein), the guarantors from time to time party thereto, the lenders from time to time party thereto, Citibank, N.A., as administrative agent, and Wells Fargo Bank, National Association, as collateral agent, as the same has been and may hereafter be further amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time as permitted by the Pari Passu Documents.

“Term Loan Collateral Agreements” means any agreement, document or instrument pursuant to which a guarantee is given or a Lien is granted to secure any Term Loan Obligations or under which rights or remedies with respect to any such Lien are governed, as the same may be amended, restated, modified, renewed, refunded, replaced or refinanced from time to time as permitted by the Pari Passu Documents.

“Term Loan Documents” means the Term Loan Agreement, the Term Loan Collateral Agreements and any agreement, instrument or other document evidencing or governing any Term Loan Obligations.

“Term Loan Indemnified Parties” shall mean each of the Lenders (as defined in the Term Loan Agreement) and the Mortgagee as collateral agent.

“Term Loan Obligations” means the “Obligations” (as defined in the Term Loan Agreement) of the Issuer, the US Borrower (as defined in the Term Loan Agreement) and the guarantors from time to time party to the Term Loan Agreement and any other related document or instrument executed and delivered pursuant thereto, in each case incurred pursuant to the Term Loan Agreement and any other related document or instrument executed and delivered pursuant thereto.

“Term Loan Secured Parties” has the meaning set forth in the Intercreditor Agreement.

“2012 Indenture” means that certain Indenture dated as of the date hereof, among the Issuer, the guarantors from time to time party thereto, and Wells Fargo Bank, National Association, as trustee and noteholder collateral agent, and any and all successors thereto in either such capacity, as the same has been and may be further amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time.

“2012 Indenture Collateral Agreements” means the 2012 Note Guarantee and any agreement, document or instrument pursuant to which a Lien is granted to secure any 2012 Note

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Obligations or under which rights or remedies with respect to any such Lien are governed, as the same may be amended, restated, modified, renewed, refunded, replaced, or refinanced from time to time as permitted by the Pari Passu Documents.

“2012 Indenture Documents” means the 2012 Indenture, the 2012 Notes, the applicable Purchase Agreements, the 2012 Indenture Collateral Agreements the Post-Closing Agreement, and any agreement, instrument or other document evidencing or governing any 2012 Note Obligations.

“2012 Indenture Indemnified Parties” shall mean the Initial Purchasers (as defined in the 2012 Indenture), the New Noteholder Collateral Agent, and each Noteholder (as defined in the 2012 Indenture).

“2012 Indenture Secured Parties” means the New Noteholder Collateral Agent and the Noteholders (as defined in the 2012 Indenture).

“2012 Note Obligations” means all obligations under the 2012 Indenture of the Issuer, the Parent and the other Guarantors (as defined in the 2012 Indenture) under the 2012 Indenture Documents and the other “obligations” under, and as defined in, the 2012 Indenture, including, but not limited to, all indebtedness evidenced by any and all Notes (as defined in the 2012 Indenture) now or hereafter issued thereunder, including any series of Notes that may hereafter from time to time be issued as permitted under the 2012 Indenture.

ARTICLE II

COVENANTS OF THE SHIPOWNER

The Shipowner covenants and agrees with the Mortgagee as follows:

SECTION 2.1 The Shipowner acknowledges it is justly indebted in accordance with the terms of the Credit Facilities, the Existing Notes, the 2012 Notes, the Pari Passu Documents and its Guarantees. The Shipowner will pay when due all Secured Obligations from time to time payable by the Shipowner under its Credit Facilities, the Existing Notes, the 2012 Notes, the Pari Passu Documents and its Guarantees and will observe, perform and comply with the covenants, terms and conditions herein and, as applicable, in its Credit Facilities, the Existing Notes, the 2012 Notes, the Pari Passu Documents and its Guarantees, on its part to be observed, performed or complied with. The formula for the calculation of interest on the amounts due under the Credit Facilities, the Existing Notes, and the 2012 Notes, and the terms of their payment together with the terms of the repayment of the principal of the Credit Facilities, the Existing Notes, and the 2012 Notes secured by this Mortgage are provided in the Existing Indenture, the 2012 Indenture, the Term Loan Agreement and the Credit Agreement, as applicable.

SECTION 2.2 The Shipowner is and shall remain duly qualified to own, document and operate the Vessel under the applicable laws and regulations of the Republic of Panama. The Vessel is duly documented in the name of the Shipowner as owner under the laws of the Republic of Panama with the Permanent Patent Number set forth in Whereas Clause 3 hereof.

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SECTION 2.3 The Shipowner lawfully owns and is lawfully possessed of the Vessel free from any Lien, charge or encumbrance whatsoever (except for this Mortgage and Permitted Liens), and will warrant and defend the title and possession thereto and to every part thereof for the benefit of the Mortgagee against the claims and demands of all persons whomsoever.

SECTION 2.4 The Shipowner has caused this Mortgage to be duly filed and recorded and will comply with and satisfy all of the provisions and requirements of the Republic of Panama relating to the mortgaging of Panamanian flag vessels (including, but not limited to, the provisions and requirements of Chapters V and VI, Title IV of Law No. 55 of August 6, 2008 of the Republic of Panama and the pertinent provisions of the Civil Code and other laws of the Republic of Panama) (the “Panamanian Ship Mortgage Law”) and the regulations in effect thereunder from time to time, as amended, in order to establish, perfect and maintain this Mortgage as a valid, enforceable and duly perfected first naval mortgage lien thereunder upon the Vessel and upon all renewals, replacements and improvements made in or to the same for the amount of the Secured Obligations. The Shipowner will cause this Mortgage to be permanently registered in the Republic of Panama within six (6) months of the day and year first above written. As of the date hereof, this Mortgage constitutes a valid, enforceable and duly perfected first naval mortgage on the Vessel in accordance with Panamanian Ship Mortgage Law.

SECTION 2.5 (a) The Shipowner will not (i) cause or permit the Vessel to be operated in any manner contrary to law, (ii) engage in any unlawful trade or violate any law, (iii) carry any cargo that will expose the Vessel to penalty, confiscation, forfeiture, capture or condemnation, or (iv) do, or suffer or permit to be done, anything which can or may injuriously affect the registration or enrollment of the Vessel under the laws and regulations of the Republic of Panama. The Shipowner will at all times keep the Vessel duly documented as a Panamanian flag vessel under all of the provisions and requirements of the Republic of Panama, eligible for the trade of the Republic of Panama in which it is engaged from time to time.

(b) All technical and commercial management of the Vessel shall be performed by the Shipowner or by a Guarantor that is a party to any drilling contract or any bareboat charter or other such charters respecting the Vessel (each such Guarantor being referred to herein as an “Internal Charterer”).

SECTION 2.6 Neither the Shipowner, any charterer, the master of the Vessel nor any other person has or shall have any right, power or authority to create, incur or permit to be placed or imposed or continued upon the Vessel any Lien whatsoever other than this Mortgage, and other Permitted Liens.

SECTION 2.7 The Shipowner will place, and at all times and places will retain, a properly certified copy of this Mortgage on board the Vessel with her papers and will cause such certified copy and such Vessel’s marine document to be exhibited to any and all persons having business therewith which might give rise to any Lien thereon other than Permitted Liens, and to any representative of the Mortgagee; and the Shipowner will place and keep prominently

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displayed in the chart room and in the master’s cabin of the Vessel, or in the case of a rig, in a prominent place aboard the rig, or in such location as the rig’s papers are kept, a framed printed notice in plain type reading as follows:

“NOTICE OF MORTGAGE

This Vessel is covered by a First Naval Mortgage to Wells Fargo Bank, National Association, as the Mortgagee. Under the terms of said Mortgage, neither the Shipowner, any charterer, the master of this Vessel nor any other person has any right, power or authority to create, incur or permit to be imposed upon this Vessel any Lien whatsoever other than this Mortgage, and Permitted Liens (as defined in the Mortgage).”

SECTION 2.8 Except for this Mortgage, and the other Permitted Liens, the Shipowner will not suffer to be continued any Lien, encumbrance or charge on the Vessel.

SECTION 2.9 (a) If a libel or complaint be filed against the Vessel or the Vessel be otherwise attached, arrested, levied upon or taken into custody by any Governmental Authority or any person that purports to be acting on behalf of a Governmental Authority for any cause whatsoever, the Shipowner will promptly notify the Mortgagee and within 15 days will cause such Vessel to be released and all Liens thereon other than this Mortgage and other Permitted Liens to be discharged (except to the extent that the claim giving rise to such lien shall concurrently be contested by the Shipowner in good faith by appropriate proceedings that shall not affect the release of such Vessel) and will promptly notify the Mortgagee thereof in the manner aforesaid.

(b) If the Shipowner shall fail or neglect to furnish proper security or otherwise to release such Vessel from libel, arrest, levy, seizure or attachment within the time period required by Section 2.9(a) above, the Mortgagee or any person acting on behalf of the Mortgagee may furnish security to release such Vessel and by so doing shall not be deemed to cure the default of the Shipowner unless and until the Shipowner shall have reimbursed the Mortgagee from all costs and expenses (including reasonable attorney’s fees) incurred by the Mortgagee or such third party acting at the direction of the Mortgagee in procuring such release, including for any security so furnished.

SECTION 2.10 (a) Except while such Vessel is undergoing repairs, maintenance or is in lay up, the Shipowner will at all times and without cost or expense to the Mortgagee maintain and preserve, or cause to be maintained and preserved, the Vessel (i) in good running order and repair so that the Vessel shall be tight, staunch, strong and well and sufficiently tackled, apparelled, furnished, equipped and in every respect seaworthy and (ii) in at least as good a working order and condition as when this Mortgage was executed, ordinary wear and tear excepted; and will keep the Vessel, or cause her to be kept, in such condition as will entitle her to such classification rating with the American Bureau of Shipping or other classification society that is a member of the International Association of Classification Societies (each, a “Classification Society”) that companies engaged in the operation of vessels of the same type, size, age and flag as the Vessel maintain respecting their vessels with such Classification Society. Notwithstanding the foregoing, if the Vessel is affected by any loss or damage or any condemnation or taking of such Vessel or a portion or component thereof, the Shipowner shall

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make all necessary repairs and replacements to the Vessel, except where the failure to do so could not reasonably be expected to materially change the value or usefulness of the Vessel. The Shipowner will furnish the Mortgagee on the date hereof and annually thereafter a certificate issued by such Classification Society evidencing that such classification is maintained. The Shipowner will not change the Classification Society.

(b) The Mortgagee shall have the right at any time, on reasonable notice, to inspect or survey the Vessel to ascertain its condition and to satisfy itself that the Vessel is being properly repaired and maintained, and the Shipowner shall cause to be made all such repairs, without expense to the Mortgagee, as such inspection or survey may show to be required to maintain the classification of the Vessel required under this Section 2.10. The Shipowner shall also permit the Mortgagee to inspect the Vessel’s logs, whenever requested, on reasonable notice, and shall promptly furnish the Mortgagee with full information regarding any casualties or other accidents or damage to the Vessel involving an amount in excess of $1,000,000.

SECTION 2.11 (a) The Vessel shall, and the Shipowner covenants that it will, at all times comply with all applicable laws, rules and regulations, and the Vessel shall have on board as and when required thereby certificates showing compliance therewith.

(b) The Shipowner will not make, or permit to be made, any change in the structure or type of the Vessel or change in the rig of the Vessel, if any such change could reasonably be expected to materially and adversely affect the value of the Vessel.

(c) The Shipowner may, in the ordinary course of maintenance, repair or overhaul of the Vessel, remove any item of property constituting a part of such Vessel, provided such item of property is replaced to the extent necessary to maintain such Vessel in the condition required herein. Any such replacement item of property shall, without necessity of further act hereunder, become part of such Vessel and subject to this Mortgage.

(d) The Shipowner agrees to give the Mortgagee at least ten (10) days prior written notice (or notice of such shorter period as the Mortgagee may agree) of the actual date and place of any scheduled drydocking or survey and three (3) days notice (or notice of such shorter period as the Mortgagee may agree) of the actual date and place of any unscheduled drydocking or survey in order that the Mortgagee may have representatives present if desired. The Shipowner agrees that it will provide evidence to the Mortgagee that the expense of such drydocking or survey or work to be done thereat is within the Shipowner’s financial ability and will not result in a claim or Lien (other than Permitted Liens) against the Vessel in violation of the provisions of this Mortgage.

SECTION 2.12 The Shipowner will at all reasonable times afford the Mortgagee or its authorized representatives full and complete access to the Vessel for the purpose of inspecting the Vessel and its cargo and papers and, at the request of the Mortgagee, the Shipowner will deliver for inspection copies of all material contracts and documents relating to the Vessel, whether on board or not.

SECTION 2.13 The Shipowner will remain the registered owner of the Vessel. Without giving at least 60 days’ prior written notice thereof to the Mortgagee, the Shipowner will not change the name, official or patent number, the home port or class of the Vessel. The Shipowner will not change the flag of the Vessel.

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SECTION 2.14 The Shipowner will not sell, mortgage or transfer the Vessel except in accordance with the applicable provisions of the Pari Passu Documents. The Shipowner will not charter the Vessel on a demise or bareboat basis to any Person who is not an Internal Charterer (except pursuant to a Permitted Third Party Charter (as defined in the 2012 Indenture and the Term Loan Agreement)); provided, that to the extent the Shipowner so demises or bareboat charters the Vessel to an Internal Charterer pursuant to an Internal Charter, it will: (a) cause such Internal Charterer to become a Guarantor and to execute the Pari Passu Documents required to be executed by Guarantors in accordance with the terms of the Credit Facilities, and (b) cause the Internal Charterer to execute and deliver an Assignment of Earnings in favor of the Mortgagee respecting any earnings of the Vessel payable to the Internal Charterer. The Shipowner will cause all freights, hires or other earnings of the Vessel payable to it or to any Internal Charterer to be paid to an Earnings Account in accordance with the terms of the Assignment of Earnings respecting the Vessel given by the Shipowner. Any Assignment of Earnings shall be in the form attached hereto as Exhibit F.

SECTION 2.15 The Shipowner agrees that, if the Shipowner fails to perform covenants or obligations under this Mortgage, including, without limitation, its obligations with respect to insurance, the discharging of Liens, taxes, dues, assessments, governmental charges, fines, penalties lawfully imposed, repairs, reasonable attorneys’ fees, and other obligations that are not Permitted Liens, during the existence of an Event of Default, the Mortgagee may, but shall not be obligated to, perform the Shipowner’s obligations under this Mortgage, and any reasonable expenses incurred by the Mortgagee in performing the Shipowner’s obligations shall be paid by the Shipowner within 10 Business Days of demand. Any such performance by the Mortgagee may be made by the Mortgagee in reasonable reliance on any statement, invoice or claim, without inquiry into the validity or accuracy thereof. The amount and nature of any expense of the Mortgagee hereunder shall be conclusively established by a certificate of any officer of the Mortgagee absent manifest error, and such amount shall be included in the Secured Obligations, secured by this Mortgage.

SECTION 2.16 The Shipowner will fully perform, and cause any Internal Charterer or charterer under a Permitted Third Party Charter, respectively, to fully perform, (a) any Internal Charter of the Vessel between the Shipowner and the Internal Charterer, (b) any Permitted Third Party Charter, and (c) all drilling or other contracts which may be entered into with respect to the Vessel.

SECTION 2.17 In the event that at any time and from time to time this Mortgage or any provisions hereof shall be deemed invalidated in whole or in part by reason of any present or future law or any decision of any Governmental Authority, then the Shipowner, forthwith will execute such other and further assurances and documents as are reasonably necessary to accomplish the purposes of this Mortgage.

SECTION 2.18 In the event of the requisition of the Vessel by any Governmental Authority or by anyone else, in each case provided such action does not constitute a Total Loss (as hereinafter defined), the Shipowner will give prompt written notice thereof to the Mortgagee,

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and any payments in respect thereof shall be paid to the Shipowner, and the Shipowner shall cause any such payment to be applied to the Secured Obligations to the extent required, and in accordance with, the terms of the Intercreditor Agreement.

SECTION 2.19 (a) The Shipowner will at all times and at its own cost and expense (and the Shipowner represents and warrants that all insurance carried and maintained in respect of the Vessel meets, and as long as the Mortgage is effective will continue to meet, the standards set forth in Section 2.19(a)(i) below):

(i) cause to be carried and maintained in respect of the Vessel insurance payable in United States Dollars in amounts (and with co-insurance and deductibles), against all risks (including, without limitation, marine hull and machinery (including excess value) insurance, protection and indemnity insurance, drilling, towage, confiscation, expropriation, loss of hire, war and terrorist risks, liability arising out of pollution and the spillage or leakage of cargo and cargo liability insurance (with named windstorm coverage exclusions in the Gulf of Mexico unless the Insurance Advisor advises that such named windstorm coverage is available in the Gulf of Mexico on a commercially reasonable basis and is customary with respect to the operation in the drilling industry of any vessel similar to the Vessel in the Gulf of Mexico) and in forms which are substantially equivalent to the coverage reflecting the customary and prudent practice of other responsible and experienced Persons of similar size and established reputation engaged in the same or similar operation of vessels similar to the Vessel and placed through brokers and with financially sound and reputable insurance companies, underwriters, funds, mutual insurance associations, war risks and protection and indemnity risk associations or clubs of recognized standing;

(ii) renew all such insurances as they expire and so as to ensure that there is no gap in coverage, keep the Mortgagee advised of the progress of such renewals, and provide evidence of such renewal in writing to the Mortgagee within seven days of renewal;

(iii) punctually pay all premiums, calls, contributions or other sums payable in respect of the insurances and produce all relevant receipts when so required by the Mortgagee, and all insurances shall provide that there shall be no recourse against the Mortgagee for unpaid premiums, club calls, assessments or advances;

(iv) cause each insurance company, underwriter, club or fund (or an authorized agent thereof) to agree in writing to mark their records and to advise the Mortgagee at least seven (7) days prior to the lapse of each policy or contract issued by such insurance company, underwriter, club or fund by expiration, termination, failure to renew or otherwise for any reason whatsoever and of any default in payment of any premium in respect of any insurances with respect to the Vessel. The Mortgagee shall not be deemed to have knowledge of any such lapse of insurance in the absence of receipt of notice from such brokers. If such insurances are not maintained in full force and effect, then the Mortgagee, at its option, may procure such insurance at the Shipowner’s expense;

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(v) deliver to the Mortgagee copies of all cover notes, binders, policies and certificates of entry in protection and indemnity associations, and all endorsements and riders amendatory thereof, in respect of the insurances maintained in connection with the Vessel;

(vi) cause the insurances to provide for a deductible amount not in excess of $5,000,000 per occurrence;

(vii) provide to the Mortgagee promptly after receiving them copies of any communications relating to (A) non-payment of premiums and cancellation of the insurances; and (B) the imposition of any exclusion or qualification or other material modification of the insurances; and

(viii) do all things necessary and provide all documents, evidence and information within its power which may be necessary to enable the Mortgagee to collect or recover any moneys which may at any time become due in respect of the insurances.

(b) As long as either the Existing Indenture or the 2012 Indenture remains in effect and has not been terminated, the Mortgagee shall retain Willis Limited (or other independent insurance advisor of reputable standing nominated by the Issuer and acceptable to the Mortgagee) as Insurance Advisor (the “Insurance Advisor”) who will from to time at the request of the Mortgagee advise whether the Shipowner’s insurances meet the requirements of this Mortgage or what additional or other insurances may be advisable from time to time to protect the interests of the Mortgagee in the Vessel, and the Mortgagee shall be entitled to rely without further inquiry or determination and shall be fully protected in so relying on such Insurance Advisor’s advice. All fees and expenses of the Insurance Advisor shall be paid by the Shipowner. The Shipowner covenants and agrees that neither it nor any affiliate of it will place any insurances required to be maintained by it under this Mortgage through the Insurance Advisor.

(c) The insurances shall include the following terms and conditions:

(i) while being operated, the Vessel shall always be covered against marine perils and all risks of loss or damage, including loss, damage, fire and such other perils as are customary in the industry, in accordance with English, American or Norwegian hull clauses with reasonable deductibles as determined by the Shipowner but in no event in excess of $5,000,000. When and while the Vessel is laid up, in lieu of the aforesaid hull insurance, port risk insurance may be taken out thereon by the Shipowner under forms of policies recommended by the Insurance Advisor in its reasonable discretion for the Vessel;

(ii) for the purposes of insurance against Total Loss (as defined herein), the Vessel and its equipment and appurtenances shall be insured for and valued (for the avoidance of doubt being an agreed/assessed value as between the assured and the insurers) in forms which are substantially equivalent to the coverage reflecting the customary and prudent practice of other responsible and experienced Persons of similar size and established reputation engaged in the same or similar operation of vessels similar to the Vessel;

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(iii) the Vessel shall be covered against war and terrorist risks (including risks, whether or not regarded as war risks, excluded by the “Free of Capture and Seizure” clauses in the standard form of marine policy) in accordance with English, American or Norwegian clauses and incorporating protection and indemnity clause and with crew war risk insurance being effected separately, and the Vessel shall be covered for “strikes, riots and civil commotion” risk. Such risks may, at the option of the Shipowner, be insured by entering the Vessel in a reputable war risk association or club against all risks covered under the rules of such association or club and with reasonable deductibles provided therein;

(iv) the Vessel shall also be insured against protection and indemnity risks and liabilities, including, without limitation, the Vessel’s full tonnage and insurance against liability for pollution or the spillage or leakage of oil or other cargo by the Vessel, unless such risk is fully covered by the entry of the Vessel into an international group protection and indemnity association, in an aggregate amount equal to at least $500,000,000 and by the entry of the Vessel in a protection and indemnity association or club belonging to the International Group of Protection and Indemnity Clubs (the “International Group”), but in any event shall be in an amount recommended by the Insurance Advisor in its reasonable discretion;

(v) if any of the insurances referred to in this Section 2.19 form part of a fleet cover, the Shipowner shall procure that the brokers shall undertake to the Mortgagee that such brokers shall neither set off against any claims in respect of the Vessel any premiums due in respect of other vessels under such fleet cover or any premiums due for other insurances, nor cancel the insurance for reason of non-payment of premiums for other vessels under such fleet cover or of premiums for such other insurances, and shall undertake to issue a separate policy or policies in respect of the Vessel if and when so requested by the Mortgagee; and

(vi) if the Mortgagee determines solely based upon the advice of the Insurance Advisor that the insurances do not reasonably protect the interests of the Mortgagee to the Vessel, it will consult with the Shipowner and the Insurance Advisor in order to agree to any changes to the insurances that may be appropriate to protect the interest of the Mortgagee in relation to the Vessel, provided that if the Mortgagee and the Shipowner are unable to agree upon which changes may be appropriate, the Shipowner will comply with any further requirements relating to insurance recommended by the Insurance Advisor.

(vii) The amount, types of coverage, the insurance provider(s) and all other issues related to the insurance required by this Section 2.19 shall be those reasonably determined by the Insurance Advisor and recommended to the Mortgagee in writing. The Mortgagee shall have no duty or obligation to investigate or otherwise inquire into the recommendations made by the Insurance Advisor in connection with obtaining such insurance.

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(d) At the Shipowner’s expense, the Mortgagee will obtain, for and on behalf of the Mortgagee and the Secured Parties, mortgagee’s interest insurance, mortgagee’s additional perils (pollution) insurance, and, when applicable, mortgagee’s rights insurance or similar coverage, and providing coverage which shall be in the maximum amounts obtainable under the hull policies or, if less, 110% of outstanding principal amount of the Credit Facilities set forth in Section 2.19(c)(ii).

(e) In the case of all marine and war risk hull and machinery policies and all protection and indemnity insurances (including insurance against liability for pollution or the spillage or leakage of cargo), the Shipowner will cause the Mortgagee to be named an additional insured without liability for premiums or calls payable under the insurances.

(f) The Shipowner will cause all policies and certificates of entry with respect to insurance required hereby for the Vessel to contain a loss payable clause which shall be on substantially the terms set forth in Schedule I attached to the Assignment of Insurances (or, if such terms are not obtainable, then such terms as shall, in the opinion of the Insurance Advisor be the best otherwise attainable), in the case of all marine and war risk hull and machinery (including excess values) policies and all protection and indemnity and liability and oil pollution liability insurance, and which shall: (A) in the case of protection and indemnity insurance, provide for payment to the Shipowner or its order unless the payment is to indemnify the Mortgagee from or reimburse the Mortgagee for any loss, damage or expense incurred by it or unless and until the insurers or associations receive notice from the Mortgagee that an Event of Default shall have occurred and be continuing under this Mortgage, in which event all payments shall be made to the Mortgagee, provided, that the insurer may in all events make payments directly to third parties to whom liability has been established in discharge of guaranties issued by the insurer or claims against the Shipowner or insurer, and (B) in the case of all other insurance, provide for payment in accordance with the terms of Subsection (h) of this Section 2.19.

(g) In addition, the Shipowner will, at its cost and expense, (a) assign to the Mortgagee, and will cause all Internal Charterers to assign to the Mortgagee, by an Assignment of Insurances, all of the Shipowner’s, and as applicable, Internal Charrterer’s right, title and interest in and to each policy and contract of insurance (including all entries in protection and indemnity or war risk associations) with respect to the insurance required hereby and furnish, or cause its brokers to furnish, written notice of such assignment to all insurers, underwriters, clubs and associations with respect to such insurance, and (b) cause the insurance brokers and club managers to hold to the order of the Mortgagee the originals of all policies, contracts, binders, insurance slips, cover notes and certificates of entry relating to the Vessel and to deliver certified copies thereof to the Mortgagee and to execute and deliver to the Mortgagee a letter of undertaking in connection with the above mentioned insurances and entries.

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(h) The proceeds of any insurances or entries referred to in this Section 2.19 shall be applied as follows:

(i) Until the occurrence and continuance of an Event of Default:

(A) any claim under any such insurance (other than in respect of a Total Loss), whether such claim is under the terms of the relevant loss payable clause payable directly to the Shipowner or not, shall be applied by the Shipowner in making good the loss or damage in respect of which it has been paid or paid to the Shipowner in reimbursement of moneys expended by it for such purpose, except that any loss in excess of $15,000,000 shall be paid to the Mortgagee and held by the Mortgagee, provided that the Mortgagee shall pay out of such insurance proceeds costs and expenses in connection with the Shipowner’s repair of the Vessel so that the Vessel is restored to the condition required by this Mortgage. Such proceeds shall be paid by the Mortgagee in the amounts and to the persons certified from time to time by the Shipowner in one or more Officer’s Certificates delivered to the Mortgagee as properly payable in connection with the repair of the Vessel; and

(B) any claim in respect of protection and indemnity insurance shall be paid directly to the person, firm or company to which the liability covered by such insurance was incurred or to the Shipowner in reimbursement of moneys expended by it in satisfaction of such liability.

(ii) Upon the occurrence and continuance of an Event of Default, any claim under any such insurance and entry (other than in respect of a Total Loss) shall be paid to the Mortgagee. The Mortgagee agrees to apply any such amount received in accordance with the terms of the Intercreditor Agreement.

(iii) Whether or not an Event of Default shall have occurred, any claim under any such insurance and entry in respect of a Total Loss shall be paid to the Mortgagee. The Mortgagee agrees to deliver such proceeds to the Pari Passu Collateral Agent for application of such proceeds to the Secured Obligations in accordance with the Intercreditor Agreement. Upon the occurrence and continuance of an Event of Default, the Mortgagee shall have the right, but not the obligation, to negotiate any claim in respect of a Total Loss.

(iv) For purposes of this Mortgage, “Total Loss” means any of the following events respecting the Vessel: (a) the actual, constructive, arranged, agreed, or compromised total loss of the Vessel; (b) the loss, theft or destruction of the Vessel or damage thereto to such extent as shall make repair thereof uneconomical or shall render the Vessel permanently unfit for normal use for any reason whatsoever; (c) the requisition for title or other compulsory acquisition or forfeiture of the Vessel otherwise than by requisition for hire; or (d) the capture, condemnation, seizure, arrest, detention or confiscation of the Vessel by any Governmental Authority or by Persons acting or purporting to act on behalf of any Governmental Authority unless such Vessel be released from such capture, seizure, arrest, detention or confiscation within one (1) month after the occurrence thereof.

Any loss covered by this paragraph (h) which is paid to the Mortgagee but which might have been paid, in accordance with the provisions of this Subsection, directly to the Shipowner or others, shall be paid by the Mortgagee to or as directed by the Shipowner. The Mortgagee agrees that all payments to the Mortgagee of losses covered by this Subsection shall be applied by the Mortgagee in accordance with the terms of the Intercreditor Agreement, as applicable.

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(i) In the event that any claim or Lien is asserted against the Vessel for loss, damage or expense which is covered by insurance required hereunder (other than in the event of a Total Loss of the Vessel), and it is necessary for the Shipowner to obtain a bond or supply other security to prevent arrest of the Vessel or to release the Vessel from arrest on account of such claim or Lien, the Mortgagee, on request of the Shipowner or its agent, shall, so long as no Event of Default shall have occurred and be continuing, assign to any person, firm or corporation executing a surety or guaranty bond or other agreement to save or release the Vessel from such arrest, all right, title and interest of the Mortgagee in and to said insurance (excluding any protection and indemnity insurance under which the Mortgagee is a named insured) covering said loss, damage or expense, as collateral security to indemnify against liability under said bond or other agreement, which assignment shall be made in such form as the Shipowner shall instruct the Mortgagee.

(j) The Shipowner will cause each insurance company, underwriter, club or fund (or an authorized agent thereof) with respect to all insurance required hereby to agree in writing for the benefit of the Mortgagee that each policy or contract issued by such insurance company, underwriter, club or fund shall not lapse, expire, terminate or be cancelled for any reason whatsoever without at least seven (7) days’ prior facsimile notice to the Mortgagee addressed as provided in Section 4.10.

(k) The Shipowner agrees that it will not do or permit or willingly allow to be done any act by which any insurance or entry required by this Section 2.19 may be suspended, impaired or cancelled, and that it will not permit or allow the Vessel to undertake any voyage, or perform any drilling contract, or run any risk or transport any cargo which may not be permitted by the policies in force, without having previously insured the Vessel by additional coverage to extend to such voyages, risks or cargoes. The Shipowner agrees to give the Mortgagee prompt notice of the proposed location of the Vessel in the Gulf of Mexico, and confirm to the Mortgagee that the insurance coverage meets the requirements of this Mortgage. While the Vessel is located in the Gulf of Mexico, the insurances may contain named windstorm coverage exclusions in the Gulf of Mexico unless the Insurance Advisor advises that such named windstorm coverage is available in the Gulf of Mexico on a commercially reasonable basis and is customary with respect to the operation in the drilling industry of any vessel similar to the Vessel in the Gulf of Mexico.

(l) The Shipowner will not cause or permit the Vessel to operate in or undertake a voyage to or to sail in any area which has been declared a war area by the relevant underwriters and insurance companies and has been included in the list of exclusions from time to time in effect attached to the war risks insurance policies in the form of the war risks trading warranties, without first notifying thereof the Mortgagee and the war risks underwriters of the Vessel and paying any additional insurance premiums required. The Shipowner agrees that it will promptly furnish to the Mortgagee evidence of payment of such additional premiums.

(m) The Shipowner will comply with and satisfy in all material respects all of the provisions of any applicable law, convention, regulation, proclamation or order concerning

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financial responsibility for liabilities imposed on the Shipowner or the Vessel with respect to pollution by any state or nation or political subdivision thereof and will maintain all certificates or other evidence of financial responsibility as may be required by any such law, convention, regulation, proclamation or order with respect to the trade which the Vessel is from time to time engaged in and the cargo carried by it.

(n) Any insurance placed through a “captive” insurer, or an unrated local insurer through which all or a part of the insurance is required to be placed under the local laws of the jurisdiction in which the Vessel may be located from time to time, or cover reinsured will be in form and substance recommended by the Insurance Advisor in its reasonable discretion and in any event such insurance will:

(i) be on the same terms as the original insurances and will include the provisions of this Section 2.19 (including but not limited to an assignment of such insurances or reinsurances to the Mortgagee as set forth in Section 2.19(g) of this Mortgage);

(ii) provide that notwithstanding any bankruptcy, insolvency, liquidation, dissolution or similar proceedings of or affecting the reinsured that the reinsurers’ liability will be to make such payments as would have fallen due under the relevant policy of reinsurance if the reinsured had (immediately before such bankruptcy, insolvency, liquidation, dissolution or similar proceedings) discharged its obligations in full under the original insurance policies in respect of which the then relevant policy of reinsurance has been effected; and

(iii) contain a “cut-through” clause in the following form (or a form otherwise recommended by the Insurance Advisor in its reasonable discretion):

“It is hereby declared and agreed that if [—], a [—] (“[—]”), as Insurer (or any successor to [—] as insurer) under the insurance policy (the “Policy”) between [—], as Insurer, and [—] and Wells Fargo Bank, National Association, as Mortgagee, as Assured, fails for any reason to pay in full all or any portion of any losses payable in respect of the insured vessel (the “Vessel”) under the Policy, or in any event upon written notice by the said Assureds of an Event of Default under the Mortgage, then all such losses (or such portion thereof) shall be paid directly by the reinsurers (collectively, the “Reinsurers”) identified from time to time under any and all reinsurance agreements (the “Reinsurance Agreements”) providing for reinsurance under the Policy with respect to the Vessel to such Assureds, as the respective interests of the Assureds may appear under the Policy, but only for the proportions subscribed by the Reinsurers and provided that the Reinsurers have not already made payment in full for their proportion in accordance with the terms of the Reinsurance Agreements and the Policy.”

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(o) At all times during which the Vessel is operating within the jurisdiction of the United States of America, the Shipowner shall maintain with respect to the Vessel:

(i) insurance or post bonds or maintain approved evidence of financial responsibility (including, without limitation, qualification as a “qualified self-insurer” by the United States Coast Guard) with respect to the Vessel to cover the actual cost of removal of discharged oil for which the Shipowner or the Mortgagee may be held strictly liable (or held liable due to negligence of the Shipowner or any other Person) under the Clean Water Act of 1977, as amended, the Oil Pollution Act 1990 (33 U.S.C. § 2701 et seq.), as amended, or the Outer Continental Shelf Lands Act, as amended, or under any other Legal Requirement, including, without limitation, any Environmental Law, of any Governmental Authority that, now or in the future, may apply to the Shipowner or the Mortgagee, the Vessel or its operations; and

(ii) such worker’s compensation or longshoremen’s and harbor workers’ insurance as shall be required by applicable law, including endorsements for foreign and outer continental shelf operations, borrowed servant, voluntary compensation and in rem claims.

SECTION 2.20 The Shipowner hereby irrevocably and unconditionally grants to the Mortgagee a power of attorney permitting the Mortgagee and representatives thereof to examine the class records of the Vessel at any time, and, without cost or expense to the Mortgagee, the Shipowner will irrevocably and unconditionally instruct and authorize the Classification Society of the Vessel as follows, and use its commercially reasonable efforts to obtain from the Classification Society a written undertaking to the Mortgagee:

(a) to send to the Mortgagee, following receipt of a written request from the Mortgagee at the direction of Controlling Party (as defined in the Intercreditor Agreement), certified true copies of all original class records held by the Classification Society relating to the Vessel;

(b) to allow the Mortgagee (or its agents), at any time and from time to time if an Event of Default (in the sole opinion of the Mortgagee) has occurred and is continuing, to inspect the original class and related records of the Shipowner and the Vessel at the offices of the Classification Society and to take copies of them; and

(c) following receipt of a written request from the Mortgagee sent at the direction of the Controlling Party (as defined in the Intercreditor Agreement):

(i) to advise of any facts or matters which may result in or have resulted in a change, suspension, discontinuance, withdrawal or expiry of the Vessel’s class under the rules or terms and conditions of the Classification Society;

(ii) to confirm that the Shipowner is not in default of any of its contractual obligations or liabilities to the Classification Society and, without limiting the foregoing, that it has paid in full all fees or other charges due and payable to the Classification Society;

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(iii) if the Shipowner is in default of any of its contractual obligations or liabilities to the Classification Society, to specify to the Mortgagee in reasonable detail the facts and circumstances of such default, the consequences thereof, and any remedy period agreed or allowed by the Classification Society; and

(iv) to notify the Mortgagee immediately in writing if the Classification Society receives notification from the Shipowner or any other person that the Vessel’s Classification Society is to be changed.

Notwithstanding the above instructions and undertaking given for the benefit of the Mortgagee, the Shipowner shall continue to be responsible to the Classification Society for the performance and discharge of all its obligations and liabilities relating to or arising out of or in connection with the contract it has with the Classification Society, and nothing herein or therein shall be construed as imposing any obligation or liability of the Mortgagee to the Classification Society in respect thereof.

The Shipowner shall further notify the Classification Society that all the foregoing instructions and authorizations shall remain in full force and effect until revoked or modified by written notice to the Classification Society received from the Mortgagee, and that the Shipowner shall reimburse the Classification Society for all its costs and expenses incurred in complying with the foregoing instructions.

SECTION 2.21 The Shipowner covenants that it will at all times comply in all material respects with the International Management Code for the Safe Operation of Ships and for Pollution Prevention adopted by the International Maritime Organization. The Shipowner shall take, or cause to be taken, all reasonable precautions to prevent illegal drugs or drug paraphernalia from being used or kept on board the Vessel and, if applicable, otherwise comply with the Zero Tolerance anti-drug policy of the United States Government.

ARTICLE III

EVENTS OF DEFAULT AND REMEDIES

SECTION 3.1 As used herein, the term “Event of Default” means (a) with respect to the Existing Indenture, an “Event of Default” under, and as defined therein, (b) with respect to the 2012 Indenture, an “Event of Default” under, and as defined therein, (c) with respect to the Term Loan Agreement, an “Event of Default” under, and as defined therein, or (d) with respect to the Credit Loan Agreement, an “Event of Default” under, and as defined therein. If an Event of Default shall have occurred and be continuing, then, in each and every such case the Existing Noteholder Collateral Agent, the New Noteholder Collateral Agent, the Lender Collateral Agent or the Credit Agreement Collateral Agent, as relevant, shall have the right to make such demands and take such actions as are permitted to each of them, respectively, by the Existing Indenture Documents, the 2012 Indenture Documents, the Term Loan Documents or the Credit Agreement Documents, as the case may be. If an Event of Default shall have occurred and be continuing under all of the Existing Indenture, the 2012 Indenture Documents, the Term Loan Agreement and the Credit Agreement, the Mortgagee shall have the right, subject to and in accordance with the terms of the Intercreditor Agreement and Section 4.13 hereof, to:

(a) declare immediately due and payable all of the Secured Obligations (in which case all of the same shall be immediately due)(provided, no such declaration shall be required if an Event of Default shall have occurred under a particular Pari Passu Document that triggers an automatic enforcement of rights under such Pari Passu Document) and bring suit at law, in equity or in admiralty, as it may be advised, to recover judgment for the Secured Obligations and satisfy the same out of the Vessel;

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(b) exercise all of the rights and remedies in foreclosure with respect to the Vessel and otherwise given to mortgagees by the provisions of applicable law, including but not limited to, the provisions of Panamanian Ship Mortgage Law and the regulations in effect thereunder from time to time, as amended;

(c) take and enter into possession of the Vessel, at any time, wherever the same may be, without court decision or other legal process and without being responsible for loss or damage, and the Shipowner or other person in possession forthwith upon demand of the Mortgagee shall surrender to the Mortgagee possession of the Vessel and the Mortgagee may, without being responsible for loss or damage (except to the extent caused by the Mortgagee’s gross negligence or willful misconduct), hold, lay up, lease, charter, operate or otherwise use such Vessel for such time and upon such terms as it may deem to be for its best advantage, and demand, collect and retain all hire, freights, earnings, issues, revenues, income, profits, return premiums, salvage awards or recoveries, recoveries in general average, and all other sums due or to become due in respect of such Vessel or in respect of any insurance thereon from any person whomsoever, accounting only for the net profits, if any, arising from such use of the Vessel and charging upon all receipts from the use of the Vessel or from the sale thereof by court proceedings or pursuant to Section 3.1(e) below, all costs, expenses, charges, damages or losses by reason of such use (including attorney’s fees); provided, that the Mortgagee shall be obligated to provide the Shipowner only with a final accounting; and if at any time the Mortgagee shall avail itself of the right herein given it to take possession of the Vessel, the Mortgagee shall have the right to dock the Vessel for a reasonable time at any dock, pier or other premises of the Shipowner without charge, or to dock them at any other place at the cost and expense of the Shipowner, and the Mortgagee shall have the right to require the Shipowner to deliver, and the Shipowner shall on demand, at its own cost and expense, deliver to the Mortgagee the Vessel as demanded; and the Shipowner hereby irrevocably instructs the master of the Vessel so long as this Mortgage is outstanding to deliver the Vessel to the Mortgagee as demanded;

(d) inspect and make copies of all original class records held by the Classification Society relating to such Vessel; and/or

(e) without being responsible for loss or damage, other than loss or damage due to its own gross negligence or willful misconduct, sell such Vessel, at any place and at such time as the Mortgagee may specify and in such manner and such place (whether by public or private sale) as the Mortgagee may deem advisable (without necessity of bringing the Vessel to the place designated for such sale), free from any claim by the Shipowner in admiralty, in equity, at law or by statute, after first giving notice of the time and place of any public sale with a general description of the property in the following manner:

(i) by publishing such notice for twenty (20) consecutive days in a daily newspaper of general circulation published in New York City;

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(ii) if the place of sale should not be New York City, then also by publication of a similar notice in a daily newspaper, if any, published at the place of sale; and

(iii) by mailing a similar notice to the Shipowner at its last known address on the day of first publication;

and notice of the time and place of any private sale by mailing such notice to the Shipowner at its last known address.

SECTION 3.2 Any sale of the Vessel or any interest therein made by the Mortgagee after the occurrence and during the continuance of an Event of Default in pursuance of this Mortgage, whether under the power of sale hereby granted or any judicial proceedings, shall operate to divest all right, title and interest of any nature whatsoever of the Shipowner in and to the Vessel or such interest therein sold, as the case may be, and shall bar any claim from the Shipowner, its successors and assigns, and all persons claiming by, through or under them. No purchaser shall be bound to inquire whether notice has been given, or whether any default has occurred, or as to the propriety of the sale, or as to the application of the proceeds thereof. In the case of any such sale, the Mortgagee shall deliver the proceeds to the Pari Passu Collateral Agent for application of such proceeds to the Secured Obligations in accordance with the terms of the Intercreditor Agreement. At any such sale, the Mortgagee may bid for and purchase such property and upon compliance with the terms of sale may hold, retain and dispose of such property without further accountability therefor.

SECTION 3.3 Subject always to and in accordance with the terms of the Intercreditor Agreement, the Mortgagee is hereby appointed attorney-in-fact of the Shipowner to execute and deliver to any purchaser referred to in Section 3.2, and is hereby vested with full power and authority to make, after the occurrence and during the continuation of an Event of Default, in the name and on behalf of the Shipowner, a good conveyance of the title to the Vessel so sold. In the event of any sale of the Vessel under any power herein contained, the Shipowner will, if and when required by the Mortgagee, execute such form of conveyance of such Vessel and other related documents as the Mortgagee may specify. The powers and authority granted to the Mortgagee herein have been given for a valuable consideration and are hereby declared to be irrevocable.

SECTION 3.4 Subject always to and in accordance with the terms of the Intercreditor Agreement, the Mortgagee is hereby appointed attorney-in-fact of the Shipowner in the name of the Shipowner to, after the occurrence and during the continuation of an Event of Default, demand, collect, receive, compromise and sue for, so far as may be permitted by law, all freights, hire, earnings, issues, revenues, income and profits of the Vessel and all amounts due from underwriters under any insurance thereon as payments of losses or as return premiums or otherwise, salvage awards and recoveries of the Vessel, recoveries in general average or otherwise in respect of the Vessel, and all other sums in respect of the Vessel, due or to become due at the time of the occurrence and during the continuation of any Event of Default, or in respect of any insurance thereon, from any person whomsoever, and to make, give and execute in

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the name of the Shipowner acquittances, receipts, releases or other discharges for the same, whether under seal or otherwise, and to endorse and accept in the name of the Shipowner all checks, notes, drafts, warrants, agreements and other instruments in writing with respect to the foregoing. The powers and authority granted to the Mortgagee herein have been given for a valuable consideration and are hereby declared to be irrevocable.

SECTION 3.5 Whenever any right to enter and take possession of the Vessel accrues to the Mortgagee, it may require the Shipowner to deliver, and the Shipowner shall on demand, at its own cost and expense, deliver to the Mortgagee such Vessel as demanded, subject always to and in accordance with the terms of the Intercreditor Agreement. If any legal proceedings shall be taken to enforce any right of Mortgagee under this Mortgage, the Mortgagee shall be entitled as a matter of right to the appointment of a receiver of such Vessel and of the freights, hire, earnings, issues, revenues, income and profits due or to become due and arising from the operation thereof, subject always to and in accordance with the terms of the Intercreditor Agreement.

SECTION 3.6 Subject always to and in accordance with the terms of the Intercreditor Agreement, the Shipowner authorizes and empowers the Mortgagee or its appointees or any of them to, after the occurrence and during the continuation of an Event of Default, appear in the name of the Shipowner, its successors and assigns, in any court of any country or nation of the world where a suit is pending against the Vessel because of or on account of an alleged lien against such Vessel from which such Vessel has not been released and to take such proceedings as to them or any of them may deem necessary towards the defense of such suit and the purchase or discharge of such lien, and all expenditures made or incurred by them or any of them for the purpose of such defense or purchase or discharge shall be a debt due from the Shipowner, its successors and assigns, to the Mortgagee, and shall be secured by the lien of this Mortgage in like manner and extent as if the amount and description thereof were written herein.

SECTION 3.7 The Shipowner covenants that at any time that any Secured Obligations shall be due and payable (whether by acceleration or otherwise), the same shall be paid in accordance with the Intercreditor Agreement; and in case the Shipowner fails to pay or causes to be paid the same when due in accordance with the Pari Passu Documents, and that failure constitutes an Event of Default, the Mortgagee shall be entitled to recover judgment for the whole amount so due and unpaid, together with such further amounts as shall be provided by the Pari Passu Documents and applicable law. All moneys collected by the Mortgagee under this Section 3.7 shall be delivered to the Pari Passu Collateral Agent and applied by the Pari Passu Collateral Agent in accordance with the terms of the Intercreditor Agreement.

SECTION 3.8 Each and every power and remedy herein given to the Mortgagee shall be cumulative and shall be in addition to every other power and remedy herein given or now or hereafter existing at law, in equity, in admiralty, by statute or under any Pari Passu Document or other agreement, and each and every power and remedy whether herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any power or remedy by the Mortgagee shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy. No delay or omission by the

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Mortgagee in the exercise of any right or power or in the pursuance of any remedy accruing upon the occurrence and during the continuance of any Event of Default shall impair any such right, power or remedy or be construed to be a waiver of any such right, power or remedy; nor shall the acceptance by the Mortgagee of any security or of any payment of or on account of the Secured Obligations be construed to be a waiver of any right that the Mortgagee may have hereunder after the occurrence and during the continuance of such Event of Default or any other Event of Default, including any subsequent Event of Default of the same or a different nature.

SECTION 3.9 Subject always to and in accordance with the terms of the Intercreditor Agreement, if at any time prior to any sale of or consummation of foreclosure proceedings on the Vessel by the Mortgagee after the occurrence and during the continuance of an Event of Default in accordance herewith, the Shipowner offers to cure such Event of Default and to pay all expenses, advances, fees and damages to the Mortgagee arising from such Events of Default to the extent provided for in the Existing Indenture, the 2012 Indenture, the Credit Agreement or the Term Loan Agreement, respectively, or the other Pari Passu Documents, including all costs and expenses incurred by the Mortgagee upon the exercise by the Mortgagee of its rights hereunder as a result of such Event of Default, then the Mortgagee may, but shall be under no obligation to, accept such offer, cure and payment and restore the Shipowner to its former position, but such action shall not affect any rights which the Mortgagee may have hereunder after the occurrence and during the continuance of any subsequent Event of Default or impair any rights consequent thereon.

SECTION 3.10 In case the Mortgagee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case the Shipowner and the Mortgagee shall be restored to their former positions and rights hereunder with respect to the property subject or intended to be subject to this Mortgage, and all rights, remedies and powers of the Mortgagee shall continue as if no such proceedings had been taken.

SECTION 3.11 Unless otherwise specified herein or in the other Pari Passu Documents, any cash proceeds received by the Mortgagee from the sale of, collection of, or other realization upon any part of the Vessel or related collateral or any other amounts received by the Mortgagee hereunder, including the net earnings of any charter operation or other use of the Vessel by the Mortgagee under any of the powers specified in Article I and/or Article II, may be, at the reasonable discretion of the Mortgagee, subject always to and in accordance with the terms of the Intercreditor Agreement (a) held by the Mortgagee in one or more cash collateral accounts as cash collateral for the Secured Obligations under the terms of the Pari Passu Documents or (b) delivered to the Pari Passu Collateral Agent for application to the Secured Obligations. Amounts applied to the Secured Obligations shall be applied to the payment of the Secured Obligations in the order set forth in and in accordance with the terms of the Intercreditor Agreement. Any surplus cash collateral or cash proceeds held by the Mortgagee after payment in full of the Secured Obligations shall be paid over to the Shipowner or to whomever may be lawfully entitled to receive such surplus.

SECTION 3.12 Unless and until one or more Events of Default shall occur and be continuing, the Shipowner (a) shall be suffered and permitted to retain actual possession and use

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of the Vessel and (b) shall have the right, from time to time, in its discretion, and without application to the Mortgagee, and without obtaining a release thereof by the Mortgagee, to dispose of, free from the lien hereof, any boilers, engines, generators, drilling machinery and equipment, pumps and pumping equipment, machinery, masts, spars, sails, rigging, boats, anchors, cables, chains, tackle, outfit, apparel, furniture, fittings, equipment, spares, fuel, stores or any other appurtenances of the Vessel, provided such item of property is replaced and such Vessel is maintained in the condition required herein and in the Pari Passu Documents, and such replacement item, if any, shall forthwith become subject to the lien of this Mortgage as a first naval mortgage thereon.

SECTION 3.13 Notwithstanding anything to the contrary in this Mortgage, the amount of any Secured Obligations that are secured by the Shipowner’s rights in the Vessel or any related collateral or subject to a Lien in favor of the Mortgagee hereunder or under any other Pari Passu Document shall be limited to the extent, if any, required so that the Liens granted under this Mortgage shall not be subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provision of any other applicable Law or to being set aside or annulled under any applicable Law relating to fraud on creditors. In determining the limitations, if any, on the amount of any Secured Obligations that are subject to the Lien on the Vessel and related collateral hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation or contribution which such Shipowner may have under the Pari Passu Documents, any other agreement or applicable Law shall be taken into account.

ARTICLE IV

SUNDRY PROVISIONS

SECTION 4.1 The maximum principal amount secured by this Mortgage at any time is Two Billion Six Hundred Seventy Four Million Nine Hundred Ninety Nine Thousand United States Dollars (US$2,674,999,000), and for purposes of recording this Mortgage, the total amount of this Mortgage is Two Billion Six Hundred Seventy Four Million Nine Hundred Ninety Nine Thousand United States Dollars (US$2,674,999,000). In addition to principal, this Mortgage also secures the other Secured Obligations, including interest, costs and expenses of collection and other sums which are deemed to be secured by the relevant laws of the Republic of Panama, as provided in this Mortgage, the Existing Indenture, the 2012 Indenture, the Term Loan Agreement, the Credit Agreement and the other Pari Passu Documents. The maturity date of this Mortgage is November 1, 2019.

SECTION 4.2 All of the covenants, promises, stipulations and agreements of the Shipowner in this Mortgage contained shall bind the Shipowner and its successors and permitted assigns and shall be binding on and inure to the benefit of the Mortgagee and its successors and permitted assigns. In the event of any assignment of this Mortgage by the Mortgagee in accordance with the applicable provisions of any Pari Passu Collateral Document, the term “Mortgagee” as used in this Mortgage shall be deemed to mean any such successor or permitted assignee.

SECTION 4.3 Wherever and whenever herein any right, power or authority is granted or given to the Mortgagee, such right, power or authority may be exercised in all cases by the Mortgagee or such agent or agents as it may appoint, and the act or acts of such agent or agents when taken shall constitute the act of the Mortgagee hereunder.

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SECTION 4.4 (a) In the event that any provision of this Mortgage shall be deemed invalid or unenforceable by reason of any present or future law or any decision of any court of competent jurisdiction, the validity and enforceability of any other provision hereof shall not be affected thereby. Any such invalidity or unenforceability of any provision of this Mortgage in any jurisdiction or nation shall not render such provision invalid or unenforceable under the laws of any other jurisdiction or nation.

(b) In the event that this Mortgage or any of the documents or instruments which may from time to time be delivered hereunder or any provision hereof shall be deemed invalidated by present or future law of any nation or by decision of any court of competent jurisdiction, this shall not affect the validity and/or enforceability of all or any other parts of this Mortgage, or such documents or instruments and, in any such case, the Shipowner covenants and agrees that, on demand, it will execute and deliver such other and further agreements and/or documents and/or instruments and do such things as the Mortgagee in its sole reasonable discretion may deem to be necessary to carry out the true intent of this Mortgage.

(c) Anything herein to the contrary notwithstanding, it is intended that nothing herein shall waive the preferred status of this Mortgage and that, if any provision of this Mortgage or portion thereof shall be construed to waive the preferred status of this Mortgage, then such provision to such extent shall be void and of no effect and shall cease to be a part of this Mortgage, without affecting the remaining provisions, which shall remain in full force and effect.

SECTION 4.5 THE SHIPOWNER AND THE MORTGAGEE HEREBY EXPRESSLY AND IRREVOCABLY (I) SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY; AND (II) WAIVES (A) ITS RIGHT TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE INITIAL PURCHASERS AND FOR ANY COUNTERCLAIM RELATED TO ANY OF THE FOREGOING AND (B) ANY OBLIGATION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

SECTION 4.6 In case of any discrepancy between an English counterpart and the Spanish and the Notarial version thereof in Spanish, as between the parties hereto, the English counterpart shall control.

SECTION 4.7 The term “Dollars” or the symbol “$” as used herein shall mean Dollars in any coin or currency of the United States of America which at the time of payment shall be legal tender for public and private debts.

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SECTION 4.8 Enforcement Expenses; Indemnification.

(a) Costs and Expenses. Shipowner shall pay all out-of-pocket expenses incurred by the Mortgagee or any Secured Parties (including the fees, charges and disbursements of any counsel for the Mortgagee), and shall pay all fees and time charges for attorneys who may be employees of the Mortgagee or any of the Secured Parties, in connection with the enforcement or protection of its rights in connection with the Existing Indenture, the 2012 Indenture, the Term Loan Agreement, the Credit Agreement, this Mortgage, and the other Pari Passu Documents, including its rights under this Section, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Credit Facilities, the Existing Notes, and the 2019 Notes and any other Pari Passu Documents.

(b) INDEMNIFICATION BY SHIPOWNER. SHIPOWNER SHALL INDEMNIFY THE MORTGAGEE (AND ANY SUB-AGENT THEREOF), EACH INDEMNIFIED PARTY AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND DEFEND AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, CLAIMS, DEMANDS, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS (INCLUDING ALL FEES, EXPENSES AND DISBURSEMENTS OF ANY LAW FIRM OR OTHER EXTERNAL COUNSEL AND, WITHOUT DUPLICATION, THE ALLOCATED COST OF INTERNAL LEGAL SERVICES AND ALL EXPENSES AND DISBURSEMENTS OF INTERNAL COUNSEL) OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST ANY INDEMNITEE IN ANY WAY RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH (A) THE EXECUTION, DELIVERY, ENFORCEMENT, PERFORMANCE, OR ADMINISTRATION OF THIS MORTGAGE OR ANY OTHER AGREEMENT, LETTER OR INSTRUMENT DELIVERED IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY, (B) ANY ACTION TAKEN OR OMITTED BY THE MORTGAGEE UNDER THIS MORTGAGE OR ANY OTHER PARI PASSU DOCUMENT (INCLUDING SUCH MORTGAGEE’S OWN NEGLIGENCE), OR (C) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY (INCLUDING ANY INVESTIGATION OF, PREPARATION FOR, OR DEFENSE OF ANY PENDING OR THREATENED CLAIM, INVESTIGATION, LITIGATION OR PROCEEDING) AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO (ALL THE FOREGOING, COLLECTIVELY, THE “INDEMNIFIED LIABILITIES”); PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, CLAIMS, DEMANDS, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE SHIPOWNER SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM

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AGAINST ANY INDEMNITEE, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS MORTGAGE, ANY PARI PASSU DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY. NO INDEMNITEE SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY UNINTENDED RECIPIENTS OF ANY INFORMATION OR OTHER MATERIALS DISTRIBUTED BY IT THROUGH TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS MORTGAGE, THE OTHER PARI PASSU DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(c) All amounts due under this Section 4.8 shall be Secured Obligations and shall be payable within 10 Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Mortgagee and the repayment, satisfaction or discharge of all the other Secured Obligations.

SECTION 4.9 Notices shall be delivered in accordance with the applicable provisions of the Pari Passu Documents, and shall be effective as provided therein. Each of the Shipowner and Mortgagee may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other party hereto.

SECTION 4.10 None of the terms or provisions of this Mortgage may be waived, amended, supplemented or otherwise modified except in accordance with the applicable provisions of the Pari Passu Documents.

SECTION 4.11 In the event of a direct conflict between this Mortgage and the Intercreditor Agreement, the Intercreditor Agreement shall control; provided, however, the parties understand and agree that this Mortgage sets forth additional covenants, obligations and rights and the parties will use all reasonable efforts to construe the provisions and covenants in this Mortgage as not being in direct conflict with the Intercreditor Agreement.

SECTION 4.12 NOTWITHSTANDING ANY OTHER PROVISION CONTAINED HEREIN TO THE CONTRARY, IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF (A) THIS MORTGAGE AND (B) ANY OF THE EXISTING INDENTURE, THE 2012 INDENTURE, THE TERM LOAN AGREEMENT, OR CREDIT LOAN AGREEMENT, THE PROVISIONS OF THE EXISTING INDENTURE, THE 2012 INDENTURE, THE TERM LOAN AGREEMENT, OR THE CREDIT AGREEMENT, AS APPLICABLE, SHALL CONTROL WITH RESPECT THERETO (BUT SHALL NOT CONTROL AS SUCH PROVISION MAY APPLY TO ANY OTHER SUCH INDENTURE OR AGREEMENT), UNLESS THE PROVISIONS OF SUCH INCONSISTENT INDENTURE OR AGREEMENT ARE INCONSISTENT WITH THE INTERCREDITOR AGREEMENT, IN WHICH CASE, THE INTERCREDITOR AGREEMENT SHALL CONTROL.

SECTION 4.13 Notwithstanding anything herein to the contrary, (i) the occurrence of an Event of Default with respect to any one Debt Agreement (as hereinafter defined) shall not

29

be deemed to constitute an Event of Default under any other Debt Agreement except to the extent so expressly stated in such other Debt Agreement and (ii) upon the occurrence of an Event of Default under any one Debt Agreement, the rights and remedies granted hereunder shall be subject to the Intercreditor Agreement. For purposes of this paragraph, “Debt Agreement” means the Existing Indenture, the 2012 Indenture, the Term Loan Agreement or the Credit Agreement.

SECTION 4.14. The appearing parties hereby confer a special power of attorney with the right of substitution upon any member of the law firm of MORGAN & MORGAN, lawyers of the City of Panama, Republic of Panama, empowering each of them to take all necessary steps to record this instrument of Mortgage in the appropriate registries of the Republic of Panama.

SECTION 4.15 The Mortgagee shall be entitled to the rights and protections afforded to the trustee and note collateral agent pursuant to the terms of the Existing Indenture and 2012 Indenture.

[The rest of this page has been left intentionally blank.]

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IN WITNESS WHEREOF, the Shipowner has caused this Mortgage to be duly executed, by the Shipowner by way of deed, and the Mortgagee has accepted this Mortgage on the day and year first above written.

EXECUTED AS A DEED by

[Name of Shipowner]

By:
Name:
Title:

In the presence of:

Witness:
Name:
Occupation:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Pari Passu Collateral Agent as Mortgagee

By:
Name:
Title:

Signature Page to First Naval Mortgage - [    ]

ACKNOWLEDGMENT

STATE OF TEXAS	)
	)	ss.:
COUNTY OF HARRIS	)

On this [    ]th day of [                    ], before me personally appeared [                    ] who being by me duly sworn, did depose and say that she is residing at 777 Post Oak Boulevard, Suite 800, Houston, Texas 77056, she is an attorney-in-fact of [            ], the entity described in and which executed the foregoing instrument; and that she signed her name thereto in accordance with the terms of a power of attorney of such entity, and she further acknowledged to me that the foregoing instrument is the free act and deed of such entity.

Notary Public in and for the State of Texas

Acknowledgment to First Naval Mortgage - [    ]

ACKNOWLEDGMENT

STATE OF TEXAS	)
	)	ss.:
COUNTY OF HARRIS	)

On this [                    ] day of [                    ], before me personally appeared [            ], who being by me duly sworn, did depose and say that he is residing at 750 N. St. Paul Place, Suite 1750, Dallas, Texas 75201, he is an attorney-in-fact of Wells Fargo Bank, National Association, the entity described in and which executed the foregoing instrument; and that he signed his name thereto in accordance with the terms of a power of attorney of such entity, and he further acknowledged to me that the foregoing instrument is the free act and deed of such entity.

Notary Public

Acknowledgment to First Naval Mortgage - [    ]

EXHIBIT A

TO

FIRST NAVAL MORTGAGE

Form of the Existing Indenture, together with Exhibit A thereto (Form of Note) and Exhibit E thereto (Form of Note Guarantee), but without other annexes, schedules or exhibits, together with the forms of any supplements thereto.

See attached.

Exhibit A to First Naval Mortgage - [    ]

EXHIBIT B

TO

FIRST NAVAL MORTGAGE

Form of the 2012 Indenture, together with Exhibit A thereto (Form of Note) and Exhibit E thereto (Form of Note Guarantee), but without other annexes, schedules or exhibits

See attached

Exhibit B to First Naval Mortgage - [    ]

EXHIBIT C

TO

FIRST NAVAL MORTGAGE

[Form of the Term Loan Agreement, together with form of Note but without other annexes, schedules or exhibits]

See attached.

Exhibit C to First Naval Mortgage - [    ]

EXHIBIT D

TO

FIRST NAVAL MORTGAGE

[Form of Credit Agreement, without annexes, schedules or exhibits]

See attached.

Exhibit D to First Naval Mortgage - [    ]

EXHIBIT E

TO

FIRST NAVAL MORTGAGE

Form of Intercreditor Agreement.

See attached.

Exhibit E to First Naval Mortgage - [    ]

EXHIBIT F

TO

FIRST NAVAL MORTGAGE

Form of Assignment of Earnings.

See attached.

Exhibit F to First Naval Mortgage - [    ]

SCHEDULE I

TO

FIRST NAVAL MORTGAGE

DESCRIPTION OF THE VESSEL

[Name of Ship]

Official Number	Radio Call Letters	Length	Width	Depth	Gross Tonnage	Net Tonnage
[ ]	[ ]	[ ] meters	[ ] meters	[ ] meters	[ ]	[ ]

#11755178_v2

Schedule I to First Naval Mortgage - [    ]

EXHIBIT G-4

AMENDMENT NO. 1 TO DEED OF COVENANTS

By

[Shipowner]

as

Shipowner

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as

Pari Passu Collateral Agent and Mortgagee

Dated [            ]

Bahamian Vessel

[Vessel]

This AMENDMENT NO. 1, dated the [            ], 2013 (this “Amendment”), to DEED OF COVENANTS, dated October 25, 2012 (the “Original Deed of Covenants”) by [Shipowner] , [description of Shipowner] (the “Shipowner”) with an address at: [Shipowner Address] (the “Shipowner”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, with an address at: 750 N. St. Paul Place, Suite 1750, MAC T9263-170, Dallas, Texas, 75201, as (i) Noteholder Collateral Agent pursuant to the terms of the 2013 Indenture (defined below) (in such capacity, the “2013 Indenture Collateral Agent”), (ii) the Noteholder Collateral Agent pursuant to the terms of the 2012 Indenture (in such capacity, the “2012 Noteholder Collateral Agent”), (iii) Collateral Agent under the Term Loan Agreement (in such capacity, the “Lender Collateral Agent”), (iv) Collateral Agent under the Second Term Loan Agreement (defined below) (in such capacity, the “Second Term Loan Collateral Agent”) and (v) as Collateral Agent pursuant to the terms of the Credit Agreement (defined below) (in such capacity, the “Credit Agreement Collateral Agent”, and together with the 2013 Indenture Collateral Agent, the 2012 Noteholder Collateral Agent, the Lender Collateral Agent, and the Second Term Loan Collateral Agent, the “Pari Passu Collateral Agent”, and together with its successors and assigns as such collateral agent under each of the 2013 Indenture, the 2012 Indenture, the Term Loan Agreement, the Second Term Loan Agreement and the Credit Agreement, the “Mortgagee”).

The Original Deed of Covenants as amended by this Amendment is called the “Deed of Covenants”.

RECITALS:

A. The Shipowner is the sole, absolute and unencumbered, legal and beneficial owner of sixty-four sixty-fourth shares in the Bahamian flag vessel, “[            ]” with Official Number [            ], which is duly documented in the name of the Shipowner under the laws and flag of The Commonwealth of the Bahamas, which vessel is further defined below and described on Schedule I attached hereto and made a part hereof.

B. The Mortgage (as defined in the Original Deed of Covenants) was created on the Vessel in favor of the Mortgagee by the Shipowner and duly registered and recorded in the Registry of Bahamian Ships on October 25, 2012 in favor of the Mortgagee.

C. The Mortgage and the Original Deed of Covenants, secures, inter alia, the Shipowner’s obligations under, and the Shipowner’s guarantees of the Issuer’s obligations under, the following documents (in each case, as defined in the Original Deed of Covenants):

(i) the 2012 Indenture;

(ii) the Term Loan Agreement;

(iii) the Credit Agreement; and

(iv) the Existing Indenture.

D. The Original Deed of Covenants is being amended to secure the 2013 Note Obligations, the Second Term Loan Obligations and the increase in the amount of the Credit Agreement Obligations described in whereas clause G below, and to no longer secure the Existing Note Obligations (as each such term is defined in the Original Deed of Covenants, as amended hereby).

E. The Shipowner is party to, and has executed and delivered a guarantee (the “2013 Note Guarantee”) of the obligations of the Issuer under the 2013 Indenture, pursuant to which the Issuer has issued to the Initial Purchasers (as defined in the 2013 Indenture) notes in US$775,000,000 aggregate principal amount bearing interest at the rate of 7.125% and due 2023. The form of the 2013 Indenture is annexed hereto as Exhibit A and made a part hereof, and the form of the 2013 Note Guarantee is annexed to the 2013 Indenture as Exhibit E thereto.

F. The Shipowner is party to, and has executed and delivered a guarantee (the “Second Term Loan Guarantee”) respecting the obligations of the Issuer and Vantage Delaware Holdings, LLC (“VDH”) under, the Second Term Loan Agreement pursuant to which the lenders thereunder have advanced to the Issuer and VDH a term loan in the aggregate principal amount of Three Hundred Fifty Million United States Dollars (US$350,000,000). The form of the Second Term Loan Agreement (which includes the Second Term Loan Guarantee) is annexed hereto as Exhibit B and made a part hereof.

G. The Shipowner is a party to, and has executed and delivered a guarantee (the “Original Credit Agreement Guarantee”) respecting the obligations of the Issuer and the Parent under, a Credit Agreement dated as of June 21, 2012 (the “Original Credit Agreement”) among the Issuer and the Parent, as borrowers, the guarantors from time to time party thereto, the lenders from time to time party thereto, and Royal Bank of Canada, as collateral agent, pursuant to which the lenders from time to time party thereto made a commitment to provide advances to the borrowers thereunder in an aggregate original principal amount of up to Twenty-Five Million United States Dollars (US$25,000,000). The form of the Original Credit Agreement was annexed to the Original Deed of Covenants as Exhibit D thereto. The Original Credit Agreement has been amended and restated as of the date hereof in accordance with the terms of the Credit Agreement (as defined below), inter alia, to increase the amount of the commitments available to the borrowers up to the aggregate principal amount of Two Hundred Million United States Dollars (US$200,000,000). The Shipowner has executed and delivered a guarantee (the “Credit Agreement Guarantee”) respecting the obligations of the borrowers under the Credit Agreement. The form of the Credit Agreement (which includes the Credit Agreement Guarantee) is annexed hereto as Exhibit C and made a part hereof.

H. The Issuer has designated the 2013 Note Obligations and the Second Term Loan Obligations as “Other Pari Passu Obligations” for purposes of the Intercreditor Agreement and certain other documents, including the Original Deed of Covenants and the Mortgage.

I. Consequently, the Mortgage and the Original Deed of Covenants as amended by this Amendment secures the Shipowner’s guarantees under the 2013 Note Guarantee, the Second Term Loan Guarantee, the Credit Agreement Guarantee, the 2012 Note Guarantee (as defined in the Original Deed of Covenants) and the Loan Guarantee (as defined in the Original Deed of Covenants).

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J. The Shipowner will receive substantial direct and indirect benefits through the extension of the loans and the issuance of notes, as applicable, under the 2013 Indenture, the Second Term Loan Agreement and the Credit Agreement, and in consideration of such benefits and other good and valuable consideration and to secure its obligations under the 2013 Note Guarantee, the Second Term Loan Guarantee, the Credit Agreement Guarantee, the 2012 Note Guarantee (as defined in the Original Deed of Covenants), and the Loan Guarantee (as defined in the Original Deed of Covenants), the receipt and sufficiency of which are hereby acknowledged, the Shipowner has executed this Amendment.

K. In accordance with the terms of the Intercreditor Agreement, the parties thereto have, inter alia, agreed to certain matters relating to the Mortgage, the Original Deed of Covenants (as amended by this Amendment), the 2012 Indenture, the Term Loan Agreement, the 2013 Indenture, the Second Term Loan Agreement and the Credit Agreement. The form of the Intercreditor Agreement is annexed to the Original Deed of Covenants as Exhibit E thereto and made a part thereof.

L. The Mortgage and the Original Deed of Covenants as amended by this Amendment secures the Secured Obligations, as such term is amended by virtue of the amended definition of “Pari Passu Obligations” as set forth in Section 2 of this Amendment.

M. The 2013 Notes bear interest at the rate of 7.125% per annum; the 2012 Notes bear interest at the rate of 7.50% per annum; the amounts due under the Term Loan Agreement bear interest at the rate set forth in Section 2.08 of the Term Loan Agreement; the amounts due under the Second Term Loan Agreement bear interest at the rate set forth in Section 2.08 of the Second Term Loan Agreement; and the amounts due under the Credit Agreement bear interest at the rate set forth in Section 2.05 of the Credit Agreement.

NOW, THEREFORE, to secure the prompt payment of the Secured Obligations and the performance and observance of all agreements, covenants and provisions of the Shipowner contained in the 2013 Note Guarantee, the 2012 Note Guarantee, the Loan Guarantee, the Second Loan Guarantee and the Credit Agreement Guarantee, the other Pari Passu Documents (as such term is amended by this Amendment), the Mortgage and this Deed of Covenants, the Shipowner has granted, conveyed, mortgaged, pledged, confirmed, assigned, transferred and set over, and by these presents does grant, convey, mortgage, pledge, confirm, assign, transfer and set over unto the Mortgagee the Vessel;

TO HAVE AND TO HOLD all and singular the Vessel unto the Mortgagee and its successors and permitted assigns, to its and its successors’ and permitted assigns’ own use, benefit and behoof forever, subject to the rights of the Shipowner therein as provided in the Mortgage;

IT IS HEREBY COVENANTED, DECLARED AND AGREED that the Vessel is to be held subject to the further covenants, conditions, provisions, terms and uses set forth in the Mortgage.

1. All capitalized terms used herein but not otherwise defined shall have the meaning specified in the Original Deed of Covenants (as amended by this Amendment) or, if such capitalized term is not defined in the Original Deed of Covenants (as amended by this Amendment), then as such term is defined, or by reference in, the Intercreditor Agreement.

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2. The Original Deed of Covenants is hereby amended as follows:

(a) Section 1.1 shall be amended by deleting the following definitions in their entirety, and all such defined terms as used throughout the Deed of Covenants and the Mortgage shall be deemed to be deleted:

(i)	“Existing Indenture”

(ii)	“Existing Indenture Collateral Agreements”

(iii)	“Existing Indenture Documents”

(iv)	“Existing Indenture Indemnified Parties”

(v)	“Existing Indenture Secured Parties”

(vi)	“Existing Note Obligations”.

(b) Section 1.1 shall be amended by adding the following definitions:

(i) “2013 Indenture” means that certain Indenture dated as of March 28, 2013, among the Issuer, the guarantors from time to time party thereto, and Wells Fargo Bank, National Association, as trustee and noteholder collateral agent, and any and all successors thereto in either such capacity, as the same has been and may be further amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time.

(ii) “2013 Indenture Collateral Agreements” means the 2013 Note Guarantee and any agreement, document or instrument pursuant to which a Lien is granted to secure any 2013 Note Obligations or under which rights or remedies with respect to any such Lien are governed, as the same may be amended, restated, modified, renewed, refunded, replaced, or refinanced from time to time as permitted by the Pari Passu Documents.

(iii) “2013 Indenture Documents” means the 2013 Indenture, the 2013 Notes, the applicable Purchase Agreements, the 2013 Indenture Collateral Agreements, and any agreement, instrument or other document evidencing or governing any 2013 Note Obligations.

(iv) “2013 Indenture Indemnified Parties” shall mean the Initial Purchasers (as defined in the 2013 Indenture), the 2013 Noteholder Collateral Agent, and each Noteholder (as defined in the 2013 Indenture).

(v) “2013 Indenture Secured Parties” means the 2013 Noteholder Collateral Agent and the Noteholders (as defined in the 2013 Indenture).

(vi) “2013 Note Obligations” means all obligations under the 2013 Indenture of the Issuer, the Parent and the other Guarantors (as defined in the 2013 Indenture) under the 2013 Indenture Documents and the other “obligations” under, and as defined in, the 2013 Indenture, including, but not limited to, all indebtedness evidenced by any and all Notes (as defined in the 2013 Indenture) now or hereafter issued thereunder, including any series of Notes that may hereafter from time to time be issued as permitted under the 2013 Indenture.

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(vii) “2013 Notes” means the senior secured first lien notes due 2023 in the original aggregate principal amount of Seven Hundred Seventy Five Million United States Dollars (US$775,000,000) to the Initial Purchasers (as defined in the 2013 Indenture).

(viii) “Second Term Loan Agreement” means that certain Second Term Loan Agreement dated as of on or about the date hereof, among the Issuer, as co-borrower, the US Borrower (as defined therein), the guarantors from time to time party thereto, the lenders from time to time party thereto, Citibank, N.A., as administrative agent, and Wells Fargo Bank, National Association, as collateral agent, as the same has been and may hereafter be further amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time as permitted by the Pari Passu Documents.

(ix) “Second Term Loan Collateral Agreements” means any agreement, document or instrument pursuant to which a guarantee is given or a Lien is granted to secure any Second Term Loan Obligations or under which rights or remedies with respect to any such Lien are governed, as the same may be amended, restated, modified, renewed, refunded, replaced or refinanced from time to time as permitted by the Pari Passu Documents.

(x) “Second Term Loan Documents” means the Second Term Loan Agreement, the Second Term Loan Collateral Agreements and any agreement, instrument or other document evidencing or governing any Second Term Loan Obligations.

(xi) “Second Term Loan Indemnified Parties” shall mean each of the Lenders (as defined in the Second Term Loan Agreement) and the Second Term Loan Collateral Agent.

(xii) “Second Term Loan Obligations” means the “Obligations” (as defined in the Second Term Loan Agreement) of the Issuer, the US Borrower (as defined in the Second Term Loan Agreement) and the guarantors from time to time party to the Second Term Loan Agreement and any other related document or instrument executed and delivered pursuant thereto, in each case incurred pursuant to the Second Term Loan Agreement and any other related document or instrument executed and delivered pursuant thereto.

(xiii) Second Term Loan Secured Parties” means the lenders under the Second Term Loan Agreement, the Mortgagee, as collateral agent under the Second Term Loan Agreement, and Citibank, N.A., as administrative agent under the Second Term Loan Agreement.

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(c) The definition of “Credit Agreement” in the Original Deed of Covenants is hereby deleted in its entirety and replaced by the following:

“Credit Agreement” means that certain Amended and Restated Credit Agreement dated as of March 28, 2013, among the Issuer and Vantage Drilling Company, as borrowers, the guarantors from time to time party thereto (including the Shipowner), the lenders from time to time party thereto, Royal Bank of Canada, as administrative agent, which amends and restates in its entirety that certain Credit Agreement dated as of June 21, 2012 among the Issuer and Vantage Drilling Company, as borrowers, the guarantors from time to time party thereto (including the Shipowner), the lenders from time to time party thereto, and Royal Bank of Canada, as collateral agent, and as the same has been and may hereafter be further amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time.

(d) The definition of “Credit Facilities” in the Original Deed of Covenants is hereby deleted in its entirety and replaced by the following:

“Credit Facilities” means the 2013 Indenture, the 2012 Indenture, the Term Loan Agreement, the Second Term Loan Agreement and the Credit Agreement.

(e) The definition of “Indemnified Parties” is hereby deleted in its entirety and replaced by the following:

“Indemnified Parties” means the 2012 Indenture Indemnified Parties, the Term Loan Indemnified Parties, the Credit Agreement Indemnified Parties, and the holders of the Other Pari Passu Obligations, including, but not limited to, the 2013 Indenture Indemnified Parties and the Second Term Loan Indemnified Parties.

(f) The definition of “Intercreditor Agreement” is hereby deleted in its entirety and replaced by the following:

“Intercreditor Agreement” means that certain amended and restated intercreditor agreement, dated October 25, 2012, among (a) Wells Fargo Bank, National Association, as the pari passu collateral agent, the noteholder collateral agent and the trustee under the 2012 Indenture, and the collateral agent under the Credit Agreement, (b) Royal Bank of Canada, as administrative agent under the Credit Agreement, (c) Citibank, N.A., as administrative agent under the Term Loan Agreement, and (d) acknowledged by the Issuer, Parent, and each of the other guarantors party thereto and to which Wells Fargo Bank, National Association, as noteholder collateral agent and trustee under the 2013 Indenture, and collateral agent under the Second Term Loan Agreement, and Citibank, N.A., as administrative agent under the Second Term Loan Agreement, were joined as parties by joinder agreements, dated March 28, 2013, as the same has been and may be further amended, restated, supplemented or otherwise modified from time to time.

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(g) The definition of “Pari Passu Documents” is hereby deleted in its entirety and replaced by the following:

“Pari Passu Documents” means the Intercreditor Agreement, the 2012 Indenture Documents, the Term Loan Documents, the Credit Agreement Documents and any other document or instrument evidencing or governing any Other Pari Passu Obligations, including, but not limited to, the 2013 Indenture Documents and the Second Term Loan Documents.

(h) The definition of “Pari Passu Obligations” is hereby deleted in its entirety and replaced by the following

“Pari Passu Obligations” means (a) the 2012 Note Obligations, (b) the Term Loan Obligations, (c) the Credit Agreement Obligations, (d) all Other Pari Passu Obligations, including, but not limited to, the 2013 Note Obligations and the Second Term Loan Obligations, and (e) all other obligations in respect of, or arising under, the Pari Passu Documents, including all fees and expenses of the collateral agent payable with respect thereto and shall include all interest and fees, which but for the filing of a petition in bankruptcy with respect to the Issuer, the Parent or any other guarantor thereunder (in each case, including in its capacity as a co-borrower thereunder), would have accrued on such obligations, whether or not a claim for such interest or fees is allowed in such proceeding.

(i) The definition of “Permitted Liens” is hereby deleted in its entirety and replaced by the following:

“Permitted Liens” means Liens permitted from time to time under the 2013 Indenture, the 2012 Indenture, the Term Loan Agreement, the Second Term Loan Agreement or the Credit Agreement.

(j) The definition of “Purchase Agreements” is hereby amended by adding the following as a new subclause (a) at the beginning thereof (and renumbering the subsequent subclauses appropriately):

“(a) that certain Purchase Agreement dated as of March 21, 2013, among the Issuer and the initial guarantors party thereto, and agreed to and accepted by Jefferies LLC and Citigroup Global Markets Inc., as representatives of the Initial Purchasers (as defined therein), executed in connection with the 2013 Indenture.”

(k) The definition of “Secured Parties” is hereby deleted in its entirety and replaced by the following:

“Secured Parties” means (a) the Pari Passu Collateral Agent, (b) the 2012 Indenture Secured Parties, (c) the Term Loan Secured Parties, (d) the Credit Agreement Secured Parties, and (e) the holders of Other Pari Passu Obligations, including, but not limited to, the 2013 Indenture Secured Parties and the Second Term Loan Secured Parties.

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(l) All references to the term “New Noteholder Collateral Agent” where used throughout the Original Deed of Covenants (as amended by this Amendment) shall be replaced by the term “2012 Noteholder Collateral Agent”. All references to the “Guarantees” or a “Guarantee” shall mean, collectively, the Second Term Loan Guarantee and the 2013 Note Guarantee (each as defined in this Amendment), the 2012 Note Guarantee, the Loan Guarantee and the Credit Agreement Guarantee.

(m) Section 2.1 of the Original Deed of Covenants is hereby deleted in its entirety and replaced by the following:

SECTION 2.1 The Shipowner acknowledges it is justly indebted in accordance with the terms of the Credit Facilities, the 2013 Notes, the 2012 Notes, the Pari Passu Documents and its Guarantees. The Shipowner will pay when due all Secured Obligations from time to time payable by the Shipowner under the Credit Facilities, the 2013 Notes, the 2012 Notes, the Pari Passu Documents and its Guarantees and will observe, perform and comply with the covenants, terms and conditions herein and, as applicable, in the Credit Facilities, the 2013 Notes, the 2012 Notes, the Pari Passu Documents and its Guarantees, on its part to be observed, performed or complied with. The formula for the calculation of interest on the amounts due under the Credit Facilities, the 2013 Notes, and the 2012 Notes, and the terms of their payment together with the terms of the repayment of the principal of the Credit Facilities, the 2013 Notes, and the 2012 Notes secured by this Mortgage are provided in the 2013 Indenture, the 2012 Indenture, the Term Loan Agreement, the Second Term Loan Agreement and the Credit Agreement, as applicable.

(n) Section 2.19(b) of the Original Deed of Covenants is hereby amended by replacing the reference to “Existing Indenture” in the first line thereof with “2013 Indenture”.

(o) The first paragraph of Section 3.1 of the Original Deed of Covenants is hereby deleted in its entirety and replaced by the following:

As used herein, the term “Event of Default” means (a) with respect to the 2013 Indenture, an “Event of Default” under, and as defined therein, (b) with respect to the 2012 Indenture, an “Event of Default” under, and as defined therein, (c) with respect to the Term Loan Agreement, an “Event of Default” under, and as defined therein, (d) with respect to the Second Term Loan Agreement, an “Event of Default” under, and as defined therein or (e) with respect to the Credit Agreement, an “Event of Default” under, and as defined therein. If an Event of Default shall have occurred and be continuing, then, in each and every such case the 2013 Indenture Collateral Agent, the 2012 Noteholder Collateral Agent, the Lender Collateral Agent, the Second Term Loan Collateral Agent or the Credit Agreement Collateral Agent, as relevant, shall have the right to make such demands and take such actions as are permitted to each of them, respectively, by the 2013 Indenture Documents, the 2012 Indenture Documents, the Term Loan Documents, the Second Term Loan Documents or the Credit Agreement Documents, as the case may be. If an Event of Default shall have occurred and be continuing under any of the 2013 Indenture Documents, the 2012 Indenture Documents, the Term Loan Documents, the Second Term Loan Documents and the Credit Agreement Documents, the Mortgagee

8

shall have the right, subject to and in accordance with the terms of the Intercreditor Agreement and Section 4.12 hereof, to:

(p) Section 3.13 of the Original Deed of Covenants is hereby deleted in its entirety and replaced by the following:

SECTION 3.13 Subject always to and in accordance with the terms of the Intercreditor Agreement, if at any time prior to any sale of or consummation of foreclosure proceedings on the Vessel by the Mortgagee after the occurrence and during the continuance of an Event of Default in accordance herewith, the Shipowner offers to cure such Event of Default and to pay all expenses, advances, fees and damages to the Mortgagee arising from such Events of Default to the extent provided for in the 2013 Indenture, the 2012 Indenture, the Term Loan Agreement, the Second Term Loan Agreement or the Credit Agreement, respectively, or the other Pari Passu Documents, including all costs and expenses incurred by the Mortgagee upon the exercise by the Mortgagee of its rights hereunder as a result of such Event of Default, then the Mortgagee may, but shall be under no obligation to, accept such offer, cure and payment and restore the Shipowner to its former position, but such action shall not affect any rights which the Mortgagee may have hereunder after the occurrence and during the continuance of any subsequent Event of Default or impair any rights consequent thereon.

(q) Section 4.7(a) of the Original Deed of Covenants is hereby deleted and replaced by the following:

(a) Costs and Expenses. Shipowner shall pay all out-of-pocket expenses incurred by the Mortgagee or any Secured Parties (including the fees, charges and disbursements of any counsel for the Mortgagee), and shall pay all fees and time charges for attorneys who may be employees of the Mortgagee or any of the Secured Parties, in connection with the enforcement or protection of its rights in connection with the 2013 Indenture, the 2012 Indenture, the Term Loan Agreement, the Second Term Loan Agreement, the Credit Agreement, this Mortgage, and the other Pari Passu Documents, including its rights under this Section, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Credit Facilities, the 2013 Notes, and the 2012 Notes and any other Pari Passu Documents.

(r) Section 4.11 of the Original Deed of Covenants is hereby deleted and replaced by the following:

SECTION 4.11 NOTWITHSTANDING ANY OTHER PROVISION CONTAINED HEREIN TO THE CONTRARY, IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF (A) THIS MORTGAGE AND (B) ANY OF THE 2013 INDENTURE, THE 2012 INDENTURE, THE TERM LOAN AGREEMENT, THE SECOND TERM LOAN AGREEMENT OR THE CREDIT AGREEMENT, THE PROVISIONS OF THE 2013 INDENTURE, THE 2012 INDENTURE, THE TERM LOAN AGREEMENT, THE SECOND TERM LOAN AGREEMENT OR THE CREDIT AGREEMENT, AS APPLICABLE, SHALL

9

CONTROL WITH RESPECT THERETO (BUT SHALL NOT CONTROL AS SUCH PROVISION MAY APPLY TO ANY OTHER SUCH INDENTURE OR AGREEMENT), UNLESS THE PROVISIONS OF SUCH INCONSISTENT INDENTURE OR AGREEMENT ARE INCONSISTENT WITH THE INTERCREDITOR AGREEMENT, IN WHICH CASE, THE INTERCREDITOR AGREEMENT SHALL CONTROL.

(r) Section 4.12 of the Original Deed of Covenants is hereby deleted and replaced by the following:

SECTION 4.12 Notwithstanding anything herein to the contrary, (i) the occurrence of an Event of Default with respect to any one Debt Agreement (as hereinafter defined) shall not be deemed to constitute an Event of Default under any other Debt Agreement except to the extent so expressly stated in such other Debt Agreement and (ii) upon the occurrence of an Event of Default under any one Debt Agreement, the rights and remedies granted hereunder shall be subject to the Intercreditor Agreement. For purposes of this paragraph, “Debt Agreement” means the 2013 Indenture, the 2012 Indenture, the Term Loan Agreement, the Second Term Loan Agreement or the Credit Agreement.

(s) Section 4.13 of the Original Deed of Covenants is hereby amended by replacing the reference to “Existing Indenture” therein with “2013 Indenture”.

3. This Amendment amends the Original Deed of Covenants and, from and after the date hereof, wherever the term “Deed of Covenants” is used in the Original Deed of Covenants, or in any of the Pari Passu Documents, it shall be deemed to mean and refer to the Original Deed of Covenants as amended by this Amendment.

4. Except as expressly modified by this Amendment, all of the terms and conditions of the Original Deed of Covenants remain in full force and effect and are hereby ratified and confirmed by the parties and are incorporated by reference in this Amendment to the same extent as if set forth in this Amendment in their entirety.

5. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which when taken together shall constitute one instrument.

6. The Recitals in this Amendment constitute part of this Amendment.

7. Notices shall be delivered in accordance with the applicable provisions of the Pari Passu Documents and shall be effective as provided, respectively, therein. Each of the Shipowner and Mortgagee may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other party hereto.

[The rest of this page has been left intentionally blank.]

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IN WITNESS WHEREOF, the Shipowner has caused this Amendment No. 1 to Deed of Covenants to be duly executed, by the Shipowner by way of deed, and the Mortgagee has accepted this Amendment on the day and year first above written.

EXECUTED AS A DEED by

[SHIPOWNER]

By:
Name:	[ ]
Title:	[ ]

In the presence of:

Witness:
Name: Susan Mallek
Occupation: Paralegal

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Pari Passu Collateral Agent and
as Mortgagee

By:
Name:	John C. Stohlmann
Title:	Vice President

Signature Page to Amendment No. 1 to Deed of Covenants - [Vessel]

SCHEDULE I

TO

AMENDMENT NO. 1 TO DEED OF COVENANTS

DESCRIPTION OF THE VESSEL

[VESSEL]

Official Number	Radio Call Letters	Length	Width	Depth	Gross Tonnage	Net Tonnage
[ ]	[ ]	[ ] meters	[ ] meters	[ ] meters	[ ]	[ ]

Schedule 1 to Amendment No. 1 Signature Page to Amendment No. 1 to Deed of Covenants - [Vessel]

EXHIBIT A

TO

AMENDMENT NO. 1 TO DEED OF COVENANTS

Form of the 2013 Indenture, together with Exhibit A thereto (Form of Note) and Exhibit E thereto (Form of Note Guarantee), but without other annexes, schedules or exhibits, together with the forms of any supplements thereto.

See attached.

Exhibit A to Amendment No. 1 to Deed of Covenants - [Vessel]

EXHIBIT B

TO

AMENDMENT NO. 1 TO DEED OF COVENANTS

[Form of the Second Term Loan Agreement,

together with form of Note but without other annexes, schedules or exhibits]

See attached.

Exhibit B to Amendment No. 1 to Deed of Covenants - [Vessel]

EXHIBIT C

TO

AMENDMENT NO. 1 TO DEED OF COVENANTS

[Form of Credit Agreement, without annexes, schedules or exhibits]

See attached.

Exhibit C to Amendment No. 1 to Deed of Covenants - [Vessel]

EXHIBIT K-2 TO

SECOND TERM LOAN AGREEMENT

FORM OF SHIP MORTGAGE AND DEED OF COVENANTS – BAHAMAS

K-2-1

R208 - Mortgage Registration Form - Version 1.1

THE COMMONWEALTH OF THE BAHAMAS MORTGAGE REGISTRATION FORM (Page 1 of 2)
Official Number	IMO Number	Name of Ship	Port of Registry
NASSAU
Propulsion and Engine Details		Vessel Dimensions
Propulsion: Twin or more Propeller Type of Engines: Diesel Electric Total Power:		Length: metres Breadth: metres Depth: metres
Particulars of Tonnage
GROSS TONNAGE: tons NET TONNAGE: tons

Whereas (a) there is an account current between (1) [            ] with an address at [            ] (hereinafter sometimes called the “Mortgagor”) and (2) WELLS FARGO BANK, NATIONAL ASSOCIATION with an address at 750 North St. Paul Place, Suite 1750, MAC T9263-170, Dallas, TX 75201, United States of America (hereinafter sometimes called the “Mortgagee”) regulated by (1) a Note Guarantee dated July 30, 2010 (as the same may from time to time be amended, supplemented, extended, novated or replaced, the “Note Guarantee”) (2) an Existing Indenture dated July 30, 2010 as supplemented by a First Supplemental Indenture dated May 20, 2011, a Second Supplemental Indenture dated June 1, 2011, a Third Supplemental Indenture dated June 29, 2011, a Fourth Supplemental Indenture dated April 2, 2012, a Fifth Supplemental Indenture dated April 20, 2012 and a Sixth Supplemental Indenture dated October 25, 2012 (the “Existing Indenture”) between inter alios Vantage International Management Co, the other Guarantors as defined therein (including Vantage Drilling Company, Offshore Group Investment Limited and together with Vantage International Management Co. the “Transaction Parties”) and the Mortgagee as Noteholder Collateral Agent, and (3) a new 2012 Indenture dated October 25, 2012 (the “2012 Indenture”) between (i) Offshore Group Investment Limited, Vantage Drilling Company and others as guarantors and (ii) Wells Fargo Bank, National Association as noteholder collateral agent (as either the Existing Indenture or the 2012 Indenture may from time to time be amended, supplemented, extended, novated or replaced, the Existing Indenture and the 2012 Indenture together the “Indentures”) (4) a Credit Agreement dated June 21, 2012 made between (i) Offshore Group Investment Limited and Vantage Drilling Company as borrowers (ii) Vantage Drilling Company and certain Subsidiaries thereof as guarantors (iii) the Lenders from time to time as lenders and (iv) the Royal Bank of Canada and Wells Fargo Bank, National Association as collateral agent as amended by a Second Amendment to Credit Agreement dated October 25, 2012 (as the same may from time to time be amended, supplemented, extended, novated or replaced, the “Credit Agreement”) (5) certain Purchase Agreements dated July 26, 2010, May 20, 2011, April 2, 2012 and October 25, 2012 (as the same may from time to time be amended, supplemented, extended, novated or replaced, the “the Purchase Agreements”) (6) a Term Loan Agreement dated October 25, 2012 between (i) Offshore Group Investment Limited and Vantage Delaware Holdings, LLC as borrowers (ii) Vantage Drilling Company and certain subsidiaries thereof as guarantors (iii) the Lenders from time to time party thereto as lenders (iv) Citibank, N.A. as administrative agent (v) Wells Fargo Bank, National Association as collateral agent (vi) Citigroup Global Markets Inc., Jefferies Finance LLC, RBC Capital Markets, LLC and Deutsche Bank Securities Inc. as co-lead arrangers and joint bookrunning managers (vii) Jefferies Finance LLC as syndication agent and (viii) RBC Capital Markets, LLC and Deutsche Bank Securities Inc. as co-documentation agents (as the same may from time to time be amended, supplemented, extended, novated or replaced, the “Term Loan Agreement” (7) an Amended and Restated Intercreditor Agreement dated October 25, 2012 made between (i) Wells Fargo Bank, National Association as the pari passu collateral agent, the noteholder collateral agent under the 2012 Indenture, the term loan collateral agent, the collateral agent under the Existing Indenture and the collateral agent under the Credit Agreement (ii) Royal Bank of Canada as administrative agent under the Credit Agreement and (iii) Citibank, N.A. as administrative agent under the Term Loan Agreement (as the same may from time to time be amended, supplemented, extended, novated or replaced, the “Intercreditor Agreement”) (8) a Deed of Covenants bearing even date herewith made between the Mortgagor and the Mortgagee (as the same may from time to time be amended, supplemented, extended, novated or replaced, the “Deed of Covenants”) (9) any other Secured Obligations (as defined in the Deed of Covenants) (as the same may from time to time be amended, supplemented, extended, novated or replaced, the “Secured Obligations”) and (10) any other Pari Passu Documents (as such term is defined in the Deed of Covenants) (as the same may from time to time be amended, supplemented, extended, novated or replaced, the “Pari Passu Documents”) and WHEREAS the Mortgagor has agreed to execute this Mortgage in favour of the Mortgagee for the purpose of securing payment by the Mortgagor to the Mortgagee of all sums for the time being owing under the Note Guarantee, the Indentures, the Credit Agreement, the Purchase Agreements, the Term Loan Agreement, the Intercreditor Agreement, the Deed of Covenants, the Secured Obligations and/or the other Pari Passu Documents and for the purpose of securing payment by the Transaction Parties in the manner and at the times set forth in the Note Guarantee, the Indentures, the Credit Agreement, the Purchase Agreements, the Term Loan Agreement, the Intercreditor Agreement, the Deed of Covenants, the Secured Obligations and/or the other Pari Passu Documents and in order to secure the performance of all of the Transaction Parties’ obligations related thereto; and WHEREAS the amount of principal, interest and other moneys due from the Mortgagor at any given time and the manner and time of payment can be ascertained by reference to the Note Guarantee, the Indentures, the Credit Agreement, the Purchase Agreements, the Term Loan Agreement, the Intercreditor Agreement, the Deed of Covenants, the Secured Obligations and/or the other Pari Passu Documents and/or to the books of account (or other accounting records) of the Mortgagee.

Now we (b) VANTAGE INTERNATIONAL MANAGEMENT CO. in consideration of the premises for ourselves and our successors, covenant with the said (c) WELLS FARGO BANK, NATIONAL ASSOCIATION and (d) its assigns to pay to it the sums for the time being due on this security whether by way of principal or interest, at the times and manner aforesaid. And for the purpose of better securing to the said (c) the payment of such sums as last aforesaid, we do hereby mortgage to the said (c) WELLS FARGO BANK, NATIONAL ASSOCIATION 64/64ths (sixty four/sixty fourths) shares of which we are the Owners in the Ship above particularly described, and in her boats, guns, ammunition, small arms and appurtenances.

{00136256-1 }

R208 - Mortgage Registration Form - Version 1.1

Lastly, we for ourselves and our successors, covenant with the said (c) WELLS FARGO BANK, NATIONAL ASSOCIATION and (d) its assigns that we have the power to mortgage in manner aforesaid the above mentioned shares, and that the same are free from encumbrances (e)

In witness whereof we have affixed our common seal this ……… day of ………………………………………………………

Individual/Corporation	Attestation

[                                         ]

name of individual/corporation

per……………………………………

signature as Individual/Director/Secretary/

Officer/Attorney-in-fact (h)

………………………………………

signature as Individual/Director/Secretary/

Officer/Attorney-in-fact (h)

………………………………………

in the presence of the witness whose attestation is given opposite

I, (f)…………………………………………………………

of (g) ………………………………………………………

hereby testify that in my presence

(i) this Mortgage was signed by

………………………………………………………………

as Individual/Director/Secretary/Officer/

Attorney-in-fact (h)

and …………………………………………………………

as Individual/Director/Secretary/Officer/

Attorney-in-fact (h)

and

(ii) the corporate seal (h)/personal seal (h) of

the transferor was affixed this ……… day of ………………

Signature of witness ………………………………………..

(a) Here state by way of recital that there is an account current between the Mortgagor (describing the company and its address) and the Mortgagee (giving full title, address and description, including all joint mortgages), and describe the nature of the transaction so as to show how the amount of principal and interest due at any given time is to be ascertained, and the manner and time of payment, (b) Name of company, (c) Full name of Mortgagee, (d) “his”, “hers” or “its”, (e) If any prior encumbrance add “save as appears by the registry of the ship”, (f) name of witness, (g) address of witness, (h) delete as applicable.

NOTE: The witness to the execution of the document must be a disinterested party, independent of the body corporate or individual executing it e.g. Notary Public, Consular Officer, Magistrate, Justice of Peace. A director, officer or employee of a transferor which is a body corporate should not be an attesting witness.

THE COMMONWEALTH OF THE BAHAMAS MORTGAGE REGISTRATION FORM (Page 2 of 2)
Official Number	IMO Number	Name of Ship	Port of Registry
NASSAU

TRANSFER OF MORTGAGE

I/we, the within mentioned

in consideration of

this day paid to me/us (a)        by ……………………………………………………………………………………………

hereby transfer to it/him/her/them (a) the benefit of the within-written security. In witness whereof I/we (a)

have hereto affixed our seal this ……… day of ……………………………………………………………

Seal	Individual/Corporation	Attestation

name of individual/corporation

per …………………………………

signature as Individual/Director/Secretary/

Officer/Attorney-in-fact

……………………………………

signature as Individual/Director/Secretary/

Officer/Attorney-in-fact

……………………………………

I, (b)…………………………………………………………

of (c)………………………………………………………

hereby testify that in my presence

(i) this Transfer of mortgage was signed

by …………………………………………………………

as Individual/Director/Secretary/Officer/

Attorney-in-fact (a)

and …………………………………………………………

as Individual/Director/Secretary/Officer/

Attorney-in-fact (a)

{00136256-1 }

R208 - Mortgage Registration Form - Version 1.1

in the presence of the witness whose attestation is given opposite	and (ii) the corporate seal/personal seal (a) of the transferor was affixed this ……… day of ……………. Signature of witness ………………………………………

MEMORANDUM OF DISCHARGE

By individual or Joint Mortgagees

Received the sum of …………………………………………………………………………………

in discharge of this within-written security. Dated at …………………this ……… day of …………………………………………

In witness whereof we have hereto affixed our common seal ……… this day of ………………………………………

name of individual/corporation

per ………………………………

signature as Individual/Director/Secretary/

Officer/Attorney-in-fact

……………………………………

signature as Individual/Director/Secretary/

Officer/Attorney-in-fact

……………………………………

in the presence of the witness whose attestation is given opposite

I, (b)…………………………………………………………

of (c) …………………………………………………………

hereby testify that in my presence

(i) this Discharge of mortgage was signed

by …………………………………………………………

as Individual/Director/Secretary/Officer/

Attorney-in-fact (a)

and …………………………………………………………

as Individual/Director/Secretary/Officer/

Attorney-in-fact (a)

and

(ii) the corporate seal/personal seal (a) of

the mortgagee was affixed this ……… day of ………………

Signature of witness …………………………………………

(a) delete as appropriate, (b) insert name of witness, (c) insert address of witness

NOTE: The witness to the execution of the document must be a disinterested party, independent of the body corporate or individual executing it e.g. Notary Public, Consular Officer, Magistrate, Justice of Peace. A director, officer or employee of a transferor which is a body corporate should not be an attesting witness.

#11756382_v1

{00136256-1 }

EXHIBIT K-2-2

Date: [                     ]

By

[Shipowner],

as Shipowner

And

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Pari Passu Collateral Agent and Mortgagee

DEED OF COVENANTS

over

“[ Vessel]”

Official Number [                     ]

This DEED OF COVENANTS (this “Deed of Covenants”) is made this [    ] day of [                ] by [Shipowner] (the “Shipowner”) with an address at: [                                        ], to WELLS FARGO BANK, NATIONAL ASSOCIATION, as (i) Noteholder Collateral Agent pursuant to the terms of the Existing Indenture (defined below) (in such capacity, the “Existing Noteholder Collateral Agent”), as (ii) Noteholder Collateral Agent pursuant to the terms of the 2012 Indenture (defined below) (in such capacity, the “New Noteholder Collateral Agent”), as (iii) Collateral Agent under the Term Loan Agreement (defined below) (in such capacity, the “Lender Collateral Agent”), and (iv) as Collateral Agent pursuant to the terms of the Credit Agreement (defined below) (in such capacity, the “Credit Agreement Collateral Agent”, and together with the Existing Noteholder Collateral Agent, the New Noteholder Collateral Agent, and the Lender Collateral Agent, the “Pari Passu Collateral Agent”, together with its successors and assigns as such collateral agent under each of the Existing Indenture, the 2012 Indenture, the Term Loan Agreement and the Credit Agreement, the “Mortgagee”) with an address at: 750 N. St. Paul Place, Suite 1750, MAC T9263-170, Dallas, Texas 75201.

WHEREAS:

1. The Shipowner is the sole, absolute and unencumbered, legal and beneficial owner of sixty-four sixty-fourth shares in the Bahamian flag vessel, “[                    ]“with Official Number [            ], which is duly documented in the name of the Shipowner under the laws and flag of The Commonwealth of the Bahamas, which vessel is further defined below and described on Schedule I attached hereto and made a part hereof.

2. The Shipowner is party to the Existing Indenture pursuant to which the Issuer issued senior secured first lien notes due 2015 (the “Existing Notes”) in the original aggregate principal amount of Two Billion Twenty Five Million United States Dollars (US$2,025,000,000) to the Initial Purchasers(as defined in the Existing Indenture). The form of the Existing Indenture is annexed hereto as Exhibit A and made a part hereof.

3. The Shipowner is party to the 2012 Indenture pursuant to which the Issuer has issued US$1,150,000,000 aggregate principal amount of 7.50% senior secured first lien notes due 2019 (the “2012 Notes”) to the Initial Purchasers (as defined in the 2012 Indenture). The form of the 2012 Indenture is annexed hereto as Exhibit B and made a part hereof.

4. The Shipowner is party to the Term Loan Agreement pursuant to which the lenders from time to time party thereto have advanced to the borrowers thereunder a term loan in the aggregate amount of Five Hundred Million United States Dollars (US$500,000,000). The form of the Term Loan Agreement is annexed hereto as Exhibit C and made a part hereof.

5. The Shipowner is party to the Credit Agreement pursuant to which the lenders from time to time party thereto have made a commitment to provide advances from time to time to the borrowers thereunder in an aggregate amount of up to Twenty Five Million United States Dollars (US$25,000,000). The form of the Credit Agreement is annexed hereto as Exhibit D and made a part hereof.

6. The Shipowner has executed its (w) Note Guarantee (as defined in the Existing Indenture) (the “Existing Note Guarantee”), (x) Note Guarantee (as defined in the 2012

Indenture) (the “2012 Note Guarantee”), (y) guarantee contained in the Term Loan Agreement (the “Loan Guarantee”) and (z) guarantee contained in the Credit Agreement (the “Credit Agreement Guarantee”; and, together with the Existing Note Guarantee, the 2012 Note Guarantee and the Loan Guarantee, the “Guarantees”) whereby it has guaranteed the obligations of the Issuer under the Existing Indenture and the 2012 Indenture respectively, the Credit Parties (including the Issuer) as defined in and party to the Term Loan Agreement, and the Loan Parties (including the Issuer) as defined in and party to the Credit Agreement. The Shipowner will receive substantial, direct and indirect, benefits through the extension of the loans under the terms of the Credit Facilities and related documents; and in consideration of such benefit and other good and valuable consideration and to secure its obligations under the Guarantees, the receipt and sufficiency of which are hereby acknowledged, the Shipowner has executed this Deed of Covenants and that certain statutory mortgage, dated [                    ] constituting a first priority mortgage of sixty four sixty fourth shares in the Vessel (the “Mortgage”). The form of the Existing Note Guarantee is part of Exhibit A and made a part hereof. The form of the 2012 Note Guarantee is part of Exhibit B and made a part hereof. The Loan Guarantee is contained within Exhibit C and made a part hereof. The Credit Agreement Guarantee is contained within Exhibit D and made a part hereof.

7. In accordance with the terms of the Intercreditor Agreement, the parties thereto have, inter alia, agreed to certain matters relating to this Deed of Covenants, the Existing Indenture, the 2012 Indenture, the Term Loan Agreement, and the Credit Agreement. The form of the Intercreditor Agreement is annexed hereto as Exhibit E and made a part hereof.

8. This Deed of Covenants and the Mortgage secures the Secured Obligations (including, without limitation, the costs, expenses and other amounts payable by Shipowner hereunder pursuant to Section 4.8 in connection with Mortgagee’s enforcing of its rights and remedies pursuant to this Deed of Covenants and the Mortgage) and the Shipowner has duly authorized the execution and delivery of this Deed of Covenants and has authorized the execution, delivery and registration of the Mortgage in favor of the Mortgagee.

9. The Existing Notes bear interest at the rate of 11 1/2% per annum, the 2012 Notes bear interest at the rate of 7.50% per annum; the amounts due under the Term Loan Agreement bear interest at the rate set forth in Section 2.08 of the Term Loan Agreement; and the amounts due under the Credit Agreement bear interest at the rate set forth in Section 2.05 of the Credit Agreement.

NOW, THEREFORE, to secure the prompt payment of the Secured Obligations and the performance and observance of all agreements, covenants and provisions of the Shipowner contained in its Guarantees, the Credit Facilities, this Deed of Covenants and the other Pari Passu Documents, the Shipowner has granted, conveyed, mortgaged, pledged, confirmed, assigned, transferred and set over, and by these presents does grant, convey, mortgage, pledge, confirm, assign, transfer and set over unto the Mortgagee the Vessel;

TO HAVE AND TO HOLD all and singular the Vessel unto the Mortgagee and its successors and permitted assigns, to its and its successors’ and permitted assigns’ own use, benefit and behoof forever, subject to the rights of the Shipowner therein as herein provided;

2

IT IS HEREBY COVENANTED, DECLARED AND AGREED that the Vessel is to be held subject to the further covenants, conditions, provisions, terms and uses hereinafter set forth.

ARTICLE I

DEFINITIONS

SECTION 1.1 For purposes of this Deed of Covenants, the following terms shall have the respective meanings given to them below. Capitalized terms used herein and not otherwise defined herein are used herein as defined in, or by reference in, the Intercreditor Agreement.

The following terms shall have the following meanings:

“Credit Agreement” means that certain Credit Agreement dated as of June 21, 2012, among the Issuer, as borrower, the Parent, the guarantors from time to time party thereto (including the Shipowner), the lenders from time to time party thereto, and Royal Bank of Canada, as collateral agent, and any and all successors thereto in such capacity, as the same has been and may hereafter be further amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time.

“Credit Agreement Collateral Agreements” means any agreement, document or instrument pursuant to which a Lien is granted to secure any Credit Agreement Obligation or under which rights or remedies with respect to any such Lien are governed, as the same may be amended, restated, modified, renewed, refunded, replaced or refinanced from time to time as permitted by the Pari Passu Documents.

“Credit Agreement Documents” means the Credit Agreement, the Credit Agreement Collateral Agreements, and any agreement, instrument or other document evidencing or governing any Credit Agreement Obligations.

“Credit Agreement Indemnified Parties” means each of the Lenders, the Administrative Agent, and the Collateral Agent (as each such term is defined in the Credit Agreement).

“Credit Agreement Obligations” means all obligations of the Issuer, the Parent and the Guarantors (as defined in the Credit Agreement) under the Credit Agreement; any other Credit Agreement Documents and any other related document or instrument executed and delivered pursuant to any of the foregoing.

“Credit Agreement Secured Parties” has the meaning set forth in the Intercreditor Agreement.

“Credit Facilities” means the Existing Indenture, the 2012 Indenture, the Term Loan Agreement and the Credit Agreement.

“Environmental Law” means all former, current and future federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees,

3

judgments, directives, orders (including consent orders), and agreements in each case, relating to protection of the environment, natural resources, human health and safety or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.

“Existing Indenture” means that certain Indenture dated as of July 30, 2010, among the Issuer, the guarantors from time to time party thereto, and Wells Fargo Bank, National Association, as trustee and noteholder collateral agent, and any and all successors thereto in either such capacity, as the same has been and may be further amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time.

“Existing Indenture Collateral Agreements” means the Existing Note Guarantee and any agreement, document or instrument pursuant to which a Lien is granted to secure any Existing Note Obligations or under which rights or remedies with respect to any such Lien are governed, as the same may be amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time as permitted by the Existing Indenture.

“Existing Indenture Documents” means the Existing Indenture, the applicable Purchase Agreement(s), the Existing Indenture Collateral Agreements and any agreement, instrument or other document evidencing or governing any Existing Note Obligations.

“Existing Indenture Indemnified Parties” shall mean the Initial Purchasers (as defined in the Existing Indenture), the Mortgagee, as trustee and noteholder collateral agent and each Noteholder (as defined in the Existing Indenture).

“Existing Indenture Secured Parties” means the Existing Noteholder Collateral Agent and the Noteholders (as defined in the Existing Indenture).

“Existing Note Obligations” means all obligations of the Issuer, the Parent and the other Guarantors (as defined in the Existing Indenture) under the Existing Indenture, the Existing Notes, the Existing Indenture Collateral Agreements and any other related document or instrument executed and delivered pursuant to any of the foregoing.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank).

“Hazardous Material” means (a) any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls and chlorofluorocarbons and (b) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law.

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“Indemnified Parties” means the Existing Indenture Indemnified Parties, the 2012 Indenture Indemnified Parties, the Term Loan Indemnified Parties the Credit Agreement Indemnified Parties, and the holders of the Other Pari Passu Obligations.

“Intercreditor Agreement” means that certain amended and restated intercreditor agreement, dated October 25, 2012 among (a) Wells Fargo Bank, National Association, as (x) the pari passu collateral agent, the noteholder collateral agent and the trustee under the 2012 Indenture,(y) the term loan collateral agent, the collateral agent and trustee under the Existing Indenture and (z) the collateral agent under the Credit Agreement, (b) Royal Bank of Canada, as agent under the Credit Agreement, (c) Citibank, N.A., as administrative agent under the Term Loan Agreement, and (d) acknowledged by the Issuer, Parent, and each of the other guarantors party thereto, as the same has been and may be further amended, restated, supplemented or otherwise modified from time to time.

“Issuer” means Offshore Group Investment Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands.

“Legal Requirement” means, as to any Person, any law, statute, ordinance, decree, award, requirement, order, writ, judgment, injunction, rule, regulation (or official interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority which is binding on such Person.

“Mortgage” means the statutory mortgage mentioned in recital (6) above.

“Other Pari Passu Obligations” means other Indebtedness (as defined in the Intercreditor Agreement) of the Issuer or the Restricted Subsidiaries (as defined in the 2012 Indenture) that is equally and ratably secured with the Pari Passu Obligations as permitted by the 2012 Indenture and is designated by the Issuer as an Other Pari Passu Obligation.

“Parent” means Vantage Drilling Company, an exempted company incorporated with limited liability under the laws of the Cayman Islands.

“Pari Passu Documents” means the Intercreditor Agreement, Existing Indenture Documents, the 2012 Indenture Documents, the Term Loan Documents, the Credit Agreement Documents and any other document or instrument evidencing or governing any Other Pari Passu Obligations.

“Pari Passu Obligations” means (a) the Existing Note Obligations, (b) the 2012 Note Obligations, (c) the Term Loan Obligations, (d) the Credit Agreement Obligations, (e) all Other Pari Passu Obligations and (f) all other obligations in respect of, or arising under, the Pari Passu Documents, including all fees and expenses of the collateral agent payable with respect thereto and shall include all interest and fees, which but for the filing of a petition in bankruptcy with respect to the Issuer, the Parent or any other guarantor thereunder (in each case, including in its capacity as a co-borrower thereunder), would have accrued on such obligations, whether or not a claim for such interest or fees is allowed in such proceeding.

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“Permitted Liens” means Liens permitted from time to time under the Existing Indenture, the 2012 Indenture, the Term Loan Agreement or the Credit Agreement.

“Post-Closing Agreement” means that certain post-closing agreement, dated as of October 25, 2012, between Citigroup Global Markets Inc., as representative of the Initial Purchasers, and the Pari Passu Collateral Agent, and agreed to and accepted by, inter alia, the Shipowner and the Parent.

“Purchase Agreements” means (a) that certain Purchase Agreement dated as of July 26, 2010, among the Issuer and the initial guarantors party thereto, and agreed to and accepted by Jefferies & Company, Inc. and Deutsche Bank Securities Inc., as representatives of the Initial Purchasers (as defined therein), executed in connection with the Existing Indenture, (b) that certain Purchase Agreement dated as of May 20, 2011, among the Issuer and the initial guarantors party thereto, and agreed to and accepted by Jefferies & Company, Inc., as representative of the Initial Purchasers (as defined therein), executed in connection with the Existing Indenture, (c) that certain Purchase Agreement dated as of April 2, 2012, among the Issuer and the initial guarantors party thereto, and agreed to and accepted by Jefferies & Company, Inc., as representative of the Initial Purchasers (as defined therein), executed in connection with the Existing Indenture, (d) that certain Purchase Agreement dated as of October 16, 2012, among the Issuer and the initial guarantors party thereto, and agreed to and accepted by Citigroup Global Markets, Inc., as representative of the Initial Purchasers (as defined therein), executed in connection with the 2012 Indenture, and (e) each other purchase agreement from time to time entered into by the Issuer and the guarantors from time to time party to the 2012 Indenture in connection with an issuance of additional Notes (as defined in the 2012 Indenture) under the 2012 Indenture.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

“Secured Obligations” means collectively (a) the Pari Passu Obligations, (b) the Other Pari Passu Obligations, and (c) the obligations under the Purchase Agreements of the Issuer and the guarantors party thereto.

“Secured Parties” means (a) the Pari Passu Collateral Agent, (b) the Existing Indenture Secured Parties, (c) the 2012 Indenture Secured Parties, (d) the Term Loan Secured Parties, (e) the Credit Agreement Secured Parties, and (f) the holders of Other Pari Passu Obligations.

“Term Loan Agreement” means that certain Term Loan Agreement dated as of on or about the date hereof, among the Issuer, as co-borrower, the US Borrower (as defined therein), the guarantors from time to time party thereto, the lenders from time to time party thereto, Citibank, N.A., as administrative agent, and Wells Fargo Bank, National Association, as collateral agent, as the same has been and may hereafter be further amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time as permitted by the Pari Passu Documents.

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“Term Loan Collateral Agreements” means any agreement, document or instrument pursuant to which a guarantee is given or a Lien is granted to secure any Term Loan Obligations or under which rights or remedies with respect to any such Lien are governed, as the same may be amended, restated, modified, renewed, refunded, replaced or refinanced from time to time as permitted by the Pari Passu Documents.

“Term Loan Documents” means the Term Loan Agreement, the Term Loan Collateral Agreements and any agreement, instrument or other document evidencing or governing any Term Loan Obligations.

“Term Loan Indemnified Parties” shall mean each of the Lenders (as defined in the Term Loan Agreement) and the Mortgagee as collateral agent.

“Term Loan Obligations” means the “Obligations” (as defined in the Term Loan Agreement) of the Issuer, the US Borrower (as defined in the Term Loan Agreement) and the guarantors from time to time party to the Term Loan Agreement and any other related document or instrument executed and delivered pursuant thereto, in each case incurred pursuant to the Term Loan Agreement and any other related document or instrument executed and delivered pursuant thereto.

“Term Loan Secured Parties” has the meaning set forth in the Intercreditor Agreement.

“2012 Indenture” means that certain Indenture dated as of the date hereof, among the Issuer, the guarantors from time to time party thereto, and Wells Fargo Bank, National Association, as trustee and noteholder collateral agent, and any and all successors thereto in either such capacity, as the same has been and may be further amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time.

“2012 Indenture Collateral Agreements” means the 2012 Note Guarantee and any agreement, document or instrument pursuant to which a Lien is granted to secure any 2012 Note Obligations or under which rights or remedies with respect to any such Lien are governed, as the same may be amended, restated, modified, renewed, refunded, replaced, or refinanced from time to time as permitted by the Pari Passu Documents.

“2012 Indenture Documents” means the 2012 Indenture, the 2012 Notes, the applicable Purchase Agreements, the 2012 Indenture Collateral Agreements, the Post-Closing Agreement, and any agreement, instrument or other document evidencing or governing any 2012 Note Obligations.

“2012 Indenture Indemnified Parties” shall mean the Initial Purchasers (as defined in the 2012 Indenture), the New Noteholder Collateral Agent, and each Noteholder (as defined in the 2012 Indenture).

“2012 Indenture Secured Parties” means the New Noteholder Collateral Agent and the Noteholders (as defined in the 2012 Indenture).

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“2012 Note Obligations” means all obligations under the 2012 Indenture of the Issuer, the Parent and the other Guarantors (as defined in the 2012 Indenture) under the 2012 Indenture Documents and the other “obligations” under, and as defined in, the 2012 Indenture, including, but not limited to, all indebtedness evidenced by any and all Notes (as defined in the 2012 Indenture) now or hereafter issued thereunder, including any series of Notes that may hereafter from time to time be issued as permitted under the 2012 Indenture.

“Vessel” means the vessel “[                    ]” registered under the Bahamas flag at the port of Nassau under Official Number [                    ] and includes any share or interest of every kind which the Shipowner now or at any later time has to, in or in connection with that vessel together with all of the boilers, engines, generators, drilling machinery and equipment, pumps and pumping equipment, machinery, masts, spars, sails, boats, anchors, cables, chains, rigging, tackle, outfit, apparel, furniture, fittings, equipment, spares, fuel, stores and all other appurtenances thereunto appertaining or belonging, and also any and all additions, improvements and replacements hereafter made in or to such vessel, or any part thereof, or in or to her equipment and appurtenances aforesaid.

ARTICLE II

COVENANTS OF THE SHIPOWNER

The Shipowner covenants and agrees with the Mortgagee as follows:

SECTION 2.1 The Shipowner acknowledges it is justly indebted in accordance with the terms of the Credit Facilities, the Existing Notes, the 2012 Notes, the Pari Passu Documents and its Guarantees. The Shipowner will pay when due all Secured Obligations from time to time payable by the Shipowner under its Credit Facilities, the Existing Notes, the 2012 Notes, the Pari Passu Documents and its Guarantees and will observe, perform and comply with the covenants, terms and conditions herein and, as applicable, in its Credit Facilities, the Existing Notes, the 2012 Notes, the Pari Passu Documents and its Guarantees, on its part to be observed, performed or complied with. The formula for the calculation of interest on the amounts due under the Credit Facilities, the Existing Notes, and the 2012 Notes, and the terms of their payment together with the terms of the repayment of the principal of the Credit Facilities, the Existing Notes, and the 2012 Notes secured by the Mortgage and this Deed of Covenants are provided in the Existing Indenture, the 2012 Indenture, the Term Loan Agreement and the Credit Agreement, as applicable.

SECTION 2.2 The Shipowner is and shall remain duly qualified to own, document and operate the Vessel under the applicable laws and regulations of The Commonwealth of the Bahamas. The Vessel is duly documented in the name of the Shipowner as owner under the laws of The Commonwealth of the Bahamas with the Official Number set forth in Whereas Clause 1 hereof.

SECTION 2.3 The Shipowner lawfully owns and is lawfully possessed of the Vessel free from any Lien, charge or encumbrance whatsoever (except for the Mortgage, this Deed of Covenants and Permitted Liens), and will warrant and defend the title and possession thereto and to every part thereof for the benefit of the Mortgagee against the claims and demands of all persons whomsoever.

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SECTION 2.4 The Shipowner has caused the Mortgage to be duly recorded with the Bahamian Register of Ships at the Bahamas Maritime Authority in London and will otherwise comply with and satisfy, or cause to be complied with and satisfied, all of the provisions of applicable laws of The Commonwealth of the Bahamas in order to establish, perfect and maintain the Mortgage as a valid, enforceable and duly perfected first priority statutory mortgage thereunder upon the Vessel and upon all renewals, replacements and improvements made in or to the same for the amount of the Secured Obligations.

SECTION 2.5 (a) The Shipowner will not (i) cause or permit the Vessel to be operated in any manner contrary to law, (ii) engage in any unlawful trade or violate any law, (iii) carry any cargo that will expose the Vessel to penalty, confiscation, forfeiture, capture or condemnation, or (iv) do, or suffer or permit to be done, anything which can or may injuriously affect the registration or enrollment of the Vessel under the laws and regulations of The Commonwealth of the Bahamas. The Shipowner will at all times keep the Vessel duly documented as a Bahamian flag vessel under all of the provisions and requirements of The Commonwealth of the Bahamas, eligible for the trade of The Commonwealth of the Bahamas in which it is engaged from time to time.

(b) All technical and commercial management of the Vessel shall be performed by the Shipowner or by any Guarantor that is a party to any drilling contract or any bareboat charter or other such charters respecting the Vessel (each such Guarantor being referred to herein as an “Internal Charterer”).

SECTION 2.6 Neither the Shipowner, any charterer, the master of the Vessel nor any other person has or shall have any right, power or authority to create, incur or permit to be placed or imposed or continued upon the Vessel any Lien whatsoever other than the Mortgage, this Deed of Covenants and other Permitted Liens.

SECTION 2.7 The Shipowner will place, and at all times and places will retain, a properly certified copy of the Mortgage and this Deed of Covenants on board the Vessel with her papers and will cause such certified copy and such Vessel’s marine document to be exhibited to any and all persons having business therewith which might give rise to any Lien thereon other than Permitted Liens, and to any representative of the Mortgagee; and the Shipowner will place and keep prominently displayed in the chart room and in the master’s cabin of the Vessel, or in the case of a rig, in a prominent place aboard the rig, or in such location as the rig’s papers are kept, a framed printed notice in plain type reading as follows:

“NOTICE OF MORTGAGE

This Vessel is subject to a First Priority Ship Mortgage to Wells Fargo Bank, National Association, as the Mortgagee. Under the terms of said Mortgage, neither the Shipowner, any charterer, the master of this Vessel nor any other person has any right, power or authority to create, incur or permit to be imposed upon this Vessel any Lien whatsoever other than, this Mortgage and Permitted Liens (as defined in the Mortgage).”

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SECTION 2.8 Except for the Mortgage, this Deed of Covenants and the other Permitted Liens, the Shipowner will not suffer to be continued any Lien, encumbrance or charge on the Vessel.

SECTION 2.9 (a) If a libel or complaint be filed against the Vessel or the Vessel be otherwise attached, arrested, levied upon or taken into custody by any Governmental Authority or any person that purports to be acting on behalf of a Governmental Authority for any cause whatsoever, the Shipowner will promptly notify the Mortgagee, and within 15 days will cause such Vessel to be released and all Liens thereon other than the Mortgage, this Deed of Covenants and other Permitted Liens to be discharged (except to the extent that the claim giving rise to such lien shall concurrently be contested by the Shipowner in good faith by appropriate proceedings that shall not affect the release of such Vessel) and will promptly notify the Mortgagee thereof in the manner aforesaid.

(b) If the Shipowner shall fail or neglect to furnish proper security or otherwise to release such Vessel from libel, arrest, levy, seizure or attachment within the time period required by Section 2.9(a) above, the Mortgagee or any person acting on behalf of the Mortgagee may furnish security to release such Vessel and by so doing shall not be deemed to cure the default of the Shipowner unless and until the Shipowner shall have reimbursed the Mortgagee from all costs and expenses (including reasonable attorney’s fees) incurred by the Mortgagee or such third party acting at the direction of the Mortgagee in procuring such release, including for any security so furnished.

SECTION 2.10 (a) Except while such Vessel is undergoing repairs, maintenance or is in lay up, the Shipowner will at all times and without cost or expense to the Mortgagee maintain and preserve, or cause to be maintained and preserved, the Vessel (i) in good running order and repair so that the Vessel shall be tight, staunch, strong and well and sufficiently tackled, apparelled, furnished, equipped and in every respect seaworthy and (ii) in at least as good a working order and condition as when this Deed of Covenants was executed, ordinary wear and tear excepted; and will keep the Vessel, or cause her to be kept, in such condition as will entitle her to such classification rating with the American Bureau of Shipping or other classification society that is a member of the International Association of Classification Societies (each, a “Classification Society”) that companies engaged in the operation of vessels of the same type, size, age and flag as the Vessel maintain respecting their vessels with such Classification Society. Notwithstanding the foregoing, if the Vessel is affected by any loss or damage or any condemnation or taking of such Vessel or a portion or component thereof, the Shipowner shall make all necessary repairs and replacements to the Vessel, except where the failure to do so could not reasonably be expected to materially change the value or usefulness of the Vessel. The Shipowner will furnish the Mortgagee on the date hereof and annually thereafter a certificate issued by such Classification Society evidencing that such classification is maintained. The Shipowner will not change the Classification Society.

(b) The Mortgagee shall have the right at any time, on reasonable notice, to inspect or survey the Vessel to ascertain its condition and to satisfy itself that the Vessel is being properly repaired and maintained, and the Shipowner shall cause to be made all such repairs, without expense to the Mortgagee, as such inspection or survey may show to be required to maintain the classification of the Vessel required under this Section 2.10. The Shipowner shall also permit the

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Mortgagee to inspect the Vessel’s logs, whenever requested, on reasonable notice, and shall promptly furnish the Mortgagee with full information regarding any casualties or other accidents or damage to the Vessel involving an amount in excess of $1,000,000.

SECTION 2.11 (a) The Vessel shall, and the Shipowner covenants that it will, at all times comply with all applicable laws, rules and regulations, and the Vessel shall have on board as and when required thereby certificates showing compliance therewith.

(b) The Shipowner will not make, or permit to be made, any change in the structure or type of the Vessel or change in the rig of the Vessel, if any such change could reasonably be expected to materially and adversely affect the value of the Vessel.

(c) The Shipowner may, in the ordinary course of maintenance, repair or overhaul of the Vessel, remove any item of property constituting a part of such Vessel, provided such item of property is replaced to the extent necessary to maintain such Vessel in the condition required herein. Any such replacement item of property shall, without necessity of further act hereunder, become part of such Vessel and subject to the Mortgage and this Deed of Covenants.

(d) The Shipowner agrees to give the Mortgagee at least ten (10) days prior written notice (or notice of such shorter period as the Mortgagee may agree) of the actual date and place of any scheduled drydocking or survey and three (3) days notice (or notice of such shorter period as the Mortgagee may agree) of the actual date and place of any unscheduled drydocking or survey in order that the Mortgagee may have representatives present if desired. The Shipowner agrees that it will provide evidence to the Mortgagee that the expense of such drydocking or survey or work to be done thereat is within the Shipowner’s financial ability and will not result in a claim or Lien (other than Permitted Liens) against the Vessel in violation of the provisions of this Deed of Covenants.

SECTION 2.12 The Shipowner will at all reasonable times afford the Mortgagee or its authorized representatives full and complete access to the Vessel for the purpose of inspecting the Vessel and its cargo and papers and, at the request of the Mortgagee, the Shipowner will deliver for inspection copies of all material contracts and documents relating to the Vessel, whether on board or not.

SECTION 2.13 The Shipowner will remain the registered owner of the Vessel. Without giving at least 60 days’ prior written notice thereof to the Mortgagee, the Shipowner will not change the name, official or patent number, the home port or class of the Vessel. The Shipowner will not change the flag of the Vessel.

SECTION 2.14 The Shipowner will not sell, mortgage or transfer the Vessel except in accordance with the applicable provisions of the Pari Passu Documents. The Shipowner will not charter the Vessel on a demise or bareboat basis to any Person who is not an Internal Charterer; (except pursuant to a Permitted Third Party Charter (as defined in the 2012 Indenture and the Term Loan Agreement)) provided, that to the extent the Shipowner so demises or bareboat charters the Vessel to an Internal Charterer pursuant to an Internal Charter, it will: (a) cause such Internal Charterer to become a Guarantor and to execute the Pari Passu Documents required to be executed by Guarantors in accordance with the terms of the Credit Facilities, and

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(b) cause the Internal Charterer to execute and deliver an Assignment of Earnings in favor of the Mortgagee respecting any earnings of the Vessel payable to the Internal Charterer. The Shipowner will cause all freights, hires or other earnings of the Vessel payable to it or to any Internal Charterer to be paid to an Earnings Account in accordance with the terms of the Assignment of Earnings respecting the Vessel given by the Shipowner. Any Assignment of Earnings shall be in the form attached hereto as Exhibit F.

SECTION 2.15 The Shipowner agrees that, if the Shipowner fails to perform covenants or obligations under this Deed of Covenants, including, without limitation, its obligations with respect to insurance, the discharging of Liens, taxes, dues, assessments, governmental charges, fines, penalties lawfully imposed, repairs, reasonable attorneys’ fees, and other obligations that are not Permitted Liens, during the existence of an Event of Default, the Mortgagee may, but shall not be obligated to, perform the Shipowner’s obligations under this Deed of Covenants, and any reasonable expenses incurred by the Mortgagee in performing the Shipowner’s obligations shall be paid by the Shipowner within 10 Business Days of demand. Any such performance by the Mortgagee may be made by the Mortgagee in reasonable reliance on any statement, invoice or claim, without inquiry into the validity or accuracy thereof. The amount and nature of any expense of the Mortgagee hereunder shall be conclusively established by a certificate of any officer of the Mortgagee absent manifest error, and such amount shall be included in the Secured Obligations, secured by the Mortgage and this Deed of Covenants.

SECTION 2.16 The Shipowner will fully perform, and cause any Internal Charterer or charterer under a Permitted Third Party Charter, respectively, to fully perform, (a) any Internal Charter of the Vessel between the Shipowner and the Internal Charterer (b) any Permitted Third Party Charter, and (c) all drilling or other contracts which may be entered into with respect to the Vessel.

SECTION 2.17 In the event that at any time and from time to time this Deed of Covenants or any provisions hereof shall be deemed invalidated in whole or in part by reason of any present or future law or any decision of any Governmental Authority, then the Shipowner, forthwith will execute such other and further assurances and documents as are reasonably necessary to accomplish the purposes of this Deed of Covenants.

SECTION 2.18 In the event of the requisition of the Vessel by any Governmental Authority or by anyone else, in each case provided such action does not constitute a Total Loss (as hereinafter defined), the Shipowner will give prompt written notice thereof to the Mortgagee, and any payments in respect thereof shall be paid to the Shipowner, and the Shipowner shall cause any such payment to be applied to the Secured Obligations to the extent required, and in accordance with, the terms of the Intercreditor Agreement.

SECTION 2.19 (a) The Shipowner will at all times and at its own cost and expense (and the Shipowner represents and warrants that all insurance carried and maintained in respect of the Vessel meets, and as long as the Mortgage is effective will continue to meet, the standards set forth in Section 2.19(a)(i) below):

(i) cause to be carried and maintained in respect of the Vessel insurance payable in United States Dollars in amounts (and with co-insurance and deductibles),

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against all risks (including, without limitation, marine hull and machinery (including excess value) insurance, protection and indemnity insurance, drilling, towage, confiscation, expropriation, loss of hire, war and terrorist risks, liability arising out of pollution and the spillage or leakage of cargo and cargo liability insurance (with named windstorm coverage exclusions in the Gulf of Mexico unless the Insurance Advisor advises that such named windstorm coverage is available in the Gulf of Mexico on a commercially reasonable basis and is customary with respect to the operation in the drilling industry of any vessel similar to the Vessel in the Gulf of Mexico) and in forms which are substantially equivalent to the coverage reflecting the customary and prudent practice of other responsible and experienced Persons of similar size and established reputation engaged in the same or similar operation of vessels similar to the Vessel and placed through brokers and with financially sound and reputable insurance companies, underwriters, funds, mutual insurance associations, war risks and protection and indemnity risk associations or clubs of recognized standing;

(ii) renew all such insurances as they expire and so as to ensure that there is no gap in coverage, keep the Mortgagee advised of the progress of such renewals, and provide evidence of such renewal in writing to the Mortgagee within seven days of renewal;

(iii) punctually pay all premiums, calls, contributions or other sums payable in respect of the insurances and produce all relevant receipts when so required by the Mortgagee, and all insurances shall provide that there shall be no recourse against the Mortgagee for unpaid premiums, club calls, assessments or advances;

(iv) cause each insurance company, underwriter, club or fund (or an authorized agent thereof) to agree in writing to mark their records and to advise the Mortgagee at least seven (7) days prior to the lapse of each policy or contract issued by such insurance company, underwriter, club or fund by expiration, termination, failure to renew or otherwise for any reason whatsoever and of any default in payment of any premium in respect of any insurances with respect to the Vessel. The Mortgagee shall not be deemed to have knowledge of any such lapse of insurance in the absence of receipt of notice from such brokers. If such insurances are not maintained in full force and effect, then the Mortgagee, at its option, may procure such insurance at the Shipowner’s expense;

(v) deliver to the Mortgagee copies of all cover notes, binders, policies and certificates of entry in protection and indemnity associations, and all endorsements and riders amendatory thereof, in respect of the insurances maintained in connection with the Vessel;

(vi) cause the insurances to provide for a deductible amount not in excess of $5,000,000 per occurrence;

(vii) provide to the Mortgagee promptly after receiving them copies of any communications relating to (A) non-payment of premiums and cancellation of the insurances; and (B) the imposition of any exclusion or qualification or other material modification of the insurances; and

(viii) do all things necessary and provide all documents, evidence and information within its power which may be necessary to enable the Mortgagee to collect or recover any moneys which may at any time become due in respect of the insurances.

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(b) As long as either the Existing Indenture or the 2012 Indenture remains in effect and has not been terminated, the Mortgagee shall retain Willis Limited (or other independent insurance advisor of reputable standing nominated by the Issuer and acceptable to the Mortgagee) as Insurance Advisor (the “Insurance Advisor”) who will from to time at the request of the Mortgagee advise whether the Shipowner’s insurances meet the requirements of this Deed of Covenants or what additional or other insurances may be advisable from time to time to protect the interests of the Mortgagee in the Vessel, and the Mortgagee shall be entitled to rely without further inquiry or determination and shall be fully protected in so relying on such Insurance Advisor’s advice. All fees and expenses of the Insurance Advisor shall be paid by the Shipowner. The Shipowner covenants and agrees that neither it nor any affiliate of it will place any insurances required to be maintained by it under this Deed of Covenants through the Insurance Advisor.

(c) The insurances shall include the following terms and conditions:

(i) while being operated, the Vessel shall always be covered against marine perils and all risks of loss or damage, including loss, damage, fire and such other perils as are customary in the industry, in accordance with English, American or Norwegian hull clauses with reasonable deductibles as determined by the Shipowner but in no event in excess of $5,000,000. When and while the Vessel is laid up, in lieu of the aforesaid hull insurance, port risk insurance may be taken out thereon by the Shipowner under forms of policies recommended by the Insurance Advisor in its reasonable discretion for the Vessel;

(ii) for the purposes of insurance against Total Loss (as defined herein), the Vessel and its equipment and appurtenances shall be insured for and valued (for the avoidance of doubt being an agreed/assessed value as between the assured and the insurers) in forms which are substantially equivalent to the coverage reflecting the customary and prudent practice of other responsible and experienced Persons of similar size and established reputation engaged in the same or similar operation of vessels similar to the Vessel;

(iii) the Vessel shall be covered against war and terrorist risks (including risks, whether or not regarded as war risks, excluded by the “Free of Capture and Seizure” clauses in the standard form of marine policy) in accordance with English, American or Norwegian clauses and incorporating protection and indemnity clause and with crew war risk insurance being effected separately, and the Vessel shall be covered for “strikes, riots and civil commotion” risk. Such risks may, at the option of the Shipowner, be insured by entering the Vessel in a reputable war risk association or club against all risks covered under the rules of such association or club and with reasonable deductibles provided therein;

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(iv) the Vessel shall also be insured against protection and indemnity risks and liabilities, including, without limitation, the Vessel’s full tonnage and insurance against liability for pollution or the spillage or leakage of oil or other cargo by the Vessel, unless such risk is fully covered by the entry of the Vessel into an international group protection and indemnity association, in an aggregate amount equal to the greater of (x) the highest amount of such coverage available from time to time, or (y) at least $500,000,000 and by the entry of the Vessel in a protection and indemnity association or club belonging to the International Group of Protection and Indemnity Clubs (the “International Group”), but in any event shall be in an amount recommended by the Insurance Advisor in its reasonable discretion;

(v) if any of the insurances referred to in this Section 2.19 form part of a fleet cover, the Shipowner shall procure that the brokers shall undertake to the Mortgagee that such brokers shall neither set off against any claims in respect of the Vessel any premiums due in respect of other vessels under such fleet cover or any premiums due for other insurances, nor cancel the insurance for reason of non-payment of premiums for other vessels under such fleet cover or of premiums for such other insurances, and shall undertake to issue a separate policy or policies in respect of the Vessel if and when so requested by the Mortgagee; and

(vi) if the Mortgagee determines solely based upon the advice of the Insurance Advisor that the insurances do not reasonably protect the interests of the Mortgagee to the Vessel, it will consult with the Shipowner and the Insurance Advisor in order to agree to any changes to the insurances that may be appropriate to protect the interest of the Mortgagee in relation to the Vessel, provided that if the Mortgagee and the Shipowner are unable to agree upon which changes may be appropriate, the Shipowner will comply with any further requirements relating to insurance recommended by the Insurance Advisor.

(vii) The amount, types of coverage, the insurance provider(s) and all other issues related to the insurance required by this Section 2.19 shall be those reasonably determined by the Insurance Advisor and recommended to the Mortgagee in writing. The Mortgagee shall have no duty or obligation to investigate or otherwise inquire into the recommendations made by the Insurance Advisor in connection with obtaining such insurance.

(d) At the Shipowner’s expense, the Mortgagee will obtain, for and on behalf of the Mortgagee and the Secured Parties, mortgagee’s interest insurance, mortgagee’s additional perils (pollution) insurance, and, when applicable, mortgagee’s rights insurance or similar coverage, and providing coverage which shall be in the maximum amounts obtainable under the hull policies or, if less, 110% of outstanding principal amount of the Credit Facilities set forth in Section 2.19(c)(ii).

(e) In the case of all marine and war risk hull and machinery policies and all protection and indemnity insurances (including insurance against liability for pollution or the spillage or leakage of cargo), the Shipowner will cause the Mortgagee to be named an additional insured without liability for premiums or calls payable under the insurances.

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(f) The Shipowner will cause all policies and certificates of entry with respect to insurance required hereby for the Vessel to contain a loss payable clause which shall be on substantially the terms set forth in Schedule I attached to the Assignment of Insurances (or, if such terms are not obtainable, then such terms as shall, in the opinion of the Insurance Advisor be the best otherwise attainable), in the case of all marine and war risk hull and machinery (including excess values) policies and all protection and indemnity and liability and oil pollution liability insurance, and which shall: (A) in the case of protection and indemnity insurance, provide for payment to the Shipowner or its order unless the payment is to indemnify the Mortgagee from or reimburse the Mortgagee for any loss, damage or expense incurred by it or unless and until the insurers or associations receive notice from the Mortgagee that an Event of Default shall have occurred and be continuing under this Deed of Covenants, in which event all payments shall be made to the Mortgagee, provided, that the insurer may in all events make payments directly to third parties to whom liability has been established in discharge of guaranties issued by the insurer or claims against the Shipowner or insurer, and (B) in the case of all other insurance, provide for payment in accordance with the terms of Subsection (h) of this Section 2.19.

(g) In addition, the Shipowner will, at its cost and expense, (a) assign to the Mortgagee, and will cause all Internal Charterers to assign to the Mortgagee, by an Assignment of Insurances, all of the Shipowner’s and, as applicable, Internal Charterers’ right, title and interest in and to each policy and contract of insurance (including all entries in protection and indemnity or war risk associations) with respect to the insurance required hereby and furnish, or cause its brokers to furnish, written notice of such assignment to all insurers, underwriters, clubs and associations with respect to such insurance, and (b) cause the insurance brokers and club managers to hold to the order of the Mortgagee the originals of all policies, contracts, binders, insurance slips, cover notes and certificates of entry relating to the Vessel and to deliver certified copies thereof to the Mortgagee and to execute and deliver to the Mortgagee a letter of undertaking in connection with the above mentioned insurances and entries.

(h) The proceeds of any insurances or entries referred to in this Section 2.19 shall be applied as follows:

(i) Until the occurrence and continuance of an Event of Default:

(A) any claim under any such insurance (other than in respect of a Total Loss), whether such claim is under the terms of the relevant loss payable clause payable directly to the Shipowner or not, shall be applied by the Shipowner in making good the loss or damage in respect of which it has been paid or paid to the Shipowner in reimbursement of moneys expended by it for such purpose, except that any loss in excess of $15,000,000 shall be paid to the Mortgagee and held by the Mortgagee, provided that the Mortgagee shall pay out of such insurance proceeds costs and expenses in connection with the Shipowner’s repair of the Vessel so that the Vessel is restored to the condition required by this Deed of Covenants. Such proceeds shall be paid by the Mortgagee in the amounts and to the persons certified from time to time by the Shipowner in one or more Officer’s Certificates delivered to the Mortgagee as properly payable in connection with the repair of the Vessel; and

(B) any claim in respect of protection and indemnity insurance shall be paid directly to the person, firm or company to which the liability covered by such insurance was incurred or to the Shipowner in reimbursement of moneys expended by it in satisfaction of such liability.

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(ii) Upon the occurrence and continuance of an Event of Default, any claim under any such insurance and entry (other than in respect of a Total Loss) shall be paid to the Mortgagee. The Mortgagee agrees to apply any such amount received in accordance with the terms of the Intercreditor Agreement.

(iii) Whether or not an Event of Default shall have occurred, any claim under any such insurance and entry in respect of a Total Loss shall be paid to the Mortgagee. The Mortgagee agrees to deliver such proceeds to the Pari Passu Collateral Agent for application of such proceeds to the Secured Obligations in accordance with the Intercreditor Agreement. Upon the occurrence and continuance of an Event of Default, the Mortgagee shall have the right, but not the obligation, to negotiate any claim in respect of a Total Loss.

(iv) For purposes of this Deed of Covenants, “Total Loss” means any of the following events respecting the Vessel: (a) the actual, constructive, arranged, agreed, or compromised total loss of the Vessel; (b) the loss, theft or destruction of the Vessel or damage thereto to such extent as shall make repair thereof uneconomical or shall render the Vessel permanently unfit for normal use for any reason whatsoever; (c) the requisition for title or other compulsory acquisition or forfeiture of the Vessel otherwise than by requisition for hire; or (d) the capture, condemnation, seizure, arrest, detention or confiscation of the Vessel by any Governmental Authority or by Persons acting or purporting to act on behalf of any Governmental Authority unless such Vessel be released from such capture, seizure, arrest, detention or confiscation within one (1) month after the occurrence thereof.

Any loss covered by this paragraph (h) which is paid to the Mortgagee but which might have been paid, in accordance with the provisions of this Subsection, directly to the Shipowner or others, shall be paid by the Mortgagee to or as directed by the Shipowner. The Mortgagee agrees that all payments to the Mortgagee of losses covered by this Subsection shall be applied by the Mortgagee in accordance with the terms of the Intercreditor Agreement, as applicable.

(i) In the event that any claim or Lien is asserted against the Vessel for loss, damage or expense which is covered by insurance required hereunder (other than in the event of a Total Loss of the Vessel), and it is necessary for the Shipowner to obtain a bond or supply other security to prevent arrest of the Vessel or to release the Vessel from arrest on account of such claim or Lien, the Mortgagee, on request of the Shipowner or its agent, shall, so long as no Event of Default shall have occurred and be continuing, assign to any person, firm or corporation executing a surety or guaranty bond or other agreement to save or release the Vessel from such arrest, all right, title and interest of the Mortgagee in and to said insurance (excluding any protection and indemnity insurance under which the Mortgagee is a named insured) covering said loss, damage or expense, as collateral security to indemnify against liability under said bond or other agreement, which assignment shall be made in such form as the Shipowner shall instruct the Mortgagee.

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(j) The Shipowner will cause each insurance company, underwriter, club or fund (or an authorized agent thereof) with respect to all insurance required hereby to agree in writing for the benefit of the Mortgagee that each policy or contract issued by such insurance company, underwriter, club or fund shall not lapse, expire, terminate or be cancelled for any reason whatsoever without at least seven (7) days’ prior facsimile notice to the Mortgagee addressed as provided in Section 4.10.

(k) The Shipowner agrees that it will not do or permit or willingly allow to be done any act by which any insurance or entry required by this Section 2.19 may be suspended, impaired or cancelled, and that it will not permit or allow the Vessel to undertake any voyage, or perform any drilling contract, or run any risk or transport any cargo which may not be permitted by the policies in force, without having previously insured the Vessel by additional coverage to extend to such voyages, risks or cargoes. The Shipowner agrees to give the Mortgagee prompt notice of the proposed location of the Vessel in the Gulf of Mexico, and confirm to the Mortgagee that the insurance coverage meets the requirements of this Deed of Covenants. While the Vessel is located in the Gulf of Mexico, the insurances may contain named windstorm coverage exclusions in the Gulf of Mexico unless the Insurance Advisor advises that such named windstorm coverage is available in the Gulf of Mexico on a commercially reasonable basis and is customary with respect to the operation in the drilling industry of any vessel similar to the Vessel in the Gulf of Mexico.

(l) The Shipowner will not cause or permit the Vessel to operate in or undertake a voyage to or to sail in any area which has been declared a war area by the relevant underwriters and insurance companies and has been included in the list of exclusions from time to time in effect attached to the war risks insurance policies in the form of the war risks trading warranties, without first notifying thereof the Mortgagee and the war risks underwriters of the Vessel and paying any additional insurance premiums required. The Shipowner agrees that it will promptly furnish to the Mortgagee evidence of payment of such additional premiums.

(m) The Shipowner will comply with and satisfy in all material respects all of the provisions of any applicable law, convention, regulation, proclamation or order concerning financial responsibility for liabilities imposed on the Shipowner or the Vessel with respect to pollution by any state or nation or political subdivision thereof and will maintain all certificates or other evidence of financial responsibility as may be required by any such law, convention, regulation, proclamation or order with respect to the trade which the Vessel is from time to time engaged in and the cargo carried by it.

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(n) Any insurance placed through a “captive” insurer, or an unrated local insurer through which all or a part of the insurance is required to be placed under the local laws of the jurisdiction in which the Vessel may be located from time to time, or cover reinsured will be in form and substance recommended by the Insurance Advisor in its reasonable discretion and in any event such insurance will:

(i) be on the same terms as the original insurances and will include the provisions of this Section 2.19 (including but not limited to an assignment of such insurances or reinsurances to the Mortgagee as set forth in Section 2.19(g) of this Mortgage);

(ii) provide that notwithstanding any bankruptcy, insolvency, liquidation, dissolution or similar proceedings of or affecting the reinsured that the reinsurers’ liability will be to make such payments as would have fallen due under the relevant policy of reinsurance if the reinsured had (immediately before such bankruptcy, insolvency, liquidation, dissolution or similar proceedings) discharged its obligations in full under the original insurance policies in respect of which the then relevant policy of reinsurance has been effected; and

(iii) contain a “cut-through” clause in the following form (or a form otherwise recommended by the Insurance Advisor in its reasonable discretion):

“It is hereby declared and agreed that if [—], a [—] (“[—]”), as Insurer (or any successor to [—] as insurer) under the insurance policy (the “Policy”) between [—], as Insurer, and [—] and Wells Fargo Bank, National Association, as Mortgagee, as Assured, fails for any reason to pay in full all or any portion of any losses payable in respect of the insured vessel (the “Vessel”) under the Policy, or in any event upon written notice by the said Assureds of an Event of Default under the Deed of Covenants, then all such losses (or such portion thereof) shall be paid directly by the reinsurers (collectively, the “Reinsurers”) identified from time to time under any and all reinsurance agreements (the “Reinsurance Agreements”) providing for reinsurance under the Policy with respect to the Vessel to such Assureds, as the respective interests of the Assureds may appear under the Policy, but only for the proportions subscribed by the Reinsurers and provided that the Reinsurers have not already made payment in full for their proportion in accordance with the terms of the Reinsurance Agreements and the Policy.”

(o) At all times during which the Vessel is operating within the jurisdiction of the United States of America, the Shipowner shall maintain with respect to the Vessel:

(i) insurance or post bonds or maintain approved evidence of financial responsibility (including, without limitation, qualification as a “qualified self-insurer” by the United States Coast Guard) with respect to the Vessel to cover the actual cost of removal of discharged oil for which the Shipowner or the Mortgagee may be held strictly liable (or held liable due to negligence of the Shipowner or any other Person) under the Clean Water Act of 1977, as amended, the Oil Pollution Act 1990 (33 U.S.C. § 2701 et seq.), as amended, or the Outer Continental Shelf Lands Act, as amended, or under any other Legal Requirement, including, without limitation, any Environmental Law, of any Governmental Authority that, now or in the future, may apply to the Shipowner or the Mortgagee, the Vessel or its operations; and

(ii) such worker’s compensation or longshoremen’s and harbor workers’ insurance as shall be required by applicable law, including endorsements for foreign and outer continental shelf operations, borrowed servant, voluntary compensation and in rem claims.

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SECTION 2.20 The Shipowner hereby irrevocably and unconditionally grants to the Mortgagee a power of attorney permitting the Mortgagee and representatives thereof to examine the class records of the Vessel at any time, and, without cost or expense to the Mortgagee, the Shipowner will irrevocably and unconditionally instruct and authorize the Classification Society of the Vessel as follows, and use its commercially reasonable efforts to obtain from the Classification Society a written undertaking to the Mortgagee:

(a) to send to the Mortgagee, following receipt of a written request from the Mortgagee at the direction of the Controlling Party (as defined in the Intercreditor Agreement), certified true copies of all original class records held by the Classification Society relating to the Vessel;

(b) to allow the Mortgagee (or its agents), at any time and from time to time if an Event of Default (in the sole opinion of the Mortgagee) has occurred and is continuing, to inspect the original class and related records of the Shipowner and the Vessel at the offices of the Classification Society and to take copies of them; and

(c) following receipt of a written request from the Mortgagee sent at the direction of the Controlling Party (as defined in the Intercreditor Agreement):

(i) to advise of any facts or matters which may result in or have resulted in a change, suspension, discontinuance, withdrawal or expiry of the Vessel’s class under the rules or terms and conditions of the Classification Society;

(ii) to confirm that the Shipowner is not in default of any of its contractual obligations or liabilities to the Classification Society and, without limiting the foregoing, that it has paid in full all fees or other charges due and payable to the Classification Society;

(iii) if the Shipowner is in default of any of its contractual obligations or liabilities to the Classification Society, to specify to the Mortgagee in reasonable detail the facts and circumstances of such default, the consequences thereof, and any remedy period agreed or allowed by the Classification Society; and

(iv) to notify the Mortgagee immediately in writing if the Classification Society receives notification from the Shipowner or any other person that the Vessel’s Classification Society is to be changed.

Notwithstanding the above instructions and undertaking given for the benefit of the Mortgagee, the Shipowner shall continue to be responsible to the Classification Society for the

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performance and discharge of all its obligations and liabilities relating to or arising out of or in connection with the contract it has with the Classification Society, and nothing herein or therein shall be construed as imposing any obligation or liability of the Mortgagee to the Classification Society in respect thereof.

The Shipowner shall further notify the Classification Society that all the foregoing instructions and authorizations shall remain in full force and effect until revoked or modified by written notice to the Classification Society received from the Mortgagee, and that the Shipowner shall reimburse the Classification Society for all its costs and expenses incurred in complying with the foregoing instructions.

SECTION 2.21 The Shipowner covenants that it will at all times comply in all material respects with the International Management Code for the Safe Operation of Ships and for Pollution Prevention adopted by the International Maritime Organization. The Shipowner shall take, or cause to be taken, all reasonable precautions to prevent illegal drugs or drug paraphernalia from being used or kept on board the Vessel and, if applicable, otherwise comply with the Zero Tolerance anti-drug policy of the United States Government.

ARTICLE III

EVENTS OF DEFAULT AND REMEDIES

SECTION 3.1 As used herein, the term “Event of Default” means (a) with respect to the Existing Indenture, an “Event of Default” under, and as defined therein, (b) with respect to the 2012 Indenture, an “Event of Default” under, and as defined therein, (c) with respect to the Term Loan Agreement, an “Event of Default” under, and as defined therein, or (d) with respect to the Credit Loan Agreement, an “Event of Default” under, and as defined therein. If an Event of Default shall have occurred and be continuing, then, in each and every such case the Existing Noteholder Collateral Agent, the New Noteholder Collateral Agent, the Lender Collateral Agent or the Credit Agreement Collateral Agent, as relevant, shall have the right to make such demands and take such actions as are permitted to each of them, respectively, by the Existing Indenture Documents, the 2012 Indenture Documents, the Term Loan Documents or the Credit Agreement Documents, as the case may be. If an Event of Default shall have occurred and be continuing under all of the Existing Indenture, the 2012 Indenture Documents, the Term Loan Agreement and the Credit Agreement, the Mortgagee shall have the right, subject to and in accordance with the terms of the Intercreditor Agreement and Section 4.12 hereof, to:

(a) declare immediately due and payable all of the Secured Obligations (in which case all of the same shall be immediately due)(provided, no such declaration shall be required if an Event of Default shall have occurred under a particular Pari Passu Document that triggers an automatic enforcement of rights under such Pari Passu Document) and bring suit at law, in equity or in admiralty, as it may be advised, to recover judgment for the Secured Obligations and satisfy the same out of the Vessel;

(b) exercise all of the rights and remedies in foreclosure with respect to the Vessel and otherwise given to mortgagees by the provisions of applicable law;

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(c) take and enter into possession of the Vessel, at any time, wherever the same may be, without court decision or other legal process and without being responsible for loss or damage, and the Shipowner or other person in possession forthwith upon demand of the Mortgagee shall surrender to the Mortgagee possession of the Vessel and the Mortgagee may, without being responsible for loss or damage (except to the extent caused by the Mortgagee’s gross negligence or willful misconduct), hold, lay up, lease, charter, operate or otherwise use such Vessel for such time and upon such terms as it may deem to be for its best advantage, and demand, collect and retain all hire, freights, earnings, issues, revenues, income, profits, return premiums, salvage awards or recoveries, recoveries in general average, and all other sums due or to become due in respect of such Vessel or in respect of any insurance thereon from any person whomsoever, accounting only for the net profits, if any, arising from such use of the Vessel and charging upon all receipts from the use of the Vessel or from the sale thereof by court proceedings or pursuant to Section 3.1(e) below, all costs, expenses, charges, damages or losses by reason of such use (including attorney’s fees); provided, that the Mortgagee shall be obligated to provide the Shipowner only with a final accounting; and if at any time the Mortgagee shall avail itself of the right herein given it to take possession of the Vessel, the Mortgagee shall have the right to dock the Vessel for a reasonable time at any dock, pier or other premises of the Shipowner without charge, or to dock them at any other place at the cost and expense of the Shipowner, and the Mortgagee shall have the right to require the Shipowner to deliver, and the Shipowner shall on demand, at its own cost and expense, deliver to the Mortgagee the Vessel as demanded; and the Shipowner hereby irrevocably instructs the master of the Vessel so long as the Mortgage and this Deed of Covenants is outstanding to deliver the Vessel to the Mortgagee as demanded;

(d) inspect and make copies of all original class records held by the Classification Society relating to such Vessel; and/or

(e) without being responsible for loss or damage, other than loss or damage due to its own gross negligence or willful misconduct, sell such Vessel, at any place and at such time as the Mortgagee may specify and in such manner and such place (whether by public or private sale) as the Mortgagee may deem advisable (without necessity of bringing the Vessel to the place designated for such sale), free from any claim by the Shipowner in admiralty, in equity, at law or by statute, after first giving notice of the time and place of any public sale with a general description of the property in the following manner:

(i) by publishing such notice for twenty (20) consecutive days in a daily newspaper of general circulation published in New York City;

(ii) if the place of sale should not be New York City, then also by publication of a similar notice in a daily newspaper, if any, published at the place of sale; and

(iii) by mailing a similar notice to the Shipowner at its last known address on the day of first publication;

and notice of the time and place of any private sale by mailing such notice to the Shipowner at its last known address.

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SECTION 3.2 Any sale of the Vessel or any interest therein made by the Mortgagee after the occurrence and during the continuance of an Event of Default in pursuance of the Mortgage and this Deed of Covenants, whether under the power of sale hereby granted or any judicial proceedings, shall operate to divest all right, title and interest of any nature whatsoever of the Shipowner in and to the Vessel or such interest therein sold, as the case may be, and shall bar any claim from the Shipowner, its successors and assigns, and all persons claiming by, through or under them. No purchaser shall be bound to inquire whether notice has been given, or whether any default has occurred, or as to the propriety of the sale, or as to the application of the proceeds thereof. In the case of any such sale, the Mortgagee shall deliver the proceeds to the Pari Passu Collateral Agent for application of such proceeds to the Secured Obligations in accordance with the terms of the Intercreditor Agreement. At any such sale, the Mortgagee may bid for and purchase such property and upon compliance with the terms of sale may hold, retain and dispose of such property without further accountability therefor.

SECTION 3.3 Subject always to and in accordance with the terms of the Intercreditor Agreement, the Mortgagee is hereby appointed attorney-in-fact of the Shipowner to execute and deliver to any purchaser referred to in Section 3.2, and is hereby vested with full power and authority to make, after the occurrence and during the continuation of an Event of Default, in the name and on behalf of the Shipowner, a good conveyance of the title to the Vessel so sold. In the event of any sale of the Vessel under any power herein contained, the Shipowner will, if and when required by the Mortgagee, execute such form of conveyance of such Vessel and other related documents as the Mortgagee may specify. The powers and authority granted to the Mortgagee herein have been given for a valuable consideration and are hereby declared to be irrevocable.

SECTION 3.4 Subject always to and in accordance with the terms of the Intercreditor Agreement, the Mortgagee is hereby appointed attorney-in-fact of the Shipowner in the name of the Shipowner to, after the occurrence and during the continuation of an Event of Default, demand, collect, receive, compromise and sue for, so far as may be permitted by law, all freights, hire, earnings, issues, revenues, income and profits of the Vessel and all amounts due from underwriters under any insurance thereon as payments of losses or as return premiums or otherwise, salvage awards and recoveries of the Vessel, recoveries in general average or otherwise in respect of the Vessel, and all other sums in respect of the Vessel, due or to become due at the time of the occurrence and during the continuation of any Event of Default, or in respect of any insurance thereon, from any person whomsoever, and to make, give and execute in the name of the Shipowner acquittances, receipts, releases or other discharges for the same, whether under seal or otherwise, and to endorse and accept in the name of the Shipowner all checks, notes, drafts, warrants, agreements and other instruments in writing with respect to the foregoing. The powers and authority granted to the Mortgagee herein have been given for a valuable consideration and are hereby declared to be irrevocable.

SECTION 3.5 Whenever any right to enter and take possession of the Vessel accrues to the Mortgagee, it may require the Shipowner to deliver, and the Shipowner shall on demand, at its own cost and expense, deliver to the Mortgagee such Vessel as demanded, subject always to and in accordance with the terms of the Intercreditor Agreement. If any legal proceedings shall be taken to enforce any right of Mortgagee under the Mortgage or this Deed of Covenants, the Mortgagee shall be entitled as a matter of right to the appointment of a receiver of

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such Vessel and of the freights, hire, earnings, issues, revenues, income and profits due or to become due and arising from the operation thereof, subject always to and in accordance with the terms of the Intercreditor Agreement.

SECTION 3.6 At any time after the Secured Obligations shall have become due and payable, the Mortgagee shall be entitled (but not bound) by writing executed as a deed or under the hand of any director or officer of the Mortgagee to appoint any person or persons to be a receiver and/or manager of the Vessel (the “Receiver”) or any part thereof (with power to authorise any joint receiver and/or manager to exercise any power independently of any other joint receiver and/or manager) and may from time to time fix his remuneration, and may remove any Receiver so appointed and appoint another in his place. Any Receiver so appointed shall be the agent of the Shipowner and the Shipowner shall be solely responsible for his acts or defaults and for his remuneration, and such receiver and/or manager so appointed shall have all powers conferred by the Conveyancing and Law of Property Act (Ch. 138) and, in addition, power on behalf of and at the cost of the Shipowner to do or omit to do anything which the Shipowner could do or omit to do in relation to the Vessel any part thereof and in particular (but without prejudice to the generality of the foregoing) any such receiver and/or manager may exercise all the powers and discretions conferred on the Mortgagee by the Mortgage and this Deed of Covenants.

SECTION 3.7 Neither the Mortgagee nor any Receiver shall be liable as mortgagee in possession in respect of the Vessel to account or be liable for any loss upon realisation or for any neglect or default of any nature whatsoever in connection therewith for which a mortgagee in possession may be liable as such.

SECTION 3.8 Upon any sale of the Vessel or any share or interest therein by the Mortgagee, or by any Receiver, the purchaser shall not be bound to see or enquire whether the Mortgagee’s power of sale has arisen in the manner provided in this Deed of Covenants and the sale shall be deemed to be within the power of the Mortgagee (or the Receiver, as the case may be) and the receipt of the Mortgagee (or the Receiver, as the case may be) for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor and the sale shall operate to divest the Shipowner of all rights, title and interest of any nature whatsoever in the Vessel and to bar any such interest of the Shipowner and all persons claiming through or under the Shipowner.

SECTION 3.9 Section 19 of the Conveyancing and Law of Property Act or the equivalent provisions of any subsequent amending or consolidating act shall not apply to this Deed of Covenants. The statutory power of sale shall be exercisable at any time after the money owing on this security shall have become payable without regard to Section 22 of the Conveyancing and Law of Property Act which section shall not apply to this security or any sale made by virtue thereof.

SECTION 3.10 Subject always to and in accordance with the terms of the Intercreditor Agreement, the Shipowner authorizes and empowers the Mortgagee or its appointees or any of them to, after the occurrence and during the continuation of an Event of Default, appear in the name of the Shipowner, its successors and assigns, in any court of any

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country or nation of the world where a suit is pending against the Vessel because of or on account of an alleged lien against such Vessel from which such Vessel has not been released and to take such proceedings as to them or any of them may deem necessary towards the defense of such suit and the purchase or discharge of such lien, and all expenditures made or incurred by them or any of them for the purpose of such defense or purchase or discharge shall be a debt due from the Shipowner, its successors and assigns, to the Mortgagee, and shall be secured by the lien of the Mortgage and this Deed of Covenants in like manner and extent as if the amount and description thereof were written herein.

SECTION 3.11 The Shipowner covenants that at any time that any Secured Obligations shall be due and payable (whether by acceleration or otherwise), the same shall be paid in accordance with the Intercreditor Agreement; and in case the Shipowner fails to pay or causes to be paid the same when due in accordance with the Pari Passu Documents, and that failure constitutes an Event of Default, the Mortgagee shall be entitled to recover judgment for the whole amount so due and unpaid, together with such further amounts as shall be provided by the Pari Passu Documents and applicable law. All moneys collected by the Mortgagee under this Section 3.11 shall be delivered to the Pari Passu Collateral Agent and applied by the Pari Passu Collateral Agent in accordance with the terms of the Intercreditor Agreement.

SECTION 3.12 Each and every power and remedy herein given to the Mortgagee shall be cumulative and shall be in addition to every other power and remedy herein given or now or hereafter existing at law, in equity, in admiralty, by statute or under any Pari Passu Document or other agreement, and each and every power and remedy whether herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any power or remedy by the Mortgagee shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy. No delay or omission by the Mortgagee in the exercise of any right or power or in the pursuance of any remedy accruing upon the occurrence and during the continuance of any Event of Default shall impair any such right, power or remedy or be construed to be a waiver of any such right, power or remedy; nor shall the acceptance by the Mortgagee of any security or of any payment of or on account of the Secured Obligations be construed to be a waiver of any right that the Mortgagee may have hereunder after the occurrence and during the continuance of such Event of Default or any other Event of Default, including any subsequent Event of Default of the same or a different nature.

SECTION 3.13 Subject always to and in accordance with the terms of the Intercreditor Agreement, if at any time prior to any sale of or consummation of foreclosure proceedings on the Vessel by the Mortgagee after the occurrence and during the continuance of an Event of Default in accordance herewith, the Shipowner offers to cure such Event of Default and to pay all expenses, advances, fees and damages to the Mortgagee arising from such Events of Default to the extent provided for in the Existing Indenture, the 2012 Indenture, the Credit Agreement or the Term Loan Agreement, respectively, or the other Pari Passu Documents, including all costs and expenses incurred by the Mortgagee upon the exercise by the Mortgagee of its rights hereunder as a result of such Event of Default, then the Mortgagee may, but shall be under no obligation to, accept such offer, cure and payment and restore the Shipowner to its former position, but such action shall not affect any rights which the Mortgagee may have hereunder after the occurrence and during the continuance of any subsequent Event of Default or impair any rights consequent thereon.

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SECTION 3.14 In case the Mortgagee shall have proceeded to enforce any right, power or remedy under the Mortgage or this Deed of Covenants by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case the Shipowner and the Mortgagee shall be restored to their former positions and rights hereunder with respect to the property subject or intended to be subject to the Mortgage or this Deed of Covenants, and all rights, remedies and powers of the Mortgagee shall continue as if no such proceedings had been taken.

SECTION 3.15 Unless otherwise specified herein or in the other Pari Passu Documents, any cash proceeds received by the Mortgagee from the sale of, collection of, or other realization upon any part of the Vessel or related collateral or any other amounts received by the Mortgagee hereunder, including the net earnings of any charter operation or other use of the Vessel by the Mortgagee under any of the powers specified in Article I and/or Article II, may be, at the reasonable discretion of the Mortgagee, subject always to and in accordance with the terms of the Intercreditor Agreement (a) held by the Mortgagee in one or more cash collateral accounts as cash collateral for the Secured Obligations under the terms of the Pari Passu Documents or (b) delivered to the Pari Passu Collateral Agent for application to the Secured Obligations. Amounts applied to the Secured Obligations shall be applied to the payment of the Secured Obligations in the order set forth in and in accordance with the terms of the Intercreditor Agreement. Any surplus cash collateral or cash proceeds held by the Mortgagee after payment in full of the Secured Obligations shall be paid over to the Shipowner or to whomever may be lawfully entitled to receive such surplus.

SECTION 3.16 Unless and until one or more Events of Default shall occur and be continuing, the Shipowner (a) shall be suffered and permitted to retain actual possession and use of the Vessel and (b) shall have the right, from time to time, in its discretion, and without application to the Mortgagee, and without obtaining a release thereof by the Mortgagee, to dispose of, free from the lien hereof, any boilers, engines, generators, drilling machinery and equipment, pumps and pumping equipment, machinery, masts, spars, sails, rigging, boats, anchors, cables, chains, tackle, outfit, apparel, furniture, fittings, equipment, spares, fuel, stores or any other appurtenances of the Vessel, provided such item of property is replaced and such Vessel is maintained in the condition required herein and in the Pari Passu Documents, and such replacement item, if any, shall forthwith become subject to the lien of the Mortgage and this Deed of Covenants as a first priority statutory mortgage thereon.

SECTION 3.17 Notwithstanding anything to the contrary in this Deed of Covenants, the amount of any Secured Obligations that are secured by the Shipowner’s rights in the Vessel or any related collateral or subject to a Lien in favor of the Mortgagee hereunder or under any other Pari Passu Document shall be limited to the extent, if any, required so that the Liens granted under the Mortgage or this Deed of Covenants shall not be subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provision of any other applicable Law or to being set aside or annulled under any applicable Law relating to fraud on creditors. In determining the limitations, if any, on the amount of any Secured

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Obligations that are subject to the Lien on the Vessel and related collateral hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation or contribution which such Shipowner may have under the Pari Passu Documents, any other agreement or applicable Law shall be taken into account.

ARTICLE IV

SUNDRY PROVISIONS

SECTION 4.1 All of the covenants, promises, stipulations and agreements of the Shipowner in this Deed of Covenants contained shall bind the Shipowner and its successors and permitted assigns and shall be binding on and inure to the benefit of the Mortgagee and its successors and permitted assigns. In the event of any assignment of the Mortgage or this Deed of Covenants by the Mortgagee in accordance with the applicable provisions of any Pari Passu Collateral Document, the term “Mortgagee” as used in this Deed of Covenants shall be deemed to mean any such successor or permitted assignee.

SECTION 4.2 Wherever and whenever herein any right, power or authority is granted or given to the Mortgagee, such right, power or authority may be exercised in all cases by the Mortgagee or such agent or agents as it may appoint, and the act or acts of such agent or agents when taken shall constitute the act of the Mortgagee hereunder.

SECTION 4.3 (a) In the event that any provision of this Deed of Covenants shall be deemed invalid or unenforceable by reason of any present or future law or any decision of any court of competent jurisdiction, the validity and enforceability of any other provision hereof shall not be affected thereby. Any such invalidity or unenforceability of any provision of this Deed of Covenants in any jurisdiction or nation shall not render such provision invalid or unenforceable under the laws of any other jurisdiction or nation.

(b) In the event that this Deed of Covenants or any of the documents or instruments which may from time to time be delivered hereunder or any provision hereof shall be deemed invalidated by present or future law of any nation or by decision of any court of competent jurisdiction, this shall not affect the validity and/or enforceability of all or any other parts of this Deed of Covenants, or such documents or instruments and, in any such case, the Shipowner covenants and agrees that, on demand, it will execute and deliver such other and further agreements and/or documents and/or instruments and do such things as the Mortgagee in its sole reasonable discretion may deem to be necessary to carry out the true intent of this Deed of Covenants.

(c) Anything herein to the contrary notwithstanding, it is intended that nothing herein shall waive the preferred status of the Mortgage or this Deed of Covenants and that, if any provision of the Mortgage or this Deed of Covenants or portion thereof shall be construed to waive the preferred status of the Mortgage or this Deed of Covenants, then such provision to such extent shall be void and of no effect and shall cease to be a part of the Mortgage or this Deed of Covenants, without affecting the remaining provisions, which shall remain in full force and effect.

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SECTION 4.4 This Deed of Covenants shall be governed by, and construed in accordance with, the laws of The Commonwealth of the Bahamas.

SECTION 4.5 THE SHIPOWNER AND THE MORTGAGEE HEREBY EXPRESSLY AND IRREVOCABLY (I) SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY; AND (II) WAIVES (A) ITS RIGHT TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE INITIAL PURCHASERS AND FOR ANY COUNTERCLAIM RELATED TO ANY OF THE FOREGOING AND (B) ANY OBLIGATION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

SECTION 4.6 The term “Dollars” or the symbol “$” as used herein shall mean Dollars in any coin or currency of the United States of America which at the time of payment shall be legal tender for public and private debts.

SECTION 4.7 Enforcement Expenses; Indemnification.

(a) Costs and Expenses. Shipowner shall pay all out-of-pocket expenses incurred by the Mortgagee or any Secured Parties (including the fees, charges and disbursements of any counsel for the Mortgagee), and shall pay all fees and time charges for attorneys who may be employees of the Mortgagee or any of the Secured Parties, in connection with the enforcement or protection of its rights in connection with the Existing Indenture, the 2012 Indenture, the Term Loan Agreement, the Credit Agreement, the Mortgage, this Deed of Covenants, and the other Pari Passu Documents, including its rights under this Section, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Credit Facilities, the Existing Notes, and the 2019 Notes and any other Pari Passu Documents.

(b) INDEMNIFICATION BY SHIPOWNER. SHIPOWNER SHALL INDEMNIFY THE MORTGAGEE (AND ANY SUB-AGENT THEREOF), EACH INDEMNIFIED PARTY, EACH HOLDER AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND DEFEND AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, CLAIMS, DEMANDS, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS (INCLUDING ALL FEES, EXPENSES AND DISBURSEMENTS OF ANY LAW FIRM OR OTHER EXTERNAL COUNSEL AND, WITHOUT DUPLICATION, THE ALLOCATED COST OF INTERNAL LEGAL SERVICES AND ALL EXPENSES AND DISBURSEMENTS OF INTERNAL COUNSEL) OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST ANY INDEMNITEE IN ANY WAY RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH (A) THE

28

EXECUTION, DELIVERY, ENFORCEMENT, PERFORMANCE, OR ADMINISTRATION OF THE MORTGAGE OR THIS DEED OF COVENANTS OR ANY OTHER AGREEMENT, LETTER OR INSTRUMENT DELIVERED IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY, (B) ANY ACTION TAKEN OR OMITTED BY THE MORTGAGEE UNDER THE MORTGAGE OR THIS DEED OF COVENANTS OR ANY OTHER PARI PASSU DOCUMENT (INCLUDING SUCH MORTGAGEE’S OWN NEGLIGENCE), OR (C) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY (INCLUDING ANY INVESTIGATION OF, PREPARATION FOR, OR DEFENSE OF ANY PENDING OR THREATENED CLAIM, INVESTIGATION, LITIGATION OR PROCEEDING) AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO (ALL THE FOREGOING, COLLECTIVELY, THE “INDEMNIFIED LIABILITIES”); PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, CLAIMS, DEMANDS, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE SHIPOWNER SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST ANY INDEMNITEE, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THE MORTGAGE OR THIS DEED OF COVENANTS, ANY PARI PASSU DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY. NO INDEMNITEE SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY UNINTENDED RECIPIENTS OF ANY INFORMATION OR OTHER MATERIALS DISTRIBUTED BY IT THROUGH TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THE MORTGAGE OR THIS DEED OF COVENANTS, THE OTHER PARI PASSU DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(c) All amounts due under this Section 4.7 shall be Secured Obligations and shall be payable within 10 Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Mortgagee and the repayment, satisfaction or discharge of all the other Secured Obligations.

SECTION 4.8 Notices shall be delivered in accordance with the applicable provisions of the Pari Passu Documents, and shall be effective as provided therein. Each of the Shipowner and Mortgagee may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other party hereto.

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SECTION 4.9 None of the terms or provisions of this Deed of Covenants may be waived, amended, supplemented or otherwise modified except in accordance with the applicable provisions of the Pari Passu Documents.

SECTION 4.10 In the event of a direct conflict between this Deed of Covenants and the Intercreditor Agreement, the Intercreditor Agreement shall control; provided, however, the parties understand and agree that this Deed of Covenants sets forth additional covenants, obligations and rights and the parties will use all reasonable efforts to construe the provisions and covenants in this Deed of Covenants as not being in direct conflict with the Intercreditor Agreement.

SECTION 4.11 NOTWITHSTANDING ANY OTHER PROVISION CONTAINED HEREIN TO THE CONTRARY, IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF (A) THE MORTGAGE,(B) THIS DEED OF COVENANTS AND (C) ANY OF THE EXISTING INDENTURE, THE 2012 INDENTURE, THE TERM LOAN AGREEMENT, OR THE CREDIT AGREEMENT, THE PROVISIONS OF THE EXISTING INDENTURE, THE 2012 INDENTURE, THE TERM LOAN AGREEMENT, OR THE CREDIT AGREEMENT AS APPLICABLE, SHALL CONTROL WITH RESPECT THERETO (BUT SHALL NOT CONTROL AS SUCH PROVISION MAY APPLY TO ANY OTHER SUCH INDENTURE OR AGREEMENT), UNLESS THE PROVISIONS OF SUCH INCONSISTENT INDENTURE OR AGREEMENT ARE INCONSISTENT WITH THE INTERCREDITOR AGREEMENT, IN WHICH CASE, THE INTERCREDITOR AGREEMENT SHALL CONTROL.

SECTION 4.12 Notwithstanding anything herein to the contrary, (i) the occurrence of an Event of Default with respect to any one Debt Agreement (as hereinafter defined) shall not be deemed to constitute an Event of Default under any other Debt Agreement except to the extent so expressly stated in such other Debt Agreement and (ii) upon the occurrence of an Event of Default under any one Debt Agreement, the rights and remedies granted hereunder shall be subject to the Intercreditor Agreement. For purposes of this paragraph, “Debt Agreement” means the Existing Indenture, the 2012 Indenture, the Term Loan Agreement or the Credit Agreement.

SECTION 4.13 The Mortgagee shall be entitled to the rights and protections afforded to the trustee and note collateral agent pursuant to the terms of the Existing Indenture and 2012 Indenture.

[The rest of this page has been left intentionally blank.]

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IN WITNESS whereof the parties have duly executed this Deed of Covenants the day and year first above written.

SIGNED and DELIVERED as a DEED	)
for and on behalf of	)
[ ]

By:
Name:
Title:

In the presence of:

Witness:	:
Name:
Occupation:

SIGNED and DELIVERED as a DEED for and on behalf of
WELLS FARGO BANK,
NATIONAL ASSOCIATION

By:
Name:
Title:

In the presence of:

Witness:
Name:
Occupation:

EXHIBIT A

TO

DEED OF COVENANTS

Form of the Existing Indenture, together with Exhibit A thereto (Form of Note) and Exhibit E thereto (Form of Note Guarantee), but without other annexes, schedules or exhibits, together with the forms of any supplements thereto.

See attached.

Exhibit A to Deed of Covenants - [    ]

EXHIBIT B

TO

DEED OF COVENANTS

Form of the 2012 Indenture, together with Exhibit A thereto (Form of Note) and Exhibit E thereto (Form of Note Guarantee), but without other annexes, schedules or exhibits

See attached

Exhibit B to Deed of Covenants - [    ]

EXHIBIT C

TO

DEED OF COVENANTS

[Form of the Term Loan Agreement, together with form of Note but without other annexes, schedules or exhibits]

See attached.

Exhibit C to Deed of Covenants - [    ]

EXHIBIT D

TO

DEED OF COVENANTS

[Form of Credit Agreement, without annexes, schedules or exhibits]

See attached.

Exhibit D to Deed of Covenants - [    ]

EXHIBIT E

TO

DEED OF COVENANTS

Form of Intercreditor Agreement.

See attached.

Exhibit E to Deed of Covenants - [    ]

EXHIBIT F

TO

DEED OF COVENANTS

Form of Assignment of Earnings.

See attached.

Exhibit F to Deed of Covenants - [    ]

SCHEDULE I

TO

DEED OF COVENANTS

DESCRIPTION OF THE VESSEL

[VESSEL]

Official Number	Radio Call Letters	Length	Width	Depth	Gross Tonnage	Net Tonnage
[ ]	[ ]	[ ] meters	[ ] meters	[ ] meters	[ ] tons	[ ] tons

#11755253_v1

Schedule I to Deed of Covenants - [    ]

EXHIBIT L TO

SECOND TERM LOAN AGREEMENT

FORM OF OPINION OF BAHAMIAN LEGAL COUNSEL

L-1

EXHIBIT L-1

[Date]

Wells Fargo Bank, National Association, as Pari Passu Collateral Agent

750 N. St. Paul Place, Suite 1750

Dallas, Texas 75201

Citigroup Global Markets Inc.

Jefferies LLC

As Representatives of the Initial Purchasers

c/o Citigroup Global Markets Inc.

388 Greenwich St.

New York, New York 10013

Dear Sirs,

Re:	First Priority Bahamian Mortgages with respect to the Rigs, [Vessel 1] and [Vessel 2]

You have requested our legal opinion with respect to a first priority statutory mortgage dated October 25, 2012 over drilling rig [Vessel 1] (the “PE Rig”) by [Vessel 1 Shipowner] (the “PE Owner”) in favor of Wells Fargo Bank, National Association (the “Mortgagee”) (the “PE Mortgage”) and a first priority statutory mortgage dated October 25, 2012 over drilling rig [Vessel 2] (the “TE Rig”, together with the PE Rig, the “Rigs” and each a “Rig”) by [Vessel 2 Shipowner] (the “TE Owner”, together with the PE Owner the “Owners” and each an “Owner”) in favour of the Mortgagee (the “TE Mortgage”, and together with the PE Mortgage, the “Mortgages” and each a “Mortgage”) and related deeds of covenants dated October 25, 2012 (the “Original Deeds of Covenant”) as amended by Amendment No. 1 dated [                ], 2013 to each Original Deed of Covenant (the Original Deeds of Covenant as so amended are called, together, the “Amended Deeds of Covenants” and each an “Amended Deed of Covenants”) in connection with (1) an amended and restated credit agreement dated March [    ], 2013 which amends and restates a Credit Agreement dated June 21, 2012 made by and among (i) Offshore Group Investment Limited (the “Company”) and Vantage Drilling Company, as borrowers, (ii) Vantage Drilling Company and certain Subsidiaries thereof, as guarantors, (iii) the Lenders from time to time, as lenders, and (iv) the Royal Bank of Canada and Wells Fargo Bank, National Association, as collateral agent, as amended by a Second Amendment to the Credit Agreement dated October 25, 2012 (the “Restated Credit Agreement”), (2) a new term loan agreement dated as of March [    ], 2013 among, inter alios, Offshore Group Investment Limited, and the US Borrower (as defined therein), as co-borrowers, Vantage Drilling Company, the other guarantor party thereto, and Citibank, N.A., as term loan agent (the “2013 Term Loan Agreement”) and (3) a new indenture dated March [    ], 2013, among the Company, Vantage Drilling Company, the other guarantors named therein, the trustee and the noteholder collateral agent regarding the     % Senior Secured First Lien Notes due 2023 (the “2013 Indenture”).

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1.	Interpretation

In this opinion:

“Act” means the Merchant Shipping Act (as amended) Ch 268 of the Revised Statute Laws of The Bahamas, 2007 Edition.

“Documents” means the documents listed in Clause 2 of this opinion.

“law” includes any order of any governmental, judicial, regulatory or other authority compliance with which is considered by us to be mandatory.

“Security Documents” means the Mortgages and the Amended Deeds of Covenants.

2.	Documents

For the purpose of this opinion we have examined copies of the following documents:

(i)	a Transcript of Register dated March [ ], 2013 with respect to each Rig issued by the London office of the Bahamas Maritime Authority;

(ii)	the Mortgages;

(iii)	the Amended Deeds of Covenants;

(iv)	a Designation Letter, delivered on March [ ], 2013 by the Company to the Pari Passu Collateral Agent and the Existing Notes Trustee (as those terms are defined therein ) (the “Designation Letter”);

(v)	the Restated Credit Agreement;

(vi)	the 2013 Term Loan Agreement; and

(vii)	the 2013 Indenture.

3.	Assumptions

In giving this opinion, we have assumed that:

3.1	Authenticity of original documents: all signatures, seals and markings on the Documents are, as appears to us, authentic;

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3.2	Conformity of copies: the copies of the Documents presented to us conform to the originals;

3.3	Authorization: the due capacity and authority of all persons executing the Documents and that the same have been duly executed by the parties to it; and

3.4	Pari Passu Obligations: that the Obligations under the 2013 Term Loan Agreement and the 2013 Indenture have been properly designated by the Company as “Other Pari Passu Obligations” under the Amended and Restated Intercreditor Agreement dated October 25, 2012 and the Designation Letter.

4.	Opinion

Based on and relying on the assumptions set out above and subject to the qualifications set out below, we are of the opinion that:

4.1	The PE Rig is permanently registered under the Bahamian flag at the port of Nassau, The Bahamas in the name and ownership of the PE Owner, free from any mortgage, lien or other registered encumbrance except the PE Mortgage;

4.2	The TE Rig is permanently registered under the Bahamian flag at the port of Nassau, The Bahamas in the name and ownership of the TE Owner, free from any mortgage, lien or other registered encumbrance except the TE Mortgage;

4.3	Each of the Mortgages has been duly registered and recorded in the Registry of Bahamian ships in favour of the Mortgagee and each such Mortgage is in full force and effect notwithstanding the execution of the Amended Deeds of Covenants, the Restated Credit Agreement, the 2013 Term Loan Agreement and the 2013 Indenture and continues to validly secure the Secured Obligations (as defined in the Amended Deeds of Covenants applicable to each such Mortgage);

4.4	Each Mortgage validly secures such future amounts as may be issued under the 2013 Indenture respecting any future series of notes that are issued under one or more Supplemental Indentures thereunder and such increased commitments that may be made under the Restated Credit Agreement. No further filings are necessary or required to be made with the Registry of Bahamian ships in respect of the Security Documents, the Restated Credit Agreement, the 2013 Term Loan Agreement and the 2013 Indenture;

4.5	The Amended Deed of Covenants applicable to each Mortgage constitutes a legal, valid and binding obligation of each Owner enforceable in accordance with its terms in favour of the Mortgagee;

4.6	Each Mortgage constitutes a legal, valid and binding first priority statutory mortgage over the applicable Rig enforceable in accordance with its terms in favour of the Mortgagee securing the “Secured Obligations” as defined in the respective Amended Deed of Covenants;

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4.7	It is not necessary under the laws of The Bahamas that the Mortgagee or any of the parties to the Security Documents be licensed, authorized, qualified or otherwise entitled to carry on business in The Bahamas (i) for the entering into, execution, delivery, performance or enforcement of the Security Documents or (ii) to enable the Mortgagee to enforce its rights under the Security Documents;

4.8	Neither the Mortgagee nor any of the parties to the Security Documents will be deemed to be resident, domiciled, carrying on business or subject to taxation in The Bahamas by reason of the negotiation, preparation, execution, recording (as applicable) or performance or enforcement of, and/or receipt of any payment due from any Owner under the Security Documents;

4.9	The Security Documents are in proper form for their enforcement in the courts of The Bahamas;

4.10	No taxes of The Bahamas are imposed by withholding or otherwise on any payment to be made by any Owner under the Security Documents or are imposed on or by virtue of the execution or delivery or recording (as applicable) of the Security Documents or any document or instrument to be executed or delivered under the Security Documents;

4.11	No stamp or registration fee, duty or similar taxes or charges are payable in respect of the Security Documents except in relation to the registration of the Mortgages (which sums have been paid) or if enforcement of the Security Documents are to be sought in The Bahamas otherwise than executing a foreign judgment, in which event filing fees are payable at the commencement of any cause, matter or proceeding brought under the divisions of the Supreme Court in accordance with the Supreme Court (Amendment) Rules 2010;

4.12	No registration, notarization, filing, recording, enrollment, or other official action in any court public office or elsewhere in The Bahamas is necessary or advisable to create, validate, perfect, establish or maintain the priority of the security created by the Security Documents or to ensure the legality, enforceability or admissibility in evidence of the Security Documents (with the exception of the Mortgages which must and have been registered at the Bahamas Maritime Authority);

4.13	All authorisations, approvals, consents, licenses, exemptions, filings, registrations, recordings, notarizations, payments of taxes and duties and other matters, official or otherwise required or advisable in connection with the entry into, execution, delivery, performance, validity, enforceability and admissibility in evidence of the Security Documents and the transactions contemplated thereby have been obtained or effected and are in full force and effect;

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4

4.14	The property which is the subject of the Security Documents is legally capable of being mortgaged or charged under the laws of The Bahamas and the security thereby created will confer a valid and effective charge and claim over such property in favour of the Mortgagee which will rank prior to the general creditors (except the maritime liens described in 4.16 below) of each Owner in the event of its liquidation and/or bankruptcy;

4.15	Any lien exercisable by a ship-builder or repairer over a ship in his possession shall take priority over all claims arising after such possession was taken but shall be postponed to those claims (including those under the Security Documents) which were created before the time of taking possession;

4.16	The maritime liens set out in Section 277 ((i) wages and other sums due to the master, officers and other members of each Rig’s complement in respect of their employment on such Rig, (ii) port, canal, and other waterway dues and pilotage dues and any outstanding fees payable in respect of each Rig, (iii) claims against an Owner in respect of loss of life or personal injury occurring, whether on land or on water, in direct connection with the operation of a Rig, (iv) claims against any Owner, based on tort and not capable of being based on contract, in respect of loss of or damage to property occurring, whether on land or on water, in direct connection with the operation of a Rig, (v) claims for salvage, wreck removal and contribution in general average) of the Act shall take priority over mortgages registered under the Act or any preferential rights arising under the laws of The Bahamas in the event of an Owner’s liquidation and/or bankruptcy and no other claim shall take priority over such mortgages or rights;

4.17	The choice of Bahamian law to govern the Security Documents is a valid choice of law and submission in the Amended Deed of Covenants applicable to each Mortgage to the non-exclusive jurisdiction of the Courts of New York is a valid submission;

4.18	The courts of The Bahamas will award a judgment in relation to the Security Documents expressed in terms of United States Dollars in respect of any amount due and owing under the Security Documents and/or will recognise as a valid judgment and enforce any final, conclusive and enforceable judgment obtained by the Mortgagee against any Owner in a New York court subject to 4.20 below;

4.19	None of the parties to the Security Documents nor any of their assets are entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgment, execution or other enforcement);

4.20

Subject to compliance with the Reciprocal Enforcement of Judgments Act, a final and conclusive judgment for a specified sum of a superior court of the United Kingdom or certain Commonwealth Courts outside the United Kingdom (including any such judgment rendered against an Owner in connection with any action arising out of the Security Documents) may be registered in the Supreme Court of The Bahamas. A judgment of a foreign court which is not caught by the

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5

said Act (which includes a New York, United States or an Indian Court) cannot be enforced by direct execution of the judgment but the Courts of The Bahamas will, however, recognize any final and conclusive judgment in personam handed down by a foreign court which is not caught by the said Act as a valid judgment and permit the same to found the basis of a fresh action in The Bahamas and should give a judgment based thereon without there being a re-trial of the merits provided that:

(a)	It was for a sum of money (other than a sum of money paid in respect of taxes or other penalty);

(b)	Such court had proper jurisdiction over the parties subject to such judgment;

(c)	Such courts did not contravene the rules of natural justice of The Bahamas;

(d)	Such judgment was not obtained by fraud;

(e)	The enforcement of such judgment would not be contrary to the public policy of The Bahamas;

(f)	The correct procedures under the laws of The Bahamas are duly complied with;

(g)	The judgment is not inconsistent with a prior Bahamian judgment in respect of the same matter; and

(h)	Enforcement proceedings are instituted within six years after the date of judgment.

4.21	Based on the information presently in our possession, none of the terms of the Security Documents violates public policy in the Commonwealth of The Bahamas or the purpose of a statute in the Commonwealth of The Bahamas reflecting that public policy;

4.22	Neither the execution nor delivery of the Security Documents, nor the performance of any obligations under the Security Documents by the parties thereto will contravene any existing applicable law or regulation of The Bahamas; and

4.23	The courts of The Bahamas would uphold the validity of registration of the TE Rig under the laws and flag of The Bahamas, provided that a Polish court would not find the Bahamian vessel registration void or voidable due to non-compliance by the TE Owner or Vantage Drilling Poland Sp. z o.o. with Article 10, Section 1 and/or Article 73, Section 1 and/or Article 23 of the Polish Maritime Code.

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6

5.	Qualifications

The opinions expressed above are, however, subject to the following qualifications:-

5.1	The enforcement of the Security Documents may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, limitation of actions or other similar laws relating to the enforcement of creditors’ rights generally.

5.2	Obligations or liabilities of the Owner otherwise than for payment of money may not be enforceable in The Bahamas by way of such equitable remedies as injunction or specific performance which remedies are in the discretion of the courts.
5.3	Any provisions requiring any party to pay interest on overdue amounts in excess of the rate (if any) payable on such amounts before they become overdue may be unenforceable if held by a Bahamian Court to be unconscionable and therefore a penalty.

5.4	If any provision of any document is held to be illegal, invalid or unenforceable, the severance of such provision from the remaining provisions of such document will be subject to the exercise of the discretion of a Bahamian Court.

5.5	Any provision in any of the Security Documents that certain calculations and/or certificates will be conclusive and binding will not be effective if such calculations and/or certificates are fraudulent or erroneous on their face and will not necessarily prevent judicial enquiry into the merits of any claim by an aggrieved party.

5.6	If any party of any of the Security Documents is vested with a discretion or may determine a matter in its opinion, the courts of The Bahamas may require that such discretion is exercised reasonably or that upon which such opinion is based is reasonable.

5.7	Insofar as the parties resort to the Bahamian Courts, claims may be or become subject to defenses of set-off or counterclaim.

5.8	Bahamian court may refuse to give effect to a purported contractual obligation to pay costs imposed upon another party in respect of the costs of any successful litigation brought against that party and such a court may not award by way of costs all of the expenditure incurred by a successful litigant in proceedings brought before that Court.

5.9	If Bahamian law shall apply to the question of priorities the rules in Hopkinson v Rolt and Clayton’s Case will apply to this security and accordingly any advances made subsequent to receipt of notice of any further mortgage on the Rig may be postponed in priority to such further mortgage.

5.10	Except with the leave of the Court, a mortgagee may not itself purchase a rig when exercising its power of sale if the rig is on the high seas or in waters of a country whose laws prohibit a lender from purchasing security it holds as mortgagee.

{00160965-1 }

7

This opinion is confined to and given on the basis of the laws of the Commonwealth of The Bahamas as currently applied by the courts of the said Commonwealth. We have not investigated and we do not express or imply any opinion on the laws of any other jurisdiction, and we have assumed no other law would affect the opinion stated herein.

This opinion is addressed to you and is solely for you and your successors and assigns benefit and the benefit of your legal advisers and is not to be relied upon by any person or legal entity other than yourselves (and your successors and assigns) and your legal advisers.

Yours faithfully,

LENNOX PATON

{00160965-1 }

8

SCHEDULE 3.01

CORPORATE STATUS

Group Party	Jurisdiction(s)
Offshore Group Investment Limited	Cayman Islands
Vantage Drilling Company	Cayman Islands
Vantage Holding Hungary Kft.	Hungary
Vantage Drilling Netherlands B.V.	Netherlands
Vantage International Management Co.	Cayman Islands
Vantage Driller I Co	Cayman Islands
Vantage Driller II Co	Cayman Islands
Vantage Driller III Co	Cayman Islands
Vantage Driller IV Co.	Cayman Islands
Emerald Driller Company	Cayman Islands
Sapphire Driller Company	Cayman Islands
P2021 Rig Co.	Cayman Islands
P2020 Rig Co.	Cayman Islands
Vantage Holdings Malaysia I Co.	Cayman Islands
Vantage Drilling (Malaysia) I Sdn. Bhd.	Malaysia
Vantage Drilling Labuan I Ltd.	Malaysia
Vantage Holdings Cyprus ODC Limited	Cyprus
Vantage Drilling Poland—Luxembourg Branch	Luxembourg Branch of a Polish limited liability company
Dragonquest Holdings Company	Cayman Islands
Tungsten Explorer Company	Cayman Islands
Vantage Deepwater Company	Cayman Islands
Vantage Deepwater Drilling, Inc.	Delaware
Vantage Delaware Holdings, LLC	Delaware
PT. Vantage Drilling Company Indonesia	Indonesia

Schedule 3.01 to Second Term Loan Agreement

SCHEDULE 3.03

NO VIOLATION – NO CONDITIONS

None.

Schedule 3.03 to Second Term Loan Agreement

SCHEDULE 3.04

LITIGATION

None.

Schedule 3.04 to Second Term Loan Agreement

SCHEDULE 3.12(A)

SUBSIDIARIES

Name of Subsidiary	Direct or Indirect Ownership Interests of the Parent (and Percentage of all Outstanding Interests Owned)	Borrower, Guarantor or Unrestricted Subsidiary
Offshore Group Investment Limited	100%	Borrower
Vantage Delaware Holdings, LLC	100%	Borrower
Vantage Holding Hungary Kft.	100%	Guarantor
Vantage Drilling Netherlands B.V.	100%	Guarantor
Vantage International Management Co.	100%	Guarantor
Vantage Driller I Co	100%	Guarantor
Vantage Driller II Co	100%	Guarantor
Vantage Driller III Co	100%	Guarantor
Vantage Driller IV Co.	100%	Guarantor
Emerald Driller Company	100%	Guarantor
Sapphire Driller Company	100%	Guarantor
P2021 Rig Co.	100%	Guarantor
P2020 Rig Co.	100%	Guarantor
Vantage Holdings Malaysia I Co.	100%	Guarantor
Vantage Drilling (Malaysia) I Sdn. Bhd.	100%	Guarantor
Vantage Drilling Labuan I Ltd.	100%	Guarantor
Vantage Holdings Cyprus ODC Limited	100%	Guarantor
Vantage Drilling Poland-Luxembourg Branch	100%	Guarantor
Dragonquest Holdings Company	100%	Guarantor
Tungsten Explorer Company	100%	Guarantor

Schedule 3.12(A) to Second Term Loan Agreement

Name of Subsidiary	Direct or Indirect Ownership Interests of the Parent (and Percentage of all Outstanding Interests Owned)	Borrower, Guarantor or Unrestricted Subsidiary
Vantage Deepwater Company	100%	Guarantor
Vantage Deepwater Drilling, Inc.	100%	Guarantor
PT. Vantage Drilling Company Indonesia	95%	Guarantor
Vantage Driller V Co.	100%	Unrestricted Subsidiary
Vantage Driller VI Co.	100%	Unrestricted Subsidiary
Vantage Deepwater Holdings Company	100%	Unrestricted Subsidiary
Vantage Energy Services, Inc.	100%	Unrestricted Subsidiary
Vantage International Payroll Company	100%	Unrestricted Subsidiary
Vantage International Management Co Pte Ltd	100%	Unrestricted Subsidiary
Vantage Luxembourg I SARL	100%	Unrestricted Subsidiary
Vantage Project Holdings Company	100%	Unrestricted Subsidiary
Vantage Drilling de Mexico SRL CV	100%	Unrestricted Subsidiary
Vantage Luxembourg II SARL	100%	Unrestricted Subsidiary
Advantage ODC Limited	100%	Unrestricted Subsidiary
Platinum Explorer Company	100%	Unrestricted Subsidiary
Titanium Explorer Company	100%	Unrestricted Subsidiary
Cobalt Explorer Company	100%	Unrestricted Subsidiary
Vantage Drilling de Brasil Servicos de Petroleo Ltda.	100%	Unrestricted Subsidiary
Cobalt Explorer Holdings Company	100%	Unrestricted Subsidiary
Vantage Drilling Netherlands II BV	100%	Unrestricted Subsidiary

Schedule 3.12(A) to Second Term Loan Agreement

SCHEDULE 3.12(B)

CAPITALIZATION – LIENS ON EQUITY INTERESTS

None.

Schedule 3.12(B) to Second Term Loan Agreement

SCHEDULE 3.12(C)

CAPITALIZATION – AUTHORIZED OR OUTSTANDING INTERESTS

None.

Schedule 3.12(C) to Second Term Loan Agreement

SCHEDULE 3.15

ENVIRONMENTAL LAWS

None.

Schedule 3.15 to Second Term Loan Agreement

SCHEDULE 3.19

PERMITS

None.

Schedule 3.19 to Second Term Loan Agreement

SCHEDULE 3.26

RESTRICTIONS ON PAYMENTS OF DIVIDENDS

None.

Schedule 3.26 to Second Term Loan Agreement

SCHEDULE 6.06(h)

ADDITIONAL PARTIAL VESSEL SALE PROVISIONS

Capitalized terms used but not defined in the Agreement, including this Schedule 6.06(h), will have the meanings given to them in the Intercreditor Agreement.

From time to time, the Company and its Restricted Subsidiaries may consider the sale, conveyance or other transfer of a minority interest in a Vessel. Any such sale, conveyance or other transfer will be subject to the terms of this Agreement, including Sections 2.06, 6.04 and 6.06, and will be subject to the terms of the Intercreditor Agreement. The following provisions set forth how the terms of the Intercreditor Agreement and the other Pari Passu Documents will apply, upon the receipt of the Requisite Consents (as defined below) from holders of applicable Pari Passu Obligations, in respect of any such sale, conveyance or other transfer:

(a) Authorization by Lenders. Each Lender, by its advancing of the initial Borrowings or by purchasing any Loan or interest therein, irrevocably and unconditionally (i) consents and agrees to the terms set forth below, (ii) appoints the Collateral Agent to consent, agree and to otherwise act as its agent with respect to the terms set forth below and (iii) instructs the Pari Passu Collateral Agent, the Collateral Agent and the Administrative Agent to take all actions required with respect to the Loan Obligations, the Intercreditor Agreement and the related Collateral to give effect to such terms upon the effectiveness of such provisions as set forth in clauses (b) through (d) below.

(b) Need for Requisite Consents. The Company and its Restricted Subsidiaries agree that the provisions set forth in clauses (a), (c) and (d) shall become effective only upon the requisite Pari Passu Secured Parties, other than the Collateral Agent and the other Secured Parties (the consent and instruction with respect thereto will be provided as set forth above), providing any applicable consent or instructions required under the Intercreditor Agreement and the applicable Pari Passu Document (collectively, the “Requisite Consents”). For the avoidance of doubt, none of the foregoing shall permit any Person to take, or prohibit any Person from taking, any action for which any Pari Passu Document requires the consent of each holder of Pari Passu Obligations, in each case, prior to the receipt of such consent.

(c) Partial Vessel Sales. Upon and after receipt of the Requisite Consents, the Grantors are permitted from time to time to sell, convey or otherwise transfer to another Person (the “Vessel Minority Interest Owner”) partial interests in a Vessel, subject to the terms and conditions set forth in the applicable Pari Passu Document, including without limitation, the terms of this Agreement and the Collateral Agreements; provided that, in any event, such sale, conveyance, or transfer shall be subject to the Ship Mortgage with respect to such Vessel. If the Pari Passu Collateral Agent receives any amount in payment or on account of any Pari Passu Secured Obligations and the Pari Passu Collateral Agent pays or distributes to the Vessel Minority Interest Holder all or part of such amount by reason of clause (i) or (ii) below, then each Grantor shall be and remain liable to the Pari Passu Secured Parties for, and the Pari Passu Secured Obligations shall not be reduced by, the amount so paid or distributed to the same extent as if such amount had never originally been received by the Pari Passu Collateral Agent, and any guarantee of the Pari Passu Secured Obligations with respect to such amount shall continue to be effective or be reinstated, as the case may be, all as if such payment or distribution had not occurred. In connection with the foregoing:

(i) upon the occurrence of any Event of Loss (however defined in any Pari Passu Document) in respect of the applicable Vessel and the receipt of Event of Loss Proceeds by the Pari Passu Collateral Agent, notwithstanding the redemption provisions set forth in Section 2.06(c) or the equivalent redemption or repayment provisions in any other Pari Passu Document to the contrary, the Pari Passu Collateral Agent shall distribute such Event of Loss Proceeds as follows:

(A) first, to the payment of all unpaid fees, expenses, reimbursements and indemnification amounts owed to the Pari Passu Collateral Agent and any other Agent (which, for the purpose of this Schedule only, shall have the meaning given to such term in the Intercreditor Agreement) or Authorized Representative and all fees owed to any of them in connection with the collection of such proceeds (regardless of whether allowed or allowable as a claim in any bankruptcy proceeding), pro rata in accordance with the relative amounts thereof on the date of any payment or distribution; and

Schedule 6.06(h) to Second Term Loan Agreement

(B) second, with the remaining balance of the applicable Event of Loss Proceeds after giving effect to the distribution set forth in the immediately preceding subclause (A), (1) to such Vessel Minority Interest Owner, in an amount equal to the product of (x) such remaining balance and (y) the percentage of ownership interest in the applicable Vessel of the Vessel Minority Interest Owner and (2) to the Pari Passu Secured Parties, in an amount equal to the product of (x) such remaining balance and (y) the percentage of ownership interest in the applicable Vessel not owned by such Vessel Minority Interest Owner, to be distributed in accordance with the terms of the Intercreditor Agreement;

(ii) upon any exercise of rights and remedies by the Pari Passu Collateral Agent or any other Pari Passu Secured Party pursuant to applicable law or any Pari Passu Document with respect to the applicable Vessel or the proceeds thereof, the Pari Passu Collateral Agent shall distribute the proceeds of any Shared Payments received in respect thereof as follows:

(A) first, to the payment in full of (x) all obligations secured by liens and encumbrances existing on or with respect to such Vessel (other than the relevant Ship Mortgage) and (y) all other obligations having priority to the relevant Ship Mortgage under applicable law;

(B) second, to the payment of all unpaid fees, expenses, reimbursements and indemnification amounts owed to the Pari Passu Collateral Agent and all fees owed to it in connection with such collection or sale or otherwise in connection with the Intercreditor Agreement or any other Pari Passu Document (regardless of whether allowed or allowable as a claim in any bankruptcy proceeding), pro rata in accordance with the relative amounts thereof on the date of any payment or distribution; and

(C) third, with the remaining balance of the applicable Shared Payments after giving effect to the distributions set forth in the immediately preceding subclauses (A) and (B), (1) to such Vessel Minority Interest Owner, in an amount equal to the product of (x) such remaining balance and (y) the percentage of ownership interest in the applicable Vessel of the Vessel Minority Interest Owner and (2) to the Pari Passu Secured Parties, in an amount equal to the product of (x) such remaining balance and (y) the percentage of ownership interest in the applicable Vessel not owned by such Vessel Minority Interest Owner, to be distributed in accordance with the terms of the Intercreditor Agreement;

(iii) any bill of sale or other instrument of partial transfer shall state on its face that the interest transferred to the Vessel Minority Interest Owner is subject to the lien of the relevant Ship Mortgage, and the Vessel Minority Interest Owner shall explicitly acknowledge to the Pari Passu Collateral Agent that the Vessel Minority Interest Owner takes such interest subject to the relevant Ship Mortgage; and

(iv) no provision of any Pari Passu Document shall limit or otherwise prohibit or restrict such Grantor’s ability to distribute to such Vessel Minority Interest Owner its pro rata share of revenue, earnings or other distributions due and owing and made in respect of such Vessel; provided that this clause (iv) shall be subject to the foregoing clauses (i) through (iii) and shall not modify or limit the application of any provision of any Pari Passu Document.

(d) Authorization of Agents. Notwithstanding anything to the contrary in any Pari Passu Document, upon and after receipt of the Requisite Consents, without the need for any further consent or other action by any Pari Passu Secured Party or Agent, then the Pari Passu Collateral Agent, the Controlling Party and any other Agent or other representative whose consent is otherwise required may amend, restate, supplement or otherwise modify any Pari Passu Document, including, without limiting the generality of the foregoing, all security agreements, ship mortgages, financing statements, other lien instruments, insurance arrangements and agreements, and intercreditor agreements, enter into one or more other Pari Passu Documents and may take any other action that is reasonably incidental thereto to give effect to or to evidence the foregoing, and each of:

(i) each applicable Agent;

(ii) each Authorized Representative, including without limitation the applicable Controlling Party;

(iii) the applicable Controlling Secured Parties; and

Schedule 6.06(h) to Second Term Loan Agreement

(iv) the Pari Passu Collateral Agent,

will then take such actions as may be requested by the Company or the applicable Restricted Subsidiary in its reasonable discretion to give effect to or to evidence the foregoing and that are otherwise not prohibited by any of the Pari Passu Documents and each such Agent, Authorized Representative, Controlling Party or Pari Passu Collateral Agent shall act upon the written instruction of the Company or the applicable Restricted Subsidiary with respect thereto. Upon and after the receipt of the Requisite Consents, no Pari Passu Secured Party shall contest, protest or object to any action taken by the Pari Passu Collateral Agent, the Controlling Secured Parties, the Controlling Party or any applicable Agent or any other exercise by the Pari Passu Collateral Agent, the Controlling Party, the Controlling Secured Parties or any applicable Agent, in each case, to the extent (and only to the extent) that the Pari Passu Collateral Agent, the Controlling Party, the Controlling Secured Parties or such Agent, as the case may be, considers such action or exercise necessary or desirable to give effect to or to evidence the foregoing.

Schedule 6.06(h) to Second Term Loan Agreement

SCHEDULE 6.18(d)

POST-CLOSING ACTIONS

I.	Deliver or cause to be delivered to the Pari Passu Collateral Agent, the following items, as soon as reasonably practicable, but in any event by no later than the date specified below with respect to such item, in each case, set forth below, in form and substance reasonably satisfactory to the Administrative Agent:

a.	Not later than 11:59 p.m., Eastern Standard Time, March 28, 2013, fully executed and compiled Collateral Agreements to be executed in Hungary;

b.	Not later than 11:59 p.m., Eastern Standard Time, April 1, 2013, fully executed and compiled Opinions of Counsel delivered by Morgan and Morgan in connection with the 2023 Indenture;

c.	Not later than 11:59 p.m. Eastern Standard Time, April 1, 2013, fully executed and compiled amendments to those certain Ship Mortgages, including all attachments thereto, with respect to the (i) Topaz Driller; (ii) Emerald Driller; (iii) Sapphire Driller; and (iv) Aquamarine Driller;

d.	Within 30 days of the date hereof, the Promissory Note, and related allonge, dated effective as of October 1, 2012 executed by Tungsten Explorer Company, as maker, and payable to the order of the Company, as payee, in the amount of $75,000,000;

e.	Within 30 days of the date hereof, the Promissory Note, and related allonge, dated November 16, 2012 executed by Vantage Deepwater Drilling, Inc., as maker, and payable to the order of the Company, as payee, in the amount of $25,000,000;

f.	Within 30 days of the date hereof, the Promissory Note, and related allonge, dated June 7, 2012 executed by Vantage Deepwater Drilling, Inc., as maker, and payable to the order of the Company, as payee, in the amount of $350,000;

g.	Within 30 days of the date hereof, the Promissory Note, and related allonge, dated June 13, 2012, executed by Vantage Deepwater Drilling, Inc., as maker, and payable to the order of the Company, as payee, in the amount of $6,000,000; and

h.	Within 30 days of the date hereof, the Promissory Note, and related allonge, dated August 28, 2012, executed by Vantage Deepwater Drilling, Inc., as maker, and payable to the order of the Company, as payee, in the amount of $25,000,000.

Schedule 6.18(d) to Second Term Loan Agreement

II.	Deliver or cause to be delivered to the Administrative Agent, the following items, within two (2) Business Days after the Closing Date, in form and substance reasonably satisfactory to the Administrative Agent:

a.	a true correct and complete copy of the duly provisionally recorded, in the appropriate public registry in Panama the Panamanian Mortgage Amendment with respect to each Panamanian Flagged Vessel; and

b.	an opinion of Morgan & Morgan, Panamanian legal counsel to the Credit Parties, dated as of the date that clause (II)(a) above is satisfied, addressed to the Administrative Agent, the Collateral Agent and the Lenders.

Each of the Borrowers hereby agrees, on behalf of itself and the other Credit Parties, that, notwithstanding anything to the contrary in the Second Term Loan Agreement, the Secured Parties may treat the failure to timely deliver to the Pari Passu Collateral Agent or the Administrative Agent, as the case may be, each of the instruments, documents and other information set forth in above, in each case by no later than the date set forth therein or such later date as the Administrative Agent may agree in its sole discretion, as an Event of Default under the Second Term Loan Agreement, and the Secured Parties will be entitled to exercise any and all rights and remedies under the Second Term Loan Agreement in respect thereof.

Schedule 6.18(d) to Second Term Loan Agreement